  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 10, 1997

                                                REGISTRATION NO. 333-25423
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                            AMENDMENT NO. 1 TO
                       FORM S-11 REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

                              20371 IRVINE AVENUE
                      SANTA ANA HEIGHTS, CALIFORNIA 92707
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                              JOSEPH R. TOMKINSON
                            CHIEF EXECUTIVE OFFICER
                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.
                              20371 IRVINE AVENUE
                      SANTA ANA HEIGHTS, CALIFORNIA 92707
                                (714) 556-0122
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                ---------------

                                  COPIES TO:

       THOMAS J. POLETTI, ESQ.                  THOMAS A. HALE, ESQ.
       KATHERINE J. BLAIR, ESQ.                 GARY P. CULLEN, ESQ.
     FRESHMAN, MARANTZ, ORLANSKI,       SKADDEN, ARPS, SLATE, MEAGHER & FLOM
            COOPER & KLEIN                           (ILLINOIS)
  9100 WILSHIRE BOULEVARD, 8TH FLOOR            333 WEST WACKER DRIVE
   BEVERLY HILLS, CALIFORNIA 90212             CHICAGO, ILLINOIS 60606
      TELEPHONE: (310) 273-1870               TELEPHONE: (312) 407-0700
      FACSIMILE: (310) 274-8357               FACSIMILE: (312) 407-0411

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                 PROPOSED      PROPOSED
                                                                 MAXIMUM       MAXIMUM
                                                 AMOUNT         AGGREGATE     AGGREGATE    AMOUNT OF
          TITLE OF EACH CLASS OF                  TO BE       OFFERING PRICE   OFFERING   REGISTRATION
       SECURITIES TO BE REGISTERED             REGISTERED      PER SHARE(1)    PRICE(1)       FEE
------------------------------------------------------------------------------------------------------
                                               10,039,908
 Common Stock, $.01 par value per share.         shares           $15.00     $150,598,620 $45,635.95*

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  * $36,363.64 previously paid.
(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+SUCH STATE.                                                                   +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

     SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED JUNE 10, 1997

              [LOGO OF IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.]

MINIMUM OF 2,600,000 AND UP TO A MAXIMUM OF 10,039,908 SHARES OF COMMON STOCK

        ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS FOR SUCH SHARES

                                  ----------

  Imperial Credit Commercial Holdings, Inc. ("ICH" or the "Company") is offering to Imperial Credit Mortgage Holdings, Inc.'s ("IMH") holders (the "IMH Holders") of IMH Shares (as defined herein) the right to subscribe (the "Subscription Rights") for an aggregate of up to 7,000,000 shares (the "ICH Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock"), at a rate of one ICH Share for each IMH Share held as of the close of business on June , 1997 (the "Record Date") at a price of $15.00 per ICH Share (the "Subscription Price") (the "Subscription Offer"). ICH was incorporated in February 1997. IMH is not offering any of its securities pursuant to this Prospectus or otherwise. The minimum purchase in the Subscription Offer is 100 ICH Shares ($1,500). IMH Holders who fully exercise their Subscription Rights may be entitled to subscribe for additional ICH Shares pursuant to the Over-Subscription Privilege described herein. The Subscription Rights are non-transferable, may not be purchased or sold and expire on the Expiration Date (as defined herein). The Board of Directors of the Company has determined to limit the amount of ICH Shares that may be subscribed for pursuant to the Subscription Offer to 7,000,000 (the "Maximum Subscription Offer Amount"). As
of the Record Date, there were    IMH Shares outstanding. If all 7,000,000
Subscription Rights with respect to such IMH Shares were exercised, the number of ICH Shares would exceed the Maximum Subscription Offer Amount. Accordingly, in the event of the exercise of Subscription Rights in an amount greater than the Maximum Subscription Offer Amount, the ICH Shares available pursuant to the Subscription Offer are subject to allotment among IMH Holders on a pro rata basis.

  In addition to the Subscription Offer, the Company is offering (the "Standby Offer") to certain persons that may or may not be IMH Holders (the "Standby Purchasers"), pursuant to Standby Purchase Agreements (as defined herein), rights to subscribe for at least 998,326 shares of ICH Common Stock (the "Minimum Standby Offer Amount") but no more than 3,039,908 shares of ICH Common Stock (the "Maximum Standby Offer Amount") (the shares of Common Stock being offered pursuant to the Standby Offer are hereinafter referred to as the "Standby Shares"; the Standby Shares and the ICH Shares are hereinafter collectively referred to as the "Shares"). The Subscription Offer and the Standby Offer are referred to collectively as the "Offering." The Maximum Subscription Offer Amount and the Maximum Standby Offer Amount are hereinafter collectively referred to as the "Maximum Offering Amount."

  The Board of Directors of the Company has determined not to proceed with the Offering unless an aggregate amount of at least 2,600,000 Shares (the "Minimum Offering Amount") are subscribed for (inclusive of Standby Shares that may be subscribed for pursuant to the Standby Purchase Agreements).

  The Company has reserved up to 200,000 ICH Shares for sale at the Subscription Price to certain employees of the Company and its affiliates.

THE SUBSCRIPTION OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON JULY , 1997 (THE "EXPIRATION DATE").

  Prior to this Offering, there has been no public market for the Common Stock of the Company. The Subscription Price has been determined by the Company and is not necessarily related to the Company's asset value or any other established criterion of value. See "Risk Factors" and "Distribution Arrangements" for information relating to the determination of the Subscription Price.

  The Company has applied to list its Common Stock on the American Stock Exchange under the symbol "ICH."

  SEE "RISK FACTORS" STARTING ON PAGE 16 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SHARES OF COMMON STOCK OFFERED HEREBY. THESE RISKS INCLUDE:

 . Limited History of         . Risk of Decrease in Net Interest Income Due to
  Operations of Limited        Interest Rate Fluctuations; Prepayment Risks of
  Relevance in Predicting      Commercial Mortgages
  Future Performance         . Risks of Potential Net Interest and Operating
 . No Assurance of Planned      Losses in Connection with Borrowings and
  Expansion                    Substantial Leverage; Liquidity
 . Conflicts of Interest;     . Risks Associated with Dependence on
  Executive Officers and       Securitizations
  Directors to Receive       . Risks of Failing to Hedge Against Interest Rate
  Extensive Benefits           Changes Effectively; Risk of Losses Associated
 . Competition in the           with Hedging
  Commercial Mortgage        . Risks of Contracted Sub-Servicing may Adversely
  Industry May Adversely       Affect Delinquency Ratios and Otherwise Affect
  Affect the Company's         Company Performance
  Operations                 . Experience of the Manager in Managing a
 . Risks Particular to          Commercial Mortgage REIT
  Commercial Properties      . Adverse Consequences of Failure to Maintain
  and Facilities May           REIT Status; ICH Subject to Tax as a Regular
  Adversely Affect Value       Corporation
  of Underlying              . Future Revisions in Policies and Strategies at
  Commercial Mortgages         the Discretion of the Board of Directors
 . Geographic                 . Effect of Future Offerings on Market Price of
  Concentration of             Common Stock
  Commercial Mortgages
  May Expose Commercial
  Mortgage Portfolio to
  Regional Economic
  Fluctuations
 . Environmental Risks May
  Adversely Affect Value
  of Underlying
  Commercial Mortgages
 . Reduction in Demand for
  Commercial Mortgages
  and the Company's Loan
  Products May Adversely
  Affect the Company's
  Operations

                                  ----------

  THESE SECURITIES  HAVE NOT BEEN  APPROVED OR DISAPPROVED BY  THE SECURITIES
     AND EXCHANGE COMMISSION  OR ANY  STATE SECURITIES  COMMISSION NOR  HAS
       THE SECURITIES  AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES
          COMMISSION PASSED  UPON THE  ACCURACY  OR ADEQUACY  OF  THIS
            PROSPECTUS.  ANY REPRESENTATION  TO THE  CONTRARY IS  A
               CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                             Solicitation
                         Subscription         and Dealer          Proceeds to
                             Price          Manager Fees (1)    Company (2)(3)
------------------------------------------------------------------------------
Per Share...........        $15.00               $0.64              $14.36
------------------------------------------------------------------------------
Total Minimum.......        $15.00            $1,657,500          $37,342,500
------------------------------------------------------------------------------
Total Maximum ......        $15.00            $6,400,441         $144,198,179

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) In connection with the Offering, the Company has agreed to pay PaineWebber Incorporated and Stifel, Nicolaus & Company, Incorporated (collectively, the "Dealer Managers") a fee for their financial advisory, marketing and soliciting services equal to 4.25% of the aggregate Subscription Price for the Shares issued pursuant to the Offering and to reimburse the Dealer Managers for out-of-pocket expenses. The Dealer Managers will reallow to certain broker-dealers a concession of 2.50% of the Price to Public per ICH Share issued pursuant to the Subscription Offer. The Company and REIT Advisors, Inc. have agreed to indemnify the Dealer Managers and each soliciting dealer against certain liabilities under the Securities Act of 1933, as amended. See "Distribution Arrangements."
(2) Before deducting expenses estimated at $1,050,000 payable by the Company, including up to $200,000 to be paid to the Dealer Managers as partial reimbursement of their expenses relating to the Offering.
(3) Funds received by check prior to the Expiration Date (as defined herein) will be deposited in a segregated interest-bearing account.

                                  ----------

PAINEWEBBER INCORPORATED                              STIFEL, NICOLAUS & COMPANY
                                                             INCORPORATED

                   THE DATE OF THIS PROSPECTUS IS      , 1997

                          ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document referred to as an exhibit to the Registration Statement. A copy of the Registration Statement may be inspected without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center,
New York, New York 10048. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 upon the payment of the fees prescribed by the Commission. The Commission maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http:/www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

      Table of Contents located on inside front cover of Prospectus

  THE COMPANY INTENDS TO FURNISH ITS STOCKHOLDERS WITH ANNUAL REPORTS CONTAINING FINANCIAL STATEMENTS AUDITED BY ITS INDEPENDENT AUDITORS AND QUARTERLY REPORTS FOR THE FIRST THREE QUARTERS OF EACH FISCAL YEAR CONTAINING UNAUDITED FINANCIAL INFORMATION.

                               TABLE OF CONTENTS

PROSPECTUS SUMMARY.........................................................   1
 The Company...............................................................   1
 The Offering..............................................................   6
 Tax Status of ICH.........................................................  10
 Dividend Policy and Distributions.........................................  10
 The Manager...............................................................  10
RISK FACTORS...............................................................  13
 General...................................................................  13
   Limited History of Operations of Limited Relevance in Predicting Future
    Performance............................................................  13
   No Assurance of Planned Expansion.......................................  13
   Conflicts of Interest; Executive Officers and Directors to Receive
    Extensive Benefits.....................................................  13
   Competition in the Commercial Mortgage Industry May Adversely Affect the
    Company's Operations...................................................  15
 Certain Aspects of Commercial Mortgages...................................  16
   General.................................................................  16
   Risks Particular to Commercial Properties and Facilities May Adversely
    Affect Value of Underlying Commercial Mortgages........................  17
   Geographic Concentration of Commercial Mortgages May Expose Commercial
    Mortgage Portfolio to Regional Economic Fluctuations...................  18
   Prepayment Restrictions on Commercial Mortgages May Be Insufficient to
    Deter Prepayments......................................................  18
   Balloon Payment at Maturity and Extension Maturity Increases Lender
    Risks..................................................................  19
   Environmental Risks May Adversely Affect Value of Underlying Commercial
    Mortgages..............................................................  19
 Certain Aspects of CMBSs..................................................  20
   General.................................................................  20
   Value of Interest-Only, Principal-Only, Residual Interest and
    Subordinated Securities Subject to Fluctuation.........................  21
 Risks Related to Operations...............................................  21
   Reduction in Demand for Commercial Mortgages and the Company's Loan
    Products May Adversely Affect the Company's Operations.................  21
   Risk of Decrease in Net Interest Income Due to Interest Rate
    Fluctuations; Prepayment Risks of Commercial Mortgages.................  22
   Risks of Potential Net Interest and Operating Losses in Connection with
    Borrowings and Substantial Leverage; Liquidity.........................  24
   Risks Associated with Dependence on Securitizations.....................  25
   Risks of Failing to Hedge Against Interest Rate Changes Effectively;
    Risk of Losses Associated with Hedging.................................  26
   Commercial Mortgage Servicing Rights Subject to Volatility..............  27
   Risks of Contracted Sub-Servicing May Adversely Affect Delinquency
    Ratios and Otherwise Affect Company Performance........................  27
   Costs of Compliance with Americans with Disabilities Act of 1990 May Be
    Substantial............................................................  28

 Other Considerations......................................................  28
   Subordinate Indebtedness May Affect Value of Underlying Commercial
    Mortgages..............................................................  28
   Junior Mortgages May Affect Company's Rights............................  29
   Experience of the Manager in Managing a Commercial Mortgage REIT........  29
   Adverse Consequences of Failure to Maintain REIT Status; ICH Subject to
    Tax as a Regular Corporation...........................................  29
   Potential Characterization of Distributions as UBTI; Taxation of Tax-
    Exempt Investors.......................................................  30
   Taxable Mortgage Pool Risk; Increased Taxation..........................  30
   Investment Company Act Risk.............................................  31
   Future Revisions in Policies and Strategies at the Discretion of the
    Board of Directors.....................................................  31
   Effect of Future Offerings on Market Price of Common Stock..............  31
   Market Considerations...................................................  32
   Shares Eligible for Future Sale.........................................  32
   Classification and Reclassification of Stock; Issuance of Preferred
    Stock; Restrictions on Ownership of Common Stock; Possible Anti-
    Takeover Effect........................................................  32
THE OFFERING...............................................................  34
USE OF PROCEEDS............................................................  41
DIVIDEND POLICY AND DISTRIBUTIONS..........................................  41
DIVIDEND REINVESTMENT PLAN.................................................  41
DILUTION...................................................................  43
CAPITALIZATION.............................................................  44
SELECTED FINANCIAL DATA....................................................  45
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS................................................................  48
 Results of Operations; Imperial Credit Commercial Holdings, Inc. .........  48
 Results of Operations; Imperial Commercial Capital Corporation............  48
 Liquidity and Capital Resources...........................................  48
 Inflation.................................................................  49
 Accounting for Servicing Rights...........................................  49
BUSINESS...................................................................  51
 The Company's Operations..................................................  51
 Long-Term Investment Operations...........................................  52
 Conduit Operations........................................................  54
 Securitization and Sale Process...........................................  61
 Hedging...................................................................  62
 Servicing.................................................................  63
 Regulation................................................................  66
 Competition...............................................................  67
 Employees.................................................................  67
 Facilities................................................................  67
IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC. .................................  68
 Directors and Executive Officers..........................................  68
 Limitation of Liability and Indemnification...............................  70
 Executive Compensation....................................................  71
 Stock Option and Award Plans..............................................  72
 401(k) Plan...............................................................  74
REIT ADVISORS, INC. .......................................................  75
 The Manager...............................................................  75

 Directors and Executive Officers..........................................   75
 Management Agreement......................................................   76
RELATIONSHIPS WITH AFFILIATES..............................................   79
CERTAIN TRANSACTIONS.......................................................   79
 The Organizational Transactions...........................................   79
 Non-Compete Agreement and Right of First Refusal Agreement................   80
 Management, Submanagement and Servicing Agreements........................   81
 Other Transactions........................................................   81
SHARES ELIGIBLE FOR FUTURE SALE............................................   82
PRINCIPAL STOCKHOLDERS.....................................................   83
DESCRIPTION OF CAPITAL STOCK...............................................   84
 General...................................................................   84
 Common Stock..............................................................   84
 Preferred Stock...........................................................   85
 Repurchase of Shares and Restrictions on Transfer.........................   87
 Transfer Agent and Registrar..............................................   89
DISTRIBUTION ARRANGEMENTS..................................................   90
 The Subscription Offer....................................................   90
 The Standby Offer.........................................................   90
 Other Matters.............................................................   90
CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S CHARTER AND BYLAWS.   91
 Removal of Directors......................................................   91
 Business Combinations.....................................................   91
 Control Share Acquisitions................................................   92
 Amendment to the Charter..................................................   92
 Dissolution of the Company................................................   93
 Advance Notice of Director Nominations and New Business...................   93
 Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of
  the Charter and Bylaws...................................................   93
FEDERAL INCOME TAX CONSIDERATIONS..........................................   93
 The Rights Offering.......................................................   93
 Taxation of ICH...........................................................   94
 Recordkeeping Requirements................................................  100
 Failure to Qualify........................................................  100
 Taxation of Taxable U.S. Stockholders.....................................  101
 Withholding...............................................................  102
 Taxation of Tax-Exempt Stockholders.......................................  102
 Taxation of Non-U.S. Stockholders.........................................  102
 Special Considerations....................................................  102
 Other Tax Consequences....................................................  103
ERISA INVESTORS............................................................  103
LEGAL MATTERS..............................................................  104
EXPERTS....................................................................  104
GLOSSARY...................................................................  105
INDEX TO FINANCIAL STATEMENTS..............................................  F-1

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and the financial statements and related notes appearing elsewhere in this Prospectus. Unless otherwise indicated, the Prospectus gives effect to the conversion of shares of convertible preferred stock held by Imperial Credit Mortgage Holdings, Inc. ("IMH") into that number of shares of ICH's Common Stock not greater than 9.8% of the outstanding shares of Common Stock of ICH upon the closing of this Offering. Unless the context otherwise requires, references herein to the "Company" refer to Imperial Credit Commercial Holdings, Inc. ("ICH") and Imperial Commercial Capital Corporation ("ICCC"), collectively. Capitalized and certain other terms used herein shall have the meanings assigned to them in the Glossary.

  This Prospectus contains forward-looking statements that inherently involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus.

                                  THE COMPANY

GENERAL

 BACKGROUND

  Imperial Credit Commercial Holdings, Inc. is a recently formed specialty commercial property finance company which will elect to be taxed at the corporate level as a real estate investment trust ("REIT") for federal income tax purposes, which generally will allow the Company to pass through income to stockholders without payment of corporate level federal income tax. The Company was incorporated in February 1997 for the purpose of originating, purchasing, securitizing and selling commercial mortgages and investing in commercial mortgages and commercial mortgage-backed securities. Imperial Credit Mortgage Holdings, Inc. capitalized the Company with $15.0 million in cash in March 1997. Upon the closing of this Offering, IMH will own 9.8% of the Company's outstanding Common Stock and 1,078,922 or 270,595 shares of ICH Class A Stock (as defined herein), assuming the Minimum Offering Amount and the Maximum Offering Amount, respectively, which shares represent the right to receive additional shares of ICH Common Stock. See "--The Organizational Transactions."

  IMH was formed in August 1995 for the purpose of purchasing, selling and securitizing primarily non-conforming residential mortgage loans and investing in such mortgage loans and securities backed by such loans. IMH, which became a public company in November 1995, has an investment portfolio which has grown from $18.0 million at September 30, 1995 to $924.1 million at December 31, 1996. A key aspect of the success of IMH has been the development of its infrastructure by its management team. This infrastructure oversees the daily capital, asset and operation management, investor relations and human resources functions of IMH and its affiliates. The management team of IMH and its affiliates consists of Joseph R. Tomkinson, William S. Ashmore, Richard J. Johnson and Mary C. Glass-Schannault, who have over 60 years of combined experience in the mortgage industry. This management team will oversee the day-to-day operations of the Company pursuant to a Management Agreement (see "--The Manager").

  ICH was formed to seek opportunities in the commercial mortgage market. William D. Endresen, who has over 24 years of experience in the commercial mortgage sector, including senior executive positions at two national commercial lending organizations, will serve as the Company's Senior Vice President and President of ICCC, the Company's Conduit Operations.

  Commercial mortgage assets include mortgage loans on condominium-conversions, multifamily and cooperative apartment properties and mortgage loans on commercial properties, such as industrial and warehouse space, office buildings, retail space and shopping malls, hotels and motels, nursing homes, hospitals, congregate care facilities and senior living centers (collectively, "Commercial Mortgages"). The Company will also purchase mortgage-backed securities on commercial properties, such as pass-through certificates, and REMICs (collectively, "CMBSs"). IMH's management believes that the formation of ICH will enable the Company to build a business focused on Commercial Mortgages while allowing IMH to continue to concentrate its efforts on the residential mortgage business. The Company has determined to utilize the structure of the Subscription Offer and Standby Offer to give IMH Holders, and select Standby Purchasers, an exclusive opportunity to participate early in the investment represented by the ICH Shares.

 COMMERCIAL MORTGAGE INDUSTRY

  The Commercial Mortgage securitization market has experienced significant growth in recent years. In 1996, $43.5 billion of Commercial Mortgages and multifamily mortgages were securitized, representing a 73% increase over 1995 and a 106% increase over 1994 according to the Mortgage Market Statistical Annual for 1997 published by Inside Mortgage Finance Publications, Inc. The Company believes that the growth of the Commercial Mortgage securitization market (including the emergence of an efficient secondary market for Commercial Mortgages and CMBSs) and the creation of uniform underwriting and document standards for Commercial Mortgages are significant factors driving Commercial Mortgage originations by conduits.

 PURPOSE OF THE OFFERING

  The Company believes that the market for Commercial Mortgages has historically been underserved by financial service providers. In addition, the Company believes that the consolidation and recent changes to various regulated financial services providers have created an opportunity for unregulated financial service providers to increase their participation in this market. Commercial Mortgages historically have had higher yields than residential mortgages; the Company has developed its Commercial Mortgage programs to allow it to invest in Commercial Mortgages on terms the Company believes are attractive. Key aspects of these Commercial Mortgage programs generally include the protection against pre-payment risks through short-term lock-outs and prepayment penalties, compensating cash reserves, conservative loan-to-value and debt service coverage ratios ("DSCRs"), personal guarantees and upfront fees to the originator.

  The Company believes that it will be able to benefit from the experience of its senior officers and that of its Manager (as defined herein), as well as the infrastructure developed at IMH. The Manager intends to enter into a submanagement agreement with ICI Funding Corporation ("ICIFC"), the conduit operations of IMH, to provide substantially all of the administrative services required by the Company. By not having to duplicate many of the administrative functions which exist at IMH and its affiliates, the Company believes it will be able to operate with lower costs than if it were to create a new administrative infrastructure and will be able to efficiently and economically manage its operations.

  The Company believes that ICH's tax and corporate structure as a REIT will provide it with an advantage over certain other financial institutions and commercial mortgage originators. As a REIT, the Company generally will be able to pass through earnings as dividends to stockholders without payment of corporate level federal income tax. Thus, ICH expects to be able to pay higher dividends than traditional commercial mortgage lending institutions, which are subject to corporate level federal income tax. In addition, management believes that ICH, as an unregulated company, provides a more attractive method of investing in commercial mortgages than regulated financial institutions because ICH will not be subject to the costs associated with the federal and state regulations imposed upon insured financial institutions.

THE COMPANY'S OPERATIONS

  The Company currently operates the Long-Term Investment Operations, which invests primarily in Commercial Mortgages and CMBSs and, as of the closing of this Offering, will engage in the Conduit Operations, which originates, purchases and sells or securitizes Commercial Mortgages. ICH has secured a $200.0 million warehouse line agreement to finance the origination and purchase of Commercial Mortgages. The Company's Conduit Operations will operate through three divisions: the Condominium Division, the Retail Division, and the Correspondent and Bulk Purchase Division.

 LONG-TERM INVESTMENT OPERATIONS

  The Long-Term Investment Operations invests primarily in adjustable rate Commercial Mortgages and CMBSs backed by such Commercial Mortgages for long-term investment. Income is earned principally from the net interest income received by the Company on the Commercial Mortgages and CMBSs purchased and held in its portfolio. At March 31, 1997, the Company's investment portfolio consisted of $17.5 million in Commercial Mortgages and a $10.0 million CMBS.

 CONDUIT OPERATIONS

  The Company's Conduit Operations will operate through three divisions: the Condominium Division, the Retail Division, and the Correspondent and Bulk Purchase Division.

  Condominium Division. This Division will offer on a retail basis adjustable rate financing to developers and project owners who have completed the development of a condominium complex or the conversion of an apartment complex to a condominium complex on property with a typical loan amount of $3.0 million to $10.0 million. All originations, underwriting, processing and funding will be performed at ICCC's executive offices. The Company anticipates that the Condominium Division's Commercial Mortgages will be offered on a nationwide basis and that Commercial Mortgages originated through the Condominium Division will be financed through the utilization of CMO borrowings by the Long-Term Investment Operations.

  Retail Division. This Division, which is expected to become operational by the closing of the Offering, will originate Commercial Mortgages for properties including general purpose apartment complexes, general retail property such as shopping centers, super markets and department stores, light industrial property, and office buildings. The Retail Division will offer smaller balance ($500,000 to $1.5 million) fixed and adjustable rate Commercial Mortgages to developers and project owners for smaller properties and projects than those funded by the Correspondent and Bulk Purchase Division. Although processing and funding operations relating to these Commercial Mortgages will be performed centrally at ICCC's executive offices, the Company has targeted major metropolitan areas for the opening of satellite offices for regional originations. A portion of the adjustable rate Commercial Mortgages that will be originated by the Retail Division may be held in portfolio by the Long-Term Investment Operations, while the balance thereof and a substantial portion of the fixed rate Commercial Mortgages originated will be resold by the Conduit Operations through REMIC securitizations.

  Correspondent and Bulk Purchase Division. This Division will both originate Commercial Mortgages on a retail basis and purchase Commercial Mortgages on a bulk and flow basis. This Division will offer larger principal balance ($1.5 million to $10.0 million) Commercial Mortgages for commercial projects than those funded by the Retail Division. The Correspondent and Bulk Purchase Division will offer adjustable rate and fixed rate Commercial Mortgages offered through specified correspondents who may in the future be provided with Company-sponsored warehouse facilities. In addition, the Division will purchase Commercial Mortgages in bulk and flow from selected financial institutions and mortgage bankers. A portion of the adjustable rate Commercial Mortgages originated or purchased by this Division may be held in portfolio by the Long-Term Investment Operations, while the balance thereof and a substantial portion of the fixed rate Commercial Mortgages originated or purchased will be resold through REMIC securitizations.

 THE ORGANIZATIONAL TRANSACTIONS

  The following is a summary of transactions entered into or to be entered into in connection with the organization of the Company:

  . In January and February 1997, ICCC and ICH were incorporated, respectively.

  . In February 1997, Joseph R. Tomkinson, ICH's Chairman of the Board and
    Chief Executive Officer, William S. Ashmore, ICH's President and Chief Operating Officer, Richard J. Johnson, ICH's Senior Vice President, Chief Financial Officer, Treasurer and Secretary, William D. Endresen, ICH's Senior Vice President, Mary C. Glass-Schannault, ICH's Senior Vice President, and each of H. Wayne Snavely, James Walsh, Frank P. Filipps, Stephan R. Peers and Thomas J. Poletti, Directors of ICH, purchased 76,800, 76,800, 62,400, 12,000 and 12,000 shares of the Common Stock of
    ICH, respectively, at a per share price of $.01. In addition, IMH purchased 299,000 shares of the Common Stock of ICH at a per share price of $.01.

  . In February 1997, IMH purchased all shares of the non-voting preferred stock of ICCC, which represent 95% of the economic interest in ICCC, for $500,000, and each of Messrs. Tomkinson, Ashmore, Johnson and Endresen purchased all of the outstanding shares of common stock of ICCC (125 shares each at a per share price of $1.00), which represent 5% of the economic interest in ICCC.

  . In February 1997, ICCC brokered ICH's purchase of $7.3 million and $10.2 million of condominium conversion loans which were financed with $16.6 million in borrowings under a warehouse lending facility provided by a subsidiary of IMH, and $900,000 in borrowings from IMH. All of such condominium conversion loans were purchased from ICIFC, the conduit operations of IMH, and $7.3 million of such mortgage loans were originated by a company with which William D. Endresen was an affiliate. IMH owns all of the outstanding non-voting preferred stock of ICIFC, which represents 99% of the economic interest in ICIFC and Messrs. Tomkinson, Johnson, Ashmore and Snavely own 100% of the Common Stock of ICIFC, representing 1% of the economic interest.

  . In March 1997, IMH lent ICH $15.0 million evidenced by a promissory note convertible into shares of the non-voting convertible preferred stock of ICH (the "ICH Preferred Stock") at the rate of one share of ICH Preferred Stock for each $5.00 principal amount of said note (the "Conversion Rate").

  . In March 1997, IMH converted the aforementioned $15.0 million principal amount promissory note into an aggregate of 3,000,000 shares of ICH Preferred Stock. All ICH Preferred Stock is automatically convertible upon the closing of this Offering into shares of ICH Common Stock determined by multiplying the number of shares of ICH Preferred Stock to be converted by a fraction, the numerator of which is $5.00 and the denominator of which is the Subscription Price. Notwithstanding the foregoing, consistent with IMH's classification as a REIT, IMH shall not be entitled to have converted into ICH Common Stock more than that number of shares of ICH Preferred Stock whereby IMH would own, immediately after such conversion, greater than 9.8% of ICH's outstanding Common Stock. Any shares of ICH Preferred Stock not converted into ICH Common Stock upon the closing of this Offering shall on such date automatically convert into shares of ICH non-voting Class A Common Stock (the "ICH Class A Stock") at the same rate as the ICH Preferred Stock converted into Common Stock on said date. Shares of ICH Class A Stock convert into shares of Common Stock on a one-for-one basis and each such class of Common Stock is entitled to cash dividends on a pro rata basis. Upon any subsequent issuances of Common Stock by ICH or sales of ICH Common Stock held by IMH, shares of ICH Class A Stock shall automatically convert into additional shares of the Common Stock of ICH, subject to said 9.8% limitation.

  . In March 1997, ICH purchased a $10.1 CMBS from ICIFC which was financed with a promissory note. In March 1997, the promissory note was repaid with cash from IMH's above-referenced $15.0 million investment. Concurrently therewith, ICH repaid the $900,000 owed to IMH in connection with its purchase of condominium conversion loans.

  . In April 1997, IMH exchanged the 299,000 shares of ICH Common Stock held by it for an equivalent number of shares of ICH Class A Stock.

  . On the closing of this Offering, IMH will contribute to ICH (the
    "Contribution") 100% of the outstanding shares of non-voting preferred stock of ICCC in exchange for 95,000 shares of ICH Class A Stock. Upon the closing of this Offering, IMH will own 315,078 shares of ICH Common Stock and 1,078,922 shares of ICH Class A Stock, assuming the Minimum Offering Amount is sold, and 1,123,405 shares of ICH Common Stock and 270,595 shares of ICH Class A Stock, assuming the Maximum Offering Amount is sold.

                                  THE OFFERING

TERMS OF THE SUBSCRIPTION OFFER

 SUBSCRIPTION RIGHTS

  The Company is offering to the holders (the "IMH Holders") of shares of common stock and options to purchase shares of common stock of IMH
(collectively, the "IMH Shares") as of the close of business on June   , 1997,
the record date for the Subscription Offer (the "Record Date"), the right to subscribe (the "Subscription Rights") for an aggregate of up to 7,000,000 ICH Shares at a rate of one ICH Share for each IMH Share held on the Record Date at a price of $15.00 per ICH Share (the "Subscription Price"), subject to reduction as described in "--Maximum Subscription Offer Amount." The Subscription Rights are evidenced by subscription notification certificates (the "Subscription Notification Certificates"), which will be mailed to all IMH Holders, except as described below under "Foreign Restrictions." An IMH Holder's right to acquire during the Subscription Rights Period (as defined below) at the Subscription Price one ICH Share for every IMH Share held is hereinafter referred to as the "Primary Subscription Privilege." An IMH Holder who fully exercises all Subscription Rights pursuant to the Primary Subscription Privilege may be entitled to subscribe for additional ICH Shares at the Subscription Price (the "Over-Subscription Privilege").

  Subscription Rights may be exercised at any time during the period (the
"Subscription Rights Period") commencing on June   , 1997 and ending at 5:00
p.m., New York City time, on July   , 1997 (the "Expiration Date"). See "--
Expiration of the Subscription Offer."

 OVER-SUBSCRIPTION PRIVILEGE

  To the extent Record Date IMH Holders do not exercise all of their Subscription Rights pursuant to the Primary Subscription Privilege, any ICH Shares represented by such unexercised Subscription Rights will be offered to those IMH Holders who exercise all of their Subscription Rights. Pursuant to the Over-Subscription Privilege, IMH Holders who exercise all of their Subscription Rights will be asked to indicate, on the Subscription Notification Certificate, how many additional ICH Shares, if any, they would like to purchase pursuant to the Subscription Offer. As discussed below, under "-- Maximum Subscription Offer Amount," if sufficient ICH Shares remain unsubscribed for in the Primary Subscription Privilege, all over-subscription requests may be honored in full.

 MAXIMUM SUBSCRIPTION OFFER AMOUNT

  The Board of Directors of the Company has determined to limit the amount of ICH Shares that may be subscribed for pursuant to the Subscription Offer to 7,000,000 (the "Maximum Subscription Offer Amount"). As of the Record Date,
there were         IMH Shares outstanding. If all Subscription Rights were to be exercised pursuant to the Primary Subscription Privilege, the amount of ICH Shares to be issued pursuant to such exercise requests would exceed the Maximum Subscription Offer Amount. Accordingly, if the amount of ICH Shares requested to be purchased pursuant to the exercise of Subscription Rights in the Primary Subscription Privilege exceeds the Maximum Subscription Offer Amount, the ICH Shares will be issued pro rata among the IMH Holders that exercised their Subscription Rights based upon the number of IMH Shares held of record by such IMH Holders on the Record Date. If the Primary Subscription Privilege is oversubscribed, the effect of the Maximum Subscription Offer Amount would be
that each IMH Holder would receive     ICH shares of Common Stock for each IMH
share held. To the extent that money is returned as excess payment, interest on such amounts will be paid to the IMH Holder. See "The Offering--Terms of the Subscription Offer."

 SUBSCRIPTION PRICE; MINIMUM PURCHASE

  The Subscription Price for the ICH Shares to be issued pursuant to the Subscription Offer is $15.00 per ICH Share. The minimum purchase pursuant to the Subscription Offer is 100 ICH Shares ($1,500). Accordingly, holders of fewer than 100 IMH Shares will be able to participate in the purchase of ICH Shares pursuant to the Subscription Offer only if such IMH Holders fully exercise their Subscription Rights pursuant to the Primary Subscription Privilege and request sufficient additional ICH Shares in the Over-Subscription Privilege such that the aggregate number of ICH Shares subscribed for is at least 100.

 NON-TRANSFERABILITY OF SUBSCRIPTION RIGHTS

  The Subscription Rights are non-transferable and, therefore, may not be purchased or sold. The Subscription Rights are offered to Record Date IMH Holders, which term, for purposes of the Subscription Offer, includes (i) the person or persons who are the owners, co-owners and beneficiaries of the account in which the IMH Shares are held (collectively, the "Designated Persons") and (ii) any account (including a trust, Individual Retirement Account, qualified plan account or other similar arrangement) for which any Designated Person is directly or indirectly an owner, a co-owner or a beneficiary.

 EXPIRATION OF THE SUBSCRIPTION OFFER

  The Subscription Offer will expire at 5:00 p.m., New York City time, on July , 1997. The Subscription Rights will expire on the Expiration Date and thereafter may not be exercised.

 METHOD OF EXERCISE OF SUBSCRIPTION RIGHTS

  Subscription Rights are evidenced by Subscription Notification Certificates which will be mailed to IMH Holders or, if an IMH Holder's IMH Shares are held by Cede & Co., Inc. ("Cede") or any other depository or nominee on their behalf, to Cede or such depository or nominee, except as discussed below under "Foreign Restrictions." Subscription Rights may be exercised by completing the Subscription Notification Certificate which accompanies this Prospectus and mailing it in the envelope provided, or otherwise delivering the completed Subscription Notification Certificate to the Subscription Agent (as defined below), together with payment in full for the ICH Shares at the Subscription Price. Subscription Notification Certificates may also be exercised by contacting your broker, banker or trust company, which can arrange, on your behalf, to guarantee delivery of payment and of a properly completed Subscription Notification Certificate (the "Notice of Guaranteed Delivery"). A fee may be charged for this service. Completed Subscription Notification Certificates must be received by the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date (unless the guaranteed delivery procedures are complied with as described herein at the offices of the Subscription Agent.)

 PAYMENT FOR ICH SHARES

  An IMH Holder can send the Subscription Notification Certificate, together with payment for the ICH Shares subscribed for in the Primary Subscription Privilege and for additional ICH Shares requested to be subscribed for pursuant to the Over-Subscription Privilege, to BankBoston, N.A. (the "Subscription Agent"), calculating the total payment on the basis of the Subscription Price of $15.00 per ICH Share. To be accepted, such payment, together with the completed Subscription Notification Certificate, must be received by the Subscription Agent at the Subscription Agent's office prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Offering--Terms of the Subscription Offer."

  Alternatively, a subscription will be accepted by the Subscription Agent if, prior to 5:00 p.m., New York City time, on the Expiration Date, the Subscription Agent has received (i) full payment of the Subscription Price of $15.00 per ICH Share subscribed for pursuant to the Primary Subscription Privilege and for any additional ICH Shares requested to be subscribed for pursuant to the Over-Subscription Privilege and (ii) a Notice of Guaranteed Delivery from a bank, trust company or a New York Stock Exchange member guaranteeing delivery of a properly completed Subscription Notification Certificate. The Subscription Agent will not honor a Notice of Guaranteed Delivery unless a properly completed Subscription Notification Certificate is received by the Subscription Agent by the close of business not later than three business days (the "Settlement Date") after the Expiration Date.

 CONFIRMATION OF PURCHASES

  Assuming the Minimum Offering Amount is achieved, on or within one business day after the Settlement Date (the "Initial Confirmation Date") the Subscription Agent or someone on its behalf will send to the Dealer Managers, for confirmation to each subscribing IMH Holder (or if the IMH Shares are held by Cede or any other depository or nominee, to Cede or such depository or nominee), an initial statement showing (i) the number of ICH shares to be acquired on the Initial Closing Date (as defined below) in the Primary Subscription Privilege and the number, if any, of ICH Shares to be acquired on the Initial Closing Date pursuant to the Over-Subscription Privilege and (ii) the estimated number, if any, of ICH Shares that may be acquired on a date, within 30 calendar days from the Initial Closing Date, to be determined by the Company and the Dealer Managers (the "Supplemental Closing Date"). Stock Certificates for ICH Shares designated as acquired on the Initial Confirmation Date will be delivered three business days following the Initial Confirmation Date (the "Initial Closing Date"). Upon determination of the Supplemental Closing Date, the Subscription Agent or someone on its behalf will send to the Dealer Managers a supplemental statement showing (i) the number, if any, of ICH Shares to be acquired on the Supplemental Closing Date in the Primary Subscription Privilege and pursuant to the Over-Subscription Privilege and (ii) any excess payment to be refunded to Record Date IMH Holders (or if the IMH Shares are held by Cede or any other depository or nominee, to Cede or such depository or nominee) in connection with a proration or reduction of ICH Shares issuable to IMH Holders. If applicable, the Subscription Agent will mail any refund, with interest, due such Record Date IMH Holders as promptly as possible. Stock Certificates for ICH Shares, if any, designated to be acquired on the Supplemental Closing Date will be delivered on the Supplemental Closing Date.

  If the Company believes, following the Initial Closing Date, that the issuance of all or a portion of the estimated number, if any, of ICH Shares that may be acquired on the Supplemental Closing Date will have an adverse effect upon the operations of the Company or the market for the Company's Common Stock, then the Company will have the right, subject to the consent of the Dealer Managers, to reduce the number of ICH Shares issuable on the Supplemental Closing Date to Record Date IMH Holders, to the extent necessary in the opinion of the Company, upon consultation with the Dealer Managers, to avoid such adverse effect. Such opinions and determinations of the Company shall be conclusive and binding.

 FOREIGN RESTRICTIONS

  Subscription Notification Certificates will not be mailed to Record Date IMH Holders whose record addresses are outside the United States (the term "United States" includes the District of Columbia and the territories and possessions of the United States) (the "Foreign Record Date IMH Holders"). Foreign Record Date IMH Holders will receive written notice of the Subscription Offer. The Subscription Rights to which such Subscription Notification Certificates relate will be held by the Subscription Agent for such Foreign Record Date IMH Holders' accounts until instructions are received to exercise the Subscription Rights. If no instructions have been received by the Expiration Date, the Subscription Rights of those Foreign Record Date IMH Holders will expire.

 FEDERAL INCOME TAX CONSEQUENCES

  The delivery of the Subscription Rights to the IMH Holders will not result in taxable income to an IMH Holder, nor will an IMH Holder realize taxable income as a result of the exercise of the Subscription Rights. If a Subscription Right is allowed to expire, there will be no loss realized.

TERMS OF THE STANDBY OFFER

  In addition to the Subscription Offer, the Company is offering (the "Standby Offer", and together with the Subscription Offer, the "Offering") to institutions that may or may not be Record Date IMH Holders (the "Standby Purchasers"), pursuant to standby purchase agreements (the "Standby Purchase Agreements"), rights to subscribe for least 998,326 shares of Common Stock (the "Minimum Standby Offer Amount") but no more than 3,039,908 shares of Common Stock, (the "Maximum Standby Offer Amount") (the shares of Common Stock being offered pursuant to the Standby Offer are hereinafter referred to as the "Standby Shares"; the Standby Shares and the ICH Shares offered in the Offering are collectively referred to as the "Shares").

MINIMUM OFFERING AMOUNT

  The Board of Directors of the Company has determined not to proceed with the Offering unless an aggregate of at least 2,600,000 Shares (the "Minimum Offering Amount") are subscribed for in the Offering (inclusive of Standby Shares that may be subscribed for pursuant to Standby Purchase Agreements). In the event the Minimum Offering Amount is not reached, amounts delivered to the Subscription Agent in connection with the exercise of Subscription Rights or by Standby Purchasers will be returned promptly after the Expiration Date to the IMH Holders that exercised such Subscription Rights or to such Standby Purchasers, as the case may be, in each case, together with any interest earned thereon.

MAXIMUM OFFERING AMOUNT

  The term "Maximum Offering Amount" as used herein shall refer to the Maximum Subscription Offer Amount and the Maximum Standby Offer Amount, collectively.

REGULATORY LIMITATIONS

  The Company will not be required to issue Shares pursuant to the Primary Subscription Privilege or the Over-Subscription Privilege, or pursuant to Standby Purchase Agreements, to any person who, in the opinion of the Company, would (i) be required to obtain prior clearance or approval from any state or federal regulatory authority to own or control such Shares if, at the Expiration Date, such clearance or approval has not been obtained or any required waiting period has not expired; or (ii) acquire such Shares in violation of the ownership restrictions set forth in the Company's Charter which are intended to preserve the Company's tax status as a REIT. In addition, under current interpretations by the National Association of Securities Dealers, Inc. (the "NASD") of its rules concerning initial public offerings, member firms of the NASD and associated persons of such member firms may be precluded from requesting additional ICH Shares pursuant to the Over-Subscription Privilege.

USE OF PROCEEDS

  To provide funding for the Company's Long-Term Investment Operations and its Conduit Operations and for general corporate purposes.

LISTING

  The Company has applied to have the Shares listed on the AMEX under the Symbol "ICH." Assuming the Minimum Offering Amount is sold the Company anticipates that trading in the Shares on the AMEX will commence on the Initial Confirmation Date.

RISK FACTORS

  The Shares offered hereby involve a high degree of risk. See "Risk Factors."

                               TAX STATUS OF ICH

  ICH will elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ending December 31, 1997, and believes its organization and manner of operation have enabled and will continue to enable it to meet the requirements for qualification as a REIT. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its taxable income (determined without regard to the dividends paid deduction and excluding net capital gains) to its stockholders. As a REIT, ICH generally will not be subject to federal income tax on net income it distributes currently to its stockholders. If ICH fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates. See "Federal Income Tax Considerations" and "Risk Factors--Adverse Consequences of Failure to Maintain REIT Status; ICH Subject to Tax as a Regular Corporation." Even if ICH qualifies for taxation as a REIT, ICH may be subject to certain federal, state and local taxes on its income. In addition, ICCC is subject to federal and state income tax at regular corporate rates on its net income.

                       DIVIDEND POLICY AND DISTRIBUTIONS

  To maintain its qualification as a REIT, ICH intends to make annual distributions to its stockholders of at least 95% of its REIT taxable income (which does not necessarily equal net income as calculated in accordance with GAAP) determined without regard to the deduction for dividends paid and by excluding any net capital gains. Any taxable income remaining after the distribution of regular quarterly dividends will be distributed annually in a special dividend on or prior to the date of the first regular quarterly dividend payment date of the following taxable year. The dividend policy is subject to revision at the discretion of the Board of Directors. All distributions in excess of those required for ICH to maintain REIT status will be made by the Company at the discretion of the Board of Directors and will depend on the taxable earnings of the Company, the financial condition of ICH and such other factors as the Board of Directors deems relevant. The Board of Directors has not established a minimum distribution level.

  The Company anticipates adopting a Dividend Reinvestment Plan ("DRP") that allows stockholders of ICH who have enrolled in the DRP to reinvest their dividends automatically in additional shares of Common Stock at a discount from the current market price, in some cases. The shares of Common Stock to be acquired for distribution under the DRP may be purchased on the open market or directly from the Company at the option of the Company. The shares issuable by ICH pursuant to the DRP are not being registered by means of the Registration Statement of which this Prospectus forms a part. See "Dividend Reinvestment Plan."

                                  THE MANAGER

  REIT Advisors, Inc. ("RAI" or the "Manager") will oversee the day-to-day operations of the Company, subject to the supervision of the Company's Board of Directors, pursuant to a management agreement (the "Management Agreement") which will become effective on the closing of this Offering. The Company has selected an outside advisor in order to coordinate, assist and manage the duties and responsibilities of the Company. The Company believes that RAI will be more adequately suited to provide the following services relating to the operations of the Company due to the expertise of RAI's senior officers: securitization oversight, contract negotiation, market information, implementation of cost controls, asset/liability modeling and management, and servicing systems. In order to utilize the IMH infrastructure, RAI intends to enter into a submanagement agreement with ICIFC, the conduit operations of IMH, upon the closing of this Offering to provide substantially all of the administrative services required by the Company including facilities and costs associated therewith, technology, human resources, management information systems, general ledger accounts, check processing and accounts payable as RAI deems necessary. IMH owns all of the outstanding non-voting preferred stock of ICIFC, which represents 99% of the economic interest in ICIFC and Messrs. Tomkinson, Johnson, Ashmore and Snavely own 100% of the Common Stock of ICIFC representing 1% of the economic interest.

  The Manager will be involved in three primary activities: (1) asset-liability management--primarily the analysis and oversight of the purchasing, financing and disposition of Company assets; (2) capital management-- primarily the oversight of the Company's structuring, analysis, capital raising and investor relations activities; and (3) operations management--primarily the oversight of ICH's operating subsidiaries. The Management Agreement will have an initial term of five years, renewable annually by agreement between the Company and the Manager, subject to the approval of a majority of the Unaffiliated Directors. The Management Agreement may be terminated by the Company at any time upon 60 days' written notice. In the event that the Management Agreement is terminated or not renewed by the Company without cause, the Company will be obligated to pay the Manager a termination or non-renewal fee determined by an independent appraisal. See "REIT Advisors, Inc.--Management Agreement."

  RAI is owned 30% by each of Messrs. Tomkinson, Ashmore and Johnson and 10% by Mr. Snavely. Pursuant to a voting trust agreement, the Chief Executive Officer of RAI has the right to control the vote of 51% of the outstanding voting securities of RAI. See "REIT Advisors, Inc."

  All of the persons designated to become officers of the Manager upon the closing of this Offering are also officers of IMH and ICIFC. Each of these officers has modified his or her employment agreement with ICIFC to also become an officer of the Manager (and of ICH and ICCC) upon the closing of this Offering. The Manager will agree to cause each of its officers to devote as much of his or her time to the operations of the Company as is reasonably necessary. ICH will reimburse the Manager, who will reimburse ICIFC on a dollar for dollar basis (including the service charge referenced below), for the actual cost of providing the services of its officers to the Company based upon the compensation payable to them by ICIFC, plus a 15% service charge. ICH will reimburse the Manager for expenses incurred by the Manager, plus a service charge of 15% on all expenses owed by the Manager to ICIFC for costs and services under any submanagement agreement between ICIFC and the Manager. The Manager will pay all such third parties on a dollar for dollar basis for the aformentioned amounts received by it from the Company; no such 15% service charge will be paid to third party service providers other than ICIFC. For the first three years of the Management Agreement, there will be a minimum annual amount of $500,000 (including the 15% service charge) payable by the Company in connection with services provided and expenses incurred by RAI and payable by RAI to ICIFC. After the third year, the Company will only be responsible for reimbursing expenses and services provided, with the 15% service charge for amounts due to ICIFC. The Company does not believe that its operations will be adversely affected as a result of these relationships. In addition, the Company will pay the Manager, as compensation for each fiscal quarter, an amount equal to 25% of the Net Income of the Company, before deduction of such compensation, in excess of the amount that would produce an annualized Return on Equity equal to the Ten Year U.S. Treasury Rate plus 2% (the "25% Payment"). "Return on Equity" is computed on Average Net Worth and has no necessary correlation with the actual distributions received by stockholders. The 25% Payment to the Manager will be calculated quarterly in arrears before any income distributions are made to stockholders for the corresponding period. See "REIT Advisors, Inc.--Management Agreement" for a more detailed explanation of the management fee arrangement and "Glossary" for full definitions of the terms "Net Income," "Return on Equity," "Ten Year U.S. Treasury Rate" and "Average Net Worth."

  The following chart demonstrates the relationships between ICH, ICCC and RAI.

                    REIT                                         MANAGER


                            [CHARTS APPEARS HERE]

                                 RISK FACTORS

  Before investing in the Shares offered hereby, prospective investors should give special consideration to the information set forth below, in addition to the information set forth elsewhere in this Prospectus. The following risk factors are interrelated and, consequently, investors should treat such risk factors as a whole.

  This Prospectus contains forward-looking statements that inherently involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus.

GENERAL

 LIMITED HISTORY OF OPERATIONS OF LIMITED RELEVANCE IN PREDICTING FUTURE
   PERFORMANCE

  Since ICCC commenced operations in February 1997, its historical performance may be of limited relevance in predicting future performance of the Company. Also, ICH is a recently formed entity whose only assets consist of $17.3 million of Commercial Mortgages purchased in February 1997. The Commercial Mortgages purchased to date by ICH have been outstanding for a relatively short period of time. Consequently, the delinquency and loss experience of ICH's Commercial Mortgages to date may not be indicative of future results. It is unlikely that the Company will be able to maintain delinquency and loan loss ratios at their present levels as the portfolio grows and becomes more seasoned.

 NO ASSURANCE OF PLANNED EXPANSION

  The Company intends to pursue a growth strategy for the foreseeable future, and its future operating results will depend largely upon its ability to expand its Long-Term Investment Operations and its Conduit Operations. Each of these plans requires additional personnel and assets and there can be no assurance that the Company will be able to successfully expand and operate its expanded operations profitably. There can be no assurance that the Company will anticipate and respond effectively to all of the changing demands that its expanding operations will have on the Company's management, information and operating systems, and the failure to adapt its systems could have a material adverse effect on the Company's results of operations and financial condition. There can be no assurance that the Company will successfully achieve its planned expansion or, if achieved, that the expansion will result in profitable operations.

 CONFLICTS OF INTEREST; EXECUTIVE OFFICERS AND DIRECTORS TO RECEIVE EXTENSIVE
   BENEFITS

  Benefit to Insiders; Interlocking Relationships; Other Considerations. The Company is subject to conflicts of interest arising from its relationships with IMH, RAI and their officers, directors and affiliates. First, after this Offering, IMH will own a substantial number of shares of the Company's Common Stock. Second, RAI, will render management services to the Company and will be paid the 25% Payment on a quarterly basis, resulting in a direct benefit to its owners, who are officers or directors of ICH. Third, ICIFC, the conduit operations of IMH, will enter into a submanagement agreement with RAI pursuant to which the Company will pay ICIFC (through RAI) for all costs and services under such contract, plus a 15% service charge. Fourth, many of the officers and directors of the Company are officers, directors and owners of IMH, RAI and ICCC. See "Imperial Credit Commercial Holdings, Inc.--Directors and Executive Officers," "REIT Advisors, Inc.--Directors and Executive Officers," and "Principal Stockholders."

  On the closing of this Offering, IMH will effectuate the Contribution to ICH of 100% of the outstanding shares of non-voting preferred stock of ICCC in exchange for 95,000 shares of ICH Class A Stock. Upon the closing of this Offering, IMH will own 315,078 shares of ICH Common Stock and 1,078,922 shares of ICH Class A Stock, assuming the Minimum Offering Amount is sold, and 1,123,405 shares of ICH Common Stock and 270,595 shares of ICH Class A Stock, assuming the Maximum Offering Amount is sold.

  RAI will oversee the day-to-day operations of the Company, subject to the supervision of ICH's Board of Directors, pursuant to the Management Agreement. RAI is owned 30% by Joseph R. Tomkinson, ICH's Chairman of the Board and Chief Executive Officer, 30% by William S. Ashmore, ICH's President and Chief Operating Officer, 30% by Richard J. Johnson, ICH's Senior Vice President, Chief Financial Officer, Treasurer and Secretary, and 10% by H. Wayne Snavely, a Director of ICH. Pursuant to the Management Agreement, ICH will pay the 25% Payment to RAI on a quarterly basis, resulting in a direct benefit to its owners. See "REIT Advisors, Inc.--Management Fees."

  The Company is subject to conflicts of interest arising from its relationship with RAI, and with RAI's affiliates. RAI has interests that may conflict with those of the Company in fulfilling certain of its duties. Specifically, all of the persons who will become officers of RAI upon the closing of the Offering are also officers or directors of IMH. In order to utilize the IMH infrastructure, RAI intends to enter into a submanagement agreement with ICIFC, the conduit operations of IMH, upon the closing of this Offering to provide substantially all of the administrative services required by the Company. IMH owns all of the outstanding shares of non-voting preferred stock of ICIFC, representing 99% of the economic interest in ICIFC, and Messrs. Tomkinson, Johnson, Ashmore and Snavely own all of the outstanding shares of common stock of ICIFC, representing 1% of the economic interest. Each of these persons who are officers of ICIFC has modified his or her employment agreement with ICIFC to allow him or her to become an officer of RAI (and of ICH and ICCC) upon the closing of this Offering. RAI will agree to cause each of its officers to devote as much of his or her time to the operations of the Company as is necessary. The Company will reimburse RAI, who will reimburse ICIFC, on a dollar for dollar basis (including the service charge referenced below), for the actual cost of providing the services of its officers to the Company based upon the compensation payable to them by ICIFC, plus a 15% service charge. ICH will reimburse the Manager for expenses incurred by the Manager, plus a service charge of 15% on all expenses owed by the Manager to ICIFC for costs and services under any submanagement agreement between ICIFC and the Manager. The Manager will pay all such third parties on a dollar for dollar basis for the aformentioned amounts received by it from the Company; no such 15% service charge will be paid to third party service providers other than ICIFC. For the first three years of the Management Agreement, there will be a minimum amount of $500,000 (including the 15% service charge) payable by the Company in connection with services provided and expenses incurred by RAI and payable by RAI to ICIFC. After the third year, the Company will only be responsible for reimbursing expenses and services provided, with the 15% service charge for amounts due to ICIFC. However, such officers are expected to devote the majority of their time and effort towards the management and operations of IMH and ICIFC. Should the operations of IMH and ICIFC and those of the Company require immediate attention or action by RAI or any of its officers, there can be no assurance that the officers of RAI will be able to properly allocate sufficient time to the operations of the Company. No assurance can be given that the Company's relationships with RAI and its affiliates will continue indefinitely. The failure or inability of RAI to provide the services required of it under the Management Agreement (or of ICIFC to perform its obligations under its submanagement agreement with RAI) or any other agreements or arrangements with the Company would have a material adverse effect on the Company's business.

  Many of the affiliates of IMH, RAI and ICCC have interlocking executive positions and share common ownership. Joseph R. Tomkinson, ICH's Chairman of the Board and Chief Executive Officer, is the Chief Executive Officer and Vice Chairman of the Board of IMH, a 30% owner of RAI and an owner of 25% of the common stock of ICCC. William S. Ashmore, ICH's President and Chief Operating Officer, is the President and a Director of IMH, a 30% owner of RAI and an owner of 25% of the common stock of ICCC. Richard J. Johnson, ICH's Senior Vice President, Chief Financial Officer, Treasurer and Secretary, is a Senior Vice President, Chief Financial Officer, Treasurer and Secretary of IMH, a 30% owner of RAI and a 25% owner of the common stock of ICCC. William D. Endresen, ICH's Senior Vice President, is an owner of 25% of the common stock of ICCC.
H. Wayne Snavely, a Director of ICH, is the Chairman of the Board of IMH and a 10% owner of RAI. Each of James Walsh, Frank P. Filipps and Stephan R. Peers, Directors of ICH, are Directors of IMH. In addition, since Messrs. Tomkinson, Ashmore, Johnson and Endresen own all of the outstanding shares of voting stock of ICCC, they have the right to elect all directors of ICCC and the ability to control the outcome of all matters for which the consent of the holders of the common stock of ICCC is required. Ownership of 100%
of the common stock of ICCC entitles the owners thereof to an aggregate of 5% of the economic interest in ICCC.

  Effect of Non-Compete Agreement. The Company's operations may be affected by the activities of IMH and ICIFC. Pursuant to a non-compete agreement (the "Non-Compete Agreement") between IMH, ICIFC, ICH and ICCC which will become effective upon the closing of this Offering, for a period of the earlier of nine months from the closing of this Offering or the date upon which the Company accumulates (for investment or sale) $300.0 million of Commercial Mortgages and/or CMBSs, neither IMH nor ICIFC will originate or acquire any Commercial Mortgages or CMBSs; however, this Agreement shall not preclude IMH (either directly or through ICIFC) from purchasing any Commercial Mortgages or CMBSs as permitted under the Right of First Refusal Agreement (as that term is defined below). After the termination of the Non-Compete Agreement, and subject to the Right of First Refusal Agreement, IMH, as a mortgage REIT, and ICIFC, as its conduit operations, may compete with the operations of the Company.

  Effect of Right of First Refusal Agreement. It is anticipated that RAI will act as the Manager for other REITs, some of which may have been or will be affiliated with the Company, IMH, or their respective conduit operations (an "Affiliated REIT"). In such an event, any Affiliated REIT utilizing RAI as its Manager may be in competition with the Company. Upon the closing of this Offering, RAI, ICH, ICCC, IMH and ICIFC will enter into a ten-year right of first refusal agreement (the "Right of First Refusal Agreement"). It is expected that any Affiliated REIT utilizing RAI as its Manager will become a party to the Right of First Refusal Agreement, but such event is outside the control of the Company and there can be no assurance that any or all Affiliated REITs (other than IMH) will actually become parties to the Right of First Refusal Agreement. Pursuant to this Agreement, RAI will agree that any mortgage loan or mortgage-backed security investment opportunity (an "Investment Opportunity") which is offered to it on behalf of either the Company, IMH or any Affiliated REIT will first be offered to that entity (the "Principal Party") whose initial primary business as described its initial public offering documentation (the "Initial Primary Business") most closely aligns with such Investment Opportunity. In addition, both IMH and ICIFC on the one hand and ICH and ICCC on the other will agree that any Investment Opportunity offered to either of them which falls outside the scope of its Initial Primary Business should be offered to the Principal Party. Should the Principal Party decline to take advantage of an Investment Opportunity offered to RAI, RAI will make an independent evaluation of which REITs business is more greatly enhanced by such Investment Opportunity. Should all of said REITs decline such Investment Opportunity, RAI may offer the investment opportunity to any third party. Should the Principal Party decline to take advantage of an Investment Opportunity offered to a REIT which is a party to the Right of First Refusal Agreement, said REIT shall then be free to pursue the Investment Opportunity. In such an event there can be no assurance that the Company will be able to take advantage of any such Investment Opportunity or that any competitive activity of IMH, ICIFC or any Affiliated REIT will not adversely affect the Company's operations. In addition, the Company may become further prejudiced by the Right of First Refusal Agreement to the extent that the Company desires to pursue or pursues a business outside its Initial Primary Business.

  Unaffiliated Directors. It is the intention of the Company and IMH that any agreements and transactions, taken as a whole, between the Company, on the one hand, and IMH or its affiliates, on the other hand, are fair to both parties. To minimize or avoid potential conflicts of interests, all Unaffiliated Directors must by majority vote approve all such agreements and transactions. However, there can be no assurance that each of such agreements or transactions will be on terms at least as favorable to the Company as could have been obtained from unaffiliated third parties. See "Imperial Credit Commercial Holdings, Inc.," "REIT Advisors, Inc.," "Relationships with Affiliates" and "Certain Transactions."

 COMPETITION IN THE COMMERCIAL MORTGAGE INDUSTRY MAY ADVERSELY AFFECT THE
   COMPANY'S OPERATIONS

  In purchasing Commercial Mortgages and issuing CMBSs, the Company will compete with established mortgage conduit programs, investment banking firms, savings and loan associations, banks, thrift and loan associations, finance companies, mortgage bankers, insurance companies, other lenders and other entities purchasing mortgage assets. Continued consolidation in this industry may also reduce the number of current correspondents to the Conduit Operations, thus reducing the Company's potential customer base, resulting in the Company purchasing a larger percentage of Commercial Mortgages from a smaller number of correspondents. Such changes could negatively impact the Conduit Operations. CMBSs issued through the Conduit Operations will face competition from other investment opportunities available to prospective investors. See "--Reduction in Demand for Commercial Mortgages and the Company's Loan Products May Adversely Affect the Company's Operations," "Business--Conduit Operations," and "Business--Competition."

  Other multifamily residences, self-storage facilities, retail shopping facilities, office buildings and combination warehouse/industrial facilities located in the areas of the mortgaged properties securing the Company's Commercial Mortgages will compete with the mortgaged properties of such types to attract residents, retail correspondents, tenants and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a Commercial Mortgage competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Such lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a Commercial Mortgage may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, such renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from the market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

CERTAIN ASPECTS OF COMMERCIAL MORTGAGES

 GENERAL

  The Company makes long-term investments in Commercial Mortgages. Accordingly, during the time it holds Commercial Mortgages for investment, the Company is subject to risks of borrower defaults, bankruptcies and losses that are not covered by insurance (such as those occurring from earthquakes or floods). Commercial Mortgage lending is generally viewed as exposing the lender to a greater risk of loss than residential mortgage lending in part, because it typically involves larger loans to single borrowers or groups of related borrowers than residential mortgage loans. Further, the repayment of Commercial Mortgages secured by income-producing properties is typically dependent upon the tenants ability to meet its obligations under the lease relating to such property, which in turn depends upon profitable operation of the related property. In the event of a default on any Commercial Mortgage held by the Company, the Company bears the risk of loss of principal to the extent of any deficiency between the value of the related mortgaged property, plus any payments from an insurer or guarantor, and the amount owed on the Commercial Mortgage. Defaulted Commercial Mortgages will also cease to be eligible collateral for borrowings, and will have to be financed by the Company out of other funds until ultimately liquidated.

  The profitable operation of multifamily properties and multitenant retail office and industrial properties is also dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing appropriate rental rates, and advising the borrower so that maintenance and capital improvements can be carried out in a timely fashion all of which may impact the borrower's ability to make payments under the related Commercial Mortgage, which may adversely affect the timing and amount of payments received by the Company with respect to such Commercial Mortgages. There is no assurance regarding the performance of any operators and/or managers or persons who may become operators and/or managers upon the expiration or termination of leases or management agreements or following any default or foreclosure under a Commercial Mortgage.

  Commercial Mortgages generally are non-recourse to the borrower. In the event of foreclosure on a Commercial Mortgage, the value of the property and other collateral securing the Commercial Mortgage may be less than the principal amount outstanding on the Commercial Mortgage and the accrued but unpaid interest. Also, there may be costs and delays involved in enforcing rights of a property owner against tenants in default under the terms of leases with respect to commercial properties, who may seek the protection of the bankruptcy laws which can result in termination of lease contracts all of which may adversely affect the timing and amount of payment received by the Company with respect to such Commercial Mortgages.

 RISKS PARTICULAR TO COMMERCIAL PROPERTIES AND FACILITIES MAY ADVERSELY AFFECT
  VALUE OF UNDERLYING COMMERCIAL MORTGAGES

  Multifamily Properties. Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Further, the costs of operating a property may increase, including the costs of utilities and the costs of required capital expenditures. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligation under the related Commercial Mortgage all of which may adversely affect the timing and amount of payment received by the Company with respect to such Commercial Mortgages.

  Retail, Office and Industrial Properties. Income from and the market value of properties which are retail or office properties would be adversely affected if space in such properties could not be leased, if tenants are unable to meet their lease obligations, if a significant tenant were not able to make its lease payments or were to become a debtor in a bankruptcy case under the United States Bankruptcy Code and the lease of the related property was rejected, or if for any other reason rental payments could not be collected. If tenant sales in the properties that contain retail space were to decline, percentage rents may decline or tenants may be unable to pay their base rent or delays in enforcing the lessor's rights could be experienced. Repayment of the related Commercial Mortgages will be affected by the expiration of space leases and the ability of the respective borrowers to renew their leases or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions (to the extent not reserved), could be substantial and could reduce cash flow from the properties. Shopping centers (and other retail properties) are, in general, affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" and direct mail retailing, and a particular shopping center may be adversely affected by the bankruptcy, decline in drawing power, departure or cessation of operations of an anchor tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference.

  Office properties may also be adversely affected if there is an economic decline in the business operated by their tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry. Office properties generally require their owners to expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs or re-leasing space. Also, office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive.

  Industrial and warehouse properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

  Self-Storage Facilities. Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage properties becomes unprofitable due to decreased demand, competition, age or improvements or other factors such that the borrower becomes unable to meet its obligations on the related Commercial Mortgage, the liquidation value of that self-storage property may be substantially less, relative to the amount owing on the Commercial Mortgage, than would be the case if the self-storage property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access may heighten environmental risks.

  Congregate Care Facilities. Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

 GEOGRAPHIC CONCENTRATION OF COMMERCIAL MORTGAGES MAY EXPOSE COMMERCIAL
  MORTGAGE PORTFOLIO TO REGIONAL ECONOMIC FLUCTUATIONS

  Although the Company anticipates no geographic diversification of the properties underlying the Company's Commercial Mortgages, it does not expect to set specific limitations on the aggregate percentage of its portfolio composed of such properties located in any one area (whether by state, zip code or other geographic measure). For the period from the Company's commencement of operations to March 31, 1997, 58% and 42% of the Commercial Mortgages purchased by the Company were secured by properties located in Arizona and California, respectively. Concentration in any one area will increase exposure of the Company's portfolio to the economic and natural hazard risks associated with such area. Repayments by borrowers and the market value of the mortgaged properties on the related Commercial Mortgage may be affected by economic conditions generally or in regions where the mortgaged properties are located, conditions in the real estate market where the mortgaged properties securing the related Commercial Mortgage are located, changes in governmental rules and fiscal policies, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers.

  Management estimates that a majority of the Commercial Mortgages held by the Company for portfolio investment will be secured by properties in California. Certain parts of California have experienced an economic downturn in recent years, particularly in areas of high defense industry concentration, and have suffered the effects of certain natural hazards such as earthquakes, fires and floods.

 PREPAYMENT RESTRICTIONS ON COMMERCIAL MORTGAGES MAY BE INSUFFICIENT TO DETER PREPAYMENTS

  It is expected that substantially all of the Commercial Mortgages (other than Commercial Mortgages associated with condominium conversions and other multifamily properties) originated by the Company will contain provisions restricting prepayments of such Commercial Mortgages. Such restrictions may prohibit prepayments in whole or in part during a specified period of time and/or require the payment of a prepayment charge in connection with the prepayment thereof. Such prepayment restrictions can, but do not necessarily, provide a deterrent to prepayments. Prepayment charges may be in an amount which is less than the figure which would fully compensate for the difference in yield upon reinvestment of the prepayment proceeds against its expected yield to maturity of the Commercial Mortgage. There can be no assurance that the borrower on a Commercial Mortgage which is being prepaid will have sufficient financial resources to pay all or a portion of any required prepayment charges, particularly where the prepayment results from acceleration of the Commercial Mortgage following a payment default. No assurance can be given that, at the time any prepayment charges are required to be made in connection with a defaulted Commercial Mortgage, foreclosure proceeds will be sufficient to make such payments. No representation or warranty is made as to the effect of such prepayment charges on the rate of prepayment of the related Commercial Mortgage. In addition, prepayments on Commercial Mortgages held by the Long-Term Investment Operations during periods of low or declining interest rates may decrease net income if the Long-Term Investment Operations is unable to invest in Commercial Mortgages with a comparable interest rate.

  The enforceability, under the laws of a number of states, of provisions similar to the provisions in the Commercial Mortgages providing for the payment of prepayment charges upon a voluntary or involuntary prepayment is unclear. In particular, no assurance can be given that, at any time that any prepayment charge is required to be made in connection with an involuntary prepayment, the obligation to pay such prepayment charge will be enforceable under applicable law or, if enforceable, that foreclosure proceeds will be sufficient to make such payment. Proceeds recovered in respect of any defaulted Commercial Mortgage will, in general, be applied to cover outstanding property protection expenses and servicing expenses and unpaid principal and interest prior to being applied to cover any prepayment charge due in connection with the liquidation of such Commercial Mortgage.

 BALLOON PAYMENT AT MATURITY AND EXTENSION MATURITY INCREASES LENDER RISKS

  The Company expects that a substantial percentage of its Commercial Mortgages will have a balloon payment due for each such Commercial Mortgage at its respective maturity date. Commercial Mortgages with balloon payments involve a greater risk to a lender than self-amortizing loans, because the ability of a borrower to pay such amount will normally depend on its ability to fully refinance the Commercial Mortgage or sell the related property at a price sufficient to permit the borrower to make the balloon payments. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including, without limitation, the value of the related property, the level of available mortgage interest rates at the time of refinancing, the related borrower's equity in the property, the financial condition and operating history of the borrower and the related property, the strength of the commercial and multifamily real estate markets, tax laws, and prevailing general economic conditions. Neither ICH nor any of its affiliates is under any obligation to refinance any Commercial Mortgage.

 ENVIRONMENTAL RISKS MAY ADVERSELY AFFECT VALUE OF UNDERLYING COMMERCIAL
 MORTGAGES

  Contamination of real property may give rise to a lien on that property to assure payment of the cost of clean-up or, in certain circumstances, may result in liability to the lender for that cost. Such contamination may also reduce the value of the property. A "Phase I" environmental site assessment will generally be performed on mortgaged properties with a loan balance over $1.5 million. For loan balances below $1.5 million, the Company will require the borrower to prepare an environmental worksheet. Depending on the results of the worksheet, the Company may require a Phase I environmental site assessment. For certain of the mortgaged properties, depending on the result of the Phase I environmental site assessment, a further regulatory file review and/or Phase II environmental site assessment will be performed.

  ICCC's servicing guidelines require it to obtain an environmental site assessment of a mortgaged property prior to acquiring title thereto or assuming its operation. Such requirement effectively precludes enforcement of the security for the related Commercial Mortgage until a satisfactory environmental site assessment is obtained or until any required remedial action is thereafter taken but will decrease the likelihood that ICH will become liable for a material adverse environmental condition at the mortgaged property. However, there can be no assurance that the servicing guidelines will effectively insulate ICH from potential liability for a materially adverse environmental condition at any mortgaged property.

  On April 29, 1992, the United States Environmental Protection Agency ("EPA") issued a final rule intended to protect lenders from liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"). This rule was in response to a 1990 decision of the United States Court of Appeals for the Eleventh Circuit, United States
v. Fleet Factors Corp., which narrowly construed the security interest exemption under CERCLA to hold lenders liable if they had the capacity to influence their borrower's management of hazardous waste. On February 4, 1994, the United States Court of Appeals for the District of Columbia Circuit in Kelley v. Environmental Protection Agency invalidated this EPA rule. As a result of the Kelley case, the state of the law with respect to the secured creditor exemption and the scope of permissible activities in which a lender may engage to protect its security interest remain uncertain. EPA and the Department of Justice ("DOJ"), however, issued a joint policy memorandum in which these agencies announced that they would continue to follow the "Lender Liability Rule" vacated by the Kelley case. These agencies indicated that prior to its invalidation, several courts adhered to the terms of the "Lender Liability Rule" or interpreted CERCLA in a manner consistent with the "Lender Liability Rule." EPA and DOJ indicated in the September 22, 1995 memorandum that they intend to follow this line of cases. This EPA/DOJ policy, however, would not necessarily affect the potential for lender liability in actions by parties other than EPA or under laws or legal theories other than CERCLA. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof.

  Environmental clean-up costs may be substantial. It is possible that such costs could become a liability of ICH reducing the return to holders of the Company's Common Stock if such remedial costs were incurred.

CERTAIN ASPECTS OF CMBSS

 GENERAL

  CMBSs are securities that represent an interest in, or are secured by, Commercial Mortgages. The CMBS market is newer and in terms of total outstanding principal amount of issues is relatively small compared to the total size of the market for residential mortgage-backed securities. CMBSs have been issued in public and private transactions by a variety of agency and private-label issuers. CMBSs have been issued using a variety of structures, some of which were developed in the residential mortgage context, including multi-class structures featuring senior and subordinated classes. Because of the great diversity in characteristics of the Commercial Mortgages that secure CMBSs, however, such securities have unique features and characteristics.

  CMBSs may pay fixed or floating rates of interest. CMBSs generally have been structured as mortgage pass-through securities or as mortgage pay-through securities, although other structures are possible. With a typical mortgage pass-through security, payment of principal and interest on the underlying mortgages, following deduction of servicing expenses, is passed through directly to holders of the securities. Mortgage pay-through securities represent an obligation of the issuer, secured by a pool of mortgage loans pledged as collateral for payments of principal and interest on the debt instrument. The issuer's obligation to pay principal and interest under a mortgage pay-through security is limited to the pledged collateral.

  CMBSs generally are structured with some form of credit enhancement to protect against potential losses on the underlying Commercial Mortgages. Credit support increases the likelihood of timely and full payment of principal and interest to the more senior class of CMBSs. Because of the particular risks that accompany CMBSs, the amount of such credit support may be substantial. Credit supports used in the CMBSs market has included issuer guarantees, reserve funds, subordinated securities (which bear the risks of default before more senior classes of securities of the same issuer), cross-collateralization and over-collateralization.

  In addition to credit support, CMBSs may be structured with liquidity protections intended to provide assurance of timely payment of principal and interest. Such protections may include surety bonds, letters of credit and payment advance agreements. The value of a liquidity credit support provided by a third party will depend on the continued ability of the party providing the support to do so. Consequently, as part of the process of monitoring the credit quality of a CMBSs, rating agencies will monitor the creditworthiness of providers of related liquidity supports. Unanticipated demands for liquidity assistance or other difficulties encountered by the liquidity support provider that may adversely affect its ability to provide support to an issue may lead to a decline in credit quality and rating downgrades. Delays or difficulties encountered in servicing CMBSs may cause earlier reliance on liquidity supports than was originally anticipated and also may lead to downgrades in credit quality.

  The CMBS market is relatively new and unseasoned. Rating agencies have not had substantial experience over a long period through different economic cycles in assigning ratings to CMBSs or monitoring previously rated CMBSs. The process of rating CMBSs generally involves a more complicated credit analysis than applies to ratings of residential mortgage-backed securities. The process of servicing CMBSs also is more complicated than the servicing of residential mortgage-backed securities, and difficulties encountered in servicing may cause a rating agency to reevaluate or downgrade the credit quality of an issue of CMBSs.

 VALUE OF INTEREST-ONLY, PRINCIPAL-ONLY, RESIDUAL INTEREST AND SUBORDINATED
   SECURITIES SUBJECT TO FLUCTUATION

  ICH's assets will include "interest-only," "principal-only," residual interest and subordinated securities, valued by the Company in accordance with SFAS No. 115, "Accounting for Certain Debt and Equity Securities," if purchased by the Company in the secondary market or in accordance with SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," if created in connection with the securitization of Commercial Mortgages held for sale by ICCC. ICH will record its retained interest in ICCC's securitizations (including "interest-only," "principal-only" and subordinated securities) as investments classified as trading securities and will record its purchased residual interests and subordinated securities as available for sale securities. Realization of these "interest-only," "principal-only," residual interest and subordinated securities in cash is subject to the timing and ultimate realization of cash flows associated therewith, which is in turn effected by the prepayment and loss characteristics of the underlying loans. Because subordinated securities, in general, bear all credit losses prior to the related senior securities, the amount of credit risk associated with any investment in such subordinated securities is significantly greater than that associated with a comparable investment in the related senior securities and, on a percentage basis, the risk associated with holding subordinated securities is greater than holding the underlying mortgage loans directly due to the concentration of losses in such subordinated securities and that subordinated securities receive payments of principal and interest after such payments on related senior securities and the underlying Commercial Mortgages. The Company will estimate future cash flows from these "interest-only," "principal-only," residual interest and subordinated securities and value such securities utilizing assumptions that it believes to be consistent with those that would be utilized by an unaffiliated third party purchaser. If actual experience differs from the assumptions used in the determination of the asset value, future cash flows and earnings could be negatively impacted, and the Company could be required to reduce the value of its "interest-only," "principal-only," residual interest and subordinated securities in accordance with SFAS No. 115 and SFAS
125. The value of such securities can therefore fluctuate widely and may be extremely sensitive to changes in discount rates, projected mortgage loan prepayments and loss assumptions. The Company believes that its aggregate delinquency and loan loss experience will increase as its Commercial Mortgage portfolio matures. To the Company's knowledge, the market for the sale of the " interest-only," "principal-only," residual interest and subordinated securities is limited. No assurance can be given that "interest-only," "principal-only," residual interest and subordinated securities could be sold at their reported value, if at all. See "Business--Long-Term Investment Operations--Investments in Commercial Mortgage-Backed Securities."

  The risks of investing in CMBSs include risks that the existing credit support will prove to be inadequate, either because of unanticipated levels of losses or, if such credit support is provided by a third party, because of difficulties experienced by such credit support provider. Delays or difficulties encountered in servicing CMBSs may cause greater losses and, therefore, greater resort to credit support than was originally anticipated, and may cause a rating agency to downgrade a security.

  The Company also bears risk of loss on any CMBSs it purchases in the secondary market. To the extent third parties have been contracted to insure against these types of losses, the Company would be dependent in part upon the creditworthiness and claims paying ability of the insurer and the timeliness of reimbursement in the event of a default on the underlying obligations. Further, the insurance coverage for various types of losses is limited, and losses in excess of the limitation would be borne by the Company.

RISKS RELATED TO OPERATIONS

 REDUCTION IN DEMAND FOR COMMERCIAL MORTGAGES AND THE COMPANY'S LOAN PRODUCTS
   MAY ADVERSELY AFFECT THE COMPANY'S OPERATIONS

  The availability of Commercial Mortgages meeting the Company's criteria is dependent upon, among other things, the size and level of activity in the commercial and multi-family real estate lending market. The size and level of activity in the commercial and multifamily real estate lending market depend on various factors, including the level of interest rates, regional and national economic conditions and inflation and deflation in commercial and multifamily property values, as well as the general regulatory and tax environment as it relates to mortgage lending. See "Business--Regulation." To the extent the Company is unable to obtain sufficient Commercial Mortgages meeting its criteria, the Company's business will be adversely affected.

  In general, lower interest rates prompt greater demand for Commercial Mortgages, because more entities can afford to purchase commercial and multi-family properties, and refinancing transactions increase. However, if low interest rates are accompanied by a weak economy and high unemployment, demand for Commercial Mortgages may decline. Conversely, higher interest rates and decreased levels of commercial and multi-family activity may lower Commercial Mortgage purchase volume levels, resulting in decreased economies of scale and higher costs per unit, reduced fee income, smaller gains on the sale of Commercial Mortgages and lower net income.

 RISK OF DECREASE IN NET INTEREST INCOME DUE TO INTEREST RATE FLUCTUATIONS;
   PREPAYMENT RISKS OF COMMERCIAL MORTGAGES

  The Company's earnings may be affected by changes in market interest rates. In conducting its Conduit Operations, the Company is subject to the risk of rising mortgage interest rates between the time the Company commits to purchase Commercial Mortgages at a fixed price and the time the Company sells or securitizes those Commercial Mortgages. An increase in interest rates will generally result in a decrease in market value of Commercial Mortgages that the Company has committed to purchase at a fixed price, but has not yet sold or securitized.

  Higher rates of interest may discourage potential borrowers from refinancing Commercial Mortgages or borrowing to purchase or expand a multifamily building or office complex or other type of commercial mortgage property, thus decreasing the volume of Commercial Mortgages available to be purchased by the Conduit Operations. In addition, an increase in short-term interest rates may decrease or eliminate or, in certain circumstances, cause to be negative, the Company's net interest spread during the accumulation of Commercial Mortgages held for sale or the net interest spread on Commercial Mortgages held for investment when such loans are financed through reverse repurchase agreements. Should short-term interest rates exceed long-term interest rates (an "inverted yield curve" scenario), the negative effect on the Company's net interest spread would likely be coupled with a reduction in any earnings on any servicing portfolio held by the Company to the extent prepayments on the underlying Commercial Mortgages increased as long-term interest rates declined. See "--Risks Associated with Dependence on Securitizations."

  In conducting its Long-Term Investment Operations, a significant portion of the Company's commercial mortgage assets held for long-term investment consist of Commercial Mortgages that bear interest at an adjustable rate ("ARMs") or pass-through rates based on short-term interest rates, and substantially all of the Company's borrowings bear interest at fixed rates and have maturities of less than 60 days. Consequently, changes in short-term interest rates may significantly influence the Company's net interest income. Commercial Mortgages owned by the Company that are ARMs or CMBSs backed by ARMs are subject to periodic interest rate adjustments based on objective indices such as the Prime Rate, CMT Index or LIBOR. Interest rates on the Company's borrowings are also based on short-term indices. To the extent any of the Company's commercial mortgage assets are financed with borrowings bearing interest based on an index different from that used for the related commercial mortgage assets, so-called "basis" interest rate risk may arise. In such event, if the index used for the subject commercial mortgage assets is a "lagging" index (such as the 11th District Cost of Funds) that reflects market interest rate changes on a delayed basis, and the rate borne by the related borrowings reflects market rate changes more rapidly, the Company's net interest income will be adversely affected in periods of increasing market interest rates. Additionally, the Company's commercial mortgage assets are subject to periodic interest rate adjustments that may be less frequent than the increases or decreases in rates borne by the borrowings or financings utilized by the Company. Accordingly, in a period of increasing interest rates, the Company could experience a decrease in net interest income or a net loss because the interest rates on borrowings could adjust faster than the interest rates on the Company's Commercial Mortgages that are ARMs or CMBSs backed by ARMs. Moreover, ARMs are typically subject to periodic and lifetime interest rate caps, which limit the amount an ARMs interest rate can change during any given period. The Company's borrowings are not subject to similar restrictions. Hence, in a period of rapidly increasing interest rates, the Company could also experience a decrease in net interest income or a net loss in the absence of effective hedging because the interest rates on borrowings could increase without limitation by caps while the interest rates on the Company's Commercial Mortgages that are ARMs and CMBSs backed by ARMs would be so limited. Further, some ARMs may be subject to periodic payment caps that result in some portion of the interest accruing on the ARMs being deferred and added to the principal outstanding. This could result in less cash received by the Company on its Commercial Mortgages that are ARMs than is required to pay interest on the related borrowings, which will not have such payment caps and may result in an increased level of default on such Commercial Mortgages. The Company expects that the net effect of these factors, all other factors being equal, will be to lower the Company's net interest income or cause a net loss during periods of rapidly rising interest rates, which could negatively impact the market price of the Company's Common Stock. No assurance can be given as to the amount or timing of changes in income. To the extent that the Company utilizes short-term debt financing for fixed rate Commercial Mortgages or CMBSs backed by fixed rate mortgages, the Company may also be subject to interest rate risks. To the extent that any warehouse loans made by the Company bear interest based upon an intermediate-term index while the Company's borrowings to fund such loans bear interest based upon a short-term index, the Company will be subject to the risk of narrowing interest rate spreads.

  Higher rates of interest may have a negative effect, in particular, on the yield of any Company portfolio of "principal-only" CMBSs and other types of CMBSs purchased at a discount. If the Company were required to dispose of any "principal-only" CMBSs held in its portfolio in a rising rate environment, a loss could be incurred. Lower long-term rates of interest may negatively affect the yield on any Company portfolio of "interest-only" CMBSs, servicing fees receivable, and other Commercial Mortgages and CMBSs purchased at a premium. It is also possible that in certain low interest rate environments the Company would not fully recoup any initial investment in such securities or investments. See "--Risks of Potential Net Interest and Operating Losses in Connection with Borrowing and Substantial Leverage; Liquidity."

  Although the Company's Commercial Mortgages that are ARMs generally contain lock-outs on prepayments and prepayment penalties to reduce exposure to prepayments, mortgage prepayment rates vary from time to time and may cause changes in the amount of the Company's net interest income. Prepayments on Commercial Mortgages that are ARMs and CMBSs backed by ARMs generally increase when fixed mortgage interest rates fall below the then-current interest rates on such Commercial Mortgages and generally decrease when fixed mortgage interest rates exceed the then-current interest rate on such Commercial Mortgages. Prepayment experience also may be affected by the geographic location of the property securing the Commercial Mortgages, the credit grade of the Commercial Mortgage, the assumability of the Commercial Mortgage, the ability of the borrower to convert to a fixed-rate loan, conditions in the Commercial Mortgage and financial markets and general economic conditions. In addition, prepayments on ARMs are affected by conditions in the fixed-rate mortgage market. Furthermore, the existence of balloon payments may result in obligors refinancing their Commercial Mortgage earlier than if such mortgages fully amortize over the maturity of the Commercial Mortgage. See "Business-- Conduit Operations."

  Prepayments of Commercial Mortgages could affect the Company in several adverse ways. A substantial portion of the ARMs purchased by the Company (either directly as Commercial Mortgages or through CMBSs backed by ARMs) will be newly originated within six months of purchase and generally may bear initial interest rates which are lower than their "fully-indexed" rates (the applicable index plus the margin). In the event that such an ARM is prepaid prior to or soon after the time of adjustment to a fully-indexed rate, the Company will have experienced an adverse effect on its net interest income during the time it held such ARM compared with holding a fully-indexed ARM and will have lost the opportunity to receive interest at the fully-indexed rate over the expected life of the ARM. In the event that the Company experiences a significant level of prepayments on Commercial Mortgages that are ARMs in a declining interest rate environment, the Company could experience a drop in net interest income due to an inability to reinvest such prepayments in comparable Commercial Mortgages or CMBSs.

  The prepayment of any Commercial Mortgages that had been purchased at a premium by the Company would result in the immediate write-off of any remaining capitalized premium amount and a consequent decrease in the Company's interest income. The Conduit Operations' strategy at the present time is to originate or purchase Commercial Mortgages on a "servicing released" basis (i.e., the Company will acquire both the Commercial Mortgages and the rights to service them). This strategy requires payment of a higher purchase price by the Company for the Commercial Mortgages, and to the extent a premium is paid, the Company is more exposed to the adverse effects of early prepayments of the Commercial Mortgages, as described above, and may not recognize a significant level of gain or may experience a loss with respect to its servicing operations.

 RISKS OF POTENTIAL NET INTEREST AND OPERATING LOSSES IN CONNECTION WITH
   BORROWINGS AND SUBSTANTIAL LEVERAGE; LIQUIDITY

  The Company anticipates employing a financing strategy to increase the size of its investment portfolio by borrowing a substantial portion (up to approximately 88%, depending on the nature of the underlying asset) of the market value of substantially all of its investments in Commercial Mortgages and CMBSs. The Company initially intends to maintain a ratio of equity capital (book value of stockholders' equity) to total assets of approximately 15%. The Company has elected to utilize CMO borrowings to a substantial degree because CMOs are more consistent with ICH's maintenance of its REIT tax status. CMOs receive financing treatment as opposed to sale treatment. Financing treatment allows the Company to recognize spread income over time as qualifying interest income under the REIT gross income tests, as compared to gains at ICCC from the issuance of pass-through securities which receives sale treatment and is fully taxable. The value of the assets collateralizing CMO borrowings are reflected on the Company's balance sheet, while the value of the assets backing pass-through securities are not reflected on the balance sheet. Consequently, CMO borrowings tend to increase the assets of the Company and to reduce the Company's ratio of equity capital to total assets, as compared to the sale of pass-through securities.

  A majority of other Company borrowings are collateralized, currently in the form of warehouse line agreements. In the future, such borrowings may be collateralized in the form of reverse repurchase agreements. Both forms of collateralization are based on the market value of the Company's assets pledged to secure the specific borrowings. The cost of borrowings under such agreements corresponds to the referenced interest rate (e.g., the Prime Rate, CMT Index or LIBOR) plus or minus a margin. The margin over or under the referenced interest rate varies depending upon the lender, the nature and liquidity of the underlying collateral, the movement of interest rates, the availability of financing in the market and other factors. If the returns on the Commercial Mortgages and CMBSs financed with borrowed funds fail to cover the cost of the borrowings, the Company will experience net interest losses. See "Business--Long-Term Investment Operations."

  The use of CMOs as financing vehicles tends to increase the Company's leverage as Commercial Mortgages held for CMO collateral are retained for investment rather than sold in a secondary market transaction. Retaining mortgage loans as CMO collateral exposes the Company to greater potential credit losses than from the use of securitization techniques that are treated as sales. The creation of a CMO involves an equity investment by the Company to fund collateral in excess of the amount of the securities issued. Should the Company experience credit losses greater than expected, the value of the Company's equity investment in its CMOs would decrease and the Company's financial condition and results of operations would be materially adversely affected.

  The ability of the Company to achieve its investment objectives depends not only on its ability to borrow money in sufficient amounts and on favorable terms but also on the Company's ability to renew or replace on a continuous basis its maturing short-term borrowings. The Company's business strategy relies on short-term borrowings to fund long-term Commercial Mortgages and investment securities available for sale. In the event the Company is not able to renew or replace maturing borrowings, the Company could be required to sell, under adverse market conditions, all or a portion of its Commercial Mortgages and investment securities available for sale, and could incur losses as a result. In addition, in such event the Company may be required to terminate hedge positions, which could result in further losses to the Company. Such events could have a material adverse effect on the Company.

  Certain of the Company's Commercial Mortgages may be cross-collateralized to secure multiple borrowing obligations of the Company to a single lender. A decline in the market value of such assets could limit the Company's ability to borrow or result in lenders initiating margin calls (i.e., requiring a pledge of cash or additional Commercial Mortgages to re-establish the ratio of the amount of the borrowing to the value of the collateral). The Company could be required to sell Commercial Mortgages under adverse market conditions in order to maintain liquidity. If these sales were made at prices lower than the carrying value of its Commercial Mortgages, the Company would experience losses. A default by the Company under its collateralized borrowings could also result in a liquidation of the collateral, including any cross-collateralized assets, and a resulting loss of the difference between the value of the collateral and the amount borrowed. Additionally, in the event of a bankruptcy of the Company, certain reverse repurchase agreements may qualify for special treatment under the Bankruptcy Code, the effect of which is, among other things, to allow the creditors under such agreements to avoid the automatic stay provisions of the Bankruptcy Code and to liquidate the collateral under such agreements without delay. Conversely, in the event of a bankruptcy of a party with whom the Company had a reverse repurchase agreement, the Company might experience difficulty repurchasing the collateral under such agreement if it were to be repudiated and the Company's claim against the bankrupt lender for damages resulting therefrom were to be treated simply as one of an unsecured creditor. Should this occur, the Company's claims would be subject to significant delay and, if and when received, may be substantially less than the damages actually suffered by the Company. See "Business--Long-Term Investment Operations--Financing."

  To the extent the Company is compelled to liquidate Commercial Mortgages or CMBSs classified as Qualified REIT Assets to repay borrowings, ICH may be unable to comply with the REIT asset and income tests, possibly jeopardizing ICH's status as a REIT. Gain from the sale or other disposition of such assets may be included under the 30% gross income test, which requires, in general, that short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions, and gain on the sale or other disposition of real property held for less than four years represent less than 30% of the REIT's gross income for each taxable year. The Code does not provide for any mitigating provisions with respect to the 30% gross income test. Accordingly, if ICH failed to meet the 30% gross income test, its status as a REIT would terminate automatically. See "Federal Income Tax Considerations--Taxation of ICH--Income Tests."

  The REIT provisions of the Code require ICH to distribute to its stockholders substantially all of its taxable income. As a result, such provisions restrict the Company's ability to retain earnings and replenish the capital committed to its business activities.

  The Company's liquidity is also affected by its ability to access the debt and equity capital markets. To the extent that the Company is unable to regularly access such markets, the Company could be forced to sell assets at unfavorable prices or discontinue various business activities in order to meet its liquidity needs. As a result, any such inability to access the capital markets could have a negative impact on the Company's earnings.

  Substantially all of the assets of the Conduit Operations will be pledged to secure the repayment of reverse repurchase agreements or other borrowings. In addition, substantially all of the Commercial Mortgages that the Company has originated or purchased and will in the future originate or purchase have been or will be pledged to secure borrowings pending their securitization or sale or as a part of their long-term financing. The cash flows received by the Company from its investments that have not yet been distributed, pledged or used to originate or purchase Commercial Mortgages or other investments may be the only unpledged assets available to unsecured creditors and stockholders in the event of liquidation of the Company.

 RISKS ASSOCIATED WITH DEPENDENCE ON SECURITIZATIONS

  In connection with its Conduit Operations, ICCC will engage in securitizations and bulk whole loan sales. In connection with the issuance of CMBSs by ICCC, such securities are expected to be non-recourse to ICCC, except in the case of a breach of the standard representations and warranties made by ICCC when Commercial Mortgages are securitized. While ICCC may have recourse to the correspondents of Commercial Mortgages for any such breaches, there can be no assurance of such correspondents' abilities to honor their respective obligations. ICCC may engage in bulk whole loan sales pursuant to agreements that provide for recourse by the purchaser against ICCC (and, in certain cases, ICH as guarantor) in the event of a breach of representation or warranty made by ICCC, any fraud or misrepresentation during the Commercial Mortgage origination process or upon early default on such Commercial Mortgages. ICCC has generally limited the remedies of such purchasers to the remedies ICCC receives from the persons from whom ICCC purchased such Commercial Mortgages. However, in some cases, the remedies available to a purchaser of Commercial Mortgages from ICCC are broader than those available to ICCC against its correspondents, and should a purchaser exercise its remedies against ICCC, ICCC may not always be able to enforce whatever remedies ICCC may have against its correspondents. ICCC may from time to time provide provisions for loan losses related to estimated losses from the breach of a standard representation and warranty.

  The Company plans on securitizing a substantial portion of the Commercial Mortgages it originates and purchases. ICCC expects to rely significantly upon securitizations to generate cash proceeds for repayment of any warehouse lines and to create credit availability. Further, gains on sales from ICCC's securitizations are expected to represent a significant portion of ICCC's earnings. Several factors are expected to affect the Company's ability to complete securitizations of its Commercial Mortgages, including conditions in the securities markets generally, conditions in the CMBSs market specifically, the credit quality of the Commercial Mortgages originated or purchased by the Conduit Operations, the volume of ICCC's Commercial Mortgage originations and purchases, and the Company's ability to obtain credit enhancement. If ICCC were unable to securitize profitably a sufficient number of its Commercial Mortgages in a particular financial reporting period, then the Company's revenues for such period would decline, which could result in lower income or a loss for such period. In addition, unanticipated delays in closing a securitization could also increase ICCC's interest rate risk by increasing the warehousing period for its Commercial Mortgages.

  The Company also expects to rely on securitizations in the form of CMO borrowings to finance a substantial portion of the Commercial Mortgages held by the Long-Term Investment Operations. Any reduction in the Company's ability to complete securitizations would require the Company to utilize other sources of financing which may be on less favorable terms.

  In connection with its securitizations the Company will endeavor to sell all securities subjecting it to a first loss risk. However, the market for such securities in securitizations of Commercial Mortgages is generally limited. Such investment decision may subject the Company to a greater degree of credit risk than in traditional securitizations involving residential mortgage loans. As a result, the Company may be required to hold securities subjecting the Company to a first loss risk in order to effectuate its securitizations of Commercial Mortgages.

 RISKS OF FAILING TO HEDGE AGAINST INTEREST RATE CHANGES EFFECTIVELY; RISK OF
  LOSSES ASSOCIATED WITH HEDGING

  To mitigate risks associated with its Conduit Operations, the Company, through ICCC, enters into transactions designed to hedge interest rate risks, which may include mandatory and optional forward selling of Commercial Mortgages or CMBSs, U.S. Treasuries, interest rate caps, floors and swaps and buying and selling of futures and options on futures. To mitigate risks associated with its Long-Term Investment Operations, the Company's policy is to attempt to match the interest rate sensitivities of its adjustable rate mortgage assets held for investment with the associated liabilities. The Company may purchase interest rate caps, interest rate swaps or similar instruments to attempt to mitigate the cost of its variable rate liabilities increasing at a faster rate than the earnings on its subject assets during a period of rising interest rates. The nature and quantity of the hedging transactions for the Conduit Operations and the Long-Term Investment Operations is determined by the Company based on various factors, including market conditions and the expected volume of Commercial Mortgage originations and purchases, and there have been no limitations placed on the Company's use of certain instruments in such hedging transactions. No assurance can be given that such hedging transactions will offset the risks of changes in interest rates, and it is possible that there will be periods during which the Company could incur losses after accounting for its hedging activities. See "Business--Hedging."

 COMMERCIAL MORTGAGE SERVICING RIGHTS SUBJECT TO VOLATILITY

  When ICCC purchases Commercial Mortgages that include the associated servicing rights or originates Commercial Mortgages, the allocated cost of the servicing rights will be reflected on its financial statements as Commercial Mortgage Servicing Rights ("CMSRs"). CMSRs are amortized in proportion to, and over the period of, expected future net servicing income.

  SFAS No. 125 requires that a portion of the cost of acquiring a mortgage loan be allocated to the mortgage loan servicing rights based on its fair value relative to the loan as a whole. To determine the fair value of the servicing rights created, ICCC uses a valuation model that calculates the present value of future net servicing revenues to determine the fair value of the servicing rights. In using this valuation method, ICCC incorporates assumptions that it believes market participants would use in estimating future net servicing income which include estimates of the cost of servicing, an inflation rate, ancillary income per Commercial Mortgage, a prepayment rate, a default rate and a discount rate commensurate with the risks involved.

  CMSRs are subject to some degree of volatility in the event of unanticipated prepayments or defaults. Prepayments in excess of those anticipated at the time CMSRs are recorded could result in a decline in the fair value of the CMSRs below their carrying value requiring a provision to increase the CMSRs' valuation allowance. The rate of prepayment of Commercial Mortgages is affected by a variety of economic and other factors, including prevailing interest rates and the availability of alternative financing. The effect of those factors on Commercial Mortgage prepayment rates may vary depending on the particular type of Commercial Mortgage. Estimates of prepayment rates are made based on management's expectations of future prepayment rates, which are based, in part, on the historical rate of prepayment of ICCC's Commercial Mortgages, and other considerations. There can be no assurance of the accuracy of the Company's prepayments estimates. If actual prepayments with respect to loans serviced occur more quickly than were projected at the time such Commercial Mortgages were sold, the carrying value of the CMSRs may have to be reduced through a provision recorded to increase the CMSRs' valuation allowance in the period the fair value declined below the CMSRs' carrying value. If actual prepayments with respect to Commercial Mortgages occur more slowly than estimated, the carrying value of CMSRs would not increase, although total income would exceed previously estimated amounts and the related valuation allowances, if any, could be unnecessary.

 RISKS OF CONTRACTED SUB-SERVICING MAY ADVERSELY AFFECT DELINQUENCY RATIOS AND
   OTHERWISE AFFECT COMPANY PERFORMANCE

  ICCC currently contracts for the sub-servicing of all Commercial Mortgages it originates or purchases and holds for sale or investment with third-party sub-servicers. As with any external service provider, ICCC is subject to risks associated with inadequate or untimely services. Many of ICCC's borrowers require notices and reminders to keep their Commercial Mortgages current and to prevent delinquencies and foreclosures. A substantial increase in the ICCC's delinquency rate or foreclosure rate could adversely affect its ability to access profitably the capital markets for its financing needs, including future securitizations. ICCC regularly reviews the delinquencies of its servicing portfolio. Although the Conduit Operations periodically reviews the costs associated with establishing operations to service the loans it purchases, it has no plans to establish and perform servicing operations at this time. See "Business--Servicing."

  Each of ICCC's sub-servicing agreements with its third-party sub-servicers are expected to provide that if ICCC terminates the agreement without cause (as defined in the agreement), ICCC may be required to pay the third-party sub-servicer a fee. Further, one such agreement currently provides that ICCC shall pay the third-party sub-servicer a transfer fee per Commercial Mortgage for any Commercial Mortgage which ICCC transfers to another sub-servicer without terminating the agreement. Depending upon the size of ICCC's loan portfolio sub-serviced at any point in time, the termination penalty that ICCC would be obligated to pay upon termination without cause, may be substantial.

  ICCC intends to subcontract with sub-servicers to service the Commercial Mortgages for any of the Company's public securitizations. With respect to such Commercial Mortgages, the related pooling and servicing agreements would permit ICCC to be terminated as servicer under specific conditions described in such agreements, which generally include the failure to make payments, including advances, within specific time periods. Such termination would generally be at the option of the trustee but not at the option of the Company. If, as a result of a sub-servicer's failure to perform adequately, ICCC were terminated as servicer of a securitization, the value of any servicing rights held by ICCC would be adversely impacted. In addition, if a new sub-servicer were selected with respect to any such securitization, the change in sub-servicing may result in greater delinquencies and losses on the related loans, which would adversely impact the value of any "interest-only," "principal-only," residual interest and subordinated securities held by the Company in connection with such securitization.

 COSTS OF COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE
   SUBSTANTIAL

  Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged property securing one of the Company's Commercial Mortgages does not comply with the ADA, ICH or the related borrower, as the case may be, is likely to incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

OTHER CONSIDERATIONS

  In connection with a commercial or multifamily property, the property owner may utilize tenant leases, including anchor tenant leases, which contain certain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of such leases, including anchor tenant leases, may be either subordinate to the liens created by the Commercial Mortgages purchased by the Company or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the Commercial Mortgages and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents). If a Commercial Mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the Commercial Mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the Commercial Mortgage. Part of the foregoing could have a material adverse effect on the value of the Commercial Mortgage.

  Certain of Commercial Mortgages may be secured in part by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the lender as further security for the related Commercial Mortgage, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgage property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect to the borrower, the lender's ability to collect the rents may be adversely affected.

 SUBORDINATE INDEBTEDNESS MAY AFFECT VALUE OF UNDERLYING COMMERCIAL MORTGAGES

  Substantially all of the Company's Commercial Mortgage documents either permit the borrower or do not prohibit the borrower from entering into subordinate indebtedness. Where subordinate indebtedness is permitted, the subordinate lender is not required to enter into an intercreditor agreement; however, in many cases there are preconditions (such as minimum combined debt service coverage ratios) which must be satisfied prior to the mortgagor being permitted to incur subordinate indebtedness. The encumbrance of a property by subordinate indebtedness without execution of an intercreditor agreement increases the risk to the senior lienholder posed by the subordinate debt. In such cases, there would be no restriction on the junior lienholder's exercise of remedies. The presence of subordinate debt can hinder conveyance to the senior lienholder by deed in lieu of foreclosure, effectively forcing foreclosure. Similarly, the presence of subordinate debt can hinder loan modification due to the concern that modification may corrupt subordination and place the subordinate lender in pari passu status with the senior lienholder in whole or in part.

 JUNIOR MORTGAGES MAY AFFECT COMPANY'S RIGHTS

  In certain circumstances, Commercial Mortgages originated by the Company may be secured by junior mortgages which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of ICH, as beneficiary under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property securing the junior mortgage unless the ICH's subordinate interest in the mortgaged property in foreclosure litigation or satisfies the defaulted senior loan.

 EXPERIENCE OF THE MANAGER IN MANAGING A COMMERCIAL MORTGAGE REIT

  The Company will be dependent for the monitoring of its day-to-day operations, including, but not limited to, the selection, structuring and monitoring of its assets and associated borrowings and on the diligence and skill of the officers and employees of the Manager. The Manager is a recently formed entity with no significant assets and no prior history of operations. Although all of the persons who will become officers of the Manager upon the closing of this Offering have experience in the operations of a REIT due to their involvement as officers of IMH, none of such persons has any prior experience in managing a Commercial Mortgage REIT. See "REIT Advisors, Inc." for further descriptions of the business experience of key management personnel.

 ADVERSE CONSEQUENCES OF FAILURE TO MAINTAIN REIT STATUS; ICH SUBJECT TO TAX
   AS A REGULAR CORPORATION

  ICH has operated and intends to continue to operate so as to qualify as a REIT under the Code. Although ICH believes that it has operated and will continue to operate in such a manner, no assurance can be given that ICH was organized or has operated, or will be able to continue to operate, in a manner which will allow it to qualify as a REIT. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and others on a quarterly basis) established under highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within ICH's control. For example, in order to qualify as a REIT, at least 95% of ICH's gross income in any year must be derived from qualifying sources, and ICH must pay distributions to stockholders aggregating annually at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. At the closing of the Offering, ICH will receive an opinion from Latham & Watkins, tax counsel to ICH, that, commencing with ICH's taxable year ending December 31, 1997, ICH has been organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation has enabled and will enable it to meet the requirements for qualification and taxation as a REIT under the Code. See "Federal Income Tax Considerations--Taxation of ICH" and "Legal Matters." Such legal opinion is based on various assumptions and factual representations by ICH regarding ICH's ability to meet the various requirements for qualification as a REIT, and no assurance can be given that actual operating results will meet these requirements. Such legal opinion is not binding on the Internal Revenue Service (the "Service") or any court.

  Among the requirements for REIT qualification is that the value of any one issuer's securities held by a REIT may not exceed 5% of the value of the REIT's total assets on certain testing dates. See "Federal Income Tax Considerations--Taxation of ICH--Requirements for Qualification." ICH believes that the aggregate value of the securities of ICCC held by ICH have been and will continue to be less than 5% of the value of ICH's total assets. In rendering its opinion as to the qualification of ICH as a REIT, Latham & Watkins is relying on the representation of ICH regarding the value of its securities in ICCC.

  If ICH were to fail to qualify as a REIT in any taxable year, ICH would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and would not be allowed a deduction in computing its taxable income for amounts distributed to its stockholders. Moreover, unless entitled to relief under certain statutory provisions, ICH also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net earnings of ICH available for investment or distribution to stockholders because of the additional tax liability to ICH for the years involved. In addition, distributions to stockholders would no longer be required to be made. See "Federal Income Tax Considerations-- Taxation of ICH--Requirements for Qualification."

  Even if ICH maintains its REIT status, it may be subject to certain federal, state and local taxes on its income. For example, if ICH has net income from a prohibited transaction, such income will be subject to a 100% tax. See "Federal Income Tax Considerations--Taxation of ICH." In addition, the net income, if any, from the Conduit Operations conducted through ICCC is subject to federal income tax at regular corporate tax rates. See "Federal Income Tax Considerations--Other Tax Consequences."

 POTENTIAL CHARACTERIZATION OF DISTRIBUTIONS AS UBTI; TAXATION OF TAX-EXEMPT INVESTORS

  In the event that (i) the Company is subject to the rules relating to taxable mortgage pools (discussed below) or the Company is a "pension-held REIT," (ii) a tax-exempt stockholder has incurred indebtedness to purchase or hold its Common Stock or is not exempt from federal income taxation under certain special sections of the Code, or (iii) the residual REMIC interests acquired by the Company generate "excess inclusion income," distributions to and, in the case of a stockholder described in (ii), gains realized on the sale of Common Stock by, such tax-exempt stockholder may be subject to federal income tax as unrelated business taxable income as defined in section 512 of the Code ("UBTI"). See "Federal Income Tax Considerations."

 TAXABLE MORTGAGE POOL RISK; INCREASED TAXATION

  A REIT that incurs debt obligations with two or more maturities and which are secured by mortgage loans or mortgage-backed securities may be classified as a "taxable mortgage pool" under the Code if payments required to be made on such debt obligations bear a relationship to the payments received on such assets. If all or a portion of the Company was treated as a taxable mortgage pool, the Company's status as a REIT would not be impaired, but a portion of the taxable income generated by the Company may, under regulations to be issued by the Treasury Department, be characterized as "excess inclusion" income and allocated to the stockholders. Any such excess inclusion income (i) would not be allowed to be offset by the net operating losses of a stockholder, (ii) would be subject to tax as UBTI to a tax-exempt stockholder
(iii) would be subject to the application of federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) with respect to amounts allocable to foreign stockholders, and (iv) would be taxable (at the highest corporate tax rate) to a REIT, rather than its stockholders, to the extent allocable to shares of stock held by disqualified organizations (generally, tax-exempt entities not subject to tax on unrelated business income, including governmental organizations). See "Federal Income Tax Considerations."

  The Company intends to enter into reverse repurchase agreements, warehouse lines agreement, CMOs and other secured lending transactions pursuant to which the Company may borrow funds with differing maturity dates which are cross-collateralized by specific Commercial Mortgages or CMBSs. The Company intends to take the position that its existing financing arrangements do not create a taxable mortgage pool. No assurances can be given, however, that the IRS might not successfully maintain that the Company's financing arrangements constitute a taxable mortgage pool. In addition, the Company may enter into arrangements creating such excess inclusion income in the future.

 INVESTMENT COMPANY ACT RISK

  The Company at all times intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act. Accordingly, the Company does not expect to be subject to the restrictive provisions of the Investment Company Act. The Investment Company Act exempts entities that are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interests"). Under the current interpretation of the staff of the Commission, in order to qualify for this exemption, the Company must maintain at least 55% of its assets directly in Commercial Mortgages, qualifying pass-through certificates and certain other Qualifying Interests in real estate. In addition, unless certain CMBSs represent all the certificates issued with respect to an underlying pool of Commercial Mortgages, such CMBs may be treated as securities separate from the underlying Commercial Mortgages and, thus, may not qualify as Qualifying Interests for purposes of the 55% requirement. The Company's ownership of certain Commercial Mortgages therefore may be limited by the provisions of the Investment Company Act. In addition, in meeting the 55% requirement under the Investment Company Act, the Company intends to consider privately issued certificates issued with respect to an underlying pool as to which the Company holds all issued certificates as Qualifying Interests. If the Commission, or its staff, adopts a contrary interpretation with respect to such securities, the Company could be required to restructure its activities to the extent its holdings of such privately issued certificates did not comply with the interpretation. Such a restructuring could require the sale of a substantial amount of privately issued certificates held by the Company at a time it would not otherwise do so. Further, in order to insure that the Company at all times continues to qualify for the above exemption from the Investment Company Act, the Company may be required at times to adopt less efficient methods of financing certain of its Commercial Mortgages and CMBSs than would otherwise be the case and may be precluded from acquiring certain types of such mortgage assets whose yield is somewhat higher than the yield on assets that could be purchased in a manner consistent with the exemption. The net effect of these factors will be to lower at times the Company's net interest income, although the Company does not expect the effect to be material. If the Company fails to qualify for exemption from registration as an investment company, its ability to use leverage would be substantially reduced, and it would be unable to conduct its business as described herein. Any such failure to qualify for such exemption could have a material adverse effect on the Company.

 FUTURE REVISIONS IN POLICIES AND STRATEGIES AT THE DISCRETION OF THE BOARD OF
   DIRECTORS

  The Board of Directors, including a majority of the Unaffiliated Directors, has established the investment policies and operating policies and strategies set forth in this Prospectus as the investment policies and operating policies and strategies of the Company. With respect to other matters, the Company may, in the future, except as described in this Prospectus but currently has no present plans to, invest in the securities of other REITs for the purpose of exercising control, offer securities in exchange for property or offer to repurchase or otherwise reacquire its shares or other securities. The Company may also, but does not currently intend to underwrite the securities of other issuers. However, any of the policies, strategies and activities referenced above or described in this Prospectus may be modified or waived by the Board of Directors, subject in certain cases to approval by a majority of the Unaffiliated Directors, without stockholder consent.

 EFFECT OF FUTURE OFFERINGS ON MARKET PRICE OF COMMON STOCK

  The Company in the future may increase its capital resources by making additional private or public offerings of its Common Stock, securities convertible into its Common Stock, preferred stock or debt securities. The actual or perceived effect of such offerings, the timing of which cannot be predicted, may be the dilution of the book value or earnings per share of the Common Stock outstanding, which may result in the reduction of the market price of the Common Stock.

 MARKET CONSIDERATIONS

  There is currently no market for the ICH Common Stock, nor is one expected to develop until after the Expiration Date of the Subscription Offer. There can be no assurance that the market price of the ICH Common Stock will not decline after the Subscription Rights Period or that, following the sale of the ICH Shares upon exercise of Subscription Rights or pursuant to the Standby Purchase Agreement, a holder of ICH shares will be able to sell Shares purchased in the Offering at a price equal to or greater than the Subscription Price. The election to exercise Subscription Rights in the Offering is irrevocable. Moreover, until certificates for ICH Shares are delivered, purchasers of ICH Shares may not be able to sell the ICH Shares that they have purchased in the Offering. Certificates representing ICH Shares purchased pursuant to the Primary Subscription Privilege will be delivered as soon as practicable after the Expiration Date. For ICH Shares purchased pursuant to the Over-Subscription Privilege, delivery of certificates will occur as soon as practicable after all prorations and adjustments contemplated by the terms of the Subscription Offer have been effected. There can be no assurance that the market price of the ICH Common Stock purchased pursuant to the Subscription Offer will not decline below the Subscription Price before such ICH Shares are delivered.

  THE BOARD OF DIRECTORS OF IMH HAS NOT MADE ANY RECOMMENDATION TO IMH HOLDERS REGARDING WHETHER THEY SHOULD EXERCISE THEIR SUBSCRIPTION RIGHTS.

 SHARES ELIGIBLE FOR FUTURE SALE

  Sale of substantial amounts of the Company's Common Stock in the public market or the prospect of such sales could materially and adversely affect the market price of the Common Stock. The Shares issuable upon exercise in full of all Subscription Rights and the Standby Purchase Agreements will be immediately eligible for sale in the public market without restriction. The remaining 615,078 or 1,423,405 shares of Common Stock to be outstanding upon the closing of this Offering, assuming the Minimum Offering Amount and the Maximum Offering Amount, respectively, is sold, will be restricted in nature; 300,000 of such Shares will not be saleable pursuant to Rule 144 or otherwise until February 1998 and the balance of such shares will not be saleable until March 1998. In addition, upon the closing of this Offering, IMH will also hold 1,078,922 or 270,595 shares of ICH Class A Stock, assuming the Minimum Offering Amount and the Maximum Offering Amount, respectively, is sold. The number of shares of ICH Common Stock and ICH Class A Stock held by IMH, and the eligibility of such shares for future sales, will be affected by future issuances of ICH Common Stock by the Company and dispositions of shares of ICH Common Stock by IMH. The Company, IMH and other stockholders of the Company have agreed with the Dealer Managers that, for a period of 120 days following the commencement of this Offering, they will not sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares (other than pursuant to employee plans or the DRP) without the prior written consent of the Dealer Managers. See "Shares Eligible for Future Sale." Stock options for 200,000 shares of Common Stock will be granted to executive officers, employees and Directors of the Company upon the closing of this Offering exercisable at the Subscription Price, none of which, except in the event of a change of control of the Company, will be exercisable until 1998; an estimated additional 500,000 shares of Common Stock are reserved for future issuance after the closing date of this Offering pursuant to the Company's Stock Option and Awards Plan. The shares reserved for issuance pursuant to the Company's Stock Option and Awards Plan will be increased or decreased to an amount equal to 10% of the Shares sold in this Offering, subject to a minimum of 400,000 shares. The Company intends to register under the Securities Act shares reserved for issuance pursuant to the DRP and the Stock Option and Awards Plan. See "Dividend Reinvestment Plan," "Imperial Credit Commercial Holdings, Inc.--Stock Option and Awards Plan" and "Description of Capital Stock."

 CLASSIFICATION AND RECLASSIFICATION OF STOCK; ISSUANCE OF PREFERRED STOCK;
   RESTRICTIONS ON OWNERSHIP OF COMMON STOCK; POSSIBLE ANTI-TAKEOVER EFFECT

  ICH's Articles of Incorporation and the amendments thereto (the "Charter") authorize the Board of Directors to issue shares of Preferred Stock, to reclassify any unissued shares of Common Stock and to classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock into one or more classes or series of stock. Unissued shares of Preferred Stock may be issued from time to time in one or more classes or series of stock with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption as shall be determined by the Board of Directors, subject to the provisions of the Charter regarding restrictions on transfer of stock. Preferred Stock is available for possible future financing of, or acquisitions by, ICH and for general corporate purposes without further stockholder authorization. Thus, the Board could authorize the issuance of shares of Preferred Stock with terms and conditions which could have the effect of delaying, deferring or preventing a change in control of ICH or other transaction that might involve a premium price for holders of Common Stock or otherwise be in their best interest. The Preferred Stock, if issued, may have a preference on dividend payments which could reduce the assets available to ICH to make distributions to the common stockholders. See "Description of Capital Stock."

  In order for ICH to maintain its qualification as a REIT under the Code not more than 50% in value of the outstanding shares of ICH's stock, including Common Stock, may be owned, actually or constructively, by or for five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of a taxable year (other than the first year for which the election to be treated as a REIT has been made). Furthermore, after the first taxable year for which a REIT election is made, ICH's shares of stock, including Common Stock, must be held by a minimum of 100 persons for at least 335 days of a 12-month taxable year (or a proportionate part of a shorter taxable year). In order to protect ICH against the risk of losing REIT status due to a concentration of ownership among its stockholders, the Charter limits actual or constructive ownership of the outstanding shares of Common Stock by any person to 9.8% (the "Ownership Limit") (in value or in number of shares, whichever is more restrictive) of the then outstanding shares of Common Stock. See "Description of Capital Stock--Repurchase of Shares and Restrictions on Transfer." Although the Board of Directors presently has no intention of doing so (except as described below), the Board of Directors, in its sole discretion, could waive the Ownership Limit with respect to a particular person if it were satisfied, based upon the advice of tax counsel or otherwise, that ownership by such person in excess of the Ownership Limit would not jeopardize ICH's status as a REIT. The Board of Directors may from time to time increase or, subject to certain limitations, decrease the Ownership Limit. Actual or constructive ownership of shares of Common Stock in excess of the Ownership Limit, or, with the consent of the Board of Directors, such other limit, will cause the violative transfer of ownership to be void with respect to the intended transferee or owner as to that number of shares in excess of such limit, and such shares will be automatically transferred to a trustee in a trust for the benefit of a charitable beneficiary. The trustee of such trust shall sell such shares and distribute the net proceeds generally as follows: the intended transferee shall receive the lesser of (i) the price paid by the intended transferee for such excess shares and (ii) the sales proceeds received by the trustee for such excess shares. Any proceeds in excess of the amount payable to the intended transferee will be paid immediately to the charitable beneficiary. In addition, shares of Common Stock held in trust shall be deemed to have been offered for sale to ICH, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust and (ii) the Market Price (as defined below) on the date ICH, or its designee, accepts such offer. ICH shall have the right to accept such offer until the trustee has sold the shares held in the trust. Upon such a sale to ICH, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the intended transferee. Also, such intended transferee shall have no right to vote such shares or be entitled to dividends or other distributions with respect to such shares. See "Description of Capital Stock--Repurchase of Shares and Restrictions on Transfer" for additional information regarding the Ownership Limit.

  These provisions may inhibit market activity and the resulting opportunity for ICH's stockholders to receive a premium for their shares that might otherwise exist if any person were to attempt to assemble a block of shares of Common Stock in excess of the number of shares permitted under the Charter. Such provisions also may make ICH an unsuitable investment vehicle for any person seeking to obtain ownership of more than 9.8% of the outstanding shares of Common Stock.

  In addition, certain provisions of the Maryland General Corporation Law ("MGCL") and of ICH's Charter and Bylaws may also have the effect of delaying, deferring or preventing a change in control of the Company or other transaction that might involve a premium price for holders of Common Stock or otherwise be in their best interest. See "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws."

                                 THE OFFERING

TERMS OF THE SUBSCRIPTION OFFER

  The Company is offering to the holders (the "IMH Holders") of shares of common stock and options to purchase shares of common stock of IMH (collectively, the "IMH Shares") as of the close of business on June , 1997, the record date for the Subscription Offer (the "Record Date"), the right to subscribe (the "Subscription Rights") for an aggregate of up to 7,000,000 shares (the "ICH Shares") of the Company's Common Stock at a rate of one ICH Share for each IMH Share held on the Record Date at a price of $15.00 per ICH Share (the "Subscription Price"). The Subscription Rights are evidenced by subscription notification certificates (the "Subscription Notification Certificates"), which will be mailed to all IMH Holders, except as described below under "Foreign Restrictions." An IMH Holder's right to acquire during the Subscription Rights Period (as defined below) at the Subscription Price one ICH Share for every IMH Share held is hereinafter referred to as the "Primary Subscription Privilege." Any IMH Holder who fully exercises all Subscription Rights pursuant to the Primary Subscription Privilege may be entitled to subscribe for additional ICH Shares at the Subscription Price (the "Over-Subscription Privilege").

  Subscription Rights may be exercised at any time during the period (the
"Subscription Rights Period") commencing on June   , 1997 and ending at 5:00
p.m., New York City time, on July   , 1997 (the "Expiration Date"). See "--
Expiration of the Subscription Offer."

  Over-Subscription Privilege. To the extent Record Date IMH Holders do not exercise all of their Subscription Rights pursuant to the Primary Subscription Privilege, any ICH Shares represented by such unexercised Subscription Rights will be offered to those IMH Holders who exercise all of their Subscription Rights. Pursuant to the Over-Subscription Privilege, IMH Holders who exercise all of their Subscription Rights will be asked to indicate, on the Subscription Notification Certificate, how many additional ICH Shares they would like to purchase pursuant to the Subscription Offer. As discussed below under "--Maximum Subscription Offer Amount," assuming that sufficient ICH Shares remain after exercise of the Primary Subscription Privilege and assuming that the Company does not exercise its right to reduce the number of ICH Shares issuable pursuant to the Over-Subscription Privilege, as discussed below, all over-subscription requests will be honored in full; otherwise, over-subscription requests will be honored pro rata.

  Maximum Subscription Offer Amount. The Board of Directors of the Company has determined to limit the amount of ICH Shares that may be subscribed for pursuant to the Subscription Offer to 7,000,000 (the "Maximum Subscription
Offer Amount"). As of the Record Date, there were     IMH Shares outstanding.
If all Subscription Rights were to be exercised pursuant to the Primary Subscription Privilege, the amount of ICH Shares to be issued pursuant to such exercise requests would exceed the Maximum Subscription Offer Amount. Accordingly, if the amount of ICH Shares requested to be purchased pursuant to the exercise of Subscription Rights in the Primary Subscription Privilege exceeds the Maximum Subscription Offer Amount, the ICH Shares issued will be pro rated among the IMH Holders that exercised their Subscription Rights based upon the number of IMH Shares held of record by such IMH Holders on the Record Date. If each IMH Holder were to exercise its Subscription Right in the Primary Subscription Privilege to the fullest extent, the effect of the Maximum Subscription Offer Amount would be that each IMH Holder would
receive     ICH shares for each IMH Share held.

  In the event that the number of ICH Shares requested to be purchased pursuant to the exercise of Subscription Rights in the Primary Subscription Privilege does not exceed the Maximum Subscription Offer Amount, such requests for purchase pursuant to the Primary Subscription Privilege will be honored in full. After honoring the requests for purchase of ICH Shares pursuant to the Primary Subscription Privilege, the Company will determine the additional amount of ICH Shares requested to be purchased pursuant to the Over-Subscription Privilege. If the number of such ICH Shares requested to be purchased pursuant to the Over-Subscription Privilege, taken together with the ICH Shares to be issued pursuant to the Primary Subscription Privilege, would not exceed the Maximum Subscription Offer Amount, the requests for purchase pursuant to the Over-

Subscription Privilege will, subject to the Company's determination as described above, be honored in full. In the event that the number of ICH Shares requested to be purchased pursuant to the Over-Subscription Privilege, after honoring in full all requests for purchase pursuant to the Primary Subscription Privilege, would exceed the Maximum Subscription Offer Amount, then the ICH Shares to be issued pursuant to the Over-Subscription Privilege will be pro rated among the IMH Holders that exercised their Over-Subscription Privileges based upon the number of IMH Shares held of record by such IMH Holders on the Record Date. For purposes of determining the maximum number of ICH Shares an IMH Holder may acquire pursuant to the Subscription Offer, broker-dealers whose IMH Shares are held of record by Cede or by any other depository or nominee will be deemed to be the holders of the Subscription Rights delivered to Cede or such other depository or nominee on their behalf.

  Subscription Price. The Subscription Price for the ICH Shares to be issued pursuant to the Subscription Offer will be equal to $15.00 per ICH Share. The minimum purchase pursuant to the Subscription Offer is 100 ICH Shares ($1,500). Accordingly, holders of fewer than 100 IMH Shares will be able to participate in the purchase of ICH Shares pursuant to the Subscription Offer only if such IMH Holders fully exercise their Subscription Rights pursuant to the Primary Subscription Privilege and request sufficient additional ICH Shares in the Over-Subscription Privilege such that the aggregate number of ICH Shares subscribed for is at least 100 ICH Shares and that the fulfillment of such requests, after taking into account the provisions referred to above, would result in at least 100 ICH Shares being issued in the Offering to such IMH Holder.

  Non-Transferability of Subscription Rights. The Subscription Rights are non-transferable and, therefore, may not be purchased or sold. The Subscription Rights are offered to Record Date IMH Holders, which term, for purposes of the Subscription Offer, includes (i) the person or persons who are the owners, co-owners and beneficiaries of the account in which the IMH Shares are held (collectively, the "Designated Persons") and (ii) any account (including a trust, Individual Retirement Account, qualified plan account or other similar arrangement) for which any Designated Person is directly or indirectly an owner, a co-owner or a beneficiary.

  Expiration of the Subscription Offer. The Subscription Offer will expire at
5:00 p.m., New York City time, on July   , 1997. The Subscription Rights will
expire on the Expiration Date and thereafter may not be exercised.

  Method of Exercise of Subscription Rights. Subscription Rights are evidenced by Subscription Notification Certificates which will be mailed to IMH Holders or, if an IMH Holder's IMH Shares are held by Cede, or any other depository or nominee on their behalf, to Cede, or such depository or nominee, except as discussed below under "--Foreign Restrictions." Subscription Rights may be exercised by completing the Subscription Notification Certificate which accompanies this Prospectus and mailing it in the envelope provided, or otherwise delivering the completed Subscription Notification Certificate to the Subscription Agent, together with payment in full for the ICH Shares at the Subscription Price. Subscription Notification Certificates may also be exercised by contacting your broker, banker or trust company, which can arrange, on your behalf, to guarantee delivery of payment and of a properly completed Subscription Notification Certificate (the "Notice of Guaranteed Delivery"). A fee may be charged for this service. Completed Subscription Notification Certificates must be received by the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date (unless the guaranteed delivery procedures are complied with as described below under "--Information Agent--Payment for ICH Shares") at the offices of the Subscription Agent at the address set forth below under "--Subscription Agent."

  . IMH Holders Who Are Record Owners. IMH Holders who are record owners can choose between either option set forth under "--Information Agent-- Payment for ICH Shares" below. If time is of the essence, option (2) will permit delivery of the Subscription Notification Certificate and payment after the Expiration Date.

  . IMH Holders Whose IMH Shares Are Held By A Nominee. IMH Holders whose IMH Shares are held by a nominee, such as a broker or trustee, must contact that nominee to exercise their Subscription Rights. In that case, the nominee will complete the Subscription Notification Certificate on behalf of the investor and arrange for proper payment by one of the methods set forth under "--Information Agent--Payment for ICH Shares" below.

  . Nominees. Nominees who hold IMH Shares for the account of others should notify the beneficial owners of such IMH Shares as soon as possible to ascertain such beneficial owners' intentions and to obtain instructions with respect to the Subscription Privileges. If the beneficial owner so instructs, the nominee should complete the Subscription Notification Certificate and submit it to the Subscription Agent with the proper payment described under "--Information Agent--Payment for ICH Shares" below.

  Foreign Restrictions. Subscription Notification Certificates will not be mailed to Record Date IMH Holders whose record addresses are outside the United States (the term "United States" includes the District of Columbia and the territories and possessions of the United States) ("Foreign Record Date IMH Holders"). Foreign Record Date IMH Holders will receive written notice of the Subscription Offer. The Subscription Rights to which such Subscription Notification Certificates relate will be held by the Subscription Agent for such Foreign Record Date IMH Holders' accounts until instructions are received to exercise the Subscription Rights. If no instructions have been received by the Expiration Date, the Subscription Rights of those Foreign Record Date IMH Holders will expire.

  Subscription Agent. The Subscription Agent is BankBoston, N.A., which will receive a fee estimated to be not greater than $25,000 for its administrative, processing, invoicing and other services, inclusive of its out-of-pocket expenses related to the Offer, which fee will be paid by the Company. SIGNED SUBSCRIPTION NOTIFICATION CERTIFICATES TOGETHER WITH PAYMENT OF THE SUBSCRIPTION PRICE MUST BE SENT TO BANKBOSTON, N.A. BY ONE OF THE METHODS DESCRIBED BELOW. THE COMPANY WILL ACCEPT ONLY SUBSCRIPTION NOTIFICATION CERTIFICATES ACTUALLY RECEIVED ON A TIMELY BASIS AT ANY OF THE ADDRESSES LISTED.

  (1) BY FIRST CLASS MAIL, OVERNIGHT COURIER OR BY HAND:



    BY MAIL:                                            BY OVERNIGHT COURIER:

    To: Boston EquiServe LP                             To: BankBoston, N.A.
    Attention: Corporate Reorganization                 Attention: Corporate
    Department                                          Reorganization Department
    P.O. Box 9061                                       c/o Boston EquiServe LP
    Boston, MA 02205-8686                               70 Campanelli Drive
                                                        Braintree, MA 02184

    BY HAND:

    Securities Transfer & Reporting Services Inc.
    c/o Boston EquiServe LP
    55 Broadway 3rd Floor
    New York, New York 10006


  (2) BY FACSIMILE (TELECOPIER), with the original Subscription Notification Certificate to be sent by one of the methods described above:

    Facsimile number: (617) 794-6333
    Confirm by telephone: (617) 794-6388

DELIVERY TO AN ADDRESS OTHER THAN THOSE LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

INFORMATION AGENT

  Any question or requests for assistance may be directed to the information agent (the "Information Agent") at its telephone number and address listed below:

                       Shareholder Communications Corp.
                           1(800) 733-8481 ext. 353

  IMH Holders may also contact their brokers or nominees for information with respect to the Subscription Offer.

  The Information Agent will receive a fee estimated to be $40,000 including reimbursement for its out-of-pocket expenses related to the Subscription Offer, which fee will be paid by the Company.

  Payment for ICH Shares. IMH Holders who acquire ICH Shares pursuant to the Primary Subscription Privilege and pursuant to the Over-Subscription Privilege may choose the following methods of payment:

     (1) An IMH Holder can send the Subscription Notification Certificate together with payment for the ICH Shares subscribed for in the Primary Subscription Privilege and for additional ICH Shares subscribed for pursuant to the Over-Subscription Privilege to the Subscription Agent, calculating the total payment on the basis of the Subscription Price of $15.00 per ICH Share. To be accepted, such payment, together with the completed Subscription Notification Certificate, must be received by the Subscription Agent at the Subscription Agent's office at the address set forth above prior to 5:00 p.m., New York City time, on the Expiration Date. The Subscription Agent will deposit all checks and money orders received by it prior to the final payment date into a segregated interest-bearing account (which interest will, except as described below, be paid to the Company) pending proration and distribution of the ICH Shares. A PAYMENT PURSUANT TO THIS METHOD MUST BE IN UNITED STATES DOLLARS BY MONEY ORDER OR CHECK DRAWN ON A BANK LOCATED IN THE UNITED STATES, MUST BE PAYABLE TO "IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC." AND MUST ACCOMPANY AN EXECUTED SUBSCRIPTION NOTIFICATION CERTIFICATE TO BE ACCEPTED. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, YOU ARE STRONGLY URGED TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF A CERTIFIED OR CASHIER'S CHECK OR MONEY ORDER.

     (2) Alternatively, a subscription will be accepted by the Subscription Agent if, prior to 5:00 p.m., New York City time, on the Expiration Date, the Subscription Agent has received
     (i) payment of the Subscription Price of $15.00 per ICH Share subscribed for pursuant to the Primary Subscription Privilege and for any additional ICH Shares subscribed for pursuant to the Over-Subscription Privilege and (ii) a Notice of Guaranteed Delivery by facsimile (telecopy) or otherwise from a bank, a trust company,or a New York Stock Exchange member guaranteeing delivery of a properly completed Subscription Notification Certificate. The Subscription Agent will not honor a Notice of Guaranteed Delivery unless a properly completed Subscription Notification Certificate for the ICH Shares is received by the Subscription Agent by the close of business not later than three business days after the
     Expiration Date (July   , 1997) (the "Settlement Date").

  The Subscription Agent will deposit all checks received by it prior to the final date into a segregated interest bearing account pending distribution of the ICH Shares. To the extent such amounts are delivered to the Company in connection with the purchase of ICH Shares, interest on such amounts will accrue to the benefit of the Company; to the extent that any such amounts are returned to the IMH Holders as excess payment, as described above, or are returned as a result of the failure to sell the Minimum Subscription Offering Amount, interest on such excess amount will be paid to such IMH Holders.

  Whichever of the two methods described above is used, issuance of the ICH Shares is subject to collection of checks and actual payment pursuant to any Notice of Guaranteed Delivery.

  IMH HOLDERS WILL HAVE NO RIGHT TO RESCIND THEIR SUBSCRIPTION AFTER RECEIPT OF THEIR PAYMENT FOR ICH SHARES BY THE SUBSCRIPTION AGENT.

  THE METHOD OF DELIVERY OF SUBSCRIPTION NOTIFICATION CERTIFICATES AND PAYMENT OF THE SUBSCRIPTION PRICE TO THE COMPANY WILL BE AT THE ELECTION AND RISK OF THE HOLDERS OF THE SUBSCRIPTION RIGHTS, BUT IF SENT BY MAIL IT IS RECOMMENDED THAT SUCH CERTIFICATES AND PAYMENT BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY TO THE COMPANY AND CLEARANCE OF PAYMENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, YOU ARE STRONGLY URGED TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER'S CHECK OR MONEY ORDER.

  All questions concerning the timeliness, validity, form and eligibility of any exercise of Subscription Rights will be determined by the Company, whose determinations will be final and binding. The Company in its sole discretion may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Subscription Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the fund determines in its sole discretion. The Company will not be under any duty to waive notification of any defect or irregularity in connection with the submission of Subscription Notification Certificates or incur any liability for failure to give such notification.


  Confirmation of Purchases. Subscription Rights may be exercised at any time during the Subscription Period, which commences on the date of this Prospectus
and ends at 5:00 p.m., New York City time, on July   , 1997 (the "Expiration
Date"). Subscription Rights will expire on the Expiration Date and thereafter may not be exercised. Assuming the Minimum Offer Amount is achieved, on or within one business day after the Settlement Date (the "Initial Confirmation Date"), the Subscription Agent or someone on its behalf will send to the Dealer Managers for confirmation to each subscribing IMH Holder (or, if the IMH Shares are held by Cede or any other depository or nominee, to Cede or such depository or nominee), an initial statement showing (i) the number of ICH Shares to be acquired on the Initial Closing Date in the Primary Subscription Privilege and the number, if any, of ICH Shares to be acquired on the Initial Closing Date pursuant to the Over-Subscription Privilege, and (ii) the estimated number, if any, of ICH Shares that may be acquired on the Supplemental Closing Date which amount is subject to reduction, adjustment and proration. The "Supplemental Closing Date" is a date, to be determined by the Company and the Dealer Managers, within 30 calendar days from the Initial Closing Date. Upon determination of the Supplemental Closing Date, the Subscription Agent or someone on its behalf will send to the Dealer Managers a supplemental confirmation statement showing (i) the number, if any, of ICH Shares acquired on the Supplemental Confirmation Date pursuant to the Over-Subscription Privilege and (ii) any excess payment to be refunded to each subscribing IMH Holder (or, if the IMH Shares are held by Cede or any other depository or nominee, to Cede or such depository or nominee), in connection with a proration of ICH Shares. If applicable, the Subscription Agent will mail any refund, with interest, due a Record Date IMH Holder as promptly as possible.

  If the Company believes, following the Initial Closing Date, that the issuance of all or a portion of the estimated number, if any, of ICH Shares that may be acquired on the Supplemental Closing Date will have an adverse effect upon the operations of the Company or the market for the Company's Common Stock, then the Company will have the right, subject to the consent of the Dealer Managers, to reduce the number of ICH Shares issuable on the Supplemental Closing Date to all Record Date IMH Holders, to the extent necessary in the opinion of the Company, upon consultation with the Dealer Managers, to avoid such adverse effect. Such opinions and determinations of the Company shall be conclusive and binding.

  Pending issuance of certificates representing ICH Shares, funds received for the exercise of Subscription Rights in the Primary Subscription Privilege and, if applicable, pursuant to the Over-Subscription Privilege will be held in a segregated escrow account. If ICH Shares are not issued pursuant to the Primary Subscription Privilege or if a Record Date IMH Holder requesting ICH Shares pursuant to the Over-Subscription Privilege is allocated less than all of the ICH Shares so requested, then the funds held in escrow paid by that Record Date IMH Holder as the Subscription Price for ICH Shares not so issued or allocated shall be returned by mail with interest as soon as practicable after the Supplemental Closing Date and after all prorations and adjustments contemplated by the terms of the Subscription Offer have been effected.

                          IMPORTANT DATES TO REMEMBER

      EVENT
      -----
      Record Date............................................... June     , 1997
      Subscription Rights Period................................ June     , 1997
                                                                       to
                                                                 July     , 1997
      Expiration Date........................................... July     , 1997
      Subscription Notification Certificates and Payment Due*... July     , 1997
      Notice of Guaranteed Delivery Due*........................ July     , 1997
      Guarantees of Delivery Due*............................... July     , 1997
      Initial Confirmation Date................................. July     , 1997
      Initial Closing Date...................................... July     , 1997
      Supplemental Closing Date................................. August   , 1997

--------

*An IMH Holder exercising Subscription Rights must deliver either (i) a Subscription Notification Certificate and payment for ICH Shares or (ii) a
Notice of Guaranteed Delivery and payment for ICH Shares by July   , 1997.

TERMS OF THE STANDBY OFFER

  In addition to the Subscription Offer, the Company is offering (the "Standby Offer," and together with the Subscription Offer, the "Offering") to certain persons that may or may not be Record Date IMH Holders (the "Standby Purchasers"), pursuant to standby purchase agreements (the "Standby Purchase Agreements") Subscription Rights for at least 998,326 shares of Common Stock (the "Minimum Standby Offer Amount") but not more than 3,039,908 shares of Common Stock (the "Maximum Standby Offer Amount"). The purchase price per Standby Share is equal to the Subscription Price of $15.00. The number of Standby Shares subscribed for will be included for purposes of achieving the Minimum Offering Amount, as described below.

  It is anticipated that each Standby Purchase Agreement may be subject to an individual minimum and maximum Standby purchase amount. In addition, the obligation of the Standby Purchasers will be subject to the sale of the Minimum Offering Amount in connection with the Offering.

  The Company has agreed to pay the Dealer Managers a fee for their financial advisory, marketing and soliciting services equal to 4.25% of the aggregate Subscription Price for Standby Shares issued and sold to Standby Purchasers pursuant to the Standby Purchase Agreements.

MINIMUM OFFERING AMOUNT

  The Board of Directors of the Company has determined not to proceed with the Offering unless an aggregate of at least 2,600,000 Shares (the "Minimum Offering Amount") are subscribed for in the Offering (inclusive of Standby Shares that may be subscribed for pursuant to Standby Purchase Agreements). In the event the Minimum Offering Amount is not reached, amounts delivered to the Subscription Agent in connection with the exercise of Subscription Rights or by Standby Purchasers will be returned promptly after the Expiration Date to the IMH Holders that exercised such Subscription Rights or to such Standby Purchasers, as the case may be, in each case, together with any interest earned thereon.

MAXIMUM OFFERING AMOUNT

  The team "Maximum Offering Amount" as used herein shall refer to the Maximum Subscription Offer Amount and the Maximum Standby Offer Amount, collectively.

REGULATORY LIMITATIONS

  The Company will not be required to issue Shares pursuant to the Primary Subscription Privilege or the Over-Subscription Privilege, or pursuant to Standby Purchase Agreements, to any person who, in the opinion of the Company, would (i) be required to obtain prior clearance or approval from any state or federal regulatory authority to own or control such Shares if, at the Expiration Date, such clearance or approval has not been obtained or any required waiting period has not expired; or (ii) acquire such Shares in violation of the ownership restrictions set forth in the Charter which are intended to preserve the Company's tax status as a REIT. In addition, under current interpretations by the NASD of its rules concerning initial public offerings, member firms of the NASD and associated persons of such member firms may be precluded from requesting additional ICH Shares pursuant to the Over-Subscription Privilege.

                                USE OF PROCEEDS

  Achievement of (i) the Minimum Offering Amount only, (ii) the Maximum Subscription Offer Amount or (iii) the Maximum Offering Amount would result in net proceeds to the Company of approximately $36.3 million, $99.5 million or $143.1 million, respectively, in each case after deducting estimated offering expenses and Solicitation and Dealer Manager fees. It is expected that approximately 70% and 25% of such proceeds will be used to provide funding for the Company's Long-Term Investment Operations and its Conduit Operations, respectively. See "Business--Long-Term Investment Operations" and "--Conduit Operations." The balance of such proceeds will be used for working capital and general corporate purposes. Pending these uses, the proceeds may be invested temporarily to the extent consistent with the REIT provisions of the Code.

  The Company anticipates that it will fully invest its net proceeds of this Offering in Commercial Mortgages, CMBSs and finance receivables within 90 days after completion of this Offering.

                       DIVIDEND POLICY AND DISTRIBUTIONS

  The Company intends to distribute 95% or more of its taxable income (which may not necessarily equal net income as calculated in accordance with GAAP) to its common stockholders in each year so as to comply with the REIT provisions of the Code. The Company intends to declare regular quarterly dividends distributions on or about the twenty-second day of the month following said quarter. The Company intends to declare its initial dividend on or about September 30, 1997. Any taxable income remaining after the distribution of the regular quarterly dividends will be distributed annually in a special dividend or prior to the date of the first regular quarterly dividends payment date of the following taxable year. The dividend policy is subject to revision at the discretion of the Board of Directors. All distributions in excess of those required for the Company to maintain REIT status will be made by the Company at the discretion of the Board of Directors and will depend on the taxable earnings of the Company, the financial condition of the Company and such other factors as the Board of Directors deems relevant. The Board of Directors has not established a minimum distribution level. See "Federal Income Tax Considerations."

  Distributions to stockholders will generally be taxable as ordinary income, although a portion of such distributions may be designated by the Company as capital gain or may constitute a tax-free return of capital. The Company will furnish annually to each of its stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, capital gains or return of capital. For a discussion of the federal income tax treatment of distributions by the Company, see "Federal Income Tax Considerations."

                          DIVIDEND REINVESTMENT PLAN

  The Company intends to adopt a Dividend Reinvestment Plan ("DRP") for stockholders who wish to reinvest their dividend distributions in additional shares of Common Stock. All ICH common stockholders will be eligible to participate in the DRP. The following is a description of the anticipated terms of the DRP, which may be subject to change. The DRP will provide common stockholders of ICH with a convenient method of investing cash dividends (in some cases, at a discount and without payment of any brokerage commission or service charge) and investing optional cash payments in additional shares of Common Stock. The price to be paid for shares of Common Stock purchased under the DRP will likely be a price reflecting (i) a discount of approximately 3% (subject to change) from the current market price for the reinvestment of cash dividends and the investment of optional cash payments of up to $10,000, to the extent shares are purchased directly from ICH, (ii) no discount (subject to change) from the market price for the reinvestment of cash dividends and for the investment of optional cash payments of up to $10,000, to the extent shares are purchased on the open market, and (iii) a discount of 0% to 5% (the "Waiver Discount") from the market price for the investment of optional cash payments that exceed $10,000. Each of the discounts will be subject to change (but will not vary from the range of 0% to 5%) from time to time or discontinuance at ICH's discretion after a review of current market conditions, the level of participation in the DRP and ICH's current and projected capital needs. Except with respect to the Waiver Discount, ICH will provide participants with written notice of a change in the applicable discount rate at least thirty days prior to the relevant record date. In addition, participants will be responsible for their pro rata share of brokerage commissions incurred in connection with the purchase of shares on the open market. However, the Board of Directors may in the future determine that ICH will pay such brokerage commissions on behalf of participants. Subject to the availability of shares of Common Stock registered for issuance under the DRP, there will be no total maximum number of shares that can be issued pursuant to the reinvestment of dividends and no pre-established maximum limit applies to optional cash payments that may be made pursuant to Requests for Waiver. BankBoston, N.A., the Company's transfer agent, will act as the trustee and administrator of the DRP (the "Plan Administrator"). All dividends and cash distributions paid with respect to the Common Stock owned by participants in the DRP will be paid directly to the Plan Administrator. If the dividend paid to any common stockholder is not sufficient to purchase one whole share of Common Stock, such common stockholder will be credited with fractional shares, computed to three decimal places. DRP participants will generally be treated as having received a dividend distribution in an amount equal to the fair market value of the Common Stock purchased with the reinvested dividends generally on the date the Plan Administrator credits such Common Stock to the DRP participant's account, plus brokerage commissions and fees, if any, subtracted from the participant's distribution.

  Participants electing to invest optional cash payments in additional shares of Common Stock will be subject to a minimum per month purchase limit of $50 and a maximum per month purchase limit of $10,000 (subject to a waiver). Optional cash payments in excess of $10,000 may be made only upon acceptance by the Company of a completed Request for Waiver form from a participant. Each month, at least three business days prior to each record date, the Company will establish the Waiver Discount applicable to optional cash payments that exceed $10,000. The Waiver Discount, which may vary each month, will be established in the Company's sole discretion after a review of current market conditions, the level of participation in the DRP and the Company's current and projected capital needs. Optional cash payments that do not exceed $10,000 and the reinvestment of dividends in additional shares of Common Stock will not be subject to the Waiver Discount. Optional cash payments of less than $50 and that portion of any optional cash payment which exceeds the maximum monthly purchase limit of $10,000, unless such limit has been waived, will be subject to return to the participant without interest. Participants may request that any or all shares held in the DRP be sold by the Plan Administrator on behalf of such Participants.

  Common stockholders will not be automatically enrolled in the DRP. Each common stockholder desiring to participate must complete and deliver to the Plan Administrator an enrollment form, which will be sent to each eligible common stockholder by the Plan Administrator. Participation in the DRP will commence with all dividends and distributions payable after receipt of a participant's authorization, provided that the authorization must be received by the Plan Administrator prior to the record date for any dividends in order for any common stockholder to be eligible for reinvestment of such dividends. A participant may terminate participation in the DRP at any time upon delivery of a written notice to that effect to the Plan Administrator, provided that the termination notice must be received by the Plan Administrator prior to the record date for any dividends in order for the termination to be effective with respect to such dividends. Upon termination, the Plan Administrator will send to the participant certificates evidencing the whole shares in the participant's account and a check for any fractional shares based on the current market value of the Common Stock on the date of termination.

  Participants will be sent detailed statements showing the amount of dividend or distribution received, the number and price of shares of the Common Stock purchased for their accounts and the total number of shares held by the Plan Administrator for their accounts. Tax information for each calendar year of the DRP will be sent to participants by the Plan Administrator.

  ICH may suspend, terminate, or amend the DRP at any time. Notice will be sent to the participants of any suspension or termination, or of any amendment that alters the DRP terms and conditions, as soon as practicable after such action by ICH.

                                 DILUTION

  The pro forma net tangible book value of the Company as of March 31, 1997 was approximately $(15.3) million or approximately $(9.03) per share. After giving effect to the sale by the Company of the Minimum Offering Amount and the Maximum Offering Amount (assuming a subscription price of $15.00 per share) and the application of the estimated net proceeds therefrom, as set forth in "Use of Proceeds," the as adjusted pro forma net tangible book value of the Company as of March 31, 1997 would have been approximately $51.6 million and $158.4 (excluding $41,000 of intangible assets) respectively, or approximately $12.01 and $13.50 per share, respectively. This represents an immediate increase in pro forma net tangible book value of $2.98 and $4.47 per share, respectively, to existing stockholders and an immediate dilution of $2.99 and $1.50 per share, respectively, or 19.9% and 10.0%, respectively, to new investors purchasing shares in this Offering. The following tables illustrate the dilution on a per share basis:

                     ASSUMING MINIMUM OFFERING AMOUNT

Assumed Subscription Price(1)......................................      $15.00
  Pro forma net tangible book value before this Offering(2)........ 9.03
  Increase attributable to the sale of shares to new investors..... 2.98
                                                                    ----
Pro forma net tangible book value after this Offering(3)...........       12.01
                                                                         ------
Dilution in pro forma net tangible book value of Common Stock to
 new investors(3)..................................................      $ 2.99
                                                                         ======


                       ASSUMING MAXIMUM OFFERING AMOUNT

Assumed Subscription Price(1)......................................      $15.00
  Pro forma net tangible book value before this Offering(2)........ 9.03
  Increase attributable to the sale of shares to new investors..... 4.47
                                                                    ----
Pro forma net tangible book value after this Offering(3)...........       13.50
                                                                         ------
Dilution in pro forma net tangible book value of Common Stock to
 new investors(3)..................................................      $ 1.50
                                                                         ======

--------

(1) Before deduction of underwriting discounts and commissions and estimated offering expenses payable by the Company.

(2) Pro forma net tangible book value per share is determined by dividing the pro forma net tangible book value of the Company (tangible assets less liabilities) by the pro forma number of shares of Common Stock (including ICH Class A Stock) outstanding.

(3) After deduction of underwriting discounts and commissions and estimated offering expenses payable by the Company.

  The following tables set forth on a pro forma basis (i) the number of shares of Common Stock (including ICH Class A Stock) purchased from the Company,
(ii) the total consideration and the average price per share contributed by the existing stockholders based on the Company's book value at March 31, 1997, and (iii) the total consideration and the average price per share paid by new investors, assuming the Minimum Offering Amount and the Maximum Offering Amount.

                     ASSUMING MINIMUM OFFERING AMOUNT

                                 SHARES PURCHASED  TOTAL CONSIDERATION  AVERAGE
                                 ----------------- -------------------   PRICE
                                  NUMBER   PERCENT   AMOUNT    PERCENT PER SHARE
                                 --------- ------- ----------- ------- ---------
Existing Stockholders........... 1,694,000   39.4% $16,285,990   29.5%  $  9.61
New Investors................... 2,600,000   60.6   39,000,000   70.5    $15.00
                                 ---------  -----  -----------  -----
  Total......................... 4,294,000  100.0% $55,285,990  100.0%
                                 =========  =====  ===========  =====

                     ASSUMING MAXIMUM OFFERING AMOUNT

                                SHARES PURCHASED  TOTAL CONSIDERATION   AVERAGE
                               ------------------ --------------------   PRICE
                                 NUMBER   PERCENT    AMOUNT    PERCENT PER SHARE
                               ---------- ------- ------------ ------- ---------
Existing Stockholders.........  1,694,000   14.4% $ 16,285,990    9.8%  $ 9.61
New Investors................. 10,039,908   85.6   150,598,620   90.2   $15.00
                               ----------  -----  ------------  -----
  Total....................... 11,733,908  100.0% $166,884,610  100.0%
                               ==========  =====  ============  =====

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company (i) at March 31, 1997, (ii) pro forma to reflect the Contribution and the exchange by IMH in April 1997 of 299,000 shares of ICH Common Stock held by it for an equivalent number of shares of ICH Class A Stock and (iii) as adjusted assuming the Minimum Offering Amount and Maximum Offering Amount are purchased in full at the Subscription Price of $15.00 per Share and the application of the estimated net proceeds therefrom. See "Use of Proceeds."

                                                           AS ADJUSTED(1)(2)(3)
                                                           ---------------------
                                                    PRO
                                         ACTUAL    FORMA   MINIMUM(4) MAXIMUM(5)
                                         -------  -------  ---------- ----------
                                                    (IN THOUSANDS)
Borrowings under warehouse facilities..  $16,563  $16,563   $16,563    $ 16,563
Stockholders' equity:
  Preferred Stock, $.01 par value per
   share; 6,000,000 shares authorized;
   no shares issued and outstanding
   actual and pro forma; Class A
   Preferred Stock, $.01 par value per
   share; 4,000,000 shares authorized;
   3,000,000 shares issued and
   outstanding actual and pro forma; no
   shares issued and outstanding as
   adjusted minimum and maximum,
   respectively........................       30       30       --          --
  Common Stock, $.01 par value per
   share; 46,000,000 shares authorized;
   599,000 shares issued and
   outstanding actual; 300,000 shares
   issued and outstanding pro forma;
   and 3,215,078 and 11,463,313 issued
   and outstanding as adjusted minimum
   and as adjusted maximum,
   respectively........................        6        3        32         115
  Class A Common Stock, $.01 par value
   per share; 4,000,000 shares
   authorized; no shares issued and
   outstanding actual; 394,000 shares
   issued and outstanding pro forma,
   and 1,078,922 and 270,595 issued and
   outstanding as adjusted minimum and
   as adjusted maximum,
   respectively(6).....................      --         4        11           3
  Additional paid-in capital...........   14,970   14,970    51,257     158,037
  Contributed capital(7)...............      957    1,279     1,279       1,279
  Accumulated deficit..................     (946)    (946)     (946)       (946)
                                         -------  -------   -------    --------
    Total stockholders' equity.........   15,017   15,340    51,633     158,488
                                         -------  -------   -------    --------
    Total capitalization...............  $31,580  $31,903   $68,196    $175,051
                                         =======  =======   =======    ========

-------

(1) After deducting estimated solicitation and Dealer Manager fees, and estimated offering expenses of $1,050,000 payable by the Company, and (i) giving effect to the conversion of 945,234 shares (minimum) and 3,000,000 shares (maximum) of ICH Preferred Stock held by IMH into 315,078 shares (minimum) and 1,000,000 shares (maximum) of ICH Common Stock, and (ii) giving effect to the conversion of 123,405 shares (maximum) of ICH Class A Stock to ICH Common Stock upon the closing of this Offering. See "Distribution Arrangements."

(2) Does not include 700,000 shares of Common Stock reserved for issuance pursuant to the Company's Stock Option and Awards Plan. Options to acquire 200,000 shares of Common Stock will be granted to the executive officers, employees and Directors of the Company upon the closing of this Offering at the Subscription Price. The shares reserved for issuance pursuant to the Company's Stock Option and Awards Plan will be increased or decreased to an amount equal to 10% of the Shares sold in this Offering, subject to a minimum of 400,000 shares. See "Imperial Credit Commercial Holdings, Inc.--Stock Options and Awards Plan."

(3) All ICH Preferred Stock is automatically convertible upon the closing of this Offering into shares of ICH Common Stock determined by multiplying the number of shares of ICH Preferred Stock to be converted by a fraction, the numerator of which is $5.00 and the denominator of which is the Subscription Price. Notwithstanding the foregoing, consistent with IMH's classification as a REIT, IMH shall not be entitled to have converted into ICH Common Stock more than that number of shares of ICH Preferred Stock whereby IMH would own, immediately after such conversion, greater than 9.8% of ICH's outstanding Common Stock. Any shares of ICH Preferred Stock not converted into ICH Common Stock upon the closing of this Offering shall on such date automatically convert into shares of ICH Class A Stock at the same rate as the ICH Preferred Stock converted into Common Stock on said date. Shares of ICH Class A Stock convert into shares of the ICH Common Stock on a one-for-one basis. Upon any subsequent issuances of ICH Common Stock, shares of ICH Class A Stock shall automatically continue to convert into additional shares of the ICH Common Stock, subject to said 9.8% limitation. Upon the closing of this Offering, IMH would hold 315,078 shares of ICH Common Stock and 1,078,922 shares of ICH Class A Stock assuming the Minimum Offering Amount is sold and 1,123,405 shares of ICH Common Stock and 270,595 shares of ICH Class A Stock assuming the Maximum Offering Amount is sold.

(4) Assumes the Minimum Offering Amount is sold.

(5) Assumes the Maximum Offering Amount is sold.

(6) Gives effect to 95,000 shares of ICH Class A Stock to be issued in connection with the Contribution.

(7) The pro forma balance sheet effect of the Contribution if it had occurred on March 31, 1997 would be an increase to ICH's Investment in ICCC of $323,000 and a corresponding increase to Class A Common Stock and contributed capital, representing the 95% economic interest in ICCC's net book value at March 31, 1997.

                            SELECTED FINANCIAL DATA

  The following selected financial data as of March 31, 1997, and for the period from January 15, 1997 (commencement of operations) through March 31, 1997, was derived from the Company's financial statements audited by KPMG Peat Marwick LLP ("KPMG"), independent auditors, whose reports with respect thereto appear elsewhere herein. Such selected financial data should be read in conjunction with the financial statements and the notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" also included elsewhere herein.

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

                  (IN THOUSANDS, EXCEPT PER SHARE DATA)

   BALANCE SHEET DATA:
    Cash and cash equivalents......................................... $  4,400
    Commercial Mortgages held for investment, net.....................   17,522
    Residual interest in securitization...............................   10,025
    Total assets......................................................   32,250
    Borrowings from IWLG..............................................   16,563
    Preferred stock...................................................       30
    Common stock......................................................        6
    Additional paid in capital........................................   14,970
    Contributed capital...............................................      957
    Total stockholders' equity........................................   15,017
   STATEMENT OF OPERATIONS DATA:
    Interest income................................................... $    366
    Interest expense..................................................      279
    Stock compensation expense(1).....................................      957
    Net income (loss).................................................     (946)
    Pro forma net (loss) per share (unaudited)........................    (0.66)

--------

(1) Stock compensation expense of $957,000 represents the difference between the price at which ICH issued 300,000 shares of its Common Stock on February 3, 1997 ($.01 per share) and the estimated fair value of such shares as determined by the Company's management based on an independent valuation, as of February 3, 1997 ($3.20 per share).

                    IMPERIAL COMMERCIAL CAPITAL CORPORATION
                                (IN THOUSANDS)

   BALANCE SHEET AND STATEMENT OF OPERATIONS DATA:
   Total assets........................................................... $667
   Total shareholders' equity.............................................  340
   Stock compensation expense(1)..........................................   25
   Net income (loss)...................................................... (186)

--------
(1) Stock compensation expense of $25,000 represents the difference between the price at which ICCC issued 500 shares of its common stock on February 10, 1997 ($1.00 per share) and the net book value which the Company's management believes approximated the fair value of the 5% economic interest in ICCC represented by such common stock.

PRO FORMA FINANCIAL DATA (UNAUDITED)

  The unaudited pro forma financial data gives effect to the Contribution as if it occurred on March 31, 1997 for the pro forma condensed balance sheet data and on January 15, 1997 (commencement of operations) for the pro forma condensed statement of operations data. Such pro forma financial information should be read in conjunction with the Company's financial statement and notes relating hereto included elsewhere herein.


                    PRO FORMA CONDENSED BALANCE SHEET

                               (UNAUDITED)

                                                   AT MARCH 31, 1997
                                            ------------------------------------
                                            HISTORICAL ADJUSTMENTS     PRO FORMA
                  ASSETS                    ---------- -----------     ---------
                                                     (IN THOUSANDS)
Cash and cash equivalents..................  $ 4,400      $--           $ 4,400
Commercial Mortgages held for investment,
 net.......................................   17,522       --            17,522
Residual interest in securitization........   10,025       --            10,025
Investment in ICCC.........................      --        323(a)           323
Other assets...............................      303       --               303
                                             -------      ----          -------
                                             $32,250      $323          $32,573
                                             =======      ====          =======
   LIABILITIES AND STOCKHOLDERS' EQUITY
Borrowings from IWLG.......................  $16,563       --           $16,563
Other affiliated borrowings................      520       --               520
Accrued interest expense...................      150       --               150
                                             -------      ----          -------
  Total liabilities........................   17,233       --            17,233
Stockholders' equity:
 Preferred Stock, $.01 par value;
  10,000,000 shares authorized; 3,000,000
   shares issued and outstanding historical
   and pro forma (liquidation preference of
   $15,000,000)............................       30       --                30
 Common Stock, $.01 par value;
  46,000,000 shares authorized; 599,000
   shares issued and outstanding historical
   and 300,000 shares issued and
   outstanding pro forma...................        6        (3)(b)            3
 Class A Common Stock $.01 par value;
  4,000,000 shares authorized, no shares
   issued and outstanding historical and
   394,000 shares issued and outstanding
   pro forma...............................      --          4(a),(b)         4
 Additional paid-in capital................   14,970       --            14,970
 Contributed capital.......................      957       322(a)         1,279
 Accumulated deficit.......................     (946)      --              (946)
                                             -------      ----          -------
  Total stockholders' equity...............   15,017       323           15,340
                                             -------      ----          -------
                                             $32,250      $323          $32,573
                                             =======      ====          =======

               PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                               (UNAUDITED)

                                      FOR THE PERIOD FROM
                               JANUARY 15, 1997 (COMMENCEMENT OF
                              OPERATIONS) THROUGH MARCH 31, 1997
                              ---------------------------------------------
                              HISTORICAL     ADJUSTMENTS       PRO FORMA
                              -----------    ------------      ------------
                                        (IN THOUSANDS)
Interest income:
 Commercial Mortgages held
  for investment.............   $      219             --       $        219
 Other.......................          147             --                147
                                ----------      ----------      ------------
  Total interest income......          366             --                366
Interest expense:
 Borrowings for IWLG.........          150             --                150
 Other affiliated borrowings.          129             --                129
                                ----------      ----------      ------------
  Total interest expense.....          279             --                279
                                ----------      ----------      ------------
  Net interest income before
   provision for Commercial
   Mortgage losses...........           87             --                 87
Provision for Commercial
 Mortgage losses.............           13             --                 13
                                ----------      ----------      ------------
  Net interest income........           74             --                 74
Stock compensation expense...          957             --                957
Equity in net loss of ICCC...          --              177 (c)           177
Other expenses...............           63             --                 63
                                ----------      ----------      ------------
                                     1,020             177             1,197
                                ----------      ----------      ------------
  Net income (loss):.........   $     (946)     $     (177)     $     (1,123)
                                ==========      ==========      ============
Pro forma net income (loss)
 per share...................                                   $      (0.66)(d)
                                                                ============

NOTES TO FINANCIAL DATA (UNAUDITED)

(a) Reflects ICH's 95% economic interest in ICCC's net book value at March 31, 1997 contributed pursuant to the Contribution for 95,000 shares of ICH Class A Stock.

(b) Reflects the exchange by IMH of 299,000 shares of ICH's Common Stock for an equivalent number of shares of ICH Class A Stock as if it had occurred on March 31, 1997.

(c) Reflects ICH's 95% economic interest in ICCC's results of operations for the period from January 15, 1997 (commencement of operations) through March 31, 1997.

(d) Pro forma net loss per share has been computed by dividing pro forma net loss by the pro forma weighted average number of shares outstanding (1,694,000 shares).

                 MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  This Prospectus contains forward-looking statements that inherently involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following section, in "Risk Factors" and elsewhere in this Prospectus. The following discussion should be read in conjunction with the Financial Statements and Notes thereto appearing elsewhere in this Prospectus.



RESULTS OF OPERATIONS; IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

  The following discussion relates to the Long-Term Investment Operations prior to the Contribution and excludes the Company's equity interest in ICCC which the Company would obtain pursuant to the Contribution. Historical financial information presented herein should be regarded solely as background information and is not indicative of future results which may vary substantially from those shown herein.

 For the period from January 15, 1997 (commencement of operations) through March 31, 1997

  Revenues were $366,000. Such revenues were comprised primarily of $219,000 of interest income earned on Commercial Mortgages held for investment and $131,000 of interest income from a CMBS held by the Long-Term Investment Operations. Giving effect to the Contribution, the Company's equity interest in the net loss of ICCC for the period from January 15, 1997 (commencement of operations) through March 31, 1997 would have been $177,000. Net loss, excluding the equity interest in the net loss of ICCC was $946,000, primarily due to $957,000 in stock compensation expense relating to the issuance of 300,000 shares of ICH Common Stock.

  Expenses, excluding stock compensation expense, were $355,000, comprised primarily of $279,000 of interest expense related to borrowings from Imperial Warehouse Lending Group, Inc., a subsidiary of IMH ("IWLG"), and borrowings from other affiliates and professional expenses of $60,000. The Company anticipates that expenses will increase in the future as the Company builds its infrastructure, increases its borrowings under warehouse lines of credit and reverse repurchase facilities and relies more heavily on the Manager for its day-to-day operations.

RESULTS OF OPERATIONS; IMPERIAL COMMERCIAL CAPITAL CORPORATION

  The following discussion relates to the operations of ICCC prior to the Contribution. Historical financial information presented herein should be regarded solely as background information and is not indicative of future results which may vary substantially from those shown herein.

 For the period from January 15, 1997 (commencement of operations) through March 31, 1997

  Revenues were $11,000 comprised of $6,000 of interest income, $3,000 gain on sale of loans, and $2,000 of loan servicing income. ICCC incurred a net loss of $186,000.

  Total expenses were $197,000 comprised primarily of $25,000 of stock compensation expense relating to the issuance of 500 shares of ICCC common stock, $63,000 of professional services, $57,000 of personnel expenses and $19,000 of general and administrative and other expense. Total expenses will increase in the future as ICCC expands its infrastructure and servicing portfolio.

LIQUIDITY AND CAPITAL RESOURCES

  The Company's principal liquidity requirements result from the need to fund the origination or purchase of Commercial Mortgages held for sale by ICCC, and the investment in Commercial Mortgages and CMBSs by ICH. Prior to the Contribution, ICCC was funded by intercompany borrowings and $500,000 from the issuance of capital stock and ICH was funded by $15.0 million in investments by IMH, $900,000 in borrowings from IMH and a $200.0 million warehouse line agreement as described below. After the Contribution, the Long-Term Investment Operations and the Conduit Operations will be funded by warehouse lines of credit, reverse repurchase agreements, the issuance of CMOs and CMBSs, and the proceeds from the issuance of capital stock.

  For the period from January 15, 1997 (commencement of operations) through March 31, 1997, net cash provided by operating activities was $5,000 and was affected by $957,000 in stock compensation expense related to the issuance of 300,000 shares of the Common Stock by ICH in February 1997.

  For the period from January 15, 1997 (commencement of operations) through March 31, 1997, net cash used in investing activities was $27.6 million, affected by the purchase by ICH of $17.5 million in Commercial Mortgages and a $10.1 million CMBS.

  For the period from January 15, 1997 (commencement of operations) through March 31, 1997 net cash provided by financing activities was $32.0 million affected by the issuance by ICH of a $15.0 million promissory note to IMH in March 1997 (which was converted into 3,000,000 shares of ICH Preferred Stock in March 1997) and borrowings by ICH of $16.6 million from IWLG in connection with the purchase by the Company of $17.5 million of Commercial Mortgages loans from ICIFC in February 1997.

  In April 1997, the Company entered into a warehouse line agreement to provide up to $200.0 million to finance the Company's businesses. Terms of the warehouse line of credit require that the Commercial Mortgages be held by an independent third party custodian, which gives the Company the ability to borrow against the collateral as a percentage of the fair market value of the Commercial Mortgages. The borrowing rates are expressed in basis points over one-month LIBOR, depending on the type of collateral provided by the Company. The margins on the warehouse line agreement are based on the type of mortgage collateral used and generally range from 85% to 88% of the fair market value of the collateral. The warehouse line agreement is guaranteed by IMH until the Company reaches $50.0 million in stockholders' equity, which will occur upon the closing of this Offering.

  The Company anticipates that approximately 70% and 25% of the net proceeds of this Offering will be used to provide funding for the Company's Long-Term Investment Operations and its Conduit Operations, respectively. The Company believes that cash flow from operations and the aforementioned financing arrangement will be sufficient to meet the current liquidity needs of the two businesses.

INFLATION

  The Financial Statements and Notes thereto presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased costs of the Company's operations. Unlike industrial companies, nearly all of the assets and liabilities of the Company's operations are monetary in nature. As a result, interest rates have a greater impact on the Company's operations' performance than do the effects of general levels of inflation. Inflation affects the Company's operations primarily through its effect on interest rates, since interest rates normally increase during periods of high inflation and decrease during periods of low inflation. During periods of increasing interest rates, demand for mortgage loans and a borrower's ability to qualify for mortgage financing in a purchase transaction may be adversely affected.

ACCOUNTING FOR SERVICING RIGHTS

  When ICCC purchases Commercial Mortgages that include the associated servicing rights, the allocated price paid for the servicing rights, net of amortization based on assumed prepayment rates, is reflected on its financial statements as CMSRs.

  In June 1996, the Financial Accounting Standards Board issued SFAS No. 125, "Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," which supersedes SFAS 122.

  SFAS No. 125 requires that a portion of the cost of purchasing or originating a mortgage loan be allocated to the mortgage loan servicing rights based on its fair value relative to the loan as a whole. To determine the fair value of the servicing rights created, ICCC uses a valuation model that calculates the present value of future net servicing revenues to determine the fair value of the servicing rights. In using this valuation method, ICCC incorporates assumptions that it believes market participants would use in estimating future net servicing income which include estimates of the cost of servicing, an inflation rate, ancillary income per loan, a prepayment rate, a default rate and a discount rate commensurate with the risks involved.

  ICCC determines servicing value impairment by desegregating the conduit operations' servicing portfolio into its predominant risk characteristics. ICCC determines those risk characteristics to be Commercial Mortgage program type and interest rate. These segments of the portfolio are then evaluated, using market prices under comparable servicing sale contracts, when available, or alternatively using the same model as was used to originally determine the fair value at acquisition, using current assumptions at the end of the quarter. The calculated value is then compared to the capitalized recorded value of each Commercial Mortgage type and interest rate segment to determine if a valuation allowance is required. At March 31, 1997, ICCC had capitalized $113,000 of CMSRs.

  CMSRs are subject to some degree of volatility in the event of unanticipated prepayments or defaults. Prepayments in excess of those anticipated at the time CMSRs are recorded could result in a decline in the fair value of the CMSRs below their carrying value requiring a provision to increase the CMSRs' valuation allowance. The rate of prepayment of Commercial Mortgages is affected by a variety of economic and other factors, including prevailing interest rates and the availability of alternative financing. The effect of those factors on Commercial Mortgage prepayment rates may vary depending on the particular type of Commercial Mortgage. Estimates of prepayment rates are made based on management's expectations of future prepayment rates, which are based, in part, on the historical rate of prepayment of ICCC's Commercial Mortgages, and other considerations. There can be no assurance of the accuracy of management's prepayments estimates. If actual prepayments with respect to Commercial Mortgages serviced occur more quickly than were projected at the time such Commercial Mortgages were sold, the carrying value of the CMSRs may have to be reduced through a provision recorded to increase the CMSRs' valuation allowance in the period the fair value declined below the CMSRs' carrying value. If actual prepayments with respect to Commercial Mortgages occur more slowly than estimated, the carrying value of CMSRs would not increase, although total income would exceed previously estimated amounts and the related valuation allowances, if any, could be unnecessary.

                                   BUSINESS

  The following Business section contains forward-looking statements which involve risks and uncertainties. The Company's actual result could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus.

THE COMPANY'S OPERATIONS

  The Company currently operates the Long-Term Investment Operations, which invests primarily in Commercial Mortgages and CMBSs and, as of the closing of this Offering, will engage in the Conduit Operations, which originates, purchases and sells or securitizes Commercial Mortgages. ICH has secured a $200.0 million warehouse line agreement to finance the origination and purchase of Commercial Mortgages. The Conduit Operations will operate through three divisions: the Condominium Division, the Retail Division, and the Correspondent and Bulk Purchase Division.

 LONG-TERM INVESTMENT OPERATIONS

  The Long-Term Investment Operations invests primarily in adjustable rate Commercial Mortgages and CMBSs backed by such Commercial Mortgages for long-term investment. Income is earned principally from the net interest income received by the Company on the Commercial Mortgages and CMBSs acquired and held in its portfolio. At March 31, 1997, the Company's investment portfolio consisted of $17.5 million in Commercial Mortgages and a $10.0 million CMBS.

 CONDUIT OPERATIONS

  The Company's Conduit Operations will operate through three divisions: the Condominium Division, the Retail Division, and the Correspondent and Bulk Purchase Division.

  Condominium Division. This Division will offer on a retail basis adjustable rate financing to developers and project owners who have completed the development of a condominium complex or the conversion of an apartment complex to a condominium complex on property with a typical loan amount of $3.0 million to $10.0 million. All originations, underwriting, processing and funding will be performed at ICCC's executive offices. The Company anticipates that the Condominium Division's Commercial Mortgages will be offered on a nationwide basis and that Commercial Mortgages originated through the Condominium Division will be financed through the utilization of CMO borrowings by the Long-Term Investment Operations.

  Retail Division. This Division, which is expected to become operational shortly, will originate Commercial Mortgages for properties including general purpose apartment complexes, general retail property such as shopping centers, super markets and department stores, light industrial property, and office buildings. The Retail Division will offer smaller balance ($500,000 to $1.5 million) fixed and adjustable rate Commercial Mortgages to developers and project owners for smaller properties and projects than those funded by the Correspondent and Bulk Purchase Division. Although processing and funding operations relating to these loans will be performed centrally at ICCC's executive offices, the Company has targeted major metropolitan areas for the opening of satellite offices for regional originations. A portion of the adjustable rate Commercial Mortgages that will be originated by the Retail Division may be held in portfolio by the Long-Term Investment Operations, while the balance thereof and a substantial portion of the fixed rate product originated will be resold by the Conduit Operations through REMIC securitizations.

  Correspondent and Bulk Purchase Division. This Division will both originate Commercial Mortgages on a retail basis and purchase Commercial Mortgages on a bulk and flow basis. This Division will offer larger principal balance ($1.5 million to $10.0 million) Commercial Mortgages for commercial projects than those funded by the Retail Division. The Correspondent and Bulk Purchase Division will offer adjustable rate and fixed rate Commercial Mortgages offered through specified correspondents who may in the future be provided with

Company-sponsored warehouse facilities. In addition, the Division will purchase Commercial Mortgages in bulk and flow from selected financial institutions and mortgage bankers. A portion of the adjustable rate Commercial Mortgages originated or purchased by the Correspondent Division may be held in portfolio by the Long-Term Investment Operations, while the balance thereof and a substantial portion of the fixed rate Commercial Mortgages originated or purchased will be resold by the Conduit Operations through REMIC securitizations.

LONG-TERM INVESTMENT OPERATIONS

 GENERAL

  ICH purchases Commercial Mortgages and CMBSs, principally adjustable-rate Commercial Mortgages and securities backed by such loans, for long-term investment. Income is earned principally from the net interest income received by the Company on the Commercial Mortgages and CMBSs purchased and held in its portfolio. Such purchases will be financed with a portion of the Company's capital, as well as long-term financing through CMOs and borrowings under warehouse line agreements and reverse repurchase agreements. ICCC will support the investment objectives of ICH by selling all Commercial Mortgages and CMBSs to ICH at costs which the Company believes will be comparable to those available through investment bankers and other third parties.

 COMMERCIAL MORTGAGES HELD IN THE PORTFOLIO

  The Company will originate, and invest a substantial portion of its assets in Commercial Mortgages. The Company will also purchase Commercial Mortgages from third parties for long-term investment and for resale.

 INVESTMENTS IN COMMERCIAL MORTGAGE-BACKED SECURITIES

  General. The Company may also acquire CMBSs generated through its own securitization efforts as well as those generated by third parties. In connection with the issuance of CMBSs by the Company in the form of REMICs, ICH may retain the senior or subordinated securities as regular interests of a REMIC on a short-term or long-term basis. Any such retained CMBS may include "principal only," "interest only" or residual interest securities or other interest rate or prepayment sensitive securities or investments. Any such retained securities or investments may subject the Company to credit, interest rate and/or prepayment risks.

 DESCRIPTION OF CMBSS

  CMBSs are securities that represent an interest in, or are secured by, Commercial Mortgages. The CMBS market is newer and in terms of total outstanding principal amount of issues is relatively small compared to the total size of the market for residential mortgage-backed securities. CMBSs have been issued in public and private transactions by a variety of agency and private-label issuers. CMBSs have been issued using a variety of structures, some of which were developed in the residential mortgage context, including multi-class structures featuring senior and subordinated classes. Because of the great diversity in characteristics of the Commercial Mortgages that secure CMBSs, however, such securities have unique features and characteristics.

  CMBSs may pay fixed or floating rates of interest. CMBSs generally have been structured as mortgage pass-through securities or as mortgage pay-through securities, although other structures are possible. With a typical mortgage pass-through security, payment of principal and interest on the underlying mortgages, following deduction of servicing expenses, is passed through directly to holders of the securities. Mortgage pay-through securities represent an obligation of the issuer, secured by a pool of mortgage loans pledged as collateral for payments of principal and interest on the debt instrument. The issuer's obligation to pay principal and interest under a mortgage pay-through security is limited to the pledged collateral.

  CMBSs generally are structured with some form of credit enhancement to protect against potential losses on the underlying Commercial Mortgages. Credit support increases the likelihood of timely and full payment of principal and interest to the more senior class of CMBSs. Because of the particular risks that accompany CMBSs, the amount of such credit support may be substantial. Credit supports used in the CMBSs market has included issuer guarantees, reserve funds, subordinated securities (which bear the risks of default before more senior classes of securities of the same issuer), cross-collateralization and over-collateralization.

  In addition to credit support, CMBSs may be structured with liquidity protections intended to provide assurance of timely payment of principal and interest. Such protections may include surety bonds, letters of credit and payment advance agreements.

 FINANCING

  The Long-Term Investment Operations will be principally financed through the issuance of CMOs and borrowings under warehouse line agreements and reverse repurchase agreements.

  Collateralized Mortgage Obligations. As Commercial Mortgages are accumulated, the Company intends to issue CMOs secured by such loans as a means of financing its Long-Term Investment Operations. The decision to issue CMOs will be based on the Company's current and future investment needs, market conditions and other factors. For accounting and tax purposes, the Commercial Mortgages financed through the issuance of CMOs will be treated as assets of the Company, and the CMOs will be treated as debt of the Company. Each issuance of CMOs is expected to be fully payable from the principal and interest payments on the underlying Commercial Mortgages collateralizing such debt, any cash or other collateral required to be pledged as a condition to receiving the desired rating on the debt, and any investment income on such collateral. Long-Term Investment Operations will earn the net interest spread between the interest income on the Commercial Mortgages and the interest and other expenses associated with the CMO financing. The net interest spread may be directly impacted by the levels of prepayment of the underlying Commercial Mortgages and to the extent CMO classes have variable rates of interest, may be affected by changes in short-term interest rates.

  The Company believes that under prevailing market conditions, an issuance of CMOs receiving other than an investment grade rating would require payment of a yield to investors which will reduce net interest spread earned as a result of such CMO issuance. No assurance can be given that the Company will achieve the ratings it plans to seek for such CMOs.

  Warehouse Line Agreements. ICH has obtained a $200.0 million warehouse line agreement with a third-party lender and is currently negotiating with another lender, at interest rates that are consistent with the financing objectives discussed herein. A warehouse line agreement acts as a financing under which the Company pledges certain Commercial Mortgages as collateral to secure a short-term loan. Generally, the lender makes a loan in an amount equal to 85% to 88% of the fair market value of the pledged collateral. The Company's warehouse line agreement requires the Company to pledge the collateral to be held by a third-party custodian. ICH's warehouse line agreement calls for the Company to pledge cash, additional Commercial Mortgages or additional securities in the event the market value of the existing collateral declines. The term of ICH's warehouse line agreement is for 12 months from the initial start date and stipulates that no Commercial Mortgage may be on the warehouse line agreement for more than 364 days. The interest rate is based upon one month LIBOR and is repriced daily. In an event of default under ICH's warehouse line agreement, the lender may force the liquidation of the pledged collateral subject to any bankruptcy proceedings rights and remedies available to a creditor. See "Management's Discussion and Analysis of Financial Condition and Results of Operation--Liquidity and Capital Resources."

  Reverse Repurchase Agreements. The Company may also obtain reverse repurchase agreements with third-party lenders, at interest rates that are consistent with its financing objectives described herein. A reverse repurchase agreement, although structured as a sale and repurchase obligation, acts as a financing vehicle under which the Company pledges certain Commercial Mortgages and CMBSs as collateral to secure a short-term loan. Generally, the other party to the agreement makes the loan in an amount equal to a percentage of the market value of the pledged collateral. At the maturity of the reverse repurchase agreement, the Company is required to repay the loan in exchange for the return of its collateral. Under a reverse repurchase agreement, the Company retains the incidents of beneficial ownership, including the right to distributions on the collateral and the right to vote on matters as to which certificate holders vote. Upon a payment default under such agreements, the lending party may liquidate the collateral. The borrowing agreements may require the Company to pledge cash, additional Commercial Mortgages or CMBSs in the event the market value of existing collateral declines. To the extent that cash reserves are insufficient to cover such deficiencies in collateral, the Company may be required to sell assets to reduce its borrowings.

  In the event of the insolvency or bankruptcy of the Company, certain reverse repurchase agreements may qualify for special treatment under the Bankruptcy Code, the effect of which is, among other things, to allow the creditor under such agreements to avoid the automatic stay provisions of the Bankruptcy Code and to foreclose on the collateral agreements without delay. In the event of the insolvency or bankruptcy of a lender during the term of a reverse repurchase agreement, the lender may be permitted, under the Bankruptcy Code, to repudiate the contract, and the Company's claim against the lender for damages therefrom may be treated simply as one of the unsecured creditors. In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, the Company's ability to exercise its rights to recover its securities under a reverse repurchase agreement or to be compensated for any damages resulting from the lender's insolvency may be further limited by such statute. If the lender is an insured depository institution subject to the Federal Deposit Insurance Act, the Company's ability to exercise its rights to recover its securities under a reverse repurchase agreement or to be compensated for damages resulting form the lender's insolvency may be limited by such statute rather than the Bankruptcy Code. The effect of these various statutes is, among other things, that a bankrupt lender, or its conservator or receiver, may be permitted to repudiate or disaffirm its reverse repurchase agreements, and the Company's claims against the bankrupt lender for damages resulting therefrom may be treated simply as one of an unsecured creditor. Should this occur, the Company's claims would be subject to significant delay and, if and when received, may be substantially less than the damages actually suffered by the Company.

  To reduce its exposure to the potential credit risk of reverse repurchase agreement lenders, the Company may enter into such agreements with different parties and follow its own credit exposure procedures. The Company would monitor the financial condition of its reverse repurchase agreement lenders on a regular basis, including the percentage of mortgage loans that are the subject of reverse repurchase agreements with any single lender. Notwithstanding these measures, no assurance can be given that the Company will be able to avoid such third party risks. Currently, the Company is not party to any reverse repurchase agreements.

  Other CMBSs. As an additional alternative for the financing of its Long-Term Investment Operations, the Company may issue other CMBSs, if, in the determination of the Company, the issuance of such other securities is advantageous. In particular, mortgage pass-through certificates representing an undivided interest in pools of Commercial Mortgages formed by the Company may prove to be an attractive vehicle for raising funds.

  The holders of CMBSs receive their pro rata share of the principal payments made on a pool of Commercial Mortgages and interest at a pass-through interest rate that is fixed at the time of offering. The Company may retain up to a 100% undivided interest in a significant number of the pools of Commercial Mortgages underlying such pass-through certificates. The retained interest, if any, may also be subordinated so that, in the event of a loss, payments to certificate holders will be made before the Company receives its payments. Unlike the issuance of CMOs, the issuance of CMBSs will not create an obligation of the Company to securityholders in the event of a borrower default in a short-fall principal or interest payment on CMBSs. However, as in the case of CMOs, the Company may be required to obtain various forms of credit enhancements in order to obtain an investment grade rating for issues of mortgage pass-through certificates by a nationally-recognized rating agency.

CONDUIT OPERATIONS

 GENERAL

  ICCC began its mortgage conduit operations in January 1997. The Company's Conduit Operations will consist of the origination or purchase and sale of Commercial Mortgages primarily secured by first liens on commercial properties that are originated in accordance with ICCC's underwriting guidelines. As the Conduit

Operations of the Company, ICCC will also act as a bulk and flow purchaser of Commercial Mortgages. All Commercial Mortgages originated or purchased by ICCC will be made available for sale to ICH at the same price at which the loans were originated or purchased by ICCC or fair market value at the date of sale and subsequent transfer to ICH. The Company's Conduit Operations will primarily operate through three divisions: the Condominium Division, the Retail Division and the Correspondent and Bulk Purchase Division. The Condominium Division is currently being operated by ICCC.

 CONDOMINIUM DIVISION

  Through its Condominium Division, ICCC markets Commercial Mortgages directly to developers and project owners who have completed a condominium complex or the conversion of an apartment complex to a condominium complex, allowing developers and project owners to structure flexible financing on qualified condominium projects. Typical uses of the program are where existing financing precludes release provisions on individual units, to replace existing matured loans or for acquisition financing. Commercial Mortgages offered by the Condominium Division are typically adjustable rate mortgages with an interest rate equal to a spread over the 6 month LIBOR, with an initial interest rate for the first 12 to 24 months, and are fully amortizing over a 30 year term. The typical Commercial Mortgage is between $3.0 million and $10.0 million and the current maximum loan-to-value ratios ("LTV") limits for such loans are (i) 65% of the combined retail market value of the sum of individual units and
(ii) 80% of the value derived from an income approach as an apartment complex.

  The Company believes an opportunity has developed for previously constructed condominium complexes within certain geographic regions. Increases in the prices of single-family detached homes have decreased the ability of many potential first time home buyers to purchase such properties. In addition, the Company believes that rents for high quality apartments have substantially increased and vacancies for such apartments have substantially decreased. The Company believes that previously constructed condominium complexes have become an important alternative for such first time buyers in certain geographic regions. In many cases tenants or third party buyers can purchase a condominium unit with a total debt service at or near their existing level of rent. These results combined with tax benefits and potential future appreciation provide a significant incentive for the first-time buyer who may be unable to afford a detached single family residence. The Company believes that these conditions provide a substantial financing opportunity for the Company.

  The Commercial Mortgages offered by the Condominium Division are designed for complete or partial condominium complexes that will be marketed to the home buying community in accordance with market demand. The final loan amount is based on both the retail value of the individual condominium unit and the current multi-family value. Each project must have a verified operating history that will provide adequate net income to cover the debt service.

  The Condominium Division offers Commercial Mortgages which require master loan agreements that include provisions for cross-collaterization and cross-default of units within a complex. In addition, Commercial Mortgages offered by the Condominium Division are generally with full recourse to the sponsor/developer. The units may be released at par or on an accelerated basis depending on sales absorption, DSCRs and integrity of sales values. DSCRs of similar income producing properties will be compared with those of the property to be financed at time of origination of the Commercial Mortgage. The Condominium Division originates, underwrites, processes and funds Commercial Mortgages on a retail basis from ICCC's executive offices.

  For the three months ended March 31, 1997, no Commercial Mortgages had been originated by ICCC.

 RETAIL DIVISION

  ICCC has formed a Retail Division which is expected to be operational by the closing of the Offering. The Retail Division will market Commercial Mortgages directly to property owners who seek Commercial Mortgages to purchase a building or refinance an existing mortgage. The Retail Division will offer smaller balance adjustable rate Commercial Mortgages to project owners or developers for smaller properties and projects than those offered by the Correspondent and Bulk Purchase Division. The Retail Division's standard program will be adjustable rate Commercial Mortgages with principal balances ranging from $500,000 to $1.5 million. Such adjustable rate Commercial Mortgages bear interest based on LIBOR, 1-Year CMT or Prime Rate Index plus, in each case, a spread with amortization schedules ranging from 15 to 30 years and maturities of 5 to 15 years with a substantial balloon payment due at maturity and with a maximum LTV generally not to exceed 75%. ICCC will utilize short-term prepayment lock-outs and prepayment penalties to reduce its exposure to prepayments. The Retail Division will also offer fixed rate Commercial Mortgages with a principal amount between $500,000 and $1.5 million. The amortization schedules range from 15 to 30 years with maturities of 5, 7, 10 or 15 years with a substantial balloon payment due at maturities and with a maximum LTV generally not to exceed 75%. The Division will utilize prepayment lock-out and prepayment penalties with these Commercial Mortgages as well. The Commercial Mortgages offered by the Retail Division will generally utilize non-negotiable loan documents and limited scope third party reports which will provide more efficient underwriting and closing.

  Although processing and funding relating to these Commercial Mortgages will be performed centrally at ICCC's executive offices, the Company has targeted major metropolitan areas for the opening of satellite offices for regional originations. The Retail Division's marketing strategy will be to solicit Commercial Mortgage originations through direct mailings to selected builders and commercial and multi-family real estate brokers, and through advertising in various forms of mass media. The Company believes this centralized approach to processing and closing will allow the Retail Division to originate Commercial Mortgages at a competitive cost.

 CORRESPONDENT AND BULK PURCHASE DIVISION

  The Company's Correspondent and Bulk Purchase Division will originate Commercial Mortgages on a retail basis and purchases such loan on a bulk or flow basis.

  Correspondent Origination. The Company's Correspondent and Bulk Purchase Division will offer larger principal balance ($1.5 million to $10.0 million) Commercial Mortgages through specified correspondents such as savings and loan associations, banks, mortgage bankers and other mortgage brokers. The terms of such Commercial Mortgages will be similar to those offered by the Retail Division except for the size of the principal balance. These Commercial Mortgages will generally be for projects more substantial than those funded by the Retail Division. The Correspondent and Bulk Purchase Division's strategic focus will be to be a low cost national originator through a national correspondent network of Commercial Mortgages to be held for investment or sold in the secondary market as whole loans or securitized as CMBSs. A key feature of this approach is the use of a national network of correspondent originators, which will enable the Company to shift the high fixed costs of interfacing with the property owner to such correspondents. The marketing strategy for the Correspondent and Bulk Purchase Division is designed to accomplish three objectives: (1) attract a geographically diverse group of correspondent loan originators, (2) establish relationships with such correspondents and facilitate their ability to offer a variety of Commercial Mortgage products designed by the Correspondent and Bulk Purchase Division and
(3) purchase the Commercial Mortgage and securitize or sell them into the secondary market or to ICH.

  To facilitate its relationship with its correspondents, reduce the Company's reliance on the California market and nationally expand the Company's Commercial Mortgage origination capability, the Company has targeted major metropolitan areas in the United States for correspondent originations.

  Correspondents will be required to meet certain financial, insurance and performance requirements established by ICCC before they are eligible to participate in its correspondent program, and must submit to periodic reviews by ICCC to ensure continued compliance with these requirements. In addition, correspondents will be required to have comprehensive loan origination quality control procedures. In connection with its qualification, each correspondent enters into an agreement that generally provides for recourse by ICCC against the seller in the event of a breach of representations or warranties made by the correspondent with respect to Commercial Mortgages sold to ICCC, any fraud or misrepresentation during the mortgage loan origination process. All Commercial Mortgages originated through correspondents will be underwritten by ICCC.

  Bulk Purchases. In addition to originating Commercial Mortgages on a correspondent basis, the Division will purchase Commercial Mortgages in bulk packages and on a flow basis. Bulk loan purchases will be in the form of complete loan packages that have been originated and underwritten by financial institutions or Commercial Mortgage brokers. All Commercial Mortgages purchased on a bulk basis will be reviewed by ICCC's underwriting staff to determine that the loan packages are complete and materially comply with to the Company's underwriting guidelines. Depending on the size of the pool of Commercial Mortgages purchased, the Company will engage a third-party underwriter to underwrite the Commercial Mortgages, determine credit grade, verify the quality of the appraisal, verify the operations of the property, including the DSCRs, and on Commercial Mortgages with smaller balances, verify the borrower's employment status.

  The Company intends to establish relationships with Commercial Mortgage brokers who will be reviewed by the Company to ensure the quality and type of Commercial Mortgages originated. The Company will also analyze the financial conditions of the Commercial Mortgage brokers, including a review of the Commercial Mortgage brokers' licenses and financial statements. Upon approval, the Company expects to require each Commercial Mortgage broker to enter into a purchase and sale agreement with customary representations and warranties regarding the loans such Commercial Mortgage broker will sell to the Company.

 PRODUCT FOCUS

  ICCC's focus on the origination and purchase of Commercial Mortgages may affect the Company's financial performance. For example, the purchase market for Commercial Mortgages has typically provided for higher interest rates in order to compensate for the lower liquidity of such loans, thereby potentially enhancing the interest income earned by the Company during the accumulation phase for Commercial Mortgages held for sale and during the holding period for Commercial Mortgages held for investment. Due to the lower level of liquidity in the Commercial Mortgage market, the Company may be required from time to time to hold such Commercial Mortgages or CMBSs. In addition, by retaining for investment either the Commercial Mortgages or CMBSs, the Company assumes the potential risk of any increased delinquency rates and/or credit losses as well as interest rate risk.

  A summary of the Company's Commercial Mortgage purchases by type of Commercial Mortgage is shown below:

                                                                  PERIOD FROM
                                                                  JANUARY 15,
                                                                      1997
                                                                 (COMMENCEMENT
                                                                 OF OPERATIONS)
                                                                    THROUGH
                                                                 MARCH 31, 1997
                                                                 --------------
                                                                    (DOLLARS
                                                                  IN MILLIONS,
                                                                   EXCEPT FOR
                                                                  AVERAGE LOAN
                                                                     SIZE)
   Variable Rate Loans:
     Volume of Loans............................................    $   17.5(*)
     Percent of total volume....................................       100.0%
   Fixed Rate Loans:
     Volume of Loans............................................    $    --
     Percent of total volume....................................         -- %
                                                                    --------
                                                                    $   17.5
                                                                    ========
   Average Loan Size............................................    $101,971

--------

* Represents two bulk purchases by ICH of $7.3 million and $10.2 million in February 1997 from ICIFC, the conduit operations of IMH. The $7.3 million bulk purchase consisted of Commercial Mortgages originated by a company with which William D. Endresen was an affiliate.

  The credit quality of the loans originated or purchased by ICCC will vary depending upon the specific program under which such loans are purchased.

  The following table sets forth the geographic distribution of the Company's Commercial Mortgage purchases:

                                                PERIOD FROM JANUARY 15, 1997
                                                (COMMENCEMENT OF OPERATIONS)
                                                   THROUGH MARCH 31, 1997
                                             -----------------------------------
                                                 AGGREGATE      % OF AGGREGATE
                                             PRINCIPAL BALANCE PRINCIPAL BALANCE
                                             ----------------- -----------------
                                                    (DOLLARS IN MILLIONS)
     Arizona................................       $10.2              58.4%
     California.............................         7.3              41.6
                                                   -----             -----
       Total................................       $17.5             100.0%
                                                   =====             =====

  For the three months ended March 31, 1997, 58% and 42% of the Commercial Mortgages purchased by the Company were secured by property located in Arizona and California, respectively. ICCC's Commercial Mortgage origination and purchase activities are expected to focus on those regions of the country where higher volumes of Commercial Mortgages are originated, including Arizona, California, Colorado, Florida, Illinois, Maryland, New Jersey, New York, Oregon, Texas and Washington. The highest concentration of Commercial Mortgages originated or purchased by ICCC are expected to relate to properties located in California because of the generally higher property values and mortgage loan balances prevalent there.

  ICCC will generally purchase Commercial Mortgages on a "servicing-released" basis rather than on a "servicing-retained" basis due to its belief that control over the servicing and collection functions with respect to such Commercial Mortgages is important to the realization of a satisfactory return thereon. In connection therewith, the Company has contracted with Westco and Wendover Funding for the performance of such servicing functions. As part of this process, the Company may in the future form a separate collection group to assist sub-servicers in the servicing of these Commercial Mortgages. See "--Servicing."

 PRICING

  ICCC sets purchase prices at least once every business day for Commercial Mortgages it originates through its Conduit Operations based on prevailing market conditions. Different prices are established for the various types of Commercial Mortgages and rate-lock periods. ICCC's standard pricing is based on factors such as the anticipated price it would receive upon sale or securitization of such Commercial Mortgages, the anticipated interest spread realized during the accumulation period, the targeted profit margin and the anticipated issuance, credit enhancement and ongoing administrative costs associated with such sale or securitization. The credit enhancement cost component of ICCC's pricing is established for individual Commercial Mortgages or pools of Commercial Mortgages based upon the characteristics of such loans or loan pools. As the characteristics of the Commercial Mortgages or pools of Commercial Mortgages vary, this cost component is correspondingly adjusted upward or downward to reflect such variation. ICCC's adjustments are reviewed periodically by management to reflect changes in the cost of credit enhancements. "--Securitization and Sale Process."

  Following the issuance of a rate-lock, ICCC is subject to the risk of interest rate fluctuations and enters into hedging transactions to diminish such risk. Hedging transactions may include mandatory or optional forward sales of Commercial Mortgages or CMBSs, interest rate caps, floors and swaps, mandatory forward sales, mandatory or optional sales of futures and other financial futures transactions including U.S. Treasury obligations. The nature and quantity of hedging transactions are determined by the Company based on various factors, including market conditions and the expected volume of Commercial Mortgage purchases. Gains and losses on hedging transactions are recorded as incurred.

 UNDERWRITING AND QUALITY CONTROL

  Origination and Purchase Guidelines. ICCC has developed comprehensive purchase guidelines for the origination or purchase of Commercial Mortgages by the Conduit Operations. Subject to certain exceptions, each Commercial Mortgage originated or purchased must conform to program guidelines with respect to, among other things, loan amount, type of property, loan-to-value ratio, type and amount of insurance, credit history of the borrower, DSCRs, sources of funds, appraisals and loan documentation. ICCC also performs a legal documentation review prior to the origination or purchase of any Commercial Mortgage. Additionally, for Commercial Mortgages that are underwritten by contract underwriters, ICCC does not perform a full underwriting review prior to origination or purchase, but instead relies on the credit review and analysis performed by the contract underwriter, as well as its own pre-purchase eligibility process to ensure that the loan meets the program acceptance guidelines and a post-purchase quality control review.

  Underwriting Methods. Commercial Mortgages have maximum loan amounts and LTV's and minimum DSCRs which are determined from time to time by the executive committee of ICCC. The DSCR for any Commercial Mortgage is the ratio of net operating income produced by the related mortgaged property to the monthly payment due from the borrower on such property, in most cases as underwritten by the related originator and verified by the appraiser, to the amounts of principal and interest due under such Commercial Mortgages. Generally, net operating income for a mortgaged property equals the operating revenues for such mortgaged property minus its operating expenses and replacement reserves, but without giving effect to debt service, depreciation, non-recurring capital expenditures, tenant improvements, leasing commissions and similar items. Appraisals and field inspections (performed by outside and certified inspectors) and title insurance are required for each Commercial Mortgage.

  ICCC's underwriting standards under its Commercial Mortgage lending programs are primarily intended to assess the economic value of the mortgaged property and the financial capabilities, credit standing and managerial ability of the borrower. In determining whether a loan should be made, ICCC will consider, among other things, the borrower's management experience, DSCRs, the borrower's overall financial position and the adequacy of such property as collateral for the Commercial Mortgage, and ICCC may also consider the creditworthiness of the borrower, the borrower's income, and liquid assets and liabilities. While the primary consideration in underwriting a Commercial Mortgage is the property securing the Commercial Mortgage, sufficient documentation on the borrower is required to establish the financial strength and ability of the borrower to successfully operate the property and meet its obligations under the note and deed of trust. Generally, Commercial Mortgages from the Condominium Division require recourse against the related borrower in the form of a guarantee.

  The Commercial Mortgage lending programs require that the property and records relating to the property are inspected to determine the number of units that can be rebuilt under current zoning requirements, the number of buildings on the property, the type of construction materials used, the proximity of the property to natural hazards, flood zones and fire stations, whether there are any environmental factors and whether a tract map has been recorded. The property must front on publicly dedicated and maintained streets with provisions for an adequate and safe ingress and egress. Properties that share an ingress and egress through an easement or private road must have a recorded non-exclusive easement. Recreational facilities and amenities, if any, must be located on site and be under the exclusive control of the owner of the premises. If available, engineering reports concerning the condition of the major building components of the property are reviewed as is a ground lease analysis if the property is on leased ground. Also, the title is reviewed to determine if there are any covenants, conditions and restrictions, easements or reservations of mineral interests in the property. The properties are appraised by independent appraisers approved by ICCC.

  In addition to the considerations set forth above, with respect to Commercial Mortgages secured by commercial properties, ICCC's underwriting policies typically require that the usage is permitted under local zoning and use ordinances and the utilization of the commercial space is compatible with the property and neighborhood. If the property is an office building, the office building must have a stable occupancy history, must be located in a good office market area and in a conforming neighborhood, must have adequate parking and must be fire sprinkler equipped. Industrial properties must be located in a conforming industrial marketplace and may not be used for the production, storage or treatment of toxic waste. Retail properties must be highly visible and located on a heavily traveled thoroughfare and typically have tenants on term leases. ICCC does not generally make loans secured by a property that has any of the following characteristics; inadequate maintenance or repairs as determined by ICCC, the property is subject to covenants, the property is not to code or the cost of restoring the property to code is prohibitive or existence of or potential for contamination by hazardous toxic materials.

  ICCC analyzes the financial statements of the borrower to determine the borrower's equity in the mortgaged property and overall capitalization, particularly as it relates to real estate mortgage demands on equity. If the borrower's holdings are heavily encumbered so that the debt service requirements consume a high percentage of the rental income from the mortgaged property, or consist substantially of unimproved or underimproved properties having little or no gross income, ICCC analyzes whether the borrower will be able to meet all of the mortgaged property's loan obligations (expenses, debt service and equity return). In addition to DSCRs, the borrower's income and expense ratios may be calculated.

  In addition to the income from the mortgaged property, ICCC also evaluates the borrower's income as a possible secondary source of repayment for the Commercial Mortgage. In analyzing such income, ICCC considers, among other factors, employment or business history of borrower and the stability and seasonality of the borrower's current employment or business. If the borrower derives income from rental property, ICCC evaluates the experience of the manager of the rental property, type of tenancy and the cash flow generated by the borrower's real estate portfolio. ICCC also reviews the borrower's credit history to determine the borrower's ability and willingness to repay debts. In general, ICCC will not grant a Commercial Mortgage to a borrower who has a history of slow payments or delinquencies, bankruptcies, collection actions, foreclosures or judgments against the borrower without adequate explanations for each exception.

SECURITIZATION AND SALE PROCESS

  General. The Conduit Operations will utilize warehouse line agreements with ICH to finance the origination and purchase of Commercial Mortgages. For a description of the terms of the Company's existing warehouse line agreement, see "Management's Discussion and Analysis of Financial Conditions and Results of Operations--Liquidity and Capital Resources." When a sufficient volume of Commercial Mortgages with similar characteristics has been accumulated, generally $100 million to $200 million, ICCC will securitize them through the issuance of a CMBS in the form of a REMIC or resell them in bulk whole loan sales. It is anticipated that the period between the time ICCC commits to purchase a Commercial Mortgage and the time it sells or securitizes Commercial Mortgages will generally range from 90 to 180 days, depending on certain factors, including the length of the purchase commitment period, the loan volume by product type and the securitization process.

  Any decision to form a REMIC or to sell Commercial Mortgages in bulk by ICCC is influenced by a variety of factors. REMIC transactions are generally accounted for as sales of the Commercial Mortgages and can eliminate or minimize any long-term residual investment in such loans. REMIC securities consist of one or more classes of "regular interests" and a single class of "residual interest." The regular interests are tailored to the needs of investors and may be issued in multiple classes with varying maturities, average lives and interest rates. These regular interests are predominantly senior securities but, in conjunction with providing credit enhancement, may be subordinated to the rights of other regular interests. The residual interest represents the remainder of the cash flows from the Commercial Mortgages (including, in some instances, reinvestment income) over the amounts required to be distributed to the regular interests. In some cases, the regular interests may be structured so that there is no significant residual cash flow, thereby allowing ICCC to sell its entire interest in the Commercial Mortgages. As a result, in some cases, all of the capital originally invested in the Commercial Mortgages by the Company is redeployed in the Conduit Operations. As part of its operations, the Company may retain regular and residual interests on a short-term or long-term basis.

  Credit Enhancement. Any REMICs or CMOs created by the Conduit Operations or the Long-Term Investment Operations are expected to be structured so that one or more of the classes of such securities are rated investment grade by at least one nationally recognized rating agency. In contrast to Agency Certificates in which the principal and interest payments are guaranteed by the U.S. government or an agency thereof, securities created by Conduit Operations or the Long-Term Investment Operations do not benefit from any such guarantee. The ratings for the Conduit Operations' CMBSs or the Long-Term Investment Operations' CMOs are based upon the perceived credit risk by the applicable rating agency of the underlying Commercial Mortgages, the structure of the securities, and the associated level of credit enhancement. Credit enhancement is designed to provide protection to the security holders in the event of borrower defaults and other losses including those associated with fraud or reductions in the principal balances or interest rates on Commercial Mortgages as required by law or a bankruptcy court.

  The Conduit Operations or the Long-Term Investment Operations may utilize multiple forms of credit enhancement, including special hazard insurance, letters of credit, surety bonds, over-collateralization and subordination or any combination thereof. In determining whether to provide credit enhancement through subordination or other credit enhancement methods, the Conduit Operations and the Long-Term Investment Operations take into consideration the costs associated with each method.

  Each series of CMBSs is typically fully payable from the mortgage assets underlying such series, and the recourse of investors is limited to such assets and any associated credit enhancement features, such as senior/subordinated structures. To the extent the Company holds subordinated securities, a form of credit enhancement, the Company generally bears all losses prior to the related senior security holders. Generally, any losses in excess of the credit enhancement obtained are borne by the security holders. Except in the case of a breach of the standard representations and warranties made by the Company when Commercial Mortgages are securitized, such securities are non-recourse to the Company. Typically, the Company has recourse to the correspondents of Commercial Mortgages for any such breaches, but there are no assurances of the correspondent's abilities to honor their respective obligations.

  Ratings of CMBSs are based primarily upon the characteristics of the pool of underlying Commercial Mortgages and associated credit enhancements. A decline in the credit quality of such pools (including delinquencies and/or credit losses above initial expectations), or of any third-party credit enhancer, or adverse developments in general economic trends affecting real estate values or the mortgage industry, could result in downgrades of such ratings.

HEDGING

  The Company will conduct certain hedging activities in connection with both its Long-Term Investment Operations, only with respect to its liabilities, and its Conduit Operations.

  Long-term Investment Operations. To the extent consistent with ICH's election to qualify as a REIT, the Company follows a hedging program intended to protect against interest rate changes and to enable the Company to earn net interest income in periods of generally rising, as well as declining or static, interest rates. Specifically, the Company's hedging program is formulated with the intent to offset the potential adverse effects resulting from (1) interest rate adjustment limitations on its Commercial Mortgages and CMBSs and (2) the differences between the interest rate adjustment indices and interest rate adjustment periods of its adjustable rate Commercial Mortgages secured by such loans and related borrowings. As part of its hedging program, the Company also monitors on an ongoing basis the prepayment risks that arise in fluctuating interest rate environments.

  The Company's hedging program encompasses a number of procedures. The Company will structure its borrowing agreements to have a range of different maturities (although substantially all will have maturities of less than one year). As a result, the Company adjusts the average maturity of its borrowings on an ongoing basis by changing the mix of maturities as borrowings come due and are renewed. In this way, the Company minimizes any differences between interest rate adjustment periods of Commercial Mortgages and related borrowings that may occur due to prepayments of Commercial Mortgages or other factors.

  The Company may occasionally purchase interest rate caps to limit or partially offset adverse changes in interest rates associated with its borrowings. In a typical interest rate cap agreement, the cap purchaser makes an initial lump sum cash payment to the cap seller in exchange for the seller's promise to make cash payments to the purchaser on fixed dates during the contract term if prevailing interest rates exceed the rate specified in the contract. In this way, the Company generally hedges as much of the interest rate risk arising from lifetime rate caps on Commercial Mortgages and from periodic rate and/or payment caps as the Company determines is in the best interests of the Company, given the cost of such hedging transactions and the need to maintain ICH's status as a REIT. Such periodic caps on the Company's Commercial Mortgages may also be hedged by the purchase of mortgage derivative securities. Mortgage derivative securities can be effective hedging instruments in certain situations as the value and yields of some of these instruments tend to increase as interest rates rise and tend to decrease in value and yields as interest rates decline, while the experience for others is the converse. The Company intends to limit its purchases of mortgage derivative securities to investments that qualify as Qualified REIT Assets or Qualified Hedges so that income from such investments will constitute qualifying income for purposes of the 95% and 75% gross income tests. To a lesser extent, the Company, through its Conduit Operations, may enter into interest rate swap agreements, buy and sell financial futures contracts and options on financial futures contracts and trade forward contracts as a hedge against future interest rate changes; however, the Company will not invest in these instruments unless the Company and the Manager are exempt from the registration requirements of the Commodity Exchange Act or otherwise comply with the provisions of that Act. The REIT provisions of the Code may restrict the Company's ability to purchase certain instruments and may severely restrict the Company's ability to employ other strategies. See "Federal Income Tax Considerations." In all its hedging transactions, the Company deals only with counterparties that the Company believes are sound credit risks.

  Conduit Operations. In conducting its Conduit Operations, ICCC will be subject to the risk of rising mortgage interest rates between the time it commits to purchase Commercial Mortgages at a fixed price and the time it sells or securitizes those Commercial Mortgages. To mitigate this risk, ICCC will enter into transactions designed to hedge interest rate risks, which may include mandatory and optional forward selling of Commercial Mortgages or CMBSs' interest rate caps, floors and swaps, and buying and selling of futures and options on futures and U.S. Treasury obligations. The nature and quantity of these hedging transactions will be determined by the management of ICCC or RAI based on various factors, including market conditions and the expected volume of Commercial Mortgage purchases.

  Costs and Limitations. The Company has implemented a hedging program designed to provide a level of protection against interest rate risks. However, an effective hedging strategy is complex, and no hedging strategy can completely insulate the Company from interest rate risks. Moreover, as noted above, certain of the federal income tax requirements that ICH must satisfy to qualify as a REIT limit the Company's ability to fully hedge its interest rate risks. The Company monitors carefully, and may have to limit, its hedging strategies to assure that it does not realize excessive hedging income or hold hedging assets having excess value in relation to total assets, which would result in ICH's disqualification as a REIT or, in the case of excess hedging income, the payment of a penalty tax for failure to satisfy certain REIT income tests under the Code, provided such failure was for reasonable cause. See "Federal Income Tax Considerations."

  In addition, hedging involves transaction and other costs, and such costs increase dramatically as the period covered by the hedging protection increases and also increase in periods of rising and fluctuating interest rates. Therefore, the Company may be prevented from effectively hedging its interest rate risks, without significantly reducing the Company's return on equity.

SERVICING

  The Company currently purchases all of its Commercial Mortgages on a "servicing released" basis and thereby acquires the servicing rights. Commercial Mortgages purchased on a servicing released basis are unencumbered by any obligation on the part of the party purchasing the mortgages to pay a fee to a third party to service the Commercial Mortgages. The rights of any party to service Commercial Mortgages for a fee are commonly referred to as "commercial mortgage servicing rights" or "CMSRs." The Company has established guidelines for the servicing of Commercial Mortgages and for monitoring the performance of other loan servicers which service Commercial Mortgages for the Company. Servicing includes collecting and remitting loan payments, making required advances, accounting for principal and interest, holding escrow or impound funds for payment of taxes and insurance, if applicable, making required inspections of the mortgaged property, contacting delinquent borrowers and supervising foreclosures and property dispositions in the event of unremedied defaults in accordance with the Company's guidelines.

   The Company subcontracts all of its servicing obligations under Commercial Mortgages purchased on a "servicing released basis" or originated pursuant to sub-servicing agreements (the "Sub-Servicing Agreements") with terms that are in accordance with ICCC's guidelines, the Commercial Mortgage documents, customary and usual standards for servicers of Commercial Mortgages and applicable laws. Commercial Mortgage servicing fees paid to these sub-servicers generally range from 0.08% to 0.30% per annum on the declining principal balances of the loans sub-serviced. Each sub-servicer is required to pay all expenses related to the performance of its duties under the Sub-Servicing Agreement. Each Sub-Servicing Agreement is cancelable by either party upon giving notice. The Company believes that the terms of the Sub-Servicing Agreements are comparable to industry standards.

  The Company may terminate a Sub-Servicing Agreement with any sub-servicer upon the happening of one or more of the events specified in the Sub-Servicing Agreement. Such events generally relate to the sub-servicer's proper and timely performance of its duties and obligations under the Sub-Servicing Agreement and the sub-servicer's financial stability. In addition, the Company will have the right to terminate any Sub-Servicing Agreement with respect to any or all of the Commercial Mortgages subserviced thereunder, without cause upon

30 to 90 days' notice and may require a termination fee that is competitive with that which is obtainable generally in the industry. If required, the termination fee will be based on the aggregate outstanding principal amount of the Commercial Mortgages then serviced under the Sub-Servicing Agreement. Each Sub-Servicing Agreement will provide that the subservicer may not assign any of its rights or obligations with respect to the Commercial Mortgages serviced for the Company without the Company's consent. With respect to Commercial Mortgages that support CMOs or CMBSs, the Company may not be able to terminate a sub-servicer without the approval of the trustee or bond insurer for such securities.

  In the future, ICCC may offer its correspondents of Commercial Mortgages the opportunity to retain commercial mortgage servicing rights to the Commercial Mortgages sold by them to the Company but only to the extent that it is consistent with ICH's classification as a REIT. Each servicer will enter into an agreement with the Company to service the Commercial Mortgages for ICCC in accordance with ICCC's guidelines, the Commercial Mortgage documents, customary and usual standards for servicers of Commercial Mortgages and applicable laws (the "Servicing Agreements"). The Company believes that the terms of these Servicing Agreements will be comparable to industry standards.

  Commercial mortgage servicing fees payable to the servicers under the Servicing Agreements will generally range from 0.125% to 0.375% per annum on the declining principal balances of the Commercial Mortgages serviced. As additional compensation, each servicer will retain any late payment charges collected from borrowers and assumption and other ancillary fees collected from borrowers in connection with the servicing of the Commercial Mortgages. Additionally, each servicer may retain any benefit derived from the interest earned on principal and interest payments held between the date of receipt and the date of remittance to the Company and from interest earned on tax and insurance impound funds to the extent not payable to the borrowers. Each servicer will be required to pay all of its expenses related to the performance of its duties under the Servicing Agreement.

  The servicer will be required to make advances of principal and interest, taxes and required insurance premiums that are not collected from borrowers with respect to any Commercial Mortgage, only if the servicer determines that such advances are recoverable from the mortgagor, insurance proceeds or other sources with respect to such Commercial Mortgage. If such advances are made, the servicer generally will be reimbursed prior to the Company receiving the remaining proceeds. The servicer also will be entitled to reimbursement by the Company for expenses incurred by it in connection with the liquidation of defaulted Commercial Mortgages and in connection with the restoration of mortgaged property. If claims are not made or paid under applicable insurance policies or if coverage thereunder has ceased, the Company suffers a loss to the extent that the proceeds from liquidation of the mortgaged property, after reimbursement of the servicer's expenses in the sale, are less than the principal balance of the related Commercial Mortgage. The servicer will be responsible to the Company for any loss suffered as a result of the servicer's failure to make and pursue timely claims or as a result of actions taken or omissions by the servicer which cause the policies to be canceled by the insurer. Each servicer will be required to represent and warrant that the Commercial Mortgages it services comply with any loan servicing guidelines promulgated by the Company and agree to repurchase, at the request of the Company, any Commercial Mortgage it services in the event that the servicer fails to make such representations or warranties or any such representation or warranty is untrue.

  At March 31, 1997, there were no delinquencies on those Commercial Mortgages comprising the Company's servicing portfolio.

  During periods of declining interest rates, prepayments on Commercial Mortgages increase as borrowers look to refinance at lower rates, resulting in a decrease in the value of the Commercial Mortgage servicing portfolio. Commercial Mortgages with higher interest rates are more likely to result in prepayments. For a discussion regarding how prepayments may affect the Company's operations, see "Risk Factors--Risks Related to Operations--Risk of Decrease in Net Interest Income Due to Interest Rate Fluctuations; Prepayment Risks of Commercial Mortgages." The following table sets forth certain information regarding the number of and aggregate principal balance of the Commercial Mortgages serviced by the Company, including both fixed and adjustable rate Commercial Mortgages, at various mortgage interest rates.

                                            PERIOD FROM JANUARY 15, 1997
                                            (COMMENCEMENT OF OPERATIONS)
                                               THROUGH MARCH 31, 1997
                                     -------------------------------------------
                                      NUMBER      AGGREGATE     WEIGHTED AVERAGE
                                     OF LOANS PRINCIPAL BALANCE  INTEREST RATE
                                     -------- ----------------- ----------------
                                                (DOLLARS IN MILLIONS)
Less than 5%........................   --             --               --
5.00-5.49...........................   --             --               --
5.50-5.99...........................   --             --               --
6.00-6.49...........................   --             --               --
6.50-6.99...........................   --             --               --
7.00-7.49...........................   --             --               --
7.50-7.99...........................   --             --               --
8.00-8.49...........................   --             --               --
8.50-8.99...........................   152          $10.2             8.63%
9.00-9.49...........................    20            7.3             9.00%
9.50-9.99...........................   --             --               --
10.00-10.49.........................   --             --               --
10.50-10.99.........................   --             --               --
11.00-11.49.........................   --             --               --
11.50 +.............................   --             --               --
                                       ---          -----
    Total...........................   172          $17.5             8.78%
                                       ===          =====

  The following table sets forth the geographic distribution of the Company's servicing portfolio.

                                            PERIOD FROM JANUARY 15, 1997
                                            (COMMENCEMENT OF OPERATIONS)
                                               THROUGH MARCH 31, 1997
                                    --------------------------------------------
                                     NUMBER      AGGREGATE      % OF AGGREGATE
                                    OF LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
                                    -------- ----------------- -----------------
                                               (DOLLARS IN MILLIONS)
Arizona............................   152          $10.2              58.4%
California.........................    20            7.3              41.6
                                      ---          -----             -----
    Total..........................   172          $17.5             100.0%
                                      ===          =====             =====

  The Commercial Mortgages purchased by the Company since its inception have not been outstanding for any periods commencing earlier than January 1997. Consequently, the Company's delinquency and foreclosure experience to date may not be indicative of future results.

  In the future, the Company expects to issue CMBSs or CMOs backed by the Commercial Mortgages it originates or purchases through its Conduit Operations. When CMBSs or CMOs are issued, a trust is created, and Commercial Mortgages are deposited into the trust for the benefit of the holders of the securities. When the trust is created, the loan servicing function for the Commercial Mortgages deposited into the trust are commonly divided into two areas of responsibility: master servicing and special servicing. The trustee and the depositor of the Commercial Mortgages enter into an agreement, typically called a pooling and servicing agreement, with one or more parties who will assume the responsibilities for master servicing and special servicing. Master servicing generally includes all of the servicing activities associated with non-defaulted Commercial Mortgages which typically includes collecting and remitting loan payments, making required advances, accounting for principal and interest, holding escrow impound or reserve funds for payment of taxes and insurance, if applicable, making inspections or improvements of the mortgaged property, and remitting funds and reporting to the trustee. Special servicing generally includes managing all loan default matters and other more complicated issues associated with the servicing of the loans. Special servicing generally includes contacting delinquent borrowers and supervising foreclosures and property dispositions in the event of borrower defaults which are not remedied. Special servicing also includes overseeing condemnation issues, insurance claims for casualty losses on collateral property and other matters of this nature. ICCC will contract with qualified Commercial Mortgage master servicers to assume the master servicing role in these securitizations and ICCC expects to act as special servicer. The Company believes that acting as special servicer will allow it to monitor and manage those matters of significant risk associated with the Commercial Mortgages. In this manner, the Company believes it will be best positioned to protect any beneficial interest it may retain in the trusts it creates. However, the Company reserves the right to act as either the master servicer, the special servicer, both or neither in the future. In addition, ICCC acts as the servicer for all loans purchased by the Long-Term Investment Operations. With respect to its function as a servicer for the Long-Term Investment Operations, ICCC and ICH entered into a Servicing Agreement effective in February 1997 having terms substantially similar to those described above.

  When ICCC purchases Commercial Mortgages that include the associated servicing rights or originates Commercial Mortgages, the allocated cost of the servicing rights will be reflected on its financial statements as CMSRs. CMSRs will be amortized in proportion to, and over the period of, expected future net servicing income.

  SFAS No. 125 requires that a portion of the cost of originating or purchasing a mortgage loan be allocated to the mortgage loan servicing rights based on its fair value relative to the loan as a whole. To determine the fair value of the servicing rights created, ICCC uses a valuation model that calculates the present value of future net servicing revenues to determine the fair value of the servicing rights. In using this valuation method, ICCC incorporates assumptions that it believes market participants would use in estimating future net servicing income which include estimates of the cost of servicing or subservicing, an inflation rate, ancillary income per Commercial Mortgage, a prepayment rate, loss severity, a default rate and a discount rate commensurate with the risks involved.

  CMSRs are subject to some degree of volatility in the event of unanticipated prepayments or defaults. Prepayments in excess of those anticipated at the time CMSRs are recorded could result in a decline in the fair value of the CMSRs below their carrying value requiring a provision to increase the CMSRs' valuation allowance. The rate of prepayment of Commercial Mortgages is affected by a variety of economic and other factors, including prevailing interest rates and the availability of alternative financing. The effect of those factors on Commercial Mortgage prepayment rates may vary depending on the particular type of Commercial Mortgage. Estimates of prepayment rates are made based on management's expectations of future prepayment rates, which are based, in part, on the historical rate of prepayment of ICCC's Commercial Mortgages, and other considerations. There can be no assurance of the accuracy of the Company's prepayments estimates. If actual prepayments with respect to Commercial Mortgages serviced occur more quickly than were projected at the time such Commercial Mortgages were sold, the carrying value of the CMSRs may have to be reduced through a provision recorded to increase the CMSRs' valuation allowance in the period the fair value declined below the CMSRs' carrying value. If actual prepayments with respect to Commercial Mortgages occur more slowly than estimated, the carrying value of CMSRs would not increase, although total income would exceed previously estimated amounts and the related valuation allowances, if any, could be unnecessary.

REGULATION

  The rules and regulations applicable to the Conduit Operations, among other things, prohibit discrimination and establish underwriting guidelines that include provisions for inspections and appraisals, require credit reports on prospective borrowers and fix maximum loan amounts. Commercial Mortgage origination and purchase activities are subject to, among other laws, the Equal Credit Opportunity Act, Federal Truth-in-Lending Act and the Real Estate Settlement Procedures Act and the regulations promulgated thereunder that prohibit discrimination and require the disclosure of certain basic information to mortgagors concerning credit terms and settlement costs.

  Additionally, there are various state and local laws and regulations affecting Conduit Operations. ICCC is licensed in those states requiring such a license. Mortgage operations also may be subject to applicable state usury statutes. The Company is presently in material compliance with all material rules and regulations to which it is subject.

COMPETITION

  In originating Commercial Mortgages and issuing CMBSs, the Company will compete with established mortgage conduit programs, investment banking firms, savings and loan associations, banks, thrift and loan associations, finance companies, mortgage bankers, insurance companies, other lenders and other entities purchasing mortgage assets. CMBSs issued by the Conduit Operations and the Long-Term Investment Operations will face competition from other investment opportunities available to prospective investors.

  The Company will face competition in its Conduit Operations from other financial institutions, including but not limited to banks and investment banks. Many of the institutions with which the Company will compete in its Conduit Operations have significantly greater financial resources than the Company.

  Other multifamily residences, self-storage facilities, retail shopping facilities, office buildings and combination warehouse/industrial facilities located in the areas of the mortgaged properties securing the Company's Commercial Mortgages compete with the mortgaged properties of such types to attract residents, retail correspondents, tenants and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a Commercial Mortgages competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Such lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a Commercial Mortgage may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, such renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from the market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

EMPLOYEES

  As of March 31, 1997, ICCC employed nine persons. The Company believes that relations with its employees are good. The Company is not a party to any collective bargaining agreement.

FACILITIES

  Pursuant to the Management Agreement, RAI will contract with IMH to provide space for the Company's executive offices and administrative facilities at IMH's executive offices in Santa Ana Heights, California. ICCC's executive offices and administrative facilities occupy approximately 3,500 square feet of space in Irvine, California at an aggregate monthly rental of approximately $7,000. Management believes that as the Company grows, it may require additional space and that alternate space at comparable rental rates is available, if necessary.

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

DIRECTORS AND EXECUTIVE OFFICERS

  The Company was incorporated in the State of Maryland on February 3, 1997. The following table sets forth certain information with respect to the directors and executive officers of ICH and ICCC:

 NAME                       AGE                     POSITION
 ----                       ---                     --------
 Joseph R. Tomkinson (S)...  49 Chairman of the Board and Chief Executive
                                 Officer of ICH and Chairman of the Board and
                                 Chief Executive Officer of ICCC
 William S. Ashmore........  47 President and Chief Operating Officer of ICH,
                                 Executive Vice President and Director of ICCC
 Richard J. Johnson........  35 Senior Vice President, Chief Financial Officer,
                                 Treasurer and Secretary of ICH and ICCC and
                                 Director of ICCC
 William D. Endresen.......  42 Senior Vice President of ICH and President and
                                 Director of ICCC
 Mary C. Glass-Schannault..  43 Senior Vice President of ICH and Senior Vice
                                 President of ICCC
 H. Wayne Snavely..........  55 Director of ICH
 James Walsh...............  46 Director of ICH
 Frank P. Filipps 0........  49 Director of ICH
 Stephan R. Peers 0........  44 Director of ICH
 Thomas J. Poletti+, (S)...  39 Director of ICH
 Timothy R. Busch+, 0, (S).  42 Director of ICH

--------
+ Unaffiliated Director
0 Member of Audit Committee
(S)Member of Compensation Committee

  JOSEPH R. TOMKINSON has been Chairman of the Board and Chief Executive Officer of ICH and Chairman of the Board and Chief Executive Officer of ICCC since their formation. Mr. Tomkinson has been the Vice Chairman of the Board and Chief Executive Officer of IMH and Chairman of the Board of ICIFC and IWLG since August 1995. Mr. Tomkinson served as President of Imperial Credit Industries, Inc. (Nasdaq-ICII) ("ICII") from January 1992 to February 1996 and, from 1986 to January 1992, he was President of Imperial Bank Mortgage, a subsidiary of Imperial Bank, one of the companies that combined to become ICII in 1992. Mr. Tomkinson has been a Director of ICII since December 1991. From 1984 to 1986, he was employed as Executive Vice President of Loan Production for American Mortgage Network, a privately owned mortgage banker.
Mr. Tomkinson brings 22 years of combined experience in real estate, real estate financing and mortgage banking to the Company.

  WILLIAM S. ASHMORE has been President and Chief Operating Officer of ICH and Executive Vice President and a Director of ICCC since their formation. Mr. Ashmore has been President and Chief Operating Officer of IMH, Executive Vice President and a Director of ICIFC and President and a Director of IWLG since August 1995. In March 1997, Mr. Ashmore became President of ICIFC. From August 1993 to February 1996, he was Executive Vice President and a Director of Secondary Marketing at ICII, having been its Senior Vice President of Secondary Marketing since January 1988. From 1985 to 1987, he was Chief Executive Officer and Vice Chairman of the Board of Century National Mortgage Corporation, a wholesale mortgage banking company. From 1978 to 1985, Mr. Ashmore was President and co-owner of Independent Homes Real Estate Company, which evolved in 1980 into a mortgage banking firm that was sold to Century National Bank in 1985. Mr. Ashmore has over 20 years of combined experience in real estate, real estate financing and mortgage banking.

  RICHARD J. JOHNSON has been Senior Vice President, Chief Financial Officer, Treasurer and Secretary of ICH and ICCC and a Director of ICCC since their formation. Mr. Johnson has been Senior Vice President, Chief Financial Officer, Treasurer and Secretary of IMH and ICIFC since August 1995, and a Director of ICIFC since March 1996. From September 1992 to March 1995, Mr. Johnson was Senior Vice President and Chief Financial Officer of ICII. From November 1989 to September 1992, Mr. Johnson was Vice President and Controller of

ICII. From February 1988 to October 1989, he was Vice President and Chief Financial Officer of Bayhill Service Corporation, a mortgage banking company, and Vice President of Capital Savings and Loan, the parent of Bayhill Service Corporation. From January 1987 to February 1988, Mr. Johnson was Vice President of Finance for Merrill Lynch Huntoon Paige, Inc., a mortgage banking subsidiary of Merrill Lynch Capital Markets. Mr. Johnson is a Certified Public Accountant.

  WILLIAM D. ENDRESEN has been Senior Vice President of ICH and President and Director of ICCC since their formation. From 1995 through February 1997, Mr. Endresen was the Chairman and a Director of American Capital Resource, Inc., a commercial mortgage banking company which originated and closed bulk condominium and multi-family transactions in the Western United States. Mr. Endresen was President of Butterfield Mortgage Corporation from May 1993 through 1995 and developed, originated and closed numerous bulk condominium and multi-family transactions. From 1987 to 1992, Mr. Endresen was Director of Acquisitions and Project Finance for Monnig Development, Inc., a Southern California based real estate development company. Mr. Endresen has more than 24 years of combined experience in real estate, real estate financing and commercial mortgage banking.

  MARY C. GLASS-SCHANNAULT has been Senior Vice President of each of ICH and ICCC since their formation. Ms. Glass-Schannault has been Vice President of IMH and Senior Vice President, Operations of ICIFC and IWLG since August 1995. From April 1995 through November 1996, Ms. Glass-Schannault was the Senior Vice President and Managing Director of Imperial Capital Markets Group, a division of ICII, and from February 1993 to April 1995, she was Senior Vice President of ICIFC, a division of ICII. From 1991 through 1993, Ms. Glass-Schannault acted as a mortgage banking consultant. From 1990 through 1991, she was an Executive Vice President at PriMerit Mortgage Corporation. From 1988 to 1990, Ms. Glass-Schannault was President of SCS Mortgage. From September 1984 through September 1988, Ms. Glass-Schannault was Senior Vice President of Concor Financial Services.

  H. WAYNE SNAVELY has been a Director of ICH since its formation. He has been Chairman of the Board and Chief Executive Officer of ICII since December 1991. Mr. Snavely is also Chairman of the Board of Southern Pacific Funding Corporation, an affiliate of ICII, and IMH. He has been a Director of Imperial Bancorp and Imperial Bank since 1993, and was also a Director of Imperial Bank from 1975 to 1983. From 1983 to February 1991, Mr. Snavely served as Executive Vice President of Imperial Bancorp and Imperial Bank with direct management responsibility for the following bank subsidiaries and divisions: Imperial Bank Mortgage, Southern Pacific Thrift and Loan Association, Imperial Trust Company, Wm. Mason & Company, Imperial Ventures, Inc. and The Lewis Horwitz Organization. From 1983 through 1986, Mr. Snavely was employed as Chief Financial Officer of Imperial Bancorp and Imperial Bank.

  JAMES WALSH has been a Director of ICH since February 1997 and a Director of IMH since August 1995. Mr. Walsh is an Executive Vice President of Walsh Securities, Inc. where he directs mortgage loan production, sales and securitization. Mr. Walsh was an executive of Donaldson, Lufkin and Jenrette Securities Corporation from January 1989 through March 1996 where he oversaw residential mortgage securitization, servicing brokerage and mortgage banking services. From February 1987 to December 1988, Mr. Walsh was an executive in the mortgage banking department at Bear Stearns & Company. From December 1985 to February 1987, Mr. Walsh was a senior banking officer at Carteret Savings Bank.

  FRANK P. FILIPPS has been a Director of ICH since February 1997 and a Director of IMH since August 1995. Mr. Filipps was elected President of CMAC Investment Corporation and Chairman, President and Chief Executive Officer of Commonwealth Mortgage Assurance Company ("CMAC") in January 1995. Mr. Filipps joined CMAC in 1992 as Senior Vice President and Chief Financial Officer, where he was responsible for the company's financial, investment and data processing operations, as well as the legal and human resources functions. In 1994, Mr. Filipps was promoted to Executive Vice President and Chief Operating Officer for both CMAC Investment Corporation and CMAC, where his additional responsibilities included the company's sales, marketing, underwriting and risk management. In 1975, Mr. Filipps joined American International Group and, from 1989 to 1992, he was Vice President and Treasurer. Prior to that, he was a Second Vice President for Chase Manhattan Bank, N.A., in New York.

  STEPHAN R. PEERS has been a Director of ICH since February 1997 and a Director of IMH since October 1995. Since April 1993, Mr. Peers has been an Executive Vice President of International Strategic Finance Corporation, Ltd., where he performs corporate finance services for overseas issuers. From April 1989 to April 1993, Mr. Peers was a Vice President in corporate finance at Montgomery Securities where he specialized in financial services institutions. From March 1987 to March 1989, Mr. Peers was a Vice President at The First Boston Corporation in mortgage finance specializing in mortgage related products. Mr. Peers has served as a Managing Director of Resource Bancshares Corporation since August 1995.

  THOMAS J. POLETTI has been a Director of ICH since March 1997. Mr. Poletti has been with the law firm of Freshman, Marantz, Orlanski, Cooper & Klein since 1983 and a partner of the firm since 1989. Freshman, Marantz, Orlanski, Cooper & Klein acts as counsel to the Company and IMH. See "Certain Transactions" and "Legal Matters."

  TIMOTHY R. BUSCH has been a director of ICH since March 1997. Since November 1978, Mr. Busch has been an attorney in private practice. Since October 1984, Mr. Busch has been the President and Chief Executive Officer of T. R. Busch Realty Corporation, a licensed real estate corporation, which filed a voluntary petition pursuant to Chapter 11 of the Bankruptcy Code on February 22, 1994; this corporation has been operating outside of bankruptcy since February 20, 1995. Mr. Busch is also President and Chief Executive Officer of TRB Management, Inc., a California corporation, which is the sole general partner of Mercado del Sol Investors Limited Partners, an Arizona limited partnership. Mercado del Sol Investors Limited Partnership filed a voluntary petition pursuant to Chapter 11 of the Bankruptcy Code on August 12, 1993.

  All directors are elected at each annual meeting of the Company's stockholders to serve until the next annual meeting of stockholders and until their successors are elected and qualify. Replacements for vacancies occurring among the Unaffiliated Directors will be elected by a majority vote of the remaining Directors, including a majority of the Unaffiliated Directors. All officers are elected and may be removed by the Board of Directors. The Company pays an annual director's fee to each Unaffiliated Director equal to $20,000 and reimburses such Directors' costs and expenses for attending Board meetings.

LIMITATION OF LIABILITY AND INDEMNIFICATION

  The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter of the Company contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

  The Charter of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

  The MGCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. Insofar as indemnification by the Company for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to indemnity agreements or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

  On the closing of this Offering, William D. Endresen will enter into a five-year employment agreement at an annual salary of $120,000, subject to adjustment for inflation. Mr. Endresen owns 12,000 shares of ICH Common Stock and on the closing of this Offering will be granted stock options to purchase an additional 50,000 shares of ICH Common Stock with a per share exercise price equal to the Subscription Price. See "--Stock Option and Awards Plan," "Certain Transactions" and "Principal Stockholders."

  Joseph R. Tomkinson, William S. Ashmore, Richard J. Johnson and Mary C. Glass-Schannault, who are executive officers of ICH are also officers of IMH and ICIFC and will become officers of RAI upon the closing of the Offering. These officers have modified their employment agreements with ICIFC to also become officers of the Manager (and of ICH and ICCC) upon the closing of this Offering. The Manager will agree to cause each of its officers to devote as much of his or her time to the operations of the Company as is reasonably necessary. ICIFC will reimburse the Manager which will reimburse ICIFC on a dollar for dollar basis (includes the service charge referenced below), for the actual cost of providing the services of these officers to the Company based upon the compensation payable to them by ICIFC, plus a 15% service charge. The following is the amount of compensation payable by ICIFC to Mssers. Tomkinson, Ashmore, and Johnson and Ms. Glass-Schannault for the year ending December 31, 1997.

            NAME OF INDIVIDUAL        CASH COMPENSATION
            ------------------      ---------------------
            Joseph R. Tomkinson.... $300,000 (1)(2)(3)(4)
            William S. Ashmore..... $225,000 (1)(2)(3)(4)
            Richard J. Johnson..... $112,500 (1)(3)(4)
            Mary C. Glass-
             Schannault............ $ 92,930 (1)(3)

--------

(1) Each of the persons in the above table is entitled to be paid a quarterly bonus equal to the aggregate dividend such person would have received from the Company on all shares of Common Stock underlying unexercised stock options held by such person which were outstanding as of the date of IMH's initial public offering and on the date of payment of said bonus, provided however that quarterly bonuses will be paid for the next four calendar quarters thereafter only if the dividend that would be payable by the Company on shares of its Common Stock for the subject quarter after payment of all such quarterly bonuses equals or exceeds fifteen percent (15%) (on an annualized basis) of $13.00. Such persons will not be required to refund any portion of such bonuses previously earned regardless of the level of dividends in subsequent quarters. For the year ended December 31, 1996 Messrs. Tomkinson, Ashmore and Johnson and Ms. Glass-Schannault received bonuses of $221,350, $116,500, $58,250 and $58,250, respectively.

(2) Messrs. Tomkinson and Ashmore are each entitled to performance and profitability bonuses, in no event to exceed their respective base salaries. For the year ended December 31, 1996, Messrs. Tomkinson and Ashmore received bonuses of $249,847 and $121,378, respectively.

(3) Messrs. Tomkinson, Ashmore, and Johnson and Ms. Glass-Schannault own 76,800, 76,800, 62,400 and 12,000 shares of ICH Common Stock, respectively, and on the closing of this Offering each of them will be granted stock options to acquire 10,000 shares of ICH Common Stock at a per share exercise price equal to the Subscription Price. See "--Stock Option and Awards Plan," "Certain Transactions" and "Principal Stockholders."

(4) RAI is owned 30% by each of Messrs. Tomkinson, Ashmore, and Johnson and 10% by Mr. Snavely.

STOCK OPTION AND AWARDS PLAN

  In April 1997, the Company adopted a 1997 Stock Option and Awards Plan (the "Stock Option and Awards Plan") which provides for the grant of qualified incentive stock options ("ISOs") which meet the requirements of section 422 of the Code, stock options not so qualified ("NQSOs"), deferred stock, restricted stock, performance shares, stock appreciation and limited stock appreciation rights awards ("Awards") and dividend equivalent rights ("DERs").

  The purpose of the Stock Option and Awards Plan is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to others whose job performance affects the Company. The Stock Option and Awards Plan is administered by the Board of Directors or a Committee, appointed by the Board of Directors (the "Administrator"). ISOs may be granted to the officers and key employees of the Company. NQSOs and Awards may be granted to the directors, officers, key employees and agents and consultants of the Company, any of its subsidiaries or parent corporation, of RAI, and to the directors, officers and key employees of ICCC.

  The Stock Option and Awards Plan provides for granting of DERs in tandem with all options granted under the Stock Option and Awards Plan. Such DERs accrue for the account of the optionee shares of Common Stock upon the payment of cash dividends on outstanding shares of Common Stock. The number of shares accrued is determined by a formula and such shares are currently transferred to the optionee only upon exercise of the related option. The Stock Option and Awards Plan permits DERs to be granted under the Stock Option and Awards Plan with certain characteristics. First, DERs can be issued in "current-pay" form so that payments can be made to the optionee at the same time as dividends are paid to holders of outstanding Common Stock. Second, DERs can be made eligible to participate not only in cash distributions but also distributions of stock or other property made to holders of outstanding Common Stock. Shares of Common Stock accrued for the account of the optionee pursuant to a DER grant may also be made eligible to receive dividends and distributions. Finally, DERs can be made "performance based" by conditioning the right of the holder of the DER to receive any dividend equivalent payment or accrual upon the satisfaction of specified performance objectives.

  Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the Stock Option and Awards Plan currently authorizes the grant of options to purchase, and Awards of, an aggregate of an estimated 700,000 shares. The shares reserved for issuance pursuant to the Company's Stock Option and Awards Plan will be increased or decreased to an amount equal to 10% of the shares sold in the Offering, subject to a minimum of 400,000 shares. If an option granted under the Stock Option and Awards Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or Award will again become available for the issuance of further options or Awards under the Stock Option and Awards Plan.

  Unless previously terminated by the Board of Directors, the Stock Option and Awards Plan will terminate in April 2007, and no options or Awards may be granted under the Stock Option and Awards Plan thereafter.

  Options granted under the Stock Option and Awards Plan will become exercisable in accordance with the terms of the grant made by the Administrator. Awards will be subject to the terms and restrictions of the Award made by the Administrator. The Administrator has discretionary authority to select participants from among eligible persons and to determine at the time an option or Award is granted when and in what increments shares covered by the option may be purchased and, in the case of options, whether it is intended to be an ISO or a NQSO provided, however, that certain restrictions applicable to ISOs are mandatory, including a requirement that ISOs not be issued for less than 100% of the then fair market value of the Common Stock (110% in the case of a grantee who holds more than 10% of the outstanding Common Stock) and a maximum term of ten years (five years in the case of a grantee who holds more than 10% of the outstanding Common Stock).

  Under current law, ISOs may not be granted to any director of the Company who is not also an employee, or to directors, officers and other employees of entities unrelated to the Company. No options or Awards may be granted under the Stock Option and Awards Plan to any person who, assuming exercise of all options held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of equity stock of the Company.

  Each option must terminate no more than 10 years from the date it is granted (or five years in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the combined voting power of the Company's outstanding equity stock). Options may be granted on terms providing for exercise either in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option.

  The exercise price of any option granted under the Stock Option and Awards Plan is payable in full in cash, or its equivalent as determined by the Administrator. The Company may make loans available to option holders to exercise options evidenced by a promissory note executed by the optionholder and secured by a pledge of Common Stock with fair market value at least equal to the principal of the promissory note unless otherwise determined by the Administrator.

  The Board of Directors may from time to time revise or amend the Stock Option and Awards Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding Award without his consent or may, without stockholder approval, increase the number of shares subject to the Stock Option and Awards Plan or decrease the exercise price of a stock option to less than 100% of fair market value on the date of grant (with the exception of adjustments resulting from changes in capitalization), materially modify the class of participants eligible to receive options or Awards under the Stock Option and Awards Plan, materially increase the benefits accruing to participants under the Stock Option and Awards Plan or extend the maximum option term under the Stock Option and Awards Plan.

  The following table sets forth the stock options to be granted to the Company's current executive officers under the Stock Option and Awards Plan upon the effective date of this Offering:

                                             INDIVIDUAL GRANTS
                         ----------------------------------------------------------
                           NUMBER OF
                            SHARES      PERCENTAGE
                          UNDERLYING    OF OPTIONS  EXERCISE
                            OPTIONS     GRANTED TO   PRICE   EXPIRATION GRANT DATE
NAME                     GRANTED(#)(1) EMPLOYEES(%) ($SH)(2)  DATE(3)   VALUE($)(4)
----                     ------------- ------------ -------- ---------- -----------
William D. Endresen.....    50,000         25.0      15.00   June 2007    411,941
Joseph R. Tomkinson.....    10,000          5.0      15.00   June 2007     82,388
William S. Ashmore......    10,000          5.0      15.00   June 2007     82,388
Richard J. Johnson......    10,000          5.0      15.00   June 2007     82,388
Mary C. Glass-
Schannault..............    10,000          5.0      15.00   June 2007     82,388

--------
(1) Such stock options vest 33.33% per year on each anniversary of the date of grant and have been granted with related DERs.
(2) The exercise price for all options equals the Subscription Price.
(3) Such stock options expire ten years from the date of grant or earlier upon termination of employment.
(4) The fair value of the options to be granted was derived using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 7.05%, expected lives of ten years and expected volatility of 23%.

  Upon the effective date of this Offering, the Company will grant to each of Messrs. Snavely, Walsh, Filipps, Peers, Poletti and Busch options to purchase 10,000 shares of Common Stock at a per share exercise price equal to the Subscription Price, vesting 50% on the first anniversary of the date of grant and 50% on the second anniversary date and an aggregate of 50,000 additional options at a per share price equal to the Subscription Price to employees and consultants vesting one-third per year beginning on the first anniversary of the date of grant.

401(K) PLAN

  On the effective date of this Offering, the Company will commence participation in the Imperial Credit Industries, Inc. contributory retirement plan ("401(k) Plan") for all full time employees with at least six months of service, which is designed to be tax deferred in accordance with the provisions of Section 401(k) of the Code. The 401(k) Plan provides that each participant may contribute from 2% to 14% of his or her salary, and the Company will contribute to the participant's plan account at the end of each plan year 50% of the first 4% of salary contributed by a participant. Under the 401(k) Plan, employees may elect to enroll on the first day of any month, provided that they have been employed for at least six months.

  Subject to the rules for maintaining the tax status of the 401(k) Plan, an additional Company contribution may be made at the discretion of the Company, as determined by the Unaffiliated Directors. Should a discretionary contribution be made, the contribution would first be allocated to those employees deferring salaries in excess of 4%. The matching contribution would be 50% of any deferral in excess of 4% up to a maximum deferral of 8%. Should discretionary contribution funds remain following the allocation outlined above, any remaining Company matching funds would be allocated as a 50% match of employee contributions, on the first 4% of the employee's deferrals. Company matching contributions will be made as of December 31st each year in the form of Company Common Stock. No contributions were made for any period presented herein.

                              REIT ADVISORS, INC.

THE MANAGER

  The Manager, RAI, will commence operations as of the closing of the Offering. Each of the persons who will become executive officers of the Manager upon the closing of this Offering has significant experience in purchasing, financing, servicing, securitizing and investing in mortgage loans and mortgage securities and all of such persons are officers of IMH and ICIFC; however, they have not previously managed a Commercial Mortgage REIT. RAI is a recently formed entity with no significant assets and no prior history of operations. RAI is owned 30% by each of Messrs. Tomkinson, Ashmore, and Johnson and 10% by Mr. Snavely. IMH owns all of the outstanding shares of non-voting preferred stock of ICIFC, its conduit operations, representing 99% of the economic interest in ICIFC, and Mssrs. Tomkinson, Johnson, Ashmore and Snavely own all of the outstanding shares of Common Stock of ICIFC, representing 1% of the economic interest. The officers of RAI have modified their employment agreements with ICIFC to allow them to become officers of the Manager (and of ICH and ICCC) upon the closing of this Offering. The Manager will agree to cause each of its officers to devote as much of his or her time to the operations of the Company as is reasonably necessary. ICH will reimburse the Manager, who will reimburse ICIFC on a dollar for dollar basis (including the service charge referenced below), for the actual cost of providing the services of these officers to the Company based upon the compensation payable to them by ICIFC, plus a 15% service charge. ICH will reimburse the Manager for expenses incurred by the Manager, plus a service charge of 15% on all expenses owed by the Manager to ICIFC for costs and expenses owed by the Manager to ICIFC for costs and services under any submanagement agreement between ICIFC and the Manager. The Manager will pay all such third parties on a dollar for dollar basis for the aforementioned amounts received by it from the Company; no such 15% service charge will be paid to third party service providers other than ICIFC. For the first three years of the Management Agreement there will be a minimum amount of $500,000 per annum (including the 15% service charge) payable by ICH in connection with services provided and expenses incurred by the Manager and payable by RAI to ICIFC. After the third year, ICH will only be responsible for reimbursing expenses and services provided, with the 15% service charge for amounts due to ICIFC. See "--Management Agreement--Expenses."

  The Company has selected an outside advisor in order to coordinate, assist and manage the duties and responsibilities of the Company. The Company believes that RAI will be more adequately suited to provide the following services relating to the operations of the Company due to the expertise of RAI's senior officers: securitization oversight, contract negotiation, market information, implementation of cost controls, asset/liability modeling and management and servicing systems. In order to utilize the IMH infrastructure, RAI intends to enter into a submanagement agreement with ICIFC, the conduit operations of IMH, upon the closing of this Offering to provide substantially all of the administrative services required by the Company including facilities and costs associated therewith, technology, human resources, management information systems, general ledger accounts, check processing and accounts payable as RAI deems necessary.

  The address of the Manager is 20371 Irvine Avenue, Santa Ana Heights, California 92707, telephone (714) 556-0122.

DIRECTORS AND EXECUTIVE OFFICERS

  The persons who will become directors and executive officers of the Manager upon the closing of this Offering are as follows:

   NAME                  POSITION
   ----                  --------
   Joseph R. Tomkinson*  Chairman of the Board and Chief Executive Officer
   William S. Ashmore*   President and Director
   Richard J. Johnson*   Executive Vice President, Chief Financial Officer and Director
   Mary C. Glass-
   Schannault*           Senior Vice President
   H. Wayne Snavely*     Director

--------
*Each of these persons also serve as directors or executive officers of the Company.

  For biographical information on these persons, see "Imperial Credit Commercial Holdings, Inc.--Directors and Executive Officers."

MANAGEMENT AGREEMENT

  The Company will enter into a Management Agreement with the Manager to become effective upon the closing of this Offering, for an initial term expiring on December 31, 2002. Successive extensions, each for a period not to exceed one year, may be made by agreement between the Company and the Manager. The Management Agreement may be terminated by the Company without cause at any time upon 60 days' written notice. Any such termination or failure to extend by the Company without cause shall result in the payment of a termination or non-renewal fee to the Manager determined by an independent appraisal. In addition, the Company and the Manager will have the right to terminate the Management Agreement upon the occurrence of a breach by the other party of any provision contained in the Management Agreement which remains uncured for 30 days. In addition, the Company may renew or terminate the Management Agreement by a majority vote of its Unaffiliated Directors or by a vote of the holders of a majority of the outstanding shares of Common Stock.

  The terms of the Management Agreement, including the management fees, were determined by what management of both RAI and ICH believe are comparable with other advisory relationships and have been approved by the Board of Directors of RAI and the Unaffiliated Directors of ICH. ICH's Bylaws provide that the Unaffiliated Directors shall determine at least annually that the compensation paid to the Manager is reasonable in relation to the nature and quality of the services performed by the Manager.

  The Manager is at all times subject to the supervision of the Company's Board of Directors and provides advisory services to the Company in accordance with the terms of the Management Agreement. The Manager is involved in three primary activities: (1) capital management--primarily the oversight of the Company's structuring, analysis, capital raising and investor relations activities; (2) asset management--primarily the analysis and oversight of the acquisition, management, securitization and disposition of Company assets; and
(3) operations management--primarily the oversight of ICH's operating subsidiaries. Specifically, the Manager performs such services and activities relating to the assets and operations of the Company as may be appropriate, including:

    (1) serving as the Company's consultant with respect to formulation of investment criteria and interest rate risk management by its Board of Directors;

    (2) advising as to the issuance of commitments on behalf of the Company to purchase Commercial Mortgages or purchasing Commercial Mortgages and CMBSs meeting the investment criteria set from time to time by the Company's Board of Directors;

    (3) advising, negotiating, and overseeing the securitization of the Company's Commercial Mortgages in REMIC or CMOs and negotiating terms with rating agencies and coordinate with investment bankers as to structure and pricing of the securities formed by the Company;

    (4) advising the Company in connection with and assisting in its Long-Term Investment Operations;

    (5) furnishing reports and statistical and economic research to the Company regarding the Company's activities and the services performed for the Company by the Manager;

    (6) monitoring and providing to the Board of Directors on an on-going basis price information and other data, obtained from certain nationally-recognized dealers who maintain markets in Commercial Mortgages identified by the Board of Directors from time to time, and providing data and advice to the Board of Directors in connection with the identification of such dealers;

    (7) providing the executive and administrative personnel, office space and services required in rendering services to the Company, which includes contracting with appropriate third parties, which may include IMH and its affiliates, to provide various services including facilities and costs related therewith, technology, management information systems, human resource administration, general ledger accounts, check processing, accounts payable and other similar operational or administrative services;

    (8) overseeing the day-to-day operations of ICH and supervising the performance of such other administrative functions necessary in the management of ICH as directed by the Board of Directors of ICH;

    (9) advising and negotiating of agreements on behalf of the Company with banking institutions and other lenders to provide for the short-term borrowing of funds by the Company;

    (10) communicating on behalf of the Company with the holders of the equity and debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective relations with such holders;

    (11) subject to an agreement executed by the Company, advising as to the designation of a servicer for those loans sold by ICCC whereby ICCC elected not to service such loans;

    (12) counseling the Company in connection with policy decisions to be made by its Board of Directors; and

    (13) upon request by and in accordance with the direction of the Board of Directors of the Company, investing or reinvesting any money of the Company.

  In order to utilize the IMH infrastructure, RAI intends to enter into a submanagement agreement with ICIFC, the conduit operations of IMH, upon the closing of this Offering to provide substantially all of the administrative services required by the Company including facilities and costs associated therewith, technology, human resources, management information systems, general ledger accounts, check processing and accounts payable as RAI deems necessary. The Manager may also enter into additional contracts with other parties, which may include IMH or its affiliates, to provide any such services for the Manager, which third party shall be approved by the Company's Board of Directors. See "--Expenses."

  Upon the closing of this Offering, RAI will have a total of four officers and four directors who will participate in the oversight of the Company's operations.

 MANAGEMENT FEES

  The Manager will be entitled to receive for each fiscal quarter, an amount equal to 25% of the Net Income of the Company, before deduction of such compensation, in excess of the amount that would produce an annualized Return on Equity equal to the daily average Ten Year U.S. Treasury Rate plus 2% (the "25% Payment"). The term "Return on Equity" is calculated for any quarter by dividing the Company's Net Income for the quarter by its Average Net Worth for the quarter. For such calculations, the "Net Income" of the Company means the net income of the Company determined in accordance with the Code before the Manager's compensation, the deduction for dividends paid and any net operating loss deductions arising from losses in prior periods. A deduction for all of the Company's interest expenses for borrowed money is also taken in calculating Net Income. "Average Net Worth" for any period means the arithmetic average of the sum of the gross proceeds from any offering of its equity securities by the Company, before deducting any underwriting discounts and commissions and other expenses and costs relating to the offering, plus the Company's retained earnings less dividends declared (without taking into account any losses incurred in prior periods) computed by taking the daily average of such values during such period. The 25% Payment to the Manager will be calculated quarterly in arrears before any income distributions are made to stockholders for the corresponding period.

  The Manager's fees will be calculated by the Manager within 60 days after the end of each calendar quarter, with the exception of the fourth quarter for which compensation will be computed within 30 days, and such calculation shall be promptly delivered to the Company. The Company will be obligated to pay the fee within 90 days after the end of each calendar quarter.

 EXPENSES

  Pursuant to the Management Agreement, ICH will also pay all operating expenses incurred by the Manager under the Management Agreement. The operating expenses generally required to be incurred by the Manager and reimbursed by ICH include out-of-pocket costs, equipment and other personnel required for the Company's operations, including amounts payable by RAI pursuant to submanagement agreements with outside third parties, which will include IMH and its affiliates, to provide various services to the Company including facilities and costs related therewith, technology, management information systems, human resource administration, general ledger accounts, check processing, accounts payable and other similar operational services ("Reimbursable Expenses"). Reimbursable Expenses also include issuance and transaction costs associated with the purchase, disposition and financing of investments, regular legal and auditing fees and expenses of the Company, the fees and expenses of the Company's Directors, premiums for directors' and officers' liability insurance, premiums for fidelity and errors and omissions insurance, servicing and sub-servicing expenses, the costs of printing and mailing proxies and reports to stockholders, and the fees and expenses of the Company's custodian and transfer agent, if any.

  The Company will reimburse the Manager for all Reimbursable Expenses, plus a service charge of 15% on all Reimbursable Expenses owed by RAI to ICIFC, the conduit operations of IMH, for costs and services under any subcontract between RAI and ICIFC. RAI will pay all such third parties on a dollar-for-dollar basis the aforementioned amounts received by it from the Company; no such 15% service charge will be paid to third party service providers other than ICIFC.

  All of the persons designated to become officers of the Manager upon the closing of this Offering are officers of IMH, ICIFC, ICH and ICCC. IMH owns all of the outstanding shares of non-voting preferred stock of ICIFC, its conduit operations, representing 99% of the economic interest in ICIFC, and Messrs. Tomkinson, Johnson, Ashmore and Snavely all of the outstanding shares of common stock of ICIFC, representing 1% of the economic interest. Each of these officers have modified their employment agreements with ICIFC to allow them to become officers of the Manager (and of ICH and ICCC) upon the closing of this Offering. The Manager will agree to cause each of its officers to devote as much of his or her time to the operations of the Company as is reasonably necessary. The Company will reimburse the Manager, who will reimburse ICIFC on a dollar for dollar basis, for the actual cost (the "Reimbursable Executive Amounts") of providing the services of these officers to the Company based upon compensation payable to them by ICIFC, plus a 15% service charge.

  For the first three years of the Management Agreement, there will be a minimum amount of $500,000 per annum (which includes the 15% service charge) payable by ICH to RAI for Reimbursable Expenses and Reimbursable Executive Amounts and payable by RAI to ICIFC. After the third year, ICH will only be responsible for paying RAI the actual amount of Reimbursable Expenses and Reimbursable Executive Amounts, with the 15% service charge for amounts due to ICIFC.

  The Company does not believe that its operations will be adversely affected as a result of these relationships. Payments of Reimbursable Expenses and Reimbursable Executive Amounts by the Company to RAI will be made monthly.

 STOCK OPTION AND AWARDS PLAN

  The Company has adopted the Stock Option and Awards Plan and the directors, officers and employees of the Manager will be granted certain options or rights under the Stock Option and Awards Plan upon the closing of this Offering, and may in the future be granted additional options or rights under the Stock Option and Awards Plan. See "Imperial Credit Commercial Holdings, Inc.--Stock Options and Awards Plan."

 LIMITS OF RESPONSIBILITY

  Pursuant to the Management Agreement, the Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of the Company's Board of Directors in following or declining to follow its advice or recommendations. The Manager, its directors, officers, equityholders and employees will not be liable to the Company, any mortgage security issuer, any subsidiary of the Company, the Unaffiliated Directors, the Company's stockholders or any subsidiary's shareholders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. The Manager is a recently formed entity and does not have significant assets. Consequently, there can be no assurance that the Company would be able to recover any damages for claims it may have against the Manager. The Company has agreed to indemnify the Manager, and its directors, officers, equityholders and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from any acts or omissions of the Manager made in good faith in the performance of its duties under the Management Agreement. See "Risk Factors--General--Conflicts of Interest; Executive Officers and Directors to Receive Extensive Benefits."

                         RELATIONSHIPS WITH AFFILIATES

  IMH is a publicly traded company whose shares of common stock are listed on the AMEX. RAI, an entity owned by persons all of whom are officers of ICH and IMH and who will become officers of RAI upon the closing of this Offering, is the Manager and will provide advisory services to ICH in accordance with the terms of the Management Agreement. As previously described, ICH will utilize the mortgage banking experience, management expertise and resources of RAI in conducting its business. Upon the closing of this Offering, IMH will own in the aggregate 315,078 or 1,123,405 shares of the Common Stock of ICH (assuming the Minimum Offering Amount and the Maximum Offering Amount, respectively) representing 9.8% of the outstanding Common Stock, and 1,078,922 or 270,595 shares of ICH Class A Stock, respectively, excluding the ICH Class A Stock to be issued in connection with the Contribution, convertible into an equivalent number of shares of ICH Common Stock. In addition, a number of Directors and officers of ICH and ICCC also serve as Directors and/or officers of IMH. In order to utilize the IMH infrastructure, RAI intends to enter into a submanagement agreement with ICIFC, the conduit operations of IMH, upon the closing of this Offering to provide substantially all of the administrative services required by the Company including facilities and costs associated therewith, technology, human resources, management information systems, general ledger accounts, check processing and accounts payable as RAI deems necessary.

  With a view toward protecting the interests of ICH's stockholders, the Bylaws of ICH provide that a majority of the Board of Directors (and at least a majority of each committee of the Board of Directors) must not be "Affiliates" of RAI, as that term is defined in the Bylaws, and that the investment policies of ICH must be reviewed annually by the Unaffiliated Directors. Such policies and restrictions thereon may be established from time to time by the Board of Directors, including a majority of the Unaffiliated Directors. In addition, any transaction between ICH and any Affiliated Person requires the affirmative vote of a majority of the Unaffiliated Directors. Moreover, approval, renewal or termination of the Management Agreement requires the affirmative vote of a majority of the Unaffiliated Directors. The Management Agreement may be terminated by ICH upon 60 days' notice. Any such termination or failure to extend by ICH without cause shall result in the payment of a termination or non-renewal fee to the Manager determined by an independent appraisal.

                             CERTAIN TRANSACTIONS

THE ORGANIZATIONAL TRANSACTIONS

  The following is a summary of transactions entered into in connection with the organization of the Company:

  . In January and February 1997, ICCC and ICH were incorporated, respectively.

  . In February 1997, Joseph R. Tomkinson, ICH's Chairman of the Board and
    Chief Executive Officer, William S. Ashmore, ICH's President and Chief Operating Officer, Richard J. Johnson, ICH's Senior Vice President, Chief Financial Officer, Treasurer and Secretary, William D. Endresen, ICH's Senior Vice President, Mary C. Glass-Schannault, ICH's Senior Vice President, and each of H. Wayne Snavely, James Walsh, Frank P. Filipps, Stephan R. Peers and Thomas J. Poletti, Directors of ICH, purchased 76,800, 76,800, 62,400, 12,000 and 12,000 shares of the Common Stock of
    ICH, respectively, at a per share price of $.01. In addition, IMH purchased 299,000 shares of the Common Stock of ICH, at a per share price of $.01.

  . In February 1997, IMH purchased all of the non-voting preferred stock of ICCC, which represent 95% of the economic interest in ICCC, for $500,000, and each of Messrs. Tomkinson, Ashmore, Johnson and Endresen purchased all of the outstanding shares of common stock of ICCC (125 shares each at a per share price of $1.00), which represent 5% of the economic interest in ICCC.

  . In February 1997, ICCC brokered ICH's purchase of $7.3 million and $10.2 million of condominium conversion loans which were financed with $16.6 million in borrowings under a warehouse lending facility provided by a subsidiary of IMH and $900,000 in borrowings from IMH. All of condominium conversion loans were purchased from ICIFC and $7.3 million of such mortgage loans were originated by a company with which William D. Endresen was an affiliate. IMH owns all of the outstanding non-voting preferred stock of ICIFC, which represents 99% of the economic interest in ICIFC, and Mssrs. Tomkinson, Johnson, Ashmore and Snavely own 100% of the Common Stock of ICIFC representing 1% of the economic interest.

  . In March 1997, IMH lent ICH $15.0 million evidenced by a promissory note convertible into ICH Preferred Stock at the Conversion Rate.

  . In March 1997, IMH converted the aforementioned $15.0 million principal amount promissory note into an aggregate of 3,000,000 shares of ICH Preferred Stock. All ICH Preferred Stock is automatically convertible upon the closing of this Offering into shares of ICH Common Stock determined by multiplying the number of shares of ICH Preferred Stock to be converted by a fraction, the numerator of which is $5.00 and the denominator of which is the Subscription Price. Notwithstanding the foregoing, consistent with IMH's classification as a REIT, IMH shall not be entitled to have converted into ICH Common Stock more than that number of shares of ICH Preferred Stock whereby IMH would own, immediately after such conversion, greater than 9.8% of ICH's outstanding Common Stock. Any shares of ICH Preferred Stock not converted into ICH Common Stock upon the closing of this Offering shall on such date automatically convert into shares of ICH Class A Stock at the same rate as the ICH Preferred Stock converted into Common Stock on said date. Shares of ICH Class A Stock convert into shares of the Common Stock on a one-for-one basis and each such class of Common Stock is entitled to cash dividends on a pro rata basis. Upon any subsequent issuances of Common Stock by ICH or sales of ICH Common Stock held by IMH, shares of ICH Class A Stock shall automatically continue to convert into additional shares of the Common Stock of ICH, subject to said 9.8% limitation.

  . In March 1997, ICH purchased a $10.1 million CMBS from ICIFC which was financed with a promissory note. In March 1997, the promissory note was repaid with cash from IMH's above-referenced $15.0 million investment. Concurrently therewith, ICH repaid the $900,000 owed to IMH in connection with its purchase of condominium conversion loans.

  . In April 1997, IMH exchanged the 299,000 shares of ICH Common Stock held by it for an equivalent number of shares of ICH Class A Stock.

  . On the closing of this Offering, IMH will effectuate the Contribution to ICH of 100% of the outstanding shares of non-voting preferred stock of ICCC for 95,000 shares of ICH Class A Stock. Upon the closing of this Offering, IMH will own 315,078 shares of ICH Common Stock and 1,078,922 shares of ICH Class A Stock, assuming the Minimum Offering Amount is sold, and 1,123,405 shares of ICH Common Stock, and 270,595 shares of ICH Class A Stock, assuming the Maximum Offering Amount is sold.

  Prior to the Contribution, ICCC was allocated expenses of various administrative services provided by IMH. The costs of such services were not directly attributable to a specific division or subsidiary and primarily included general corporate overhead, such as accounting and cash management services, human resources and other administrative functions. These expenses were calculated as a pro rata share of certain administrative costs based on head count or relative assets and liabilities of the division or subsidiary, which management believed was a reasonable method of allocation.

NON-COMPETE AGREEMENT AND RIGHT OF FIRST REFUSAL AGREEMENT

  The Company's operations may be affected by the activities of IMH and ICIFC. Pursuant to a non-compete agreement (the "Non-Compete Agreement") between IMH, ICIFC, ICH and ICCC which will become effective upon the closing of this Offering, for a period of the earlier of nine months from the closing of this Offering or the date upon which the Company accumulates (for investment or sale) $300.0 million of Commercial Mortgages and/or CMBSs, neither IMH nor ICIFC will originate or acquire any Commercial Mortgages; however, this Agreement shall not preclude IMH (either directly or through ICIFC) from purchasing any Commercial Mortgages or CMBSs under the Right of First Refusal Agreement discussed below. After the termination of the

Non-Compete Agreement, and subject to the Right of First Refusal Agreement, as defined below, IMH, as a mortgage REIT, and ICIFC, as its conduit operations, may compete with the operations of the Company.

  It is anticipated that RAI will act as the Manager for other REITs, some of which may have been or will be affiliated with the Company, IMH, or their respective conduit operations (an "Affiliated REIT"). In such an event, any Affiliated REIT utilizing RAI as its Manager may be in competition with the Company. Upon the closing of this Offering, RAI, ICH, ICCC, IMH and ICIFC will enter into a ten-year right of first refusal agreement (the "Right of First Refusal Agreement"). It is expected that any Affiliated REIT utilizing RAI as its Manager will become a party to the Right of First Refusal Agreement, but such event is outside the control of the Company and there can be no assurance that any or all affiliated REITs (other than IMH) will actually become parties to the Right of First Refusal Agreement. Pursuant to this Agreement, RAI will agree that any mortgage loan or mortgage-backed security investment opportunity (an "Investment Opportunity") which is offered to it on behalf of either the Company, IMH or any Affiliated REIT will first be offered to that entity (the "Principal Party") whose initial primary business as described in its initial public offering documentation (the "Initial Primary Business") most closely aligns with such Investment Opportunity. In addition, both IMH and ICIFC on the one hand and ICH and ICCC on the other will agree that any Investment Opportunity offered to either of them which falls outside the scope of its Initial Primary Business should be offered to the Principal Party. Should the Principal Party decline to take advantage of an Investment Opportunity offered to RAI, RAI will make an independent evaluation of which REITs business is more greatly enhanced by such Investment Opportunity. Should all of said REITs decline such Investment Opportunity RAI may offer the Investment Opportunity to any third party. Should the Principal Party decline to take advantage of an Investment Opportunity offered to a REIT which is a party to the Right of First Refusal Agreement, said REIT shall then be free to pursue the Opportunity. In such an event there can be no assurance that the Company will be able to take advantage of any such Investment Opportunity or that any competitive activity of IMH, ICIFC or any Affiliated REIT will not adversely affect the Company's operations. In addition, the Company may become further prejudiced by the Right of First Refusal Agreement to the extent that the Company desires to pursue or pursues a business outside its Initial Primary Business.

MANAGEMENT, SUBMANAGEMENT AND SERVICING AGREEMENTS

  RAI will act as the Manager pursuant to the Management Agreement which will become effective upon the closing of this Offering. RAI is owned 30% by each of Messrs. Tomkinson, Ashmore and Johnson and 10% by Mr. Snavely. In order to utilize the IMH infrastructure, RAI intends to enter into a submanagement agreement with ICIFC, the conduit operations of IMH, upon the closing of this Offering to provide substantially all of the administrative services required by the Company including facilities and costs associated therewith, technology, human resources management information systems, general ledger accounts, check processing and accounts payable as RAI deems necessary. For a general description of the persons who will become officers of the Manager upon the closing of this Offering and the terms of the Management Agreement, see "REIT Advisors, Inc."

  ICCC acts as a servicer of Commercial Mortgages acquired on a "servicing-released" basis by the Company in its Long-Term Investment Operations pursuant to the terms of a Servicing Agreement which became effective in February 1997. For a general description of the terms of such a Servicing Agreement, see "Business--Servicing." ICCC subcontracts all of its servicing obligations under such loans to independent third parties pursuant to sub-servicing agreements.

OTHER TRANSACTIONS

  Thomas J. Poletti, a Director of ICH, is a partner in the law firm Freshman, Marantz, Orkinski, Cooper & Klein, which is counsel to the Company and IMH. Mr. Poletti owns 12,000 shares of the Company's Common Stock. See--Directors and Executive Officers," "--The Organizational Transactions" and "Legal Matters."

                        SHARES ELIGIBLE FOR FUTURE SALE

  Upon the closing of this Offering, assuming the Minimum Offering Amount and the Maximum Offering Amount is sold, the Company will have outstanding 3,215,078 or 11,463,313 shares of Common Stock, respectively, of which 615,078 or 1,423,405 shares, respectively, will be "restricted securities" as that term is defined in Rule 144. Of such shares, 300,000 shares eligible for will become eligible for future sale under Rule 144 commencing February 1998, and the balance thereof will become eligible for sale in March 1998, at the earliest. In addition, upon the closing of this Offering, IMH would also hold 1,078,922 or 270,595 shares of ICH Class A Stock, assuming the Minimum Offering Amount and Maximum Offering Amount, respectively, is sold. The number of shares of ICH Common Stock and ICH Class A Stock held by IMH, and the eligibility of such shares for future sales, will be affected by future issuances of ICH Common Stock by the Company and dispositions of shares of ICH Common Stock by IMH. As described below, Rule 144, permits resales of restricted securities subject to certain restrictions. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who beneficially owned shares for at least one year, including any person who may be deemed an "affiliate" of the Company, would be entitled to sell within any three-month period a number of such shares that does not exceed the greater of 1% of the shares of the Company's Common Stock then outstanding shares upon the closing of this Offering (3,215,078 shares or 11,463,313 shares assuming the Minimum Offering Amount and the Maximum Offering Amount, respectively, is sold) or the average weekly trading volume in the Company's Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. A person who is not deemed to have been an "affiliate" of the Company at any time during the three months immediately preceding a sale and who has beneficially owned shares for at least two years would be entitled to sell such shares under Rule 144, without regard to the volume limitation described above.

  The Company and its stockholders including IMH, have agreed with the Dealer Managers that, for a period of 120 days following the commencement of this Offering, they will not sell, contract to sell or otherwise dispose of any of shares of Common Stock or rights to acquire such shares (other than pursuant to employee plans) without the prior written consent of the Dealer Managers.

  Additionally, upon the closing of this Offering, there will be outstanding stock options for 200,000 shares of Common Stock which will be granted at the Subscription Price, to executive officers and Directors of the Company or of the Manager, none of which, except in the event of a change of control of the Company, will be exercisable until June 1998.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock at March 31, 1997, after giving effect to the conversion of ICH Preferred Stock held by IMH into 9.8% of ICH's Common Stock upon the closing of this Offering, and as adjusted assuming the Maximum Offering Amount is sold, by (1) each person known to the Company to beneficially own more than five percent of the Company's Common Stock, (2) each Director, (3) the Company's executive officers and (4) all Directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of the Company, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                         PERCENTAGE OF SHARES
                                            NUMBER OF   BENEFICIALLY OWNED (1)
                                              SHARES    -----------------------
                                           BENEFICIALLY   BEFORE       AFTER
NAME OF BENEFICIAL OWNER                      OWNED     OFFERING(2) OFFERING(3)
------------------------                   ------------ ----------- -----------
Imperial Credit Mortgage Holdings, Inc.
(3)(4)....................................  1,123,405      78.9%        9.8%
Joseph R. Tomkinson.......................     76,800       5.4%          *
William S. Ashmore........................     76,800       5.4%          *
Richard J. Johnson........................     62,400       4.4%          *
William D. Endresen.......................     12,000         *           *
Mary C. Glass-Schannault..................     12,000         *           *
H. Wayne Snavely..........................     12,000         *           *
James Walsh...............................     12,000         *           *
Frank P. Filipps..........................     12,000         *           *
Stephan R. Peers..........................     12,000         *           *
Thomas J. Poletti.........................     12,000         *           *
All directors and executive officers as a
group (10 persons)........................    300,000      21.1%        2.6%

-------
 * less than 1%

(1) Assumes persons listed below do not exercise Subscription Rights offered to them as IMH Holders.

(2) Assumes 1,423,405 shares outstanding. Excludes 270,595 shares of ICH Class A Stock owned by IMH. If the Minimum Offering Amount is sold, IMH would own 1,078,922 shares of ICH Class A Stock and 315,078 shares of ICH Common Stock due to the 9.8% limitation described in footnote 3 below. In the event of the Minimum Offering Amount, IMH, each of Messrs. Tomkinson and Ashmore, Mr. Johnson, each of Mr. Endresen, Ms. Glass-Schannault, Messrs. Snavely, Walsh, Filipps, Peers and Poletti, all directors and executive officers as a group would own 51.2%, 12.5%, 10.1%, 2.0%, and 48.8% of the shares of the Company's Common Stock, respectively, before the Offering. Also, all directors and executive officers as a group would own 9.3% of the shares of the Company's Common Stock after the Offering assuming the Minimum Offering Amount is sold.

(3) Assumes 11,463,313 shares outstanding. Gives effect to the conversion of 3,000,000 shares of ICH Preferred Stock and 123,405 shares of ICH Class A Stock into 1,123,405 shares of ICH's Common Stock upon the closing of this Offering, assuming the Maximum Offering Amount is sold. All shares of ICH Preferred Stock are automatically convertible upon the closing of this Offering into shares of ICH Common Stock determined by multiplying the number of shares of Preferred Stock to be converted by a fraction, the numerator of which is $5.00 and the denominator of which is the Subscription Price. Notwithstanding the foregoing, consistent with IMH's classification as a REIT, IMH shall not be entitled to have converted into ICH Common Stock more than that number of shares of ICH Preferred Stock whereby IMH would own, immediately after such conversion, greater than 9.8% of the Company's outstanding Common Stock (after giving effect to said conversion). Any shares of ICH Preferred Stock not converted into ICH Common Stock upon the closing of this Offering shall on such date automatically convert into shares of ICH Class A Stock at the same rate as the ICH Preferred Stock converted into ICH Common Stock. Shares of ICH Class A Stock convert into shares of the Common Stock of ICH on a one-for-one basis. Upon any subsequent issuances of Common Stock by ICH or sales of ICH Common Stock held by IMH, shares of ICH Class A Common Stock shall automatically convert into additional shares of the Common Stock of ICH, subject to said 9.8% limitation. In April 1997, IMH converted 299,000 shares of ICH Common Stock into an equal number of shares of ICH Class A Stock. Upon the closing of this Offering, IMH will own 315,078 shares of ICH Common Stock and 1,078,922 shares of ICH Class A Stock assuming the Minimum Offering Amount is sold and 1,123,405 shares of ICH Common Stock, and 270,595 shares of ICH Class A Stock, assuming the Maximum Offering Amount is sold; shares beneficially owned by IMH after this Offering exclude said shares of ICH Class A Stock and the shares of ICH Common Stock issuable upon their conversion.

(4) IMH's address is 20371 Irvine Avenue, Santa Ana Heights, California,
    92707.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

  The authorized stock of ICH consists of 46,000,000 shares of Common Stock, $0.01 par value per share, 4,000,000 shares of Class A Non-Voting Common Stock, $0.01 par value per share, 6,000,000 shares of Preferred Stock, $0.01 par value per share, and 4,000,000 shares of Class A Convertible Preferred Stock, $0.01 par value per share. It is expected that meetings of the stockholders of ICH will be held annually. Special meetings of the stockholders may be called by the President, Chief Executive Officer, a majority of the entire Board of Directors or a majority of the Unaffiliated Directors and must be called upon the written request of holders of shares entitled to cast at least a majority of all the votes entitled to be cast at the meeting. The Charter reserves to ICH the right to amend any provision thereof in the manner prescribed by Maryland law upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter.

COMMON STOCK

  Each share of Common Stock is entitled to participate equally in dividends when and as authorized by the Board of Directors and in the distribution of assets of ICH upon liquidation. Each share of Common Stock is entitled to one vote, subject to the provisions of the Charter regarding restrictions on transfer of stock, and will be fully paid and nonassessable by ICH upon issuance. Shares of Common Stock have no preference, conversion, exchange, preemptive or cumulative voting rights. The authorized stock of ICH may be increased and altered from time to time in the manner prescribed by Maryland law upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. The Charter authorizes the Board of Directors to reclassify any unissued shares of its Common Stock in one or more classes or series of stock.

 Class A Non-Voting Common Stock

  Designation and Amount. Of the 50,000,000 shares of Common Stock which were previously authorized, 4,000,000 shares were reclassified and designated as Class A Non-Voting Common Stock (the "ICH Class A Stock").

  Rights, Preferences and Privileges and Voting Rights. The ICH Class A Stock has the identical preferences, conversion or other rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as the Common Stock except that the holders of shares of ICH Class A Stock are not entitled to any voting rights. If ICH issues additional shares of its Common Stock as a dividend on its outstanding Common Stock, ICH shall simultaneously issue as a dividend on its outstanding ICH Class A Stock, pro rata among the holders thereof, that number of shares of Class A Common Stock equal to the number of shares of ICH Common Stock issued as a dividend multiplied by a fraction, the numerator of which is the number of shares of ICH Class A Stock outstanding immediately before the record date for the payment of the ICH Class A Stock dividend and the denominator of which is the number of shares of ICH Common Stock outstanding immediately before the record date for the payment of the ICH Common Stock dividend.

  Conversion Rights. On any date on which shares of Common Stock are issued by ICH increasing the number of shares of Common Stock issued and outstanding (the "Conversion Date"), the shares of ICH Class A Stock held by each person will automatically convert into that number of shares of Common Stock as calculated below, except that those shares of ICH Class A Stock (collectively, "Excess Shares") which would cause the holder thereof to own shares of ICH Common Stock (i) in excess of the Limit or (ii) in violation of any stock ownership limitation set forth in the ICH's Charter shall not be converted and shall remain outstanding shares of ICH Class A Stock. "Limit" shall mean not greater than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of ICH. The number and value of outstanding shares of Common Stock shall be determined by the Board of Directors of ICH in good faith, which determination shall be conclusive for all purposes hereof.

  If, subsequent to the Conversion Date, the conversion of Excess Shares into shares of ICH Common Stock would no longer cause the holder thereof to own shares of ICH Common Stock (i) in excess of the Limit or

(ii) in violation of any stock ownership limitation set forth in the Charter, such shares shall automatically convert into that number of shares of ICH Common Stock as calculated below, except that those Excess Shares which, if converted pursuant to this provision, would cause the holder thereof to own shares of ICH Common Stock (i) in excess of the Limit or (ii) in violation of any stock ownership limitation set forth in the Charter shall not be converted and shall remain outstanding shares of ICH Class A Stock.

  The shares of ICH Class A Stock are convertible at the principal office of ICH, and at such other office or offices, if any, as the Board of Directors may designate, into fully paid and non-assessable shares of Common Stock of ICH (calculated as to each conversion to the nearest whole share). The number of shares of Common Stock to be issued upon conversion will be determined by multiplying the number of shares of ICH Class A Stock to be converted by one, subject to certain adjustments. No fractional shares of Common Stock will be issued upon conversion of shares of ICH Class A Stock, and the number of shares of Common Stock to be issued will be rounded to the nearest whole share.

PREFERRED STOCK

  The Charter authorizes the Board of Directors to issue shares of Preferred Stock and to classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock from time to time into one or more series of stock. The Preferred Stock may be issued from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the Board of Directors subject to the provisions of the Charter regarding restrictions on transfer of stock. Preferred Stock is available for possible future financing of, or acquisitions by, ICH and for general corporate purposes without further stockholder authorization. Thus, the Board could authorize the issuance of shares of Preferred Stock with terms and conditions which could have the effect of delaying, deferring or preventing a change in control of ICH by means of a merger, tender offer, proxy contest or other transaction that might involve a premium price for the holders of Common Stock or otherwise be in their best interest. The Preferred Stock, if issued, may have a preference on dividend payments which could reduce the assets available to ICH to make distributions to the common stockholders.

 Class A Convertible Preferred Stock.

  Designation and Amount. Of the 10,000,000 shares of Preferred Stock which were previously authorized, 4,000,000 shares were reclassified and designated Class A Convertible Preferred Stock (the "ICH Preferred Stock"). In March 1997, IMH converted $15.0 million principal amount of promissory notes into an aggregate of 3,000,000 shares of ICH Preferred Stock.

  Dividends. Commencing on December 31, 1997, each holder of ICH Preferred Stock will be entitled to receive, out of any funds legally available therefor, when and if declared, dividends at the quarterly rate of $.10 per share and no more, and thereafter quarterly on the last day of March, June, September and December of each year that any ICH Preferred Stock is outstanding. Such dividends will not be cumulative, and no rights will accrue to holders of ICH Preferred Stock by reason of the fact that dividends on such shares are not declared or paid in any prior quarter.

  In determining whether a distribution (other than upon liquidation), by dividend, redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of stock whose preferential rights upon dissolution are superior to those receiving the distribution will not be added to the Company's total liabilities.

  Distributions Upon Liquidation, Dissolution or Winding Up. Subject to conversion as set forth below, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, subject to the prior preferences and other rights of any class or series of stock ranking senior to the ICH Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Company, but before any distribution or payment will be made to the holders of any class or series of stock ranking junior to the ICH Preferred Stock as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Company, the holders of ICH Preferred Stock will be entitled to receive out of the assets of the Company legally available for distribution to its stockholders liquidating distributions in cash or property at its fair market value as determined by the Board of Directors of the Company in the amount per share equal to the liquidation preference, which is $5.00 per share. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of ICH Preferred Stock will have no right or claim to any of the remaining assets of the Company and will not be entitled to any other distribution in the event of liquidation, dissolution or winding up of the affairs of the Company.

  In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Company are insufficient to pay the amount of the liquidation preference per share plus the corresponding amounts payable on each class or series of other stock ranking on a parity with the ICH Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Company, then the holders of the ICH Preferred Stock and all such other stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they otherwise would be respectively entitled. Neither the consolidation or merger of the Company into or with another corporation or corporations or trust or trusts nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Company to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of affairs of the Company.

  Voting Rights. The holders of shares of ICH Preferred Stock are not entitled to any voting rights.

  Conversion Rights. Upon any "Initial Public Offering," the shares of ICH Preferred Stock held by each person will automatically convert into that number of shares of Common Stock as calculated below, except that those shares of ICH Preferred Stock which, if converted pursuant to this provision, would cause the holder thereof to own shares of Common Stock (i) in excess of the Limit or (ii) in violation of any stock ownership limitation set forth in the Charter shall not be converted into shares of Common Stock. Any shares of ICH Preferred Stock not converted into shares of Common Stock as a result of the foregoing limitations shall on such date automatically convert into shares of ICH Class A Stock at the same rate as shares of ICH Preferred Stock convert into shares of Common Stock. If the aforementioned event does not occur, the shares of ICH Preferred Stock shall remain outstanding. All ICH Preferred Stock is automatically convertible upon the closing of this Offering into shares of ICH Common Stock determined by multiplying the number of shares of ICH Preferred Stock to be converted by a fraction, the numerator of which is $5.00 and the denominator of which is the Subscription Price. "Initial Public Offering" means the sale of Common Stock pursuant to the Company's first effective registration statement covering the sale of such shares filed under the 1933 Act provided such offering meets the following requirements: (i) said offering raises gross proceeds of at least $10.0 million to the Company at a per share offering price of no less than $5.00 per share and (ii) said offering is completed on or before December 31, 1998.

  The shares of ICH Preferred Stock also will be convertible at the principal office of the Company, and at such other office or offices, if any, as the Board of Directors may designate, into fully paid and non-assessable shares of Common Stock or ICH Class A Stock, as the case may be, of the Company. The number of shares of Common Stock or ICH Class A Stock, as the case may be, to be issued upon conversion will be determined by multiplying the number of shares of ICH Preferred Stock to be converted by the Conversion Rate. "Conversion Rate" is determined by a fraction, the numerator of which will be the liquidation preference and the denominator of which will be the IPO Share Price. "IPO Share Price" means the gross per share price of the Company's Initial Public Offering.

  No fractional shares of Common Stock or ICH Class A Stock, as the case may be, will be issued upon conversion of shares of ICH Preferred Stock and the number of shares of Common Stock or ICH Class A Stock, as the case may be, to be issued will be rounded to the nearest whole share.

REPURCHASE OF SHARES AND RESTRICTIONS ON TRANSFER

  For ICH to qualify as a REIT under the Code, no more than 50% in value of its outstanding shares of stock may be owned, actually or constructively, by or for five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be treated as a REIT has been made). In addition, a REIT's stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).

  Because ICH expects to continue to qualify as a REIT, the Charter contains restrictions on the transfer of Common Stock which are intended to assist ICH in complying with these requirements. The Ownership Limit set forth in the Charter prohibits any person, subject to certain specified exceptions discussed below, from owning, actually or constructively, shares of Common Stock in excess of 9.8% (in value or in number, whichever is more restrictive) of the outstanding shares of Common Stock. The constructive ownership rules are complex, and may cause shares of Common Stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the shares of Common Stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of Common Stock) by an individual or entity, could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of the outstanding shares of Common Stock and thus violate the Ownership Limit, or such other limit as provided in the Charter or as otherwise permitted by the Board of Directors. The Board of Directors may, but in no event will be required to, exempt a person from the Ownership Limit if it determines that such person's ownership of shares of Common Stock will not jeopardize ICH's status as a REIT. As a condition of such waiver, the Board of Directors may require a ruling from the Internal Revenue Service or opinions of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to ICH's status as a REIT.

  ICH's Charter further prohibits (a) any person from actually or constructively owning shares of Common Stock that would result in ICH being "closely held" under Section 856(h) of the Code or otherwise cause ICH to fail to qualify as a REIT, and (b) any person from transferring shares of Common Stock if such transfer would result in shares of Common Stock being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of stock of ICH that will or may violate any of the foregoing restrictions on transferability and ownership is required to give written notice immediately to ICH and provide ICH with such other information as it may request in order to determine the effect of such transfer on its status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interest of ICH to attempt to qualify, or to continue to qualify, as a REIT. The Board of Directors may from time to time increase or, subject to certain limitations, decrease the Ownership Limit.

  Pursuant to the Charter, if any purported transfer of Common Stock or any other event would otherwise result in any person owning shares of Common Stock in excess of the Ownership Limit or in ICH being "closely held" as described above or otherwise failing to qualify as a REIT, then that number of shares of Common Stock the actual or constructive ownership of which otherwise would cause such person to violate such restrictions (rounded up to a whole share) will be automatically transferred to a trustee (the "Trustee") as trustee of a trust (the "Trust") for the exclusive benefit of one or more charitable beneficiaries (the "Charitable Beneficiary"), and the intended transferee will not acquire any rights in such shares. Shares held by the Trustee will constitute issued and outstanding shares of Common Stock. The intended transferee will not benefit economically from ownership of any shares held in the Trust, will have no rights to dividends and will not possess any rights to vote or other rights attributable to the shares held in the Trust. The Trustee will have all voting rights and rights to dividends or other distributions with respect to shares held in the Trust, which rights will be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by ICH that shares of Common Stock have been transferred to the Trustee will be paid with respect to such shares to the Trustee upon demand and any dividend or other distribution authorized but unpaid will be paid when due to the Trustee. Any dividends or distributions so paid over to the Trustee will be held in trust for the Charitable

Beneficiary. Subject to Maryland law, effective as of the date that such shares have been transferred to the Trustee, the Trustee will have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by an intended transferee prior to the discovery by ICH that such shares have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary.

  Within 20 days of receiving notice from ICH that shares of Common Stock have been transferred to the Trust, the Trustee will sell the shares held in the Trust to a person designated by the Trustee whose ownership of the shares will not violate the ownership restrictions set forth in the Charter. Upon such sale, the interest of the Charitable Beneficiary in the shares sold will terminate and the Trustee will distribute the net proceeds of the sale to the intended transferee and to the Charitable Beneficiary as follows: the intended transferee will receive the lesser of (1) the price paid by the intended transferee for the shares or, if the intended transferee did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price (as defined below) of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the intended transferee will be immediately paid to the Charitable Beneficiary.

  In addition, shares of Common Stock held in Trust will be deemed to have been offered for sale to ICH, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price (as defined in the Charter) at the time of such devise or gift) and (ii) the Market Price on the date ICH, or its designee, accepts such offer. ICH will have the right to accept such offer until the Trustee has sold the shares held in the Trust. Upon such a sale to ICH, the interest of the Charitable Beneficiary in the shares sold will terminate and the Trustee will distribute the net proceeds of the sale to the intended transferee.

  The Charter defines the term "Market Price" on any date, with respect to any class or series of outstanding shares of ICH's stock, as the Closing Price (as defined below) for such shares on such date. The "Closing Price" on any date shall mean the last sale price for such shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the Board of Directors or, in the event that no trading price is available for such shares, the fair market value of the shares, as determined in good faith by the Board of Directors.

  If any purported transfer of shares of Common Stock would cause ICH to be beneficially owned by fewer than 100 persons, such transfer will be null and void in its entirety and the intended transferee will acquire no rights to such shares.

  All certificates representing shares of Common Stock bear a legend referring to the restrictions described above.

  Under the Charter, every owner of a specified percentage (or more) of the outstanding shares of Common Stock must file a completed questionnaire with the Company containing the information regarding their ownership of such shares, as set forth in the Treasury Regulations. Under current Treasury Regulations, the percentage will be set between 0.5% and 5.0%, depending upon the number of record holders of the Company's shares. In addition, each stockholder shall upon demand be required to disclose to the Company in writing such information as the Company may request in order to determine the effect, if any, of such stockholder's actual and constructive ownership of Common Stock on the Company's status as a REIT and to ensure such compliance with the Ownership Limit or such other limit as otherwise prescribed by the Board of Directors.

  The Charter provides that "disqualified organizations" within the meaning of
Section 860E(e)(5) of the Code, which generally include governmental entities and other tax-exempt persons not subject to tax on unrelated business taxable income, are ineligible to hold the Company's shares. Accordingly, the shares offered hereby should not be purchased or held by such disqualified organizations. See "Federal Income Tax Considerations."

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Company's Common Stock is BankBoston, N.A., parent corporation to Boston EquiServe, L.P.

                           DISTRIBUTION ARRANGEMENTS

THE SUBSCRIPTION OFFER

  PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York and Stifel, Nicolaus & Company, Incorporated, 500 North Broadway, St. Louis, Missouri, each of whom is a broker-dealer and member of the National Association of Securities Dealers, Inc., will act as Dealer Managers for the Subscription Offer. Under the terms and subject to the conditions contained in the Dealer Manager Agreement dated the date hereof (the "Dealer Manager Agreement"), the Dealer Managers will provide financial advisory and marketing services in connection with the Offer and will solicit the exercise of Subscription Rights and participation in the Over-Subscription Privilege by Record Date IMH Holders. The Company has agreed to pay the Dealer Managers a fee for financial advisory, marketing and soliciting services equal to 4.25% of the aggregate Subscription Price for ICH Shares issued pursuant to exercise of Subscription Rights and pursuant to the Over-Subscription Privilege. The Dealer Managers will reallow to certain broker-dealers fees for solicitation efforts (the "Solicitation Fees") of 2.50% of the Subscription Price per ICH Share for each ICH Share issued pursuant to the exercise of the Subscription Rights and pursuant to the Over-Subscription Privilege as a result of their solicitation efforts. Solicitation Fees will be paid to the broker-dealer designated on the applicable portion of the Subscription Notification Certificate or, in the absence of such designation, to the Dealer Managers.

  In addition, the Company has agreed to reimburse the Dealer Managers up to an aggregate of $200,000 for their reasonable expenses incurred in connection with the Subscription Offer. The Company and RAI have each agreed to indemnify the Dealer Managers or contribute to losses arising out of certain liabilities including liabilities under the Securities Act of 1933, as amended. The Dealer Manager Agreement also provides that the Dealer Managers will not be subject to any liability to the Company in rendering the services contemplated by such Agreement except for any act of bad faith, willful misconduct or gross negligence of the Dealer Managers or reckless disregard by the Dealer Managers of their obligations and duties under such Agreement.

THE STANDBY OFFER

  Pursuant to the Standby Offer, the Company is offering to institutions that may or may not be IMH Holders as of the Record Date, pursuant to Standby Purchase Agreements, at least 998,326 shares of Common Stock (the "Minimum Standby Offer Amount") but not more than 3,039,908 shares of Common Stock (the "Maximum Standby Offer Amount"). The purchase price per Standby Share is equal to the Subscription Price of $15.00. The number of Standby Shares subscribed for will be included for purposes of achieving the Minimum Offering Amount of 2,600,000 Shares.

  It is anticipated that Standby Purchase Agreements may be subject to an individual Minimum and Maximum Standby Purchase Amount. In addition, the obligation of the Standby Purchasers will be subject to the achievement of the Minimum Offering Amount in connection with the Offering.

  The Company has agreed to pay the Dealer Managers a fee for their financial advisory, marketing and soliciting services equal to 4.25% of the aggregate Subscription Price for Standby Shares issued and sold to Standby Purchasers pursuant to the Standby Purchase Agreements.

OTHER MATTERS

  The Company has agreed not to offer or sell, or enter into any agreement to sell, any equity or equity related securities of the Company or securities convertible into such securities for a period of 180 days after the closing of the Offering, except for the ICH Shares, the Standby Shares and shares of ICH Common Stock issued in reinvestment of dividends or distributions.

  The Company has applied the ICH Shares and the Standby Shares listed on the American Stock Exchange, Inc. (the "AMEX") under the symbol "ICH." Prior to the Offering, there has been no market for the ICH Common Stock. The Subscription Price has been determined by the Company and is not necessarily related to the Company's asset value or any other established criterion of value. In connection with their solicitation of exercises of Subscription Rights in the Primary Subscription Privilege and pursuant to the Over-Subscription Privilege, and in acting as agent for the Company in connection with the issuance of Standby Shares pursuant to the Standby Purchase Agreements, the Dealer Managers have agreed to use their best efforts to assure that, at the completion of the Offer, lots of 100 or more ICH Shares will be held by a minimum of 400 beneficial owners in the United States.

  The Dealer Managers may effect market-making transactions in the ICH Common Stock which may include purchases, sales and short covering transactions, on the AMEX, in the over-the-counter markets or otherwise after the completion of the initial public offering. The Dealer Managers may also impose a penalty bid on certain Soliciting Dealers. This means that if the Dealer Managers purchase shares of ICH Common Stock in the open market to reduce any short position, they may reclaim the amount of Solicitation Fees from the Soliciting Dealers with customers purchasing the ICH Common Stock in the Offering. In general, purchases of a security for the purpose of reducing a short position could cause the price of a security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resale of the security. The Dealer Managers are not obligated to conduct any such market-making activities any may discontinue such activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of or the trading market for the ICH Common Stock as a result of any market-making activities undertaken by the Dealer Managers. Neither the Company nor the Dealer Managers make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the shares of ICH Common Stock.

                    CERTAIN PROVISIONS OF MARYLAND LAW AND
                      OF THE COMPANY'S CHARTER AND BYLAWS

  The following summary of certain provisions of the MGCL and of the Charter and the Bylaws of ICH does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to the Charter and the Bylaws of ICH, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information." For a description of additional restrictions on transfer of the Common Stock, see "Description of Capital Stock--Repurchase of Shares and Restrictions on Transfer."

REMOVAL OF DIRECTORS

  The Charter provides that a director may be removed from office at any time but only by the affirmative vote of the holders of at least two-thirds of the votes of the shares entitled to be cast in the election of directors.

BUSINESS COMBINATIONS

  Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

CONTROL SHARE ACQUISITIONS

  The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

  A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

  If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

  The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

  The Bylaws of ICH contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of ICH's shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

AMENDMENT TO THE CHARTER

  ICH reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment which alters the contract rights as expressly set forth in the Charter, of any shares of outstanding stock. The Charter may be amended only by the affirmative vote of holders of shares entitled to cast not less than a majority of all the votes entitled to be cast on the matter; provided, however, that provisions on removal of directors may be amended only by the affirmative vote of holders of shares entitled to cast not less than two-thirds of all the votes entitled to be cast in the election of directors.

DISSOLUTION OF THE COMPANY

  The dissolution of ICH must be approved by the affirmative vote of holders of shares entitled to cast not less than a majority of all the votes entitled to be cast on the matter.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

  The Bylaws provide that (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only
(1) pursuant to ICH's notice of the meeting, (2) by the Board of Directors or
(3) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (b) with respect to special meetings of stockholders, only the business specified in ICH's notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to the Board of Directors may be made only
(1) pursuant to ICH's notice of the meeting, (2) by the Board of Directors or
(3) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE CHARTER AND BYLAWS

  The business combination provisions and, if the applicable provision in the Bylaws is rescinded, the control share acquisition provisions of the MGCL, the provisions of the Charter on removal of directors and the advance notice provisions of the Bylaws could delay, defer or prevent a change in control of ICH or other transaction that might involve a premium price for holders of Common Stock or otherwise be in their best interest.

                       FEDERAL INCOME TAX CONSIDERATIONS

  The following summary of material federal income tax considerations regarding the Company and the offering described herein is based on current law, is for general information only and is not tax advice. This summary does not purport to deal with all aspects of taxation that may be relevant to prospective purchasers of Common Stock in light of such purchasers' particular investment or tax circumstances, or to certain types of purchasers subject to special treatment under the federal income tax laws, including, without limitation, insurance companies, certain financial institutions, broker-dealers, stockholders holding Common Stock as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes, tax-exempt organizations (except to the extent discussed under the heading "--Taxation of Tax-Exempt Stockholders"), or foreign corporations, foreign partnerships and persons who are not citizens or residents of the United States. In addition, the summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to prospective purchasers of Common Stock.

  PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND SALE OR OTHER DISPOSITION OF THE SUBSCRIPTION RIGHTS AND THE COMMON STOCK, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE OR OTHER DISPOSITION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

THE RIGHTS OFFERING

  For United States federal income tax purposes, IMH Holders will not recognize taxable income upon the receipt of the Subscription Rights and the basis of the Subscription Rights received by a IMH Holder will be zero. IMH Holders who allow the Subscription Rights received by them on the date of issuance to expire unexercised will not recognize any gain or loss, and no adjustment will be made to the basis of their IMH Common Stock or IMH stock options. IMH Stockholders will not recognize any gain or loss upon their exercise of their Subscription Rights for New ICH Shares. An IMH Holder's basis in the New ICH Shares acquired through exercise of the Subscription Rights will be equal to the Subscription Price paid therefor.

TAXATION OF ICH

  General. ICH intends to elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1997. ICH believes that, commencing with such taxable year, it has been organized and has operated in such a manner as to qualify for taxation as a REIT under the Code commencing with such taxable year, and ICH intends to continue to operate in such a manner, but no assurance can be given that it has operated or will continue to operate in such a manner so as to qualify or remain qualified.

  The sections of the Code and Treasury Regulations governing REITs are highly technical and complex. The following summary sets forth the material aspects of the sections that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

  Latham & Watkins has acted as tax counsel to ICH in connection with the Offering. In the opinion of Latham & Watkins, commencing with ICH's taxable year ending December 31, 1997, ICH has been organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation has enabled and will enable it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various factual assumptions relating to the organization and operation of ICH and is conditioned upon certain representations made by ICH as to factual matters. In addition, this opinion is based upon the factual representations of ICH concerning its business and assets as set forth in this Prospectus and assume that the actions described in this Prospectus are completed in a timely fashion. Moreover, such qualification and taxation as a REIT depends upon ICH's ability to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code discussed below, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of ICH's operation for any particular taxable year have satisfied or will satisfy such requirements. Further, the anticipated income tax treatment described in this Prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See "Risk Factors--Other Considerations--Adverse Consequences of Failure to Maintain REIT Status; ICH Subject to Tax as a Regular Corporation" and "--Failure to Qualify."

  If ICH qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a regular corporation. However, ICH will be subject to federal income tax as follows: First, ICH will be taxed at regular corporate rates on any undistributed "REIT taxable income," including undistributed net capital gains. Second, under certain circumstances, ICH may be subject to the "alternative minimum tax" on its items of tax preference. Third, if ICH has
(i) net income from the sale or other disposition of "foreclosure property" (defined generally as property acquired through foreclosure or otherwise as a result of a default on a loan secured by the property or a lease of such property) which is held primarily for sale to customers in the ordinary course of business, or (ii) other nonqualifying net income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if ICH has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fifth, if ICH should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which ICH fails the 75% or 95% test multiplied by (b) a fraction intended to reflect ICH's profitability. Sixth, if ICH should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, ICH would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if ICH has excess inclusion income (attributable to its interest, if any, in a residual interest in a REMIC or if all or a portion of ICH, is treated as a taxable mortgage pool) and a disqualified organization

(generally, tax-exempt entities not subject to tax on unrelated business income, including governmental organizations) holds shares of stock in ICH, ICH will be taxed at the highest corporate tax rate on the amount of excess inclusion income for the taxable year allocable to the shares held by such disqualified organization. Eighth, with respect to any asset (a "Built-In Gain Asset") acquired by ICH from a corporation which is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the Built-In Gain Asset in the hands of ICH is determined by reference to the basis of the asset in the hands of the C corporation, if ICH recognizes gain on the disposition of such asset during the ten-year period (the "Recognition Period") beginning on the date on which such asset was acquired by ICH, then, to the extent of the Built-In Gain (i.e., the excess of (a) the fair market value of such asset over (b) ICH's adjusted basis in such asset, determined as of the beginning of the Recognition Period), such gain will be subject to tax at the highest regular corporate rate pursuant to Treasury Regulations that have not yet been promulgated. The results described above with respect to the recognition of Built-In Gain assume that ICH will make an election pursuant to IRS Notice 88-19 and that such treatment is not modified by certain revenue proposals in President Clinton's 1998 budget proposal.

  Requirements for Qualification. The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation but for Sections 856 through 859 of the Code; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by or for five or fewer individuals (as defined in the Code to include certain entities); and (vii) which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of conditions (v) and (vi), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception in the case of condition (vi).

  The Company believes that it will issue sufficient shares of Common Stock with sufficient diversity of ownership to allow ICH to satisfy conditions (v) and (vi) on a timely basis. In addition, the Charter provides for restrictions regarding the transfer and ownership of shares, which restrictions are intended to assist ICH in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such ownership and transfer restrictions are described in "Description of Capital Stock--Repurchase of Shares and Restrictions on Transfer." These restrictions, however, may not ensure that ICH will, in all cases, be able to satisfy the share ownership requirements described above. If ICH fails to satisfy such share ownership requirements, ICH's status as a REIT will terminate. See "--Failure to Qualify."

  In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. ICH has a calendar taxable year.

  Ownership of Qualified REIT Subsidiaries. ICH may acquire 100% of the stock of one or more qualified REIT subsidiaries (each, a "QRS"). A corporation will qualify as a QRS if 100% of its stock is held by ICH at all times during the period such QRS was in existence. A QRS will not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a QRS will be treated as assets, liabilities and such items (as the case may be) of ICH for all purposes of the Code including the REIT qualification tests. For this reason, references under "Federal Income Tax Considerations" to the income and assets of ICH shall include the income and assets of any QRS. A QRS will not be subject to federal income tax and ICH's ownership of the voting stock of a QRS will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of such issuer's voting securities or more than 5% of the value of ICH's total assets, described below under "--Asset Tests."

  Income Tests. In order to maintain its qualification as a REIT, ICH annually must satisfy three gross income requirements. First, at least 75% of ICH's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from: (i) rents from real property; (ii) interest on obligations secured by mortgages on real property or on interests in real property; (iii) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) not held primarily for sale to customers in the ordinary course of business; (iv) dividends or other distributions on, and gain (other than gain from prohibited transactions) from the sale or other disposition of, transferable shares in other real estate investment trusts; (v) abatements and refunds of taxes on real property; (vi) income and gain derived from foreclosure property; (vii) amounts (other than amounts the determination of which depend in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (a) to make loans secured by mortgages on real property or on interests in real property or (b) to purchase or lease real property (including interests in real property and interests in mortgages on real property); (viii) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction; and (ix) qualified temporary investment income. Second, at least 95% of ICH's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the sources described above with respect to the 75% gross income test, dividends, interest, and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). Third, subject to certain exceptions in the year in which ICH is liquidated, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions, and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales or other dispositions of foreclosure property) must represent less than 30% of ICH's gross income (including gross income from prohibited transactions) for each taxable year.

  The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

  Generally, if a loan is secured by both personal property and real property, interest must be allocated between the personal property and the real property, with only the interest allocable to the real property qualifying as mortgage interest under the 75% gross income test. Treasury Regulations provide that if a loan is secured by both personal and real property and the fair market value of the real property as of the commitment date (generally, the date on which the REIT's obligation to make the loan becomes binding) equals or exceeds the amount of the loan, the entire interest amount will qualify under the 75% gross income test. If the amount of the loan exceeds the fair market value of the real property as of the commitment date, the interest income allocated to the real property is an amount equal to the interest income multiplied by a fraction, the numerator of which is the fair market value of the real property as of the commitment date, and the denominator of which is the amount of the loan. The interest income allocated to the personal property is an amount equal to the excess of the total interest income over the interest income allocated to the real property.

  Interest earned on mortgage loans, and mortgage-backed securities secured by or representing an interest in such loans, will qualify as "interest" for purposes of both the 95% and 75% gross income tests to the extent such assets are treated as obligations secured by mortgages on real property or on interests in real property. However, income attributable to securities or other obligations that are not treated as obligations secured by mortgages on real property or on interests in real property (and which are not otherwise qualified REIT Assets), dividends on stock (including any dividends ICH receives from ICCC, but not including dividends ICH receives from other qualifying REITs or from any QRSs), and gains from the sale or disposition of such stock or such securities or other obligations will not qualify under the 75% gross income test. Such income will qualify under the 95% gross income test, however, if such income constitutes interest, dividends or gain from the sale or disposition of stock or securities. Income from loan guarantee fees, mortgage servicing contracts or other contracts will not qualify under either the 95% or 75% gross income test if such income constitutes fees for services rendered by ICH or is not treated as interest (on obligations secured by mortgages on real property or on interests in real property for purposes of the 75% gross income test). Similarly, income from hedging, including the sale of hedges, will not qualify under the 75% or 95% gross income tests unless such hedges constitute Qualified Hedges, in which case such income will qualify under the 95% gross income test.

  Furthermore, ICCC receives servicing and processing fees and income from gain on the sale of certain Commercial Mortgages and CMBSs. Such fees do not accrue to ICH, but ICH receives dividends on its nonvoting preferred stock in ICCC. Such dividends will qualify under the 95% gross income test, but will not qualify under the 75% gross income test.

  In order to comply with the 95% and 75% gross income tests, ICH has limited and will continue to limit substantially all of the assets that it acquires to Commercial Mortgages or other securities or obligations that are treated as obligations secured by mortgages on real property or on interests in real property or to other Qualified REIT Assets. As a result, ICH may limit the type of assets, including hedging contracts, that it otherwise might acquire and, therefore, the type of income it otherwise might receive, including income from hedging, other than income from Qualified Hedges. See "Business-- Hedging."

  In addition, to comply with the 30% gross income test, ICH may have to hold Commercial Mortgages and CMBSs for four or more years and other securities and hedges for one year or more at times when ICH might otherwise have opted for the disposition of such assets for short term gains.

  In order to comply with the REIT gross income tests, ICH has monitored and will continue to monitor its income, including income from dividends, warehouse lending, hedging transactions, futures contracts, servicing and sales of Mortgage Assets, gains on the sale of securities, and other income not derived from Qualified REIT Assets. ICH believes that the aggregate amount of any nonqualifying income in any taxable year will not exceed the limit on nonqualifying income under the gross income tests.

  If ICH fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if ICH's failure to meet such tests was due to reasonable cause and not due to willful neglect, ICH attaches a schedule of the sources of its income to its federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances ICH would be entitled to the benefit of these relief provisions. For example, if ICH fails to satisfy the gross income tests because nonqualifying income that ICH intentionally incurs exceeds the limits on such income, the Service could conclude that ICH's failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving ICH, ICH will not qualify as a REIT. As discussed above in "Federal Income Tax Considerations--Taxation of ICH-- General," even if these relief provisions apply and ICH retains its status as a REIT, a 100% tax would be imposed on an amount equal to (a) the gross income attributable to the greater of the amount by which ICH failed the 75% or 95% test multiplied by (b) a fraction intended to reflect ICH's profitability. There can be no assurance that ICH will always be able to maintain compliance with the gross income tests for REIT qualification despite its periodic monitoring procedures. No similar mitigation provision provides relief if ICH fails the 30% gross income test. In such case, ICH would cease to qualify as a REIT. See "--Failure to Qualify."

  Any gain realized by ICH on the sale of any property (including Commercial Mortgages and CMBSs) held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may also have an adverse effect upon ICH's ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. ICCC securitizes Commercial Mortgages and sells the resulting mortgage securities. See "Business--Securitization and Sale Process." If ICH were to sell such CMBSs on a regular basis, there is a substantial risk that such sales would constitute prohibited transactions and that all of the profits therefrom would be subject to a 100% tax. Therefore, such sales will be made only by ICCC. ICCC is not subject to the 100% penalty tax on income from prohibited transactions, which is only applicable to a REIT.

  Asset Tests. ICH, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of ICH's total assets must be represented by Qualified REIT Assets, cash, cash items and government securities. Second, not more than 25% of ICH's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by ICH may not exceed 5% of the value of ICH's total assets and ICH may not own more than 10% of any one issuer's outstanding voting securities. ICH believes that substantially all of its assets, other than the nonvoting preferred stock of ICCC, are Qualified REIT Assets.

  The Company provides short-term lines of credit ("hypothecation loans") to ICCC to finance Commercial Mortgages during the time from the closing of such loans to their sale or other settlement with pre-approved investors. The Company's hypothecation Commercial Mortgages are secured by assignments of first priority perfected security interests in and liens on, among other items of collateral, mortgage loans and related mortgage notes owned by the customer that in turn are secured by mortgages on real property. The Service has issued a Revenue Ruling in which it ruled that loans similar to the Company's hypothecation Commercial Mortgages were obligations secured by mortgages on real property and interests in mortgages on real property, and therefore that such Commercial Mortgages were Qualified REIT Assets. Based on such Revenue Ruling, the Company believes that its hypothecation Commercial Mortgages are Qualified REIT Assets. However, in the event that the Company's hypothecation Commercial Mortgages are not treated as Qualified REIT Assets, the Company would likely fail the 5% asset test and fail to qualify as a REIT. See "-- Failure to Qualify."

  As described above, ICH owns 100% of the nonvoting preferred stock of ICCC. ICH does not and will not own any of the voting securities of ICCC, and therefore ICH will not be considered to own more than 10% of the voting securities of ICCC. In addition, ICH believes that the aggregate value of its securities of ICCC has not at any time exceeded 5% of the total value of ICH's assets, and will not exceed such amount in the future. Latham & Watkins, in rendering its opinion as to the qualification of ICH as a REIT, is relying on the representation of ICH to such effect. No independent appraisals have been obtained to support this conclusion. There can be no assurance that the Service will not contend that the value of the securities of ICCC held by ICH exceeds the 5% value limitation.

  The 5% asset test requires that ICH revalue its assets at the end of each calendar quarter in which ICH acquires additional securities in ICCC for the purpose of applying such test. Although ICH plans to take steps to ensure that it satisfies the 5% asset test for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful, or will not require a reduction in ICH's overall interest in ICCC.

  ICH has taken and will continue to take measures to prevent the value of securities issued by any one entity that do not constitute Qualified REIT Assets from exceeding 5% of the value of ICH's total assets as of the end of each calendar quarter. In particular, as of the end of each calendar quarter, ICH has limited and diversified and will continue to limit and diversify its ownership of securities of ICCC and other securities that do not constitute Qualified REIT Assets as necessary to satisfy the REIT asset tests described above.

  When purchasing CMBSs, ICH and its counsel may rely on opinions of counsel for the issuer or sponsor of such securities given in connection with the offering of such securities, or statements made in related offering documents, for purposes of determining whether and to what extent those securities constitute Qualified REIT Assets for purposes of the REIT asset tests and produce income which qualifies under the REIT gross income tests discussed above. The inaccuracy of any such opinions may have an adverse impact on ICH's qualification as a REIT.

  A regular or residual interest in a REMIC will be treated as a Qualified REIT Asset for purposes of the REIT asset tests and income derived with respect to such interests will be treated as interest on obligations secured by mortgages on real property, assuming that at least 95% of the assets of the REMIC are Qualified REIT Assets. If less than 95% of the assets of the REMIC are Qualified REIT Assets, only a proportionate share of the assets of and income derived from the REMIC will be treated as qualifying under the REIT asset and income tests. ICH intends to acquire only REMIC interests which fully qualify for purposes of the REIT gross income and asset tests. ICH has acquired a residual interest in a REMIC (the "Acquired REMIC"), which interest ICH believes is a Qualified REIT Asset. Such belief is based on
(i) an opinion of counsel to the Acquired REMIC which is described in the prospectus supplement pursuant to which such interest was offered, which opinion was dated as of September 28, 1995; and (ii) a certification (on form 1066, Schedule Q) from the Acquired REMIC that at least 95% of the assets of the Acquired REMIC were Qualified REIT Assets for the quarter ended March 31, 1997. The Acquired REMIC is required to provide such certifications quarterly and ICH will monitor such certifications. In the event that the Acquired REMIC has failed or fails to qualify as a REMIC for federal income tax purposes, or if less than 95% of the Acquired REMIC's assets are Qualified REIT Assets, all or a portion of ICH's interest in the Acquired REMIC would not be treated as a Qualified REIT Asset. If the value of such nonqualifying portion of ICH's interest in the Acquired REMIC exceeded 5% in value of ICH's assets or otherwise caused ICH to violate an asset test or an income test, ICH would fail to qualify as a REIT. See "--Failure to Qualify." Latham & Watkins, in rendering its opinion as to the qualification of ICH as a REIT, has assumed that the Acquired REMIC qualifies as a REMIC under the Code and that at least 95% of the assets of the Acquired REMIC are Qualified REIT Assets. However, Latham & Watkins has undertaken no independent review of such assumptions.

  If ICH invests in a partnership, it will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of ICH for purposes of the REIT gross income and asset tests.

  After initially meeting the asset tests at the close of any quarter, ICH will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by the disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. ICH intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance. If ICH fails to cure noncompliance with the asset tests within such time period, ICH would cease to qualify as a REIT.

  Annual Distribution Requirements. ICH, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (i) the sum of (a) 95% of ICH's "REIT taxable income" (generally, net income of ICH computed without regard to the dividends paid deduction and by excluding its net capital gain) and (b) 95% of the excess of the net income, if any, from foreclosure property over the tax imposed on such income, minus (ii) the excess of the sum of certain items of noncash income over 5% of "REIT taxable income." In addition, if ICH disposes of any Built-In Gain Asset during its Recognition Period, ICH will be required, pursuant to Treasury Regulations which have not yet been promulgated, to distribute at least 95% of the Built-in Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before ICH timely files its tax return for such year and if paid on or before the first regular dividend payment date after such declaration and if ICH so elects and specifies the dollar amount on its tax return. Such distributions are taxable to holders of Common Stock (other than certain tax-exempt entities, as discussed below) in the year in which paid, even if such distributions relate to the prior year for purposes of ICH's 95% distribution requirement. The amount distributed must not be preferential (e.g., each holder of shares of Common Stock must receive the same distribution per share). To the extent that ICH does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax on the undistributed portion at regular ordinary and capital gain corporate tax rates. Furthermore, if ICH should fail to distribute during each calendar year at least the sum of
(i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, ICH would be subject to a 4% excise tax on the excess of such required distributions over the amounts actually distributed. ICH intends to make timely distributions sufficient to satisfy these annual distribution requirements.

  ICH anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. It is possible, however, that ICH, from time to time, may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of ICH. For instance, ICH may realize income without a corresponding cash payment, as in the case of original issue discount or accrued interest on defaulted Commercial Mortgages. In the event that such timing differences occur, in order to meet the distribution requirements, ICH may find it necessary to sell assets, arrange for short-term, or possibly long-term, borrowings, or pay dividends in the form of taxable stock dividends.

  The Service has ruled that if a REIT's dividend reinvestment plan allows stockholders of the REIT to elect to have cash distributions reinvested in shares of the REIT at a purchase price equal to at least 95% of fair market value on the distribution date, then such cash distributions reinvested pursuant to such a plan qualify under the 95% distribution test. The terms of ICH's DRP are expected to comply with this ruling. See "Dividend Reinvestment Plan."

  Under certain circumstances, ICH may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in ICH's deduction for dividends paid for the earlier year. Thus, ICH may be able to avoid being taxed on amounts distributed as deficiency dividends; however, ICH will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

RECORDKEEPING REQUIREMENTS

  A REIT is required to maintain certain records, including records regarding the actual and constructive ownership of its shares, and within 30 days after the end of its taxable year, to demand statements from persons owning above a specified level of the REIT's shares (e.g., if ICH has 2,000 or more stockholders of record, from persons holding 5% or more of ICH's outstanding shares of Common Stock; if ICH has over 200 but fewer than 2,000 stockholders of record, from persons holding 1% or more of ICH's outstanding shares of Common Stock; and if ICH has 200 or fewer shareholders of record, from persons holding 1/2% or more of ICH's outstanding shares of Common Stock) regarding their ownership of shares. In addition, ICH must maintain, as part of its records, a list of those persons failing or refusing to comply with this demand. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns setting forth their actual stock ownership and other information. ICH will maintain the records and demand statements as required by Treasury Regulations.

FAILURE TO QUALIFY

  If ICH fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, ICH will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which ICH fails to qualify will not be deductible by ICH nor will they be required to be made. As a result, ICH's failure to qualify as a REIT would substantially reduce the cash available for distribution by ICH to its stockholders. In addition, if ICH fails to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income, to the extent of ICH's current or accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, ICH will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances ICH would be entitled to such statutory relief. Failure to qualify for even one year could result in the ICH's incurring substantial indebtedness (to the extent borrowings are feasible) or liquidating substantial investments in order to pay the resulting taxes.

TAXATION OF TAXABLE U.S. STOCKHOLDERS

  As used herein, the term "U.S. Stockholder" means a holder of shares of Common Stock who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) is an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) is a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

  As long as ICH qualifies as a REIT, distributions made by ICH out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its taxable U.S. Stockholders as ordinary income. Such distributions will not be eligible for the dividends received deduction in the case of U.S. Stockholders that are corporations. Distributions made by ICH that are properly designated by ICH as capital gain dividends will be taxable to taxable U.S. Stockholders as long-term capital gains (to the extent that they do not exceed ICH's actual net capital gain for the taxable year) without regard to the period for which a U.S. Stockholder has held his shares of Common Stock. U.S. Stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that ICH makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Stockholder, reducing the adjusted basis which such U.S. Stockholder has in his shares of Common Stock for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Stockholder's adjusted basis in his shares taxable as long-term capital gains (or short-term capital gains if the shares have been held for one year or less), provided that the shares have been held as a capital asset. ICH will notify stockholders at the end of each year as to the portions of the distributions which constitute ordinary income, net capital gain or return of capital. Dividends declared by ICH in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by ICH and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by ICH on or before January 31 of the following calendar year. Stockholders may not include in their own income tax returns any net operating losses or capital losses of ICH.

  Distributions made by ICH and gain arising from the sale or exchange by a U.S. Stockholder of shares of Common Stock will not be treated as passive activity income, and, as a result, U.S. Stockholders generally will not be able to apply any "passive losses" against such income or gain. Distributions made by ICH (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment income limitation. Gain arising from the sale or other disposition of Common Stock, however, will not be treated as investment income unless the U.S. Stockholder elects to reduce the amount of such U.S. Stockholder's total net capital gain eligible for the 28% maximum capital gains rate by the amount of such gain with respect to such Common Stock.

  Upon any sale or other disposition of Common Stock, a U.S. Stockholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any other property received on such sale or other disposition and (ii) the holder's adjusted basis in such shares of Common Stock for tax purposes. Such gain or loss will be capital gain or loss if the shares have been held by the U.S. Stockholder as a capital asset, and will be long-term gain or loss if such shares have been held for more than one year. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of shares of Common Stock that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions received by such U.S. Stockholder from ICH which were required to be treated as long-term capital gains.

WITHHOLDING

  ICH will report to its U.S. Stockholders and the Service the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide ICH with his correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, ICH may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to ICH.

TAXATION OF TAX-EXEMPT STOCKHOLDERS

  Generally, a tax-exempt investor that is exempt from tax on its investment income, such as an individual retirement account (IRA) or a pension, profit-sharing or stock bonus plan which is "qualified" under the Code, that holds Common Stock as an investment will not be subject to tax on dividends paid by ICH. However, if such tax-exempt investor is treated as having purchased its Common Stock with borrowed funds, some or all of its dividends from the Common Stock will be subject to tax. In addition, under some circumstances certain pension plans (including "qualified" plans but not including IRAs) that own more than 10% (by value) of ICH's outstanding stock, including Common Stock, could be subject to tax on a portion of their Common Stock dividends even if their Common Stock is held for investment and is not treated as acquired with borrowed funds. The ownership limit (see "Description of Capital Stock-- Repurchase of Shares and Restrictions on Transfer"), however, should prevent this result. Tax-exempt investors may also be subject to tax on distributions from ICH to the extent ICH has excess inclusion income. See "--Special Considerations."

TAXATION OF NON-U.S. STOCKHOLDERS

  The preceding discussion does not address the rules governing United States federal income taxation of the ownership and disposition of Common Stock by persons that are not U.S. Stockholders ("Non-U.S. Stockholders"). In general, Non-U.S. Stockholders may be subject to special tax withholding requirements on distributions from ICH and with respect to their sale or other disposition of Common Stock, except to the extent reduced or eliminated by an income tax treaty between the United States and the Non-U.S. Stockholder's country. A Non-U.S. Stockholder who is a stockholder of record and is eligible for reduction or elimination of withholding must file an appropriate form with ICH in order to claim such treatment. In addition, non-U.S. Stockholders are subject to special treatment with respect to distributions from ICH to the extent ICH has excess inclusion income. See "--Special Considerations". Non-U.S. Stockholders should consult their own tax advisors concerning the federal income tax consequences to them of a purchase of shares of ICH's Common Stock including the federal income tax treatment of dispositions of interests in, and the receipt of distributions from, ICH.

SPECIAL CONSIDERATIONS

  The Company may invest in or otherwise acquire residual interests in REMICs. In general, a REMIC is a fixed pool of mortgage instruments in which investors hold multiple classes of interests and for which a REMIC election has been made. Part or all of any income derived by the Company from a REMIC residual interest may be excess inclusion income. Excess inclusion income is generally taxable income with respect to a residual interest in excess of a specified return on investment in the residual interest. In some cases, substantially all taxable income with respect to a residual interest may be considered excess inclusion income. Pursuant to regulations not yet published, if the Company pays any dividends to its stockholders that are attributable to such excess inclusion income, the stockholders who receive such dividends would be subject to certain special rules including (i) the characterization of excess inclusion income as UBTI for tax-exempt stockholders (including employee benefit plans and individual retirement accounts), (ii) the application of federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) on any excess inclusion income allocable to foreign stockholders, (iii) the inability of a stockholder generally to offset excess inclusion income with net operating losses, and (iv) the taxation (at the highest corporate tax rate) of a REIT, rather than its stockholders, on the amount of excess inclusion income for the taxable year allocable to shares of stock held by disqualified organizations (generally, tax-exempt entities not subject to tax on unrelated business taxable income, including governmental organizations). Until regulations or other guidance are issued, the Company will use methods it believes are appropriate for calculating the amount of any excess inclusion income it recognizes from REMICs, and allocating any excess inclusion income to its stockholders.

  The Company has financed and intends to continue to finance the acquisition of mortgage assets by entering into reverse repurchase agreements (which are essentially loans secured by the Company's mortgage assets), CMOs or other secured lending transactions. If the Service were to successfully take the position that such transactions result in the Company having issued debt instruments (i.e., reverse repurchase agreements, CMOs or other secured loans) with differing maturity dates secured by a pool of Commercial Mortgages, the Company could be treated, in whole or in part, as a taxable mortgage pool. In this case, a portion of the Company's income could be characterized as excess inclusion income which would subject stockholders (or the Company, to the extent Common Stock is held by disqualified organizations) to the tax treatment described above with respect to residual interests in REMICs. The Company intends to take the position that its existing financing arrangements do not create a taxable mortgage pool or excess inclusion income. However, the Company may enter into arrangements creating such excess inclusion income in the future. In the absence of any definitive authority on this issue, there can be no assurance regarding whether the Company's reverse repurchase agreements, CMOs or other secured loans will cause the Company to realize excess inclusion income.

OTHER TAX CONSEQUENCES

  ICCC will not qualify as a REIT and will pay federal, state and local income taxes on its taxable income at normal corporate rates. As a result, ICCC is able to distribute only its net after-tax earnings to its shareholders, including ICH, as dividend distributions, thereby reducing the cash available for distribution by ICH to its stockholders.

  ICH and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of ICH and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in ICH.

                                ERISA INVESTORS

  A fiduciary of a pension, profit-sharing, stock bonus plan or individual retirement account, including a plan for self-employed individuals and their employees or any other employee benefit plan (collectively, a "Plan") subject to the prohibited transaction provisions of the Code or the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), should consider (1) whether the ownership of the Common Stock is in accordance with the documents and instruments governing the Plan, (2) whether the ownership of the Common Stock is consistent with the fiduciary's responsibilities and satisfies the requirements of Part 4 of Subtitle A of Title I of ERISA (if applicable) and, in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA, (3) the prohibitions under ERISA on improper delegation of control over, or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, or permits (by action or inaction) the occurrence of, or fails to remedy a known breach of duty by another fiduciary with respect to plan assets, and (4) the need to value the assets of the Plan annually.

                                 LEGAL MATTERS

  The validity of the shares of Common Stock and Subscription Rights offered hereby will be passed on for the Company by Freshman, Marantz, Orlanski, Cooper & Klein, Beverly Hills, California, certain tax matters will be passed on for the Company by Latham & Watkins, Los Angeles, California, and certain legal matters with respect to Maryland law will be passed on for the Company by Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland. Certain legal matters will be passed on for the Dealer Managers by Skadden, Arps, Slate, Meagher & Flom (Illinois). Thomas J. Poletti, a Director of ICH, is a partner in the law firm Freshman, Marantz, Orlanski, Cooper & Klein, counsel to the Company and IMH. See "Certain Transactions--The Organizational Transactions" and "--Other Transactions."

                                    EXPERTS

  The financial statements of Imperial Credit Commercial Holdings, Inc. and Imperial Commercial Capital Corporation as of March 31, 1997, and for the period from January 15, 1997 (commencement of operations) through March 31, 1997, have been included herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                   GLOSSARY

  As used in this Prospectus, the capitalized and other terms listed below have the meanings indicated.

  "Affiliated Person" means of any entity: (1) any person directly or indirectly owning, controlling, or holding with the power to vote, five percent (5%) or more of the outstanding voting securities of such entity;
(2) any person five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such entity; (3) any person directly or indirectly controlling, controlled by, or under common control with, such entity or (4) any officer, director or employee of such entity or any person set forth in (1), (2) or (3) above. Any person who owns beneficially, either directly or through one or more controlled companies, more than twenty-five percent (25%) of the voting securities of any entity shall be presumed to control such entity. Any person who does not so own more than twenty-five percent (25%) of the voting securities of any entity shall be presumed not to control such entity. A natural person shall be presumed not to be a controlled entity.

  "Affiliated REIT" means a REIT which may have been or will be an Affiliated Person with respect to the Company, IMH, or their respective conduit operations.

  "Agency Certificates" means Pass-Through Certificates guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association.

  "AMEX" means American Stock Exchange, Inc.

  "ARM" means a mortgage loan or any mortgage loan underlying a Mortgage Security that features adjustments of the underlying interest rate at predetermined times based on an agreed margin to an established index. An ARM is usually subject to periodic interest rate and/or payment caps and a lifetime interest rate cap.

  "Average Net Worth" means the arithmetic average of the sum of the gross proceeds from any sale of equity securities by the Company, before deducting any underwriting discounts and commissions and other expenses and costs relating to the offering, plus the Company's retained earnings less dividends declared (without taking into account any losses incurred in prior periods) computed by taking the daily average of such values during such period.

  "Bankruptcy Code" means Title 11, United States Code, as amended.

  "Charter" means the Articles of Incorporation of ICH and amendments thereto.

  "CMO" means an adjustable or fixed-rate debt obligation (bond) that is collateralized by mortgage loans or mortgage certificates and issued by private institutions.

  "CMSRs" means Commercial Mortgage Servicing Rights.

  "CMT Index" means the one year constant maturity Treasury index.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "CMBSs" means (1) pass-through certificates and (2) REMICs.

  "Commercial Mortgages" mean commercial mortgage assets including condo-conversion, multi-family property and cooperative apartment mortgage loans on commercial real property such as industrial and warehouse properties, office buildings, retail space and shopping malls, hotels and motels, nursing homes, hospitals, congregate care facilities and senior living centers.

  "Commission" means the Securities and Exchange Commission.

  "Company" means ICH and ICCC, as a combined entity unless the context requires otherwise.

  "Conduit Operations" means ICCC.

  "Contribution" means the contribution by IMH to ICH of 100% of the outstanding shares of the non-voting preferred stock of ICCC in exchange for 95,000 shares of ICH Class A Stock.

  "Conversion Rate" means the rate in which the $15.0 million promissory note to ICH from IMH converts into one share of ICH Preferred Stock for each $5.00 principal amount of said note.

  "Designated Persons" means the person or persons who are the owners, co-owners and beneficiaries of the account in which IMH Shares are held.

  "DSCRs" means Debt Service Coverage Ratios.

  "11th District Cost of Funds" means the index made available monthly by the Federal Home Loan Bank Board of the cost of funds to members of the Federal Home Loan Bank 11th District.

  "ERISA" means the Employee Retirement Income Security Act of 1974.

  "ERISA Plan" or "Plan" means a pension, profit-sharing, retirement or other employee benefit plan which is subject to ERISA.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Expiration Date" means July   , 1997.

  "Foreign Record Date IMH Holders" means Record Date IMH Holders whose record addresses are outside the United States.

  "GAAP" means generally accepted accounting principles.

  "ICCC" means Imperial Commercial Capital Corporation, a California corporation that conducts the Conduit Operations.

  "ICH" means Imperial Credit Commercial Holdings, Inc., a Maryland corporation, the entity from which IMH will be contributed the preferred stock of ICCC.

  "ICH Class A Stock" means the non-voting Class A Common Stock, $.01 par value per share, of ICH.

  "ICH Preferred Stock" means the non-voting Class A Convertible Preferred Stock, $.01 par value per share, of ICH.

  "ICH Shares" means up to 7,000,000 shares of Common Stock offered pursuant to Subscription Rights.

  "ICIFC" means ICI Funding Corporation, a California corporation and the conduit operations of IMH.

  "IMH" means Imperial Credit Mortgage Holdings, Inc., a Maryland corporation.

  "IMH Holders" means holders of shares of common stock and/or stock options of IMH.

  "IMH Shares" means the shares of common stock and options to purchase shares of common stock of IMH held by IMH Holders.

  "Information Agent" means Shareholder Communications Corp.

  "Initial Confirmation Date" means that date which is on or within one business day after the Settlement Date.

  "Initial Closing Date" means that day which is three business days following the Initial Confirmation Date.

  "Initial Primary Business" means the primary business as described in the Principal Party's initial public offering documentation.

  "Investment Company Act" means the Investment Company Act of 1940, as amended.

  "Investment Opportunity" means any mortgage loan or mortgage-backed security investment opportunity offered to RAI , IMH, ICH or an Affiliated REIT, as the case may be.

  "ISOs" means qualified incentive stock options granted under the Stock Option Plan, which meet the requirements of Section 422 of the Code.

  "IWLG" means Imperial Warehouse Lending Group, Inc., a subsidiary of IMH.

  "Keogh Plans" means H.R. 10 Plans.

  "LIBOR" means the London interbank offered rate.

  "Long-Term Investment Operations" means ICH.

  "LTV" or "loan-to-value ratio" means the percentage obtained by dividing the principal amount of a loan by the lower of the sales price or appraised value of the mortgaged property when the loan is originated.

  "Manager" means REIT Advisors, Inc.

  "Master Commitments" means commitments issued by the Company which will obligate the Company to purchase Mortgage Assets from the holders of the commitment for a specified period of time, in a specified aggregate principal amount and at a specified price.

  "MGCL" means the Maryland General Corporation Law, as amended from time to time.

  "Maximum Offering Amount" The Maximum Subscription Offer Amount and the Maximum Standby Offer Amount, collectively.

  "Maximum Standby Offer Amount" means the 3,039,908 maximum number of Standby Shares being offered in Standby Offer.

  "Maximum Subscription Offer Amount" means the 7,000,000 maximum number of ICH Shares being offered in Subscription Offer.

  "Minimum Offering Amount" means 2,600,000 minimum number of Shares to be issued in the Offering (including Standby Shares that may be issued pursuant to Standby Purchase Agreements).

  "Minimum Subscription Offer Amount" means the 2,600,000 minimum number of ICH Shares being offered in the Subscription Offer.

  "Minimum Standby Offer Amount" means the 998,326 minimum number of Standby Shares being offered in the Standby Offer.

  "MSRs" means mortgage servicing rights.

  "NASD" means the National Association of Securities Dealers, Inc.

  "Net Income" means the net income of the Company as determined by the Code before the Manager's compensation, the deduction for dividends paid, and any net operating loss deductions arising from losses in prior periods. The Company's interest expenses for borrowed money shall be deducted in calculating Net Income.

  "Offering" means the Subscription Offer and the Standby Offer, collectively.

  "Over-Subscription Privilege" means the right of IMH Holders to request additional ICH Shares in event of full exercise of their primary Subscription Privilege.

  "Ownership Limit" means 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock, as may be increased or, subject to limitations, reduced by the Board of Directors of ICH.

  "Pass-Through Certificates" means securities (or interests therein) which are Qualified REIT Assets evidencing undivided ownership interests in a pool of mortgage loans, the holders of which receive a "pass-through" of the principal and interest paid in connection with the underlying mortgage loans in accordance with the holders' respective, undivided interests in the pool. Pass-Through Certificates evidence interests in loans secured by multi-family or commercial real estate properties.

  "Primary Subscription Privilege" means an IMH Holder's right to acquire during the Subscription Period at the Subscription Price one ICH Share for each IMH Share held.

  "Principal Party" means the entity whose Initial Primary Business most closely aligns with an Investment Opportunity and the entity which will first be offered an Investment Opportunity pursuant to the Right of First Refusal Agreement.

  "Privately-Issued Certificates" means privately-issued Pass-Through Certificates issued by the Company or an affiliate of the Company or other non-Agency third party issuer.

  "Qualified Hedge" means a bona fide interest rate swap or cap agreement entered into by ICH to hedge variable rate indebtedness only, that ICH incurred or expects to incur to acquire or carry Qualified REIT Assets.

  "QRS" means a qualified REIT subsidiary that is a corporation whose stock is entirely owned by the REIT at all times during such corporation's existence.

  "Qualified REIT Assets" means (i) real property (including interests in real property and interests in mortgages on real property), (ii) shares (or transferable certificates of beneficial interest) in other REITs which meet the requirements of Sections 856-859 of the Code, (iii) stock or debt instruments (not otherwise described in (i), (ii) or (iv)) held for not more than one year that were purchased with the proceeds of (a) an offering of stock in ICH (other than amounts received pursuant to a dividend reinvestment plan) or (b) a public offering of debt obligations of ICH which have maturities of at least 5 years, and (iv) a regular or residual interest in a REMIC, but only if 95% or more of the assets of such REMIC are assets described in (i) through (iii).

  "Qualifying Interests" means "mortgages and other liens on and interests in real estate," as defined in Section 3(c)(5)(C) under the Investment Company Act.

  "RAI" means REIT Advisors, Inc., the Manager of the Company.

  "Real Estate Asset" means interests in real property, interests in mortgages on real property, and regular interests in REMICS.

  "Record Date" means June   , 1997.

  "REIT" means a real estate investment trust as defined under Section 856 of the Code.

  "REMIC" means serially maturing debt securities secured by a pool of mortgage loans, the payments on which bear a relationship to the debt securities and the issuer of which qualifies as a Real Estate Mortgage Investment Conduit as defined under Section 860D of the Code.

  "Return on Equity" means return calculated for any quarter by dividing the Company's Net Income for the quarter by its Average Net Worth for the quarter.

  "Reverse Repurchase Agreement" means a borrowing device by an agreement to sell securities or other assets to a third party and a simultaneous agreement to repurchase them at a specified future date and price, the price difference constituting the interest on the borrowing.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Service" means the United States Internal Revenue Service.

  "Servicing Agreements" means agreements entered into with correspondents in which the correspondents retain the right to service the Commercial Mortgages.

  "Settlement Date" means the day that is within three business days after the Expiration Date.

  "Shares" means the ICH Shares and the Standby Shares.

  "Standby Offer" means an offer to institutions that may or may not be IMH Holders as of Record Date.

  "Standby Purchasers" means certain persons that may or may not be IMH Holders that may purchase ICH Shares pursuant to Standby Purchase Agreements.

  "Standby Purchase Agreements" means commitments pursuant to which the Standby Offer will be accomplished.

  "Standby Shares" means Shares offered pursuant to the Standby Offer.

  "Subscription Agent" means BankBoston, N.A., parent corporation to Boston EquiServe LP, and also Transfer Agent and Registrar for ICH.

  "Subscription Offer" means an offer to IMH Holders as of the Record Date.

  "Subscription Rights Period" means the period commencing on June   , 1997
and ending at 5:00 p.m., New York City time, on July   , 1997.

  "Subscription Rights" includes the Primary Subscription Privilege and the Over-Subscription Privilege.

  "Supplemental Closing Date" means that day which is within 30 calendar days of the Initial Closing Date.

  "Tax-Exempt Entity" means a qualified pension, profit-sharing or other employee retirement benefit plan, Keogh Plan, bank commingled trust fund for such plans, an IRA or other similar entity intended to be exempt from federal income taxation.

  "Ten Year U.S. Treasury Rate" means the average of the weekly average yield to maturity for U.S. Treasury securities (adjusted to a constant maturity of 10 years) as published weekly by the Federal Reserve Board during a quarter.

  "25% entity" means any entity of which IMH owns 25% or more of the voting securities.

  "25% Payment" means incentive compensation for each fiscal quarter, in an amount equal to 25% of the Net Income of the Company, before deduction of such incentive compensation, in excess of the amount that would produce an annualized Return on Equity equal to the Ten Year U.S. Treasury Rate plus 2%.

  "UBTI" means "unrelated trade or business taxable income" as defined in
Section 512 of the Code.

  "Unaffiliated Director" means a Director who is independent of the Company, except for being a Director of the Company, any manager of the Company (including RAI) and IMH and its Affiliated Persons.

                         INDEX TO FINANCIAL STATEMENTS

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

                                                                            PAGE
                                                                            ----
Independent Auditors' Report............................................... F-2
Balance Sheet ............................................................. F-3
Statement of Operations.................................................... F-4
Statement of Changes in Stockholders' Equity............................... F-5
Statement of Cash Flows.................................................... F-6
Notes to Financial Statements.............................................. F-7

                    IMPERIAL COMMERCIAL CAPITAL CORPORATION

Independent Auditors' Report............................................... F-23
Balance Sheet ............................................................. F-24
Statement of Operations.................................................... F-25
Statement of Changes in Shareholders' Equity............................... F-26
Statement of Cash Flows.................................................... F-27
Notes to Financial Statements.............................................. F-28

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Imperial Credit Commercial Holdings, Inc.:

  We have audited the accompanying balance sheet of Imperial Credit Commercial Holdings, Inc. as of March 31, 1997, and the related statement of operations, changes in stockholders' equity and cash flows for the period from January 15, 1997 (commencement of operations) through March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Imperial Credit Commercial Holdings, Inc. as of March 31, 1997, and the results of its operations and its cash flows for the period from January 15, 1997 (commencement of operations) through March 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ KPMG PEAT MARWICK LLP

Orange County, California
April 16, 1997

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

                                 BALANCE SHEET

                 (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


                         ASSETS
                         ------
                                                           PRO FORMA
                                                           MARCH 31,
                                                             1997     MARCH 31,
                                                           (NOTE 11)    1997
                                                          ----------- ---------
                                                          (UNAUDITED)

Cash and cash equivalents................................   $ 4,400    $ 4,400
Commercial Mortgages held for investment, net............    17,522     17,522
Residual interest in securitization......................    10,025     10,025
Investment in ICCC.......................................       323        --
Accrued interest receivable..............................       128        128
Due from affiliates......................................       134        134
Prepaid and other assets.................................        41         41
                                                            -------    -------
                                                            $32,573    $32,250
                                                            =======    =======
          LIABILITIES AND STOCKHOLDERS' EQUITY
          ------------------------------------
Borrowings from IWLG.....................................   $16,563    $16,563
Other affiliated borrowings..............................       520        520
Accrued interest expense.................................       150        150
                                                            -------    -------
    Total liabilities....................................    17,233     17,233
                                                            -------    -------
Stockholders' equity:
 Preferred stock, $.01 par value;
  10,000,000 shares authorized; 3,000,000 shares issued
   and outstanding pro forma (unaudited) and at March 31,
   1997 (liquidation preference of $15,000)..............        30         30
 Common stock, $.01 par value;
  46,000,000 shares authorized; 300,000 shares issued and
   outstanding pro forma (unaudited) and 599,000 shares
   issued and outstanding at March 31, 1997..............         3          6
 Class A Common Stock, $.01 par value;
  4,000,000 shares authorized; 394,000 shares issued and
   outstanding pro forma (unaudited).....................         4        --
 Additional paid-in capital..............................    14,970     14,970
 Contributed capital.....................................     1,279        957
 Accumulated deficit.....................................      (946)      (946)
                                                            -------    -------
    Total stockholders' equity...........................    15,340     15,017
                                                            -------    -------
 Commitments and contingencies
                                                            $32,573    $32,250
                                                            =======    =======

                See accompanying notes to financial statements.

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

                            STATEMENT OF OPERATIONS

                     (IN THOUSANDS, EXCEPT SHARE DATA)

                                          PRO FORMA
                                       FOR THE PERIOD
                                    FROM JANUARY 15, 1997    FOR THE PERIOD
                                      (COMMENCEMENT OF    FROM JANUARY 15, 1997
                                     OPERATIONS) THROUGH    (COMMENCEMENT OF
                                       MARCH 31, 1997      OPERATIONS) THROUGH
                                          (NOTE 11)          MARCH 31, 1997
                                    --------------------- ---------------------
                                         (UNAUDITED)
Interest income:
  Commercial Mortgages held for
   investment......................       $     219              $  219
  Residual interest in
   securitization..................             131                 131
  Other............................              16                  16
                                          ---------              ------
    Total interest income..........             366                 366
                                          ---------              ------
Interest expense:
  Borrowings from IWLG.............             150                 150
  Other affiliated borrowings......             129                 129
                                          ---------              ------
    Total interest expense.........             279                 279
                                          ---------              ------
    Net interest income before
     provision for Commercial
     Mortgage losses...............              87                  87
Provision for Commercial Mortgage
 losses............................              13                  13
                                          ---------              ------
    Net interest income............              74                  74
                                          ---------              ------
Stock compensation expense.........             957                 957
Equity in net loss of ICCC.........             177                 --
Professional expense...............              60                  60
Data processing....................               3                   3
                                          ---------              ------
                                              1,197               1,020
                                          ---------              ------
    Net income (loss)..............       $  (1,123)             $ (946)
                                          =========              ======
Pro forma net income (loss) per
 share.............................       $   (0.66)
                                          =========
Pro forma weighted average number
 of shares outstanding.............       1,694,000
                                          =========


                See accompanying notes to financial statements.

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH MARCH
                                    31, 1997
                                 (IN THOUSANDS)

                            PREFERRED
                              STOCK     COMMON STOCK  ADDITIONAL                             TOTAL
                          ------------- -------------  PAID-IN   CONTRIBUTED ACCUMULATED STOCKHOLDERS'
                          NUMBER AMOUNT NUMBER AMOUNT  CAPITAL     CAPITAL     DEFICIT      EQUITY
                          ------ ------ ------ ------ ---------- ----------- ----------- -------------
Balance, January 15,
 1997 (commencement of
 operations)............    --    $--    --     $--    $   --       $--         $ --        $   --
Sale of common stock....    --     --    599      6        --        957          --            963
Sale of preferred stock.  3,000    30    --      --     14,970       --           --         15,000
Net income (loss) from
 January 15, 1997
 (commencement of
 operations) through
 March 31, 1997.........    --     --    --      --        --        --          (946)         (946)
                          -----   ---    ---    ---    -------      ----        -----       -------
Balance, March 31, 1997.  3,000   $30    599    $ 6    $14,970      $957        $(946)      $15,017
                          =====   ===    ===    ===    =======      ====        =====       =======



                See accompanying notes to financial statements.

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

                            STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH MARCH
                                    31, 1997
                                 (IN THOUSANDS)

Cash flows from operating activities:
 Net income (loss)................................................... $   (946)
 Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Provision for Commercial Mortgage losses...........................       13
  Stock compensation expense.........................................      957
  Net change in accrued interest receivable..........................     (128)
  Net change in prepaids and other assets............................      (41)
  Net change in accrued interest expense.............................      150
                                                                      --------
    Net cash provided by operating activities........................        5
                                                                      --------
Cash flows from investing activities:
 Purchase of Commercial Mortgages held for investment................  (17,539)
 Principal paydowns on Commercial Mortgages held for investment......        4
 Purchase of residual interest in securitization.....................  (10,098)
 Paydowns on residual interest in securitization.....................       73
                                                                      --------
    Net cash used in investing activities............................  (27,560)
                                                                      --------
Cash flows provided by financing activities:
 Issuance of common stock............................................        6
 Issuance of promissory note to IMH..................................   15,000
 Net borrowings from IWLG............................................   16,563
 Net change in other affiliated borrowings...........................      386
                                                                      --------
    Net cash provided by financing activities........................   31,955
                                                                      --------
    Net increase in cash and cash at end of the period............... $  4,400
                                                                      ========
Non-cash transactions:
  Conversion of promissory note held by IMH to preferred stock....... $ 15,000



                See accompanying notes to financial statements.

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

                         NOTES TO FINANCIAL STATEMENTS

   FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH
                                MARCH 31, 1997

1. THE COMPANY

THE COMPANY'S ORGANIZATION

    Imperial Credit Commercial Holdings, Inc. (the "Company" or "ICH"), a newly formed Maryland corporation, commenced operations in January 1997 as a separate division of Imperial Credit Mortgage Holdings, Inc. ("IMH"). The Company operates as a specialty commercial property finance company which will elect to be taxed as a real estate investment trust ("REIT") for Federal income tax purposes, which generally will allow the Company to pass through income to stockholders without payment of corporate level Federal income tax. The Company and Imperial Commercial Credit Corporation ("ICCC"), the Company's unconsolidated conduit operations vehicle, were formed for the purpose of originating, purchasing and securitizing or selling commercial mortgages and investing in commercial mortgages and commercial mortgage-backed securities ("CMBSs"). Commercial mortgage assets include mortgage loans on condo-conversions, multi-family and cooperative apartment properties and mortgage loans on commercial property, such as industrial and warehouse properties, office buildings, retail space and shopping malls, hotels and motels, nursing homes, hospitals, congregate care facilities and senior living centers (collectively, "Commercial Mortgages").

    The following is a summary of transactions entered into or to be entered into in connection with the organization of the Company ("Organizational Transaction"):

  . On February 3, 1997, the officers and directors of the Company as a group and IMH purchased 300,000 and 299,000 shares of the common stock of ICH ("ICH Common Stock"), respectively.

  . In February 1997, IMH purchased all of the non-voting preferred stock of ICCC, which has a coupon which represents 95% of the GAAP based economic interest in ICCC entitling the holder to receive 95% of any dividend or distribution made by ICCC, for $500,000 and certain of the Company's officers purchased all of the outstanding shares of common stock of ICCC, which represents 5% of the GAAP based economic interest in ICCC entitling the holder to receive 5% of any dividend or distribution of ICCC.

  . In February 1997, ICCC brokered the Company's purchase of $7.3 million and $10.2 million of condominium conversion loans which were financed with $16.6 million in borrowings from Imperial Warehouse Lending Group ("IWLG") (IMH's warehouse lending operations) and $900,000 in other borrowings from IMH. All of such condominium conversion loans were purchased from ICI Funding Corporation ("ICIFC"), the conduit operations of IMH, and $7.3 million of such mortgage loans were originated by a company with which William D. Endresen, an officer of the Company and ICCC, was an affiliate.

  . In March 1997, IMH lent ICH $15.0 million evidenced by a promissory note bearing interest at the rate of 8% per annum which was convertible into shares of the non-voting convertible preferred stock of ICH (the "ICH Preferred Stock") at the rate of one share of ICH Preferred Stock for each $5.00 principal amount of said note (the "Conversion Rate").

  . In March 1997, IMH converted the aforementioned $15.0 million principal amount promissory note into an aggregate of 3,000,000 shares of ICH Preferred Stock. All ICH Preferred Stock is automatically convertible upon the closing of ICH's initial public offering ("the Offering") into shares of ICH Common Stock determined by multiplying the number of shares of ICH Preferred Stock to be converted by a fraction, the numerator of which is $5.00 and the denominator of which is the price of the shares to be issued pursuant to the Offering (the "Subscription Price"). Notwithstanding the foregoing, consistent with IMH's classification as a REIT, IMH shall not be entitled to have converted into ICH Common Stock more than that number of shares of ICH Preferred Stock whereby IMH would own, immediately after such conversion, greater than 9.8% of the outstanding ICH Common Stock. Any shares of ICH

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

   FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH
                                MARCH 31, 1997

    Preferred Stock not converted into ICH Common Stock upon the closing of the Offering shall on such date automatically convert into shares of ICH non-voting Class A Common Stock (the "ICH Class A Stock") at the same rate as the ICH Preferred Stock converted into ICH Common Stock on said date. Shares of ICH Class A Stock convert into shares of ICH Common Stock on a one-for-one basis and each such class of ICH Common Stock is entitled to cash dividends on a pro rata basis. Upon any subsequent issuances of ICH Common Stock, shares of ICH Class A Stock shall automatically convert into additional shares of ICH Common Stock, subject to said 9.8% limitation.

  . In March 1997, the Company purchased a $10.1 million residual interest in securitization from ICIFC which was financed by a promissory note. In March 1997 the promissory note was repaid with cash from IMH's above-referenced $15.0 million investment. Concurrently therewith, the Company repaid the $900,000 owed to IMH in connection with its purchase of condominium conversion loans.

  . In April 1997, IMH exchanged 299,000 shares of ICH Common Stock held by it for an equal number of shares of ICH Class A Stock.

  . On the closing of this Offering (unaudited), IMH will contribute to ICH
    (the "Contribution") 100% of the non-voting preferred stock of ICCC for 95,000 shares of ICH Class A Stock. Upon the closing of this Offering (unaudited), IMH will own 315,078 shares of ICH Common Stock and 1,078,922 shares of ICH Class A Stock, assuming the Minimum Offering Amount is sold, and 1,123,405 shares of ICH Common Stock and 270,595 shares of ICH Class A Stock, assuming the Maximum Offering Amount is sold.

BASIS OF PRESENTATION OF THE COMPANY'S OPERATIONS

  The operations of ICH, currently a subsidiary of IMH, subject to the completion of the Contribution, have been presented in the financial statements as a stand-alone Company. Interest has been charged on all affiliated borrowings at the rate of 8% per annum unless at a rate otherwise noted. Also, costs and expenses of IMH have been allocated to ICH in proportion to the services provided, plus a 15% service charge. See note 4 to notes to the financial statements.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

THE COMPANY'S OPERATIONS

  The Company currently operates the Long-Term Investment Operations which invests primarily in Commercial Mortgages and CMBSs and, as of the effective date of the Offering, will engage in the Conduit Operations, which will originate, purchase and sell or securitize Commercial Mortgages. The Conduit Operations will operate through three divisions: the Condominium Division, the Retail Division and the Correspondent and Bulk Purchase Division.

 Long-Term Investment Operations

  The Long-Term Investment Operations invests primarily in adjustable rate Commercial Mortgages and CMBSs for long-term investment. Income is earned principally from the net interest income received by the Company on the Commercial Mortgages and CMBSs purchased and held in its portfolio.

 Conduit Operations

  The Conduit Operations will operate through three divisions: the Condominium Division, the Retail Division, the Correspondent and Bulk Purchase Division.

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

   FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH
                                MARCH 31, 1997

  Condominium Division. This division will offer on a retail basis adjustable rate financing to developers and project owners who have completed the development of a condominium complex or the conversion of an apartment complex to a condominium complex on property with a typical loan amount of $3.0 million to $10 million. All originations, underwriting, processing and funding will be performed at ICCC's executive offices. The Company anticipates that the Condominium Division's Commercial Mortgages will be offered on a nationwide basis and that Commercial Mortgages originated through the Condominium Division will be financed through the utilization of collateralized mortgage obligation ("CMO") borrowings by the Long-Term Investment Operations.

  Retail Division. This division, which is expected to become operational by the closing of the Offering, will originate Commercial Mortgages for properties including general purpose apartment complexes, general retail property such as shopping centers, super markets and department stores, light industrial property, and office buildings. The Retail Division will offer smaller balance ($500,000 to $1.5 million) fixed and adjustable rate Commercial Mortgage products to developers and project owners for smaller properties and projects than those funded by the Correspondent and Bulk Purchase Division. Although processing and funding operations relating to these Commercial Mortgage will be performed centrally at ICCC's executive offices, the Company has targeted major metropolitan areas for the opening of satellite offices for regional originations. A portion of the adjustable rate Commercial Mortgages that will be originated by the Retail Division may be held in portfolio by the Long-Term Investment Operations, while the balance thereof and a substantial portion of the fixed rate Commercial Mortgages originated will be resold by the Conduit Operations through REMIC securitizations.

  Correspondent and Bulk Purchase Division. This division will both originate Commercial Mortgages on a retail basis and purchases Commercial Mortgages on a bulk and flow basis. The Correspondent and Bulk Purchase Division will offer larger principal balance ($1.5 million to $10.0 million) Commercial Mortgages for commercial projects than those funded by the Retail Division. The Correspondent and Bulk Purchase Division will offer adjustable rate and fixed rate programs offered through specified correspondents who may be provided with Company-sponsored warehouse facilities. In addition, the Correspondent and Bulk Purchase Division will purchase Commercial Mortgages in bulk and on a flow basis from selected financial institutions and mortgage bankers. A portion of the adjustable rate Commercial Mortgages originated or purchased by this Division may be held in portfolio by the Long-Term Investment Operations, while the balance thereof and a substantial portion of the fixed rate Commercial Mortgages originated or purchased will be resold through REMIC securitizations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 CASH AND CASH EQUIVALENTS

  For purposes of the statement of cash flows, cash and cash equivalents consist of cash and money market mutual funds. The Company considers investments with maturities of three months or less at date of purchase to be cash equivalents.

 INVESTMENT IN IMPERIAL COMMERCIAL CREDIT CORPORATION

  The Company will record its preferred stock investment in ICCC on the equity method at 95%, which is the economic interest the Company is entitled to as owner of 100% of the non-voting preferred stock of ICCC. See note 1 to notes to financial statements.

 COMMERCIAL MORTGAGES HELD FOR INVESTMENT

  The Company purchases Commercial Mortgages to be held as long-term investments. Commercial Mortgages held for investment are recorded at cost at the date of purchase. Commercial Mortgages held for

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

   FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH
                                MARCH 31, 1997

investment include adjustable-rate loans to developers secured by first liens on converted condominium complexes. All of the Commercial Mortgages held for investment at March 31, 1997 were collateralized by properties located in California and Arizona. Premiums and discounts related to these Commercial Mortgages are amortized over their estimated lives using the interest method. Commercial Mortgages are continually evaluated for collectibility and, if appropriate, the Commercial Mortgages may be placed on nonaccrual status, generally 90 days past due, and previously accrued interest reversed from income. Other than temporary impairment in the carrying value of Commercial Mortgages held for investment, if any, will be recognized as a reduction to current earnings.

  The Company maintains an allowance for losses on Commercial Mortgages held for investment at an amount which it believes is sufficient to provide adequate protection against future losses in the Commercial Mortgages portfolio. The allowance for losses is determined primarily on the basis of management's judgment of net loss potential, including specific allowances for known impaired Commercial Mortgages and other factors such as changes in the nature and volume of the portfolio, value of the collateral and current economic conditions that may affect the borrowers ability to pay. A provision is recorded for all Commercial Mortgages or portions thereof deemed to be uncollectible thereby increasing the allowance for Commercial Mortgages losses.

 RESIDUAL INTEREST IN SECURITIZATION

  The accompanying 1997 balance sheet includes one residual interest in securitization ("residual") of real estate mortgage investment conduits ("REMICs") which was recorded as a result of a 1995 securitization by Imperial Credit Industries, Inc. of commercial loans through a special purpose trust vehicle. ICCH purchased the residual in March 1997 from ICIFC for $10.1 million. ICIFC and ICCH have estimated future cash flows from the residual utilizing assumptions that they believe are commensurate with the risk inherent in the investment and consistent with those that they believe would be utilized by an unaffiliated third-party purchaser and discounted at a rate commensurate with the risk involved. The Company has classified this residual as an available-for-sale security. Unrealized gains and losses net of related income taxes will be included as a separate component of stockholders' equity. Other than temporary declines in the fair value of the residual, if any, will be recognized as a reduction to current earnings. To the Company's knowledge, there is currently no active market for the purchase or sale of this residual.

  The fair value of the residual is determined by computing the present value of the excess of the weighted-average coupon on the Commercial Mortgages sold (10.6%) over the sum of: (1) the coupon on the senior interest (5.9%), (2) a base servicing fee paid to servicer of the Commercial Mortgages (0.50%) and other fees, (3) expected estimated losses (0.40%) to be incurred on the portfolio of Commercial Mortgages sold over the estimated lives of the Commercial Mortgages and using an estimated future prepayment assumption (10%). The prepayment assumptions used in estimating the cash flows is based on recent evaluations of the actual prepayments of the related portfolio and on market prepayment rates on new portfolios of similar Commercial Mortgages, taking into consideration the current interest rate environment and its expected impact on the estimated future prepayment rate. The estimated cash flows expected to be received by the Company are discounted at an interest rate that the Company believes an unaffiliated third-party purchaser would require as a rate of return commensurate with the risk of holding such a financial instrument. The rate used to discount the cash flows was approximately 24%. To the extent that actual future excess cash flows are different from estimated excess cash flows, the fair value of the Company's residual could decline.

  Under the terms of the securitization, the residual is required to build overcollateralization to specified levels using the excess cash flows described above until set percentages of the securitized portfolio are attained. Future cash flows to the residual holder are all held by the REMIC trust until a specific percentage of either the original

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

   FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH
                                MARCH 31, 1997

or current certificate balance is attained which percentage can be raised if certain charge-offs and delinquency ratios are exceeded. The certificate holders' recourse for credit losses is limited to the amount of overcollateralization held by the residual in the REMIC trust. Upon maturity of the certificates or upon exercise of an option ("clean up call") to repurchase all the remaining Commercial Mortgages once the balance of the Commercial Mortgages in the trust are reduced to 10% of a specified balance of the original Commercial Mortgages in the trust, any remaining amounts in the trust are distributed. The current amount of any overcollateralization balance held by the trust are recorded as part of the residual.

 INCOME TAXES

  In any year in which the Company qualifies as a REIT, it generally will not be subject to Federal income tax on that portion of its taxable income or net capital gain which is distributed to its stockholders. The Company will, however, be subject to tax at normal corporate rates upon any net income or net capital gain not distributed. The Company intends to distribute substantially all of its taxable income to its stockholders on a pro rata basis in each year.

3. COMMERCIAL MORTGAGES HELD FOR INVESTMENT, NET

  Commercial Mortgages held for investment consisted of the following:

                                                                  MARCH 31, 1997
                                                                  --------------
                                                                  (IN THOUSANDS)
      Commercial Mortgages held for investment...................    $ 17,535
      Allowance for Commercial Mortgage losses...................         (13)
                                                                     --------
                                                                     $ 17,522
                                                                     ========

  As of March 31, 1997, the weighted-average interest rate on the Commercial Mortgages held for investment is 8.7% and the weighted-average contractual maturity is 359 months.

  All of the Commercial Mortgages purchased by ICH are adjustable-rate Commercial Mortgages to developers secured by first liens on converted condominium complexes. Because of the concentration of the Company's Commercial Mortgages located in California and Arizona, a significant decline in regional economic conditions, or some other regional catastrophe, could result in a decline in interest income and fee income. Moreover, such an event or events could affect the ability of borrowers to payoff their Commercial Mortgages with the Company.

  Activity in the allowance for Commercial Mortgage losses for the period from January 15, 1997 (commencement of operations) through March 31, 1997 was as follows (in thousands):

      Balance, beginning of period........................................ $--
      Provision for Commercial Mortgage losses............................   13
      Charge-offs.........................................................  --
      Recoveries..........................................................  --
                                                                           ----
      Balance, end of period.............................................. $ 13
                                                                           ====

  As of March 31, 1997, the Company had no Commercial Mortgages considered impaired and no Commercial Mortgages over 30 days past due.

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

   FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH
                                MARCH 31, 1997


4. RELATED PARTY TRANSACTIONS

 FINANCING OF COMMERCIAL MORTGAGES HELD FOR INVESTMENT AND OTHER AFFILIATED BORROWINGS

  The $17.5 million in Commercial Mortgages held for investment were purchased in February 1997 through ICCC from ICIFC at the unpaid principal balance of the Commercial Mortgages, with the servicing rights retained by ICCC. The Company financed the purchase of the $17.5 million of Commercial Mortgages with $16.6 million in borrowings from IWLG and $900,000 in other borrowings from IMH. The Company has recorded interest expense on the amounts borrowed from IWLG and the other borrowings from IMH at 6.3% and 8% per annum, respectively, which totaled $150,000 and $25,000, respectively, for the period from January 15, 1997 (commencement of operations) through March 31, 1997. In March 1997, the Company repaid the $900,000 in other borrowings from IMH. In April 1997, the Company secured its own warehouse lending facility from an unaffiliated third party for $200 million guaranteed by IMH, which guarantee expires at such time as the Company has $50 million in stockholders' equity. The new warehouse line of credit is uncommited and accrues interest at a spread over LIBOR.

  All other borrowings between ICH, and IMH and its affiliates, and ICCC have been allocated interest at the rate of 8% per annum, except for borrowings from ICIFC related to the purchase of the residual interest in securitization prior to ICH receiving its $15 million preferred stock investment, which was allocated at 12% and totaled $44,000.

 RELATED PARTY EXPENSE ALLOCATIONS

  The Company was charged various expenses from IMH for certain services which primarily include human resources, data processing and professional services. These expenses were primarily charged based on a pro rata allocation of certain IMH employees time spent working on ICH related business, which management believes is reasonable, and included a 15% service charge which will be included in the terms of the management agreement effective with the Offering. See note 6 to notes to the financial statements. The related party allocations for the period January 15, 1997 (commencement of operations) through March 31, 1997 totaled $63,000. Management believes the related party expenses allocated to ICH and included in its results of operations for the period from January 15, 1997 (commencement of operations) through March 31, 1997 approximate what the expenses would have been if ICH had operated as an unaffiliated entity of IMH and its affiliates.

 STOCK COMPENSATION EXPENSE

  Stock compensation expense of $957,000 represents the difference between the price at which the Company issued 300,000 shares of common stock on February 3, 1997 ($.01 per share) and the estimated fair value of such shares as determined by the Company's management based on an independent valuation, as of February 3, 1997 ($3.20 per share).

5. STOCKHOLDERS' EQUITY

 COMMON STOCK

  The Company has authorized 50,000,000 shares of $.01 par value Common Stock ("ICH Common Stock") of which 4,000,000 shares were reclassified and designated as Class A non-voting Common Stock ("ICH Class A Stock"). On February 3, 1997 the Company issued 300,000 shares of ICH Common Stock to certain officers and directors of the Company and 299,000 shares of ICH Common Stock to IMH.

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

   FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH
                                MARCH 31, 1997


  Each share of ICH Common Stock is entitled to participate equally in dividends when and as authorized by the Board of Directors and in the distribution of assets of ICH upon liquidation. Each share of ICH Common Stock is entitled to one vote, subject to the provisions of its Articles of Incorporation and amendments thereto ("Charter") regarding restrictions on transfer of stock, and will be fully paid and nonassessable by ICH upon issuance. Shares of ICH Common Stock have no preference, conversion, exchange, preemptive or cumulative voting rights. The authorized stock of ICH may be increased and altered from time to time in the manner prescribed by Maryland law upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. The Charter authorizes the Board of Directors to reclassify any unissued shares of ICH Common Stock in one or more classes or series of stock.

 CLASS A NON-VOTING COMMON STOCK

  Designation and Amount. Of the 50,000,000 shares of ICH Common Stock, which were previously authorized, 4,000,000 shares were reclassified and designated as ICH Class A Stock.

  Rights, Preferences and Privileges and Voting Rights. The ICH Class A Stock has the identical preferences, conversion or other rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as the ICH Common Stock except that the holders of shares of ICH Class A Stock are not entitled to any voting rights. If ICH issues additional shares of its Common Stock as a dividend on its outstanding Common Stock, ICH shall simultaneously issue as a dividend on its outstanding ICH Class A Stock, pro rata among the holders thereof, that number of shares of Class A Common Stock equal to the number of shares of ICH Common Stock issued as a dividend multiplied by a fraction, the numerator of which is the number of shares of ICH Class A Stock outstanding immediately before the record date for the payment of the ICH Class A Stock dividend and the denominator of which is the number of shares of ICH Common Stock outstanding immediately before the record date for the payment of the ICH Common Stock dividend.

  Conversion rights. On any date on which shares of ICH Common Stock are issued by ICH increasing the number of shares of ICH Common Stock issued and outstanding (the "Conversion Date"), the shares of ICH Class A Stock held by each person will automatically convert into that number of shares of ICH Common Stock as calculated below, except that those shares of ICH Class A Stock (collectively, "Excess Shares") which would cause the holder thereof to own shares of ICH Common Stock (i) in excess of the Limit or (ii) in violation of any stock ownership limitation set forth in the ICH's Charter shall not be converted and shall remain outstanding shares of ICH Class A Stock. "Limit" shall mean not greater than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of ICH. The number and value of outstanding shares of Common Stock shall be determined by the Board of Directors of ICH in good faith, which determination shall be conclusive for all purposes hereof.

  If, subsequent to the Conversion Date, the conversion of Excess Shares into shares of ICH Common Stock would no longer cause the holder thereof to own shares of ICH Common Stock (i) in excess of the Limit or (ii) in violation of any stock ownership limitation set forth in the Charter, such shares shall automatically convert into that number of shares of ICH Common Stock as calculated below, except that those Excess Shares which, if converted pursuant to this provision, would cause the holder thereof to own shares of ICH Common Stock (i) in excess of the Limit or (ii) in violation of any stock ownership limitation set forth in the Charter shall not be converted and shall remain outstanding shares of ICH Class A Stock.

  The shares of ICH Class A Stock are convertible at the principal office of ICH, and at such other office or offices, if any, as the Board of Directors may designate, into fully paid and non-assessable shares of ICH Common Stock, calculated as to each conversion to the nearest whole share. The number of shares of ICH Common Stock to be issued upon conversion will be determined by multiplying the number shares of ICH

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

   FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH
                                MARCH 31, 1997

Class A Stock to be converted by one, subject to certain adjustments. No fractional shares of ICH Common Stock will be issued upon conversion of shares of ICH Class A Stock, and the number of shares of ICH Common Stock to be issued will be rounded to the nearest whole share.

 PREFERRED STOCK

  The Company had authorized 10,000,000 shares of $.01 par value Preferred Stock ("Preferred Stock"), of which 4,000,000 shares were reclassified and designated Class A Convertible Preferred Stock ("ICH Preferred Stock").

  The Company's Charter authorizes the Board of Directors to issue shares of Preferred Stock and to classify or reclassify any unissued shares of Preferred Stock into one or more classes or series. The Preferred Stock may be issued from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the Board of Directors subject to the provisions of the Charter regarding restrictions on transfer of stock. Preferred Stock is available for possible future financing of, or acquisitions by, ICH and for general corporate purposes without further stockholder authorization. The Preferred Stock, if issued, may have a preference on dividend payments which could reduce the assets available to ICH to make distributions to the common stockholders.

 CLASS A CONVERTIBLE PREFERRED STOCK.

  Designation and Amount. Of the 10,000,000 shares of Preferred Stock authorized, 4,000,000 shares are reclassified and designated ICH Preferred Stock. In March 1997, IMH converted $15.0 million principal amount of promissory notes into an aggregate of 3,000,000 shares of ICH Preferred Stock.

  Dividends. Commencing on December 31, 1997, each holder of ICH Preferred Stock will be entitled to receive, out of any funds legally available therefor, when and if declared, dividends at the quarterly rate of $.10 per share and no more, and thereafter quarterly on the last day of March, June, September and December of each year that any ICH Preferred Stock is outstanding. Such dividends will not be cumulative, and no rights will accrue to holders of ICH Preferred Stock by reason of the fact that dividends on such shares are not declared or paid in any prior quarter.

  In determining whether a distribution (other than upon liquidation), by dividend, redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of stock whose preferential rights upon dissolution are superior to those receiving the distribution will not be added to the Company's total liabilities.

  Distributions Upon Liquidation, Dissolution or Winding Up. Subject to conversion as set forth below, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, subject to the prior preferences and other rights of any class or series of stock ranking senior to the ICH Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Company, but before any distribution or payment will be made to the holders of any class or series of stock ranking junior to the ICH Preferred Stock as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Company, the holders of ICH Preferred Stock will be entitled to receive out of the assets of the Company legally available for distribution to its stockholders liquidating distributions in cash or property at its fair market value as determined by the Board of Directors of the Company in the amount per share equal to the Liquidation

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

   FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH
                                MARCH 31, 1997

Preference, which is $5.00 per share. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of ICH Preferred Stock will have no right or claim to any of the remaining assets of the Company and will not be entitled to any other distribution in the event of liquidation, dissolution or winding up of the affairs of the Company.

  In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Company are insufficient to pay the amount of the Liquidation Preference per share plus the corresponding amounts payable on each class or series of other stock ranking on a parity with the ICH Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Company, then the holders of the ICH Preferred Stock and all such other stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they otherwise would be respectively entitled. Neither the consolidation or merger of the Company into or with another corporation or corporations or trust or trusts nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Company to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of affairs of the Company.

  Voting Rights. The holders of shares of ICH Preferred Stock are not entitled to any voting rights.

  Conversion Rights. Upon any "Initial Public Offering", the shares of ICH Preferred Stock held by each person will automatically convert into that number of shares of Common Stock as calculated below, except that those shares of ICH Preferred Stock which, if converted pursuant to this provision, would cause the holder thereof to own shares of Common Stock (i) in excess of the Limit or (ii) in violation of any stock ownership limitation set forth in the Charter shall not be converted into shares of Common Stock. Any shares of ICH Preferred Stock not converted into shares of Common Stock as a result of the foregoing limitations shall on such date automatically convert into shares of ICH Class A Stock at the same rate as shares of ICH Preferred Stock convert into shares of Common Stock. If the aforementioned event does not occur, the shares of ICH Preferred Stock shall remain outstanding. All ICH Preferred Stock is automatically convertible upon the closing of this Offering into shares of ICH Common Stock determined by multiplying the number of shares of ICH Preferred Stock to be converted by a fraction, the numerator of which is $5.00 and the denominator of which is the Subscription Price. "Initial Public Offering" means the sale of Common Stock pursuant to the Company's first effective registration statement covering the sale of such shares filed under the 1933 Act provided such offering meets the following requirements: (i) said offering raises gross proceeds of at least $10.0 million to the Company at a per share offering price of no less than $5.00 per share and (ii) said offering is completed on or before December 31, 1998.

  The shares of ICH Preferred Stock also will be convertible at the principal office of the Company, and at such other office or offices, if any, as the Board of Directors may designate, into fully paid and non-assessable shares of ICH Common Stock or ICH Class A Stock, as the case may be, of the Company. The number of shares of ICH Common Stock or ICH Class A Stock, as the case may be, to be issued upon conversion will be determined by multiplying the number of shares of ICH Preferred Stock to be converted by the Conversion Rate. "Conversion Rate" is determined by a fraction, the numerator of which will be the liquidation preference and the denominator of which will be the IPO Share Price. "IPO Share Price" means the gross per share price of the Company's Offering.

  No fractional shares of ICH Common Stock or ICH Class A Stock, as the case may be, will be issued upon conversion of shares of ICH Preferred Stock and the number of shares of ICH Common Stock or ICH Class A Stock, as the case may be, to be issued will be rounded to the nearest whole share.

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

   FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH
                                MARCH 31, 1997


6. AFFILIATED AGREEMENTS

 MANAGEMENT AGREEMENT

  REIT Advisors, Inc. ("RAI" or the "Manager") will oversee the day-to-day operations of the Company, subject to the supervision of the Company's Board of Directors, pursuant to a management agreement (the "Management Agreement") which will become effective on the closing of the Offering. The Company has selected an outside advisor in order to efficiently and economically coordinate, assist and manage the duties and responsibilities of the Company. The Company believes that RAI will be more adequately suited to provide the following services relating to the operations of the Company due to the expertise of RAI's senior officers: securitization oversight, contract negotiation, market information, implementation of cost controls, asset/liability modeling and management, and servicing systems. In order to utilize the IMH infrastructure, RAI intends to enter into a submanagement agreement with ICIFC, the conduit operations of IMH, upon the closing of this Offering to provide substantially all of the administrative services required by the Company including facilities and costs associated therewith, technology, human resources, management information systems, general ledger accounts, check processing and accounts payable as RAI deems necessary. In addition, RAI intends to enter into a submanagement agreement with Imperial Credit Industries, Inc. to perform such human resource services for the Company as RAI deems necessary. IMH owns all of the outstanding shares of non-voting preferred stock of ICIFC, representing 99% of the economic interest in ICIFC, and all of the directors of RAI own all of the outstanding shares of Common Stock of ICIFC, representing 1% of the economic interest.

  The Manager will be involved in three primary activities: (1) capital management--primarily the oversight of the Company's structuring, analysis, capital raising and investor relations activities; (2) asset management-- primarily the analysis and oversight of the acquisition, management, securitization and disposition of Company assets; and (3) operations management--primarily the oversight of ICH's operating subsidiaries. The Management Agreement will have an initial term of five years, renewable annually by agreement between the Company and the Manager, subject to the approval of a majority of the unaffiliated directors of the Company. The Management Agreement may be terminated by the Company at any time upon 60 days' written notice. In the event that the Management Agreement is terminated or not renewed by the Company without cause, the Company will be obligated to pay the Manager a termination or non-renewal fee determined by an independent appraisal.

  RAI is owned by those persons who will become executive officers and directors of RAI upon the closing of this Offering. Each of the RAI executive officers and directors also serve as executive officers or directors of ICH and ICCC.

  All of the persons designated to become executive officers of the Manager upon the closing of the Offering are also officers of IMH and ICIFC. Each of these officers have modified their employment agreements with ICIFC to become officers of the Manager and of ICH and ICCC upon the closing of this Offering. The Manager will agree to cause each of its officers to devote as much of his or her time to the operations of the Company as is reasonably necessary. ICH and ICCC will reimburse the Manager, who will reimburse ICIFC on a dollar for dollar basis (including the service charge referenced below), for the actual cost of providing the services of its officers to the Company based upon the compensation payable to them by ICIFC, plus a 15% service charge. ICH will reimburse the Manager for expenses incurred by the Manager, plus a service charge of 15% on all expenses owed by the Manager to ICIFC for costs and services under any submanagement agreement between ICIFC and the Manager. The Manager will pay all such third parties on a dollar for dollar basis for the aformentioned amounts received by it from the Company; no such 15% service charge will be paid to third party

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

   FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH
                                MARCH 31, 1997

service providers other than ICIFC. For the first three years of the Management Agreement, there will be a minimum annual amount of $500,000 (including the 15% service charge) payable by the Company in connection with services provided and expenses incurred by the Manager and payable by RAI to ICIFC. After the third year, the Company will only be responsible for reimbursing expenses and services provided, without the 15% service charge for amounts due to ICIFC. In addition, the Company will pay the Manager, as compensation for each fiscal quarter, an amount equal to 25% of the taxable net income of the Company, before the deduction of such compensation, the deduction of dividends paid and any net operating loss deductions, from losses in prior period, in excess of the amount that would produce an annualized Return on Equity equal to the daily average Ten Year U.S. Treasury Rate plus 2% (the "25% Payment"). "Return on Equity" is computed on Average Net Worth and has no necessary correlation with the actual distributions received by stockholders. The 25% Payment to the Manager will be calculated quarterly in arrears before any income distributions are made to stockholders for the corresponding period.

 NON-COMPETE AGREEMENT AND RIGHT OF FIRST REFUSAL AGREEMENT

  The Company's operations may be affected by the activities of IMH and ICIFC. Pursuant to a non-compete agreement (the "Non-Compete Agreement") between IMH, ICIFC, ICH and ICCC which will become effective upon the closing of the Offering, for a period of the earlier of nine months from the closing of this Offering or the date upon which the Company accumulates (for investment or sale) $300.0 million of Commercial Mortgages and/or CMBSs, neither IMH nor ICIFC will originate or acquire any Commercial Mortgages; however, this Agreement shall not preclude IMH (either directly or through ICIFC) from purchasing any Commercial Mortgages or CMBSs under the Right of First Refusal Agreement discussed below. After the termination of the Non-Compete Agreement and subject to the Right of First Refusal Agreement, as defined below, IMH, as a mortgage REIT, may compete with the operations of the Company.

  It is anticipated that RAI will act as the Manager for other REITs, some of which may have been or will be affiliated with the Company or IMH, and their respective conduit operations (an "Affiliated REIT"). In such an event, any Affiliated REIT utilizing RAI as its Manager may be in competition with the Company. Upon the closing of the Offering, RAI, ICH, ICCC, IMH and ICIFC will enter into a ten-year right of first refusal agreement (the "Right of First Refusal Agreement"). It is expected that any Affiliated REIT utilizing RAI as its Manager will become a party to the Right of First Refusal Agreement, but such event is outside the control of the Company and there can be no assurance that any or all Affiliated REITs (other than IMH) will actually become parties to the Right of First Refusal Agreement. Pursuant to this Agreement, RAI will agree that any mortgage loan or mortgage-backed security investment opportunity (an "Investment Opportunity") which is offered to it on behalf of either the Company, IMH or any Affiliated REIT will first be offered to that entity (the "Principal Party") whose initial primary business as described in its initial public offering documentation (the "Initial Primary Business") most closely aligns with such Investment Opportunity. In addition, both IMH and ICIFC on the one hand, and ICH and ICCC on the other, will agree that any Investment Opportunity offered to either of them which falls outside the scope of its Initial Primary Business should be offered to the Principal Party. Should the Principal Party decline to take advantage of an Investment Opportunity offered to RAI, RAI will make an independent evaluation of which Affiliated REIT's business is more greatly enhanced by such Investment Opportunity. Should the Principal Party decline to take advantage of an Investment Opportunity offered to an Affiliated REIT which is a party to the Right of First Refusal Agreement, such REIT shall then be free to pursue the Investment Opportunity. Should all of said Affiliated REITs decline such Investment Opportunity, RAI may offer the Investment Opportunity to any third party. In such an event there can be no assurance that the Company will be able to take advantage of any such Investment Opportunity or that any

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

   FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH
                                MARCH 31, 1997

competitive activity of IMH, ICIFC or any Affiliated REIT will not adversely affect the Company's operations. In addition, the Company may become further prejudiced by the Right of First Refusal Agreement to the extent that the Company desires to pursue or pursues a business outside its Initial Primary Business.

7. STOCK OPTION PLAN

  In April 1997, the Company adopted a 1997 Stock Option and Awards Plan (the "Stock Option and Awards Plan") which provides for the grant of qualified incentive stock options ("ISOs") which meet the requirements of Section 422 of the Code, stock options not so qualified ("NQSOs"), deferred stock, restricted stock, performance shares, stock appreciation and limited stock appreciation rights awards ("Awards") and dividend equivalent rights ("DERs"). No shares have been granted as of March 31, 1997.

  The purpose of the Stock Option and Awards Plan is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to others whose job performance affects the Company. The Stock Option and Awards Plan is administered by the Board of Directors or a Committee, appointed by the Board of Directors (the "Administrator"). ISOs may be granted to the officers and key employees of the Company. NQSOs and Awards may be granted to the directors, officers, key employees and agents and consultants of the Company, any of its subsidiaries of RAI or to RAI itself, and to the directors, officers and key employees of ICCC.

  The Stock Option and Awards Plan provides for granting of DERs in tandem with all options granted under the Stock Option and Awards Plan. Such DERs accrue for the account of the optionee shares of common stock upon the payment of cash dividends on outstanding shares of common stock. The number of shares accrued is determined by a formula and such shares are currently transferred to the optionee only upon exercise of the related option. The Stock Option and Awards Plan permits DERs to be granted under the Stock Option and Awards Plan with certain characteristics. First, DERs can be issued in "current-pay" form so that payments can be made to the optionee at the same time as dividends are paid to holders of outstanding common stock. Second, DERs can be made eligible to participate not only in cash distributions but also distributions of stock or other property made to holders of outstanding common stock. Shares of common stock accrued for the account of the optionee pursuant to a DER grant may also be made eligible to receive dividends and distributions. Finally, DERs can be made "performance based" by conditioning the right of the holder of the DER to receive any dividend equivalent payment or accrual upon the satisfaction of specified performance objectives.

  Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the Stock Option and Awards Plan currently authorizes the grant of options to purchase, and Awards of, an aggregate of an estimated 700,000 shares. The shares reserved for issuance pursuant to the Company's Stock Option and Awards Plan will be increased or decreased to an amount equal to 10% of the shares sold in the Offering, subject to a minimum of 400,000 shares. If an option granted under the Stock Option and Awards Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or Award will again become available for the issuance of further options or Awards under the Stock Option and Awards Plan.

  Unless previously terminated by the Board of Directors, the Stock Option and Awards Plan will terminate in April 2007, and no options or Awards may be granted under the Stock Option and Awards Plan thereafter.

  Options granted under the Stock Option and Awards Plan will become exercisable in accordance with the terms of the grant made by the Administrator. Awards will be subject to the terms and restrictions of the Award made by the Administrator. The Administrator has discretionary authority to select participants from among eligible persons and to determine at the time an option or Award is granted when and in what increments shares

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

   FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH
                                MARCH 31, 1997

covered by the option may be purchased and, in the case of options, whether it is intended to be an ISO or a NQSO provided, however, that certain restrictions applicable to ISOs are mandatory, including a requirement that ISOs not be issued for less than 100% of the then fair market value of the common stock (110% in the case of a grantee who holds more than 10% of the outstanding common stock) and a maximum term of ten years (five years in the case of a grantee who holds more than 10% of the outstanding common stock).

  Under current law, ISOs may not be granted to any director of the Company who is not also an employee, or to directors, officers and other employees of entities unrelated to the Company. No options or Awards may be granted under the Stock Option and Awards Plan to any person who, assuming exercise of all options held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of equity stock of the Company.

  Each option must terminate no more than ten years from the date it is granted (or five years in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the combined voting power of the Company's outstanding equity stock). Options may be granted on terms providing for exercise either in who or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option.

  The exercise price of any option granted under the Stock Option and Awards Plan is payable in full in cash or its equivalent as determined by the Administrator. The Company may make loans available to option holders to exercise options evidenced by a promissory note executed by the option holder and secured by a pledge of the common stock with fair market value at least equal to the principal of the promissory note unless otherwise determined by the Administrator.

  The Board of Directors may from time to time revise or amend the Stock Option and Awards Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding Award without his consent or may, without stockholder approval, increase the number of shares subject to the Stock Option and Awards Plan or decrease the exercise price of a stock option to less than 100% of fair market value on the date of grant (with the exception of adjustments resulting from changes in capitalization), materially modify the class of participants eligible to receive options or Awards under the Stock Option and Awards Plan, materially increase the benefits accruing to participants under the Stock Option and Awards Plan or extend the maximum option term under the Stock Option and Awards Plan.

8. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following disclosure of the estimated fair value of financial instruments as of December 31, 1996 and 1995 is made in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 107, Disclosures About Fair Value of Financial Instruments. The estimated fair value amounts have been determined by ICH using available market information and appropriate valuation methodologies; however, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts ICH could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

   FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH
                                MARCH 31, 1997


                                                                MARCH 31, 1997
                                                              ------------------
                                                                       ESTIMATED
                                                              CARRYING   FAIR
                                                               AMOUNT    VALUE
                                                              -------- ---------
                                                                (IN THOUSANDS)
   Assets:
     Cash and cash equivalents...............................  $4,400   $ 4,400
     Commercial Mortgages held for investment................  17,522    17,985
     Residual interest in securitization.....................  10,025    10,025
     Liabilities--borrowings from IWLG.......................  16,563    16,563

  The fair value estimates as of March 31, 1997 are based on pertinent information available to management as of that date. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since those dates and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

  The following describes the methods and assumptions used by ICH in estimating fair values.

 CASH AND CASH EQUIVALENTS

  The carrying amount for cash and cash equivalents approximates fair value because these instruments are demand deposits and money market mutual funds and do not present unanticipated interest rate or credit concerns.

 COMMERCIAL MORTGAGES HELD FOR INVESTMENT

  The fair value of Commercial Mortgages held for investment is determined based upon the Company's estimate of the proceeds which would be realized in a securitized sale of the loans.

 RESIDUAL INTEREST IN SECURITIZATION

  The carrying amounts for residual interests in securitizations approximates fair value. The fair value was estimated by discounting future cash flows using rates that the Company believes are commensurate with the risk inherent in these investments and consistent with those that the Company believes would be utilized by an unaffiliated third party for financial instruments with similar terms and remaining maturities.

 BORROWINGS FROM IWLG

  Fair values approximate the carrying amounts because of the short-term maturity of the liabilities.

9. EMPLOYEE BENEFIT PLANS

  The Company does not have its own 401(k) or profit sharing plan. As such, employees of the Company participate in Imperial Credit Industries, Inc.'s (ICII's) 401(k) plan. The Company's matching and discretionary contributions were not significant for any period presented.

  Under ICII's 401(k) plan, employees of the Company may contribute up to 14% of their salaries. The Company will match 50% of the first 4% of employee contributions. An additional Company contribution may be made at the discretion of the Company.

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

   FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH
                                MARCH 31, 1997


10. IMPERIAL COMMERCIAL CAPITAL CORPORATION

  The following financial statement data summarizes the financial position and operations of ICCC as of March 31, 1997 and for the period from January 15, 1997 (commencement of operations) through March 31, 1997 (in thousands):

                                 BALANCE SHEET

                                                                       MARCH 31,
                                                                         1997
                                                                       ---------
                                ASSETS
Due from affiliates...................................................   $ 411
Commercial mortgage servicing rights..................................     113
Premises and equipment, net...........................................     130
Other assets..........................................................      13
                                                                         -----
                                                                         $ 667
                                                                         =====
                 LIABILITIES AND SHAREHOLDERS' EQUITY
Deferred revenue......................................................   $ 165
Other liabilities.....................................................     101
Due to affiliates.....................................................      61
                                                                         -----
                                                                           327
                                                                         -----
Shareholders' equity:
  Preferred stock.....................................................     500
  Common stock........................................................       1
  Contributed capital.................................................      25
  Accumulated deficit.................................................    (186)
                                                                         -----
                                                                           340
                                                                         -----
                                                                         $ 667
                                                                         =====
                            STATEMENT OF OPERATIONS

Revenues:
  Gain on sale of loans...............................................   $   3
  Interest income.....................................................       6
  Loan servicing income...............................................       2
                                                                         -----
                                                                            11
                                                                         -----
Expenses:
  Interest on affiliated borrowings...................................       5
  Stock compensation expense..........................................      25
  Personnel expense...................................................      57
  Professional services...............................................      63
  General and administrative..........................................      47
                                                                         -----
                                                                           197
                                                                         -----
Net income (loss).....................................................   $(186)
                                                                         =====

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

   FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH
                                MARCH 31, 1997

11. UNAUDITED PRO FORMA FINANCIAL INFORMATION

  The pro forma balance sheet gives effect to the Contribution (note 1) as if it had occurred on March 31, 1997 represented by an increase to ICH's Investment in ICCC of $323,000 and a corresponding increase to contributed capital and ICH Class A Stock, representing the 95% economic interest in ICCC's net book value at March 31, 1997. Additionally, the pro forma balance sheet gives effect to the exchange by IMH of 299,000 shares of ICH Common Stock for an equivalent number of ICH Class A Stock as if it had occurred on March 31, 1997.

  The pro forma statement of operations gives effect to the Contribution (note
1) as if it had occurred on January 15, 1997 (commencement of operations) represented by an increase in ICH's Equity in net loss of ICCC of $177,000 and a corresponding increase in ICH's total net loss of $177,000, representing the 95% economic interest in ICCC's results of operations for the period form January 15, 1997 (commencement of operations) through March 31, 1997.

  Pro forma loss per share for the period from January 15, 1997 (commencement of operations) through March 31, 1997 has been computed by dividing pro forma net loss by the pro forma weighted average number of shares outstanding. Historical earnings per share is not presented because it is not indicative of the ongoing entity.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Imperial Commercial Capital Corporation:

  We have audited the accompanying balance sheet of Imperial Commercial Capital Corporation as of March 31, 1997, and the related statement of operations, changes in shareholders' equity and cash flows for the period from January 15, 1997 (commencement of operations) through March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Imperial Commercial Capital Corporation as of March 31, 1997, and the results of its operations and its cash flows for the period from January 15, 1997 (commencement of operations) through March 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ KPMG PEAT MARWICK LLP

Orange County, California
April 16, 1997

                    IMPERIAL COMMERCIAL CAPITAL CORPORATION

                                 BALANCE SHEET

                                 MARCH 31, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                 ASSETS
Due from affiliates..................................................... $ 411
Commercial mortgage servicing rights....................................   113
Premises and equipment, net.............................................   130
Other assets............................................................    13
                                                                         -----
                                                                         $ 667
                                                                         =====
                  LIABILITIES AND SHAREHOLDERS' EQUITY
Deferred revenue........................................................ $ 165
Other liabilities.......................................................   101
Due to affiliates.......................................................    61
                                                                         -----
  Total liabilities.....................................................   327
                                                                         -----
Shareholders' equity:
  Preferred stock, no par value; 50,000 shares authorized; 9,500 shares
   issued and outstanding (liquidation preference $323).................   500
  Common stock, no par value; 50,000 shares authorized; 500 shares
   issued and outstanding ..............................................     1
  Contributed capital...................................................    25
  Accumulated deficit...................................................  (186)
                                                                         -----
    Total shareholders' equity..........................................   340
                                                                         -----
Commitments and contingencies
                                                                         $ 667
                                                                         =====



                See accompanying notes to financial statements.

                    IMPERIAL COMMERCIAL CAPITAL CORPORATION

                            STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH MARCH
                                    31, 1997
                                 (IN THOUSANDS)

Revenues:
  Interest income....................................................... $   6
  Gain of sale of loans.................................................     3
  Loan servicing income.................................................     2
                                                                         -----
                                                                            11
                                                                         -----
Expenses:
  Interest on affiliated borrowings.....................................     5
  Stock compensation expense............................................    25
  Personnel expense.....................................................    57
  General and administrative and other..................................    19
  Amortization of commercial mortgage servicing rights..................     3
  Professional services.................................................    63
  Data processing expense...............................................    10
  Occupancy expense.....................................................    15
                                                                         -----
                                                                           197
                                                                         -----
Net income (loss)....................................................... $(186)
                                                                         =====


                See accompanying notes to financial statements.

                    IMPERIAL COMMERCIAL CAPITAL CORPORATION

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH MARCH
                                    31, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                            PREFERRED STOCK     COMMON STOCK
                          ------------------- ----------------                             TOTAL
                          NUMBER OF PREFERRED NUMBER OF COMMON CONTRIBUTED ACCUMULATED SHAREHOLDERS'
                           SHARES     STOCK    SHARES   STOCK    CAPITAL     DEFICIT      EQUITY
                          --------- --------- --------- ------ ----------- ----------- -------------
Balance, January 15,
 1997 (commencement of
 operations)............      --      $--        --      $--      $--         $ --         $ --
Issuance of common
 stock..................      --       --        500        1       25          --            26
Issuance of preferred
 stock..................    9,500      500       --       --       --           --           500
Net income (loss) for
 the period from January
 15, 1997 (commencement
 of operations) through
 March 31, 1997.........      --       --        --       --       --          (186)        (186)
                            -----     ----       ---     ----     ----        -----        -----
Balance, March 31, 1997
 .......................    9,500     $500       500     $  1     $ 25        $(186)       $ 340
                            =====     ====       ===     ====     ====        =====        =====



                See accompanying notes to financial statements.

                    IMPERIAL COMMERCIAL CAPITAL CORPORATION

                            STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH MARCH
                                    31, 1997

Cash flows from operating activities:
  Net income (loss)..................................................... $(186)
  Adjustments to reconcile net income (loss) to net cash used in operating activities:
   Depreciation and amortization........................................     7
   Stock compensation expense...........................................    25
  Commercial mortgage servicing rights..................................  (116)
  Net change in other assets and liabilities............................    88
  Net change in due to and due from affiliates..........................  (350)
  Net change in deferred revenue........................................   165
                                                                         -----
  Net cash used in operating activities.................................  (367)
                                                                         -----
Cash flows from investing activities--purchases of premises and equipment..............................................................  (134)
                                                                         -----
   Net cash used in investing activities................................  (134)
                                                                         -----
Cash flows from financing activities:
  Issuance of common stock..............................................     1
  Issuance of preferred stock...........................................   500
                                                                         -----
   Net cash provided by financing activities............................   501
                                                                         -----
Net change in cash and cash at end of period............................ $ --
                                                                         =====


                See accompanying notes to financial statements.

                    IMPERIAL COMMERCIAL CAPITAL CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

   FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH
                                MARCH 31, 1997

1. THE COMPANY

 The Company's Organization

  Imperial Commercial Capital Corporation ("ICCC" or "the Company") is a newly formed California corporation which commenced operations on January 15, 1997 as a separate division of Imperial Credit Mortgage Holdings, Inc. ("IMH"). On February 10, 1997, IMH purchased all of the Company's outstanding non-voting preferred stock, which has a coupon which represents 95% of the GAAP based economic interest in ICCC, entitling the holder to receive 95% of any dividend or distribution made by ICCC, for $500,000 and certain of the Company's officers purchased all of the Company's outstanding common stock, which represents 5% of the GAAP based economic interest in ICCC entitling the holder to receive 5% of any dividend or distribution made by ICCC.

  At the effective date of Imperial Credit Commercial Holdings, Inc.'s ("ICH's") initial public offering (the Offering), IMH will contribute all of the outstanding non-voting preferred stock of ICCC to ICH in exchange for a number of shares of ICH convertible non-voting common stock to be determined as of the Offering ("the Contribution").

 The Company's Operations

  The Company is a Commercial Mortgage conduit organization which purchases and originates Commercial Mortgages and subsequently intends to securitize or sell such Commercial Mortgages to permanent investors, including ICH. ICCC will continue to service such Commercial Mortgages for the investors.

 Conduit Operations

  The Conduit Operations will operate through three divisions: the Condominium Division, the Retail Division, the Correspondent and Bulk Purchase Division. All Long-Term Investment Operations will be operated by ICH.

  Condominium Division. This division will offer on a retail basis adjustable rate financing to developers and project owners who have completed the development of a condominium complex or the conversion of an apartment complex to a condominium complex on property with a typical loan amount of $3.0 million to $10 million. All originations, underwriting, processing and funding will be performed at ICCC's executive offices. The Company anticipates that the Condominium Division's Commercial Mortgages will be offered on a nationwide basis and that Commercial Mortgages originated through the Condominium Division will be sold to ICH and then financed through the utilization of collateralized mortgage obligation ("CMO") borrowings by the Long-Term Investment Operations.

  Retail Division. This division, which is expected to become operational by the closing of the Offering, will originate Commercial Mortgages for properties including general purpose apartment complexes, general retail property such as shopping centers, super markets and department stores, light industrial property, and office buildings. The Retail Division will offer smaller balance ($500,000 to $1.5 million) fixed and adjustable rate Commercial Mortgage products to developers and project owners for smaller properties and projects than those funded by the Correspondent and Bulk Purchase Division. Although processing and funding operations relating to these Commercial Mortgage will be performed centrally at ICCC's executive offices, the Company has targeted major metropolitan areas for the opening of satellite offices for regional originations. A portion of the adjustable rate Commercial Mortgages that will be originated by the Retail Division may be held in portfolio by the Long-Term Investment Operations, while the balance thereof and a substantial portion of the fixed rate Commercial Mortgages originated will be resold by the Conduit Operations through REMIC securitizations.

  Correspondent and Bulk Purchase Division. This division will both originate Commercial Mortgages on a retail basis and purchase Commercial Mortgages on a bulk and flow basis. The Correspondent and Bulk Purchase Division will offer larger principal balance ($1.5 million to $10.0 million) Commercial Mortgages for

                    IMPERIAL COMMERCIAL CAPITAL CORPORATION

   FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH
                                MARCH 31, 1997

commercial projects than those funded by the Retail Division. The Correspondent and Bulk Purchase Division will offer adjustable rate and fixed rate programs offered through specified correspondents who may be provided with Company-sponsored warehouse facilities. In addition, the Correspondent and Bulk Purchase Division will purchase Commercial Mortgages in bulk and on a flow basis from selected financial institutions and mortgage bankers. A portion of the adjustable rate Commercial Mortgages originated or purchased by this Division may be held in portfolio by the Long-Term Investment Operations, while the balance thereof and a substantial portion of the fixed rate Commercial Mortgages originated or purchased will be resold through REMIC securitizations.

2. BASIS OF PRESENTATION

  The operations of ICCC, currently a subsidiary of IMH, subject to the completion of the Contribution, are presented in the financial statements as a stand-alone company. Interest has been charged on all affiliated borrowings at the rate of 8% per annum. Also, costs and expenses of IMH have been allocated to ICCC in proportion to the services provided. See note 6 to the financial statements.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 SERVICING INCOME

  Servicing income is reported as earned, principally on a cash basis when the majority of the service process is completed.

 COMMERCIAL MORTGAGE SERVICING RIGHTS

  Commercial mortgage servicing rights ("CMSRs") represent the allocated cost of acquiring the rights to service mortgage loans. ICCC amortizes CMSRs in proportion to, and over the period of, expected future net servicing income.

  In June 1996, the Financial Accounting Standards Board issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," which supersedes SFAS No. 122.

  SFAS No. 125 requires that a portion of the commercial mortgage loan's cost be allocated to the commercial mortgage loan servicing right based on its fair value relative to the loan as a whole. To determine the fair value of the servicing rights created, ICCC uses a valuation model that calculates the present value of future net servicing revenues to determine the fair value of the servicing rights. In using this valuation method, ICCC incorporates assumptions that market participants would use in estimating future net servicing income which includes estimates of the cost of servicing, a discount rate, an inflation rate, ancillary income per loan, a prepayment rate, a default rate and loss severity.

  ICCC determines servicing value impairment by disaggregating ICCC's servicing portfolio into its predominant risk characteristics. ICCC determines those risk characteristics to be loan program type and interest rate. These segments of the portfolio are then evaluated, using market prices under comparable servicing sale contracts, when available, or alternatively using a valuation model that calculates the present value of future net servicing revenues using current market assumptions at the end of the quarter.

                    IMPERIAL COMMERCIAL CAPITAL CORPORATION

   FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH
                                MARCH 31, 1997

  ICCC will continuously evaluate its CMSRs to determine if fair value is below the carrying values of its CMSRs. If the fair value is less than the carrying amount of any individual mortgage servicing portfolio, the portfolio may have to be reduced through a provision recorded to increase the CMSR valuation allowance in the period the fair value declined below the CMSR's carrying value. In preparing its evaluation, ICCC uses constant prepayment rates relating to interest rates on each portfolio, loan types, and maturity dates to determine the appropriate amount of amortization of the CMSRs.

 GAIN ON SALE OF LOANS

  ICCC recognizes gain or loss on the sale of loans when the sales transaction settles and the risks and rewards of ownership are determined to have passed to the purchasing party.

  Gain or loss on the sale of loans or securities to ICH are deferred and amortized or accreted to gain or loss on sale over the estimated life of the loans or securities using the interest method.

 COMMERCIAL MORTGAGES HELD FOR SALE

  Commercial Mortgages held for sale are stated at the lower of cost or market in the aggregate as determined by outstanding commitments from investors or current investor yield requirements.

  Interest is recognized as revenue when earned according to the terms of the Commercial Mortgages and when, in the opinion of management, it is collectible. Nonrefundable fees and direct costs associated with the origination or purchase of loans are deferred and recognized when the loans are sold as gain or loss on sale of mortgage loans, except related to loans sold to ICH, which nonrefundable fees and costs fees are deferred and recognized over the life of the loans using the interest method.

 PREMISES AND EQUIPMENT

  Premises and equipment are stated at cost, less accumulated depreciation or amortization. Depreciation on premises and equipment is recorded using the straight-line method over the estimated useful lives of individual assets (three to seven years).

 INCOME TAXES

  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax base. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  ICCC had no significant deferred tax assets or liabilities as of March 31, 1997 other than the NOL created from its operations since inception, and did not recognize any benefit related to the net loss from operations through March 31, 1997, as management did not believe it was more likely than not that such deferred tax asset would be recognized due to the Company's limited history of operations.

                    IMPERIAL COMMERCIAL CAPITAL CORPORATION

   FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH
                                MARCH 31, 1997


4. COMMERCIAL MORTGAGE SERVICING RIGHTS

  Changes in CMSRs for the period from January 15, 1997 (commencement of operations) through March 31, 1997 were as follows (in thousands):

   Beginning Balance...................................................... $ --
   Additions..............................................................  116
   Amortization...........................................................   (3)
                                                                           ----
   Ending balance......................................................... $113
                                                                           ====

  At March 31, 1997, all of the CMSRs relate to $17.5 million of Commercial Mortgages sold, servicing retained by ICCC, to ICH in February 1997. Management estimates the fair value of the CMSRs at March 31, 1997 carrying value.

5. PREMISES AND EQUIPMENT, NET

  Premises and equipment consisted of the following at March 31, 1997 (in thousands):

   Premises and equipment................................................. $134
   Less accumulated depreciation..........................................   (4)
                                                                           ----
                                                                           $130
                                                                           ====

6. RELATED PARTY TRANSACTIONS

 COMMERCIAL MORTGAGE PURCHASES

  In February 1997, ICCC brokered for ICH, the purchase of $17.5 million in condominium conversion loans from ICIFC at the unpaid principal balance of the loans. In conjunction with these purchases, ICCC recorded CMSRs of $116,000 and a corresponding deferred gain of $116,000, which are being amortized over the estimated life of the loans. Also, ICCC recorded nonrefundable brokerage fees which have been deferred, net of certain direct costs, and are being amortized over the estimated life of the loans. The net deferred fees at March 31, 1997 included in deferred revenue were $52,000.

 BORROWINGS

  All affiliated borrowings between ICCC and IMH and its affiliates and ICH have been allocated interest at the rate of 8% per annum.

 DUE TO/FROM AFFILIATES

  As of March 31, 1997 due from affiliates represents cash transferred to and invested by ICH and due to affiliates represents cash due to IMH and its affiliates for certain related party expense allocations.

 RELATED PARTY EXPENSE ALLOCATIONS

  The Company was charged various expenses from IMH for certain services which primarily include human resources, data processing and professional services. These expenses were charged based on a pro rata allocation of certain IMH employees time spent working on ICH related business, which management believes is reasonable. The related party allocations for the period January 15, 1997 (commencement of operations) through March 31, 1997 totaled $66,000. Management believes the related party expenses allocated to ICCC and included in its results of operations for the period from January 15, 1997 (commencement of operations) through March 31, 1997 approximate what the expenses would have been if ICCC had operated as an unaffiliated entity of IMH and its affiliates.

                    IMPERIAL COMMERCIAL CAPITAL CORPORATION

   FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH
                                MARCH 31, 1997


STOCK COMPENSATION EXPENSE

  Stock compensation expense of $25,000 represents the difference between the price at which the Company issued 500 shares of Common Stock on February 10, 1997, and the net book value, which the Company's management believes approximated the fair value of the 5% economic interest in ICCC purchased by the common shareholders.

7. EMPLOYEE BENEFIT PLANS

 PROFIT SHARING AND 401(K) PLAN

  ICCC does not have its own 401(k) or profit sharing plan. As such, employees of ICCC participate in ICII's 401(k) plan. There were no significant contributions for the period presented.

  Under Imperial Credit Industries, Inc. 401(k) plan, employees of the Company may contribute up to 14% of their salaries. The Company will match 50% of the first 4% of employee contributions. An additional Company contribution may be made at the discretion of ICCC.

8. COMMITMENTS AND CONTINGENCIES

 COMMERCIAL MORTGAGE SERVICING

  As of March 31, 1997, ICCC was servicing Commercial Mortgages for others totaling approximately $17.5 million. Properties securing the Commercial Mortgages in ICCC's servicing portfolio are located in California and Arizona.

  Related fiduciary funds are held in trust for investors in non-interest bearing accounts. These funds are segregated in special bank accounts and are not included in the Company's financial statements.

   ICCC subcontracts all of its servicing obligations under such Commercial Mortgages pursuant to sub-servicing agreements (the "Sub-Servicing Agreements") with terms that are in accordance with ICCC's guidelines, the Commercial Mortgage documents, customary and usual standards for servicers of Commercial Mortgages. Loan servicing fees paid to these servicers generally range from 0.08% to 0.30% per annum on the declining principal balances of the loans serviced. Each servicer is required to pay all expenses related to the performance of its duties under the Sub-Servicing Agreement. Each Sub-Servicing Agreement is cancelable by either party upon giving notice. The Company believes that the terms of the Sub-Servicing Agreements are comparable to industry standards.

 SALES OF COMMERCIAL MORTGAGES

  In the ordinary course of business, ICCC will be exposed to liability under representations and warranties made to purchasers and insurers of Commercial Mortgages. Under certain circumstances, ICCC will be required to repurchase Commercial Mortgages if there has been a breach of representations or warranties. In the opinion of management, the potential exposure related to these representations and warranties will not have a material adverse effect on the financial position and results of operations of the Company.

 COMMERCIAL MORTGAGE COMMITMENTS

  As of March 31, 1997, ICCC had an outstanding short term rate-lock commitment to originate a $1.7 million Commercial Mortgage. The Company collected $68,000 in fees and deposits related to this commitment which are included in other liabilities at March 31, 1997. There is no exposure to credit loss in this type of commitment until the loan is funded, and interest rate risk associated with the short-term commitments has been mitigated by the use of forward contracts to sell U.S. Treasury obligations which were purchased in April 1997.

                    IMPERIAL COMMERCIAL CAPITAL CORPORATION

   FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH
                                MARCH 31, 1997


 LEASE COMMITMENTS

  Minimum rental commitments under a noncancelable premises operating lease for the years ended December 31st were as follows (in thousands):

      1997................................................................. $ 61
      1998.................................................................   76
      1999.................................................................   78
      2000.................................................................    6
                                                                            ----
        Total.............................................................. $221
                                                                            ====

  Rent expense for the period from January 15, 1997 (commencement of operations) through March 31, 1997 was $13,000.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

  Statement of Financial Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Company disclose estimated fair value for its financial instruments. The following methods and assumptions were used in estimating the Company's fair value disclosures for financial instruments.

  Loan Commitments: The fair value of commitments is determined in the aggregate based on current investor yield requirements and is estimated to be $0 at March 31, 1997.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE DEALER MANAGERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION OF AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    1
Risk Factors..............................................................   13
The Offering..............................................................   34
Use of Proceeds...........................................................   41
Dividend Policy and Distributions.........................................   41
Dividend Reinvestment Plan................................................   41
Dilution..................................................................   43
Capitalization............................................................   44
Selected Financial Data...................................................   45
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   48
Business..................................................................   51
Imperial Credit Commercial Holdings, Inc. ................................   68
REIT Advisors, Inc. ......................................................   75
Relationships with Affiliates.............................................   79
Certain Transactions......................................................   79
Shares Eligible for Future Sale...........................................   82
Principal Stockholders....................................................   83
Description of Capital Stock..............................................   84
Distribution Arrangements.................................................   90
Certain Provisions of Maryland Law and of the Company's Charter and
 Bylaws...................................................................   91
Federal Income Tax Considerations.........................................   93
ERISA Investors...........................................................  103
Legal Matters.............................................................  104
Experts...................................................................  104
Glossary..................................................................  105
Index to Financial Statements.............................................  F-1

                                ---------------

  UNTIL        , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 MINIMUM OF 2,600,000 AND UP TO A MAXIMUM OF 10,039,908 SHARES OF COMMON STOCK
       ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS FOR SUCH SHARES

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

                                      LOGO
              [LOGO OF IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.]


                                ---------------

                                   PROSPECTUS

                                ---------------

                            PAINEWEBBER INCORPORATED

                           STIFEL, NICOLAUS & COMPANY
                                  INCORPORATED

                                ---------------

                                        , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

                                                                     AMOUNT TO
                                                                      BE PAID
                                                                     ----------
     SEC registration fee........................................... $   36,364
     NASD filing fee................................................     12,500
     American Stock Exchange listing fee............................     17,500
     Printing and engraving expenses................................    200,000
     Legal fees and expenses........................................    300,000
     Accounting fees and expenses...................................    150,000
     Blue Sky fees and expenses.....................................     50,000
     Transfer agent and custodian fees..............................     20,000
     Reimbursement for Dealer Managers..............................    200,000
     Miscellaneous..................................................     63,636
                                                                     ----------
       Total........................................................ $1,050,000
                                                                     ==========

ITEM 31. SALES TO RELATED PARTIES

  . In February 1997, Joseph R. Tomkinson, the Registrant's Chairman of the Board and Chief Executive Officer, William S. Ashmore, the Registrant's President and Chief Operating Officer, Richard J. Johnson, the Registrant's Senior Vice President, Chief Financial Officer, Treasurer and Secretary, William D. Endresen, the Registrant's Senior Vice President, Mary C. Glass-Schannault, the Registrant's Senior Vice President, and each of H. Wayne Snavely, James Walsh, Frank P. Filipps, Stephan R. Peers and Thomas J. Poletti, Directors of the Registrant, purchased 76,800, 76,800, 62,400, 12,000 and 12,000 shares of the Common
     Stock of ICH, respectively, at a per share price of $.01. In addition, Imperial Credit Mortgage Holdings, Inc. ("IMH") purchased 299,000 shares of the Common Stock of the Registrant, at a per share price of $.01.

  . In March 1997, IMH lent the Registrant $15.0 million evidenced by a promissory note which was convertible into shares of the non-voting convertible preferred stock of ICH (the "ICH Preferred Stock") at the rate of one share of ICH Preferred Stock for each $5.00 principal amount of said note (the "Conversion Rate").

  . In March 1997, IMH converted the aforementioned $15.0 million principal amount promissory note into an aggregate of 3,000,000 shares of ICH Preferred Stock. All ICH Preferred Stock is automatically convertible upon the closing of this Offering into shares of ICH Common Stock determined by multiplying the number of shares of ICH Preferred Stock to be converted by a fraction, the numerator of which is $5.00 and the denominator of which is the Subscription Price. Notwithstanding the foregoing, consistent with IMH's classification as a REIT, IMH shall not be entitled to have converted into ICH Common Stock more than that number of shares of ICH Preferred Stock whereby IMH would own, immediately after such conversion, greater than 9.8% of ICH's outstanding Common Stock. Any shares of ICH Preferred Stock not converted into ICH Common Stock upon the closing of this Offering shall on such date automatically convert into shares of ICH Class A Stock at the same rate as the ICH Preferred Stock converted into Common Stock on said date. Shares of ICH Class A Stock convert into shares of the Common Stock on a one-for-one basis and each such class of Common Stock is entitled to cash dividends on a pro rata basis. Upon any subsequent issuances of Common Stock by ICH or sales of ICH Common Stock by IMH, shares of ICH Class A Stock shall automatically continue to convert into additional shares of the Common Stock of ICH, subject to said 9.8% limitation.

  . In April 1997, IMH exchanged 299,000 shares of ICH Common Stock for an equivalent number of shares of ICH Class A Stock.

  . On the closing of this Offering, IMH will effectuate the Contribution for that number of shares of ICH Class A Stock equal to the product of 95% of the estimated fair value of ICCC on the date of the Contribution divided by the Subscription Price. Assuming the Minimum Offering Amount is sold as a Subscription Price of $15.00 per ICH Share, upon the closing of this Offering, IMH would hold 315,078 shares of the Common Stock of the Registrant representing 9.8% of the outstanding Common Stock, and 1,078,922 shares of ICH Class A Stock, convertible into an equivalent number of Shares of ICH Common Stock. Assuming the Maximum Subscription Offer Amount is sold at a Subscription Price of $15.00 per ICH Share, upon the closing of this Offering, IMH would hold 1,123,405 shares of the Common Stock representing 9.8% of the outstanding Common Stock, and 270,595 shares of ICH Class A Stock, excluding the ICH Class A Stock to be issued in connection with the Contribution, convertible into an equivalent number of shares of ICH Common Stock.

  The securities issued above were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter of the Company contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

  The Charter of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former Director or officer or (2) any individual who, while a Director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former Director or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former Director or officer who is made a party to the proceeding by reason of his service in that capacity or (2) any individual who, while a Director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

  The MGCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company and (2) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

  In addition, the Registrant has entered into an Indemnity Agreement (Exhibit
10.4 hereto) with its officers and Directors. The Underwriting Agreement (Exhibit 1.1) also provides for indemnification by the Underwriters of the Company, its Directors and officers and persons who control the Company within the meaning of Section 15 of the Securities Act with respect to certain liabilities, including liabilities arising under the Securities Act.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS

  (a) Financial Statements included in the Prospectus are:

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

  Balance sheet at March 31, 1997

  Statement of Operations for the period from January 15, 1997 (commencement of operations) through March 31, 1997

  Statement of Changes in Stockholders' Equity for the period from January 15, 1997 (commencement of operations) through March 31, 1997

  Statement of Cash Flows for the period from January 15, 1997 (commencement of operations) through March 31, 1997

  Notes to financial statements

  Schedule IV--Mortgage Loans on Real Estate

                    IMPERIAL COMMERCIAL CAPITAL CORPORATION

  Balance sheet at March 31, 1997

  Statement of Operations for the period from January 15, 1997 (commencement of operations) through March 31, 1997

  Statement of Changes in Shareholders' Equity for the period from January 15, 1997 (commencement of operations) through March 31, 1997

  Statement of Cash Flows for the period from January 15, 1997 (commencement of operations) through March 31, 1997

  Notes to financial statements

  All other schedules have been omitted because they are either not applicable, not required or the information required has been disclosed in the financial statements and related notes or otherwise in the Prospectus.

  (b) Exhibits

 EXHIBIT NO.
 -----------
     1.1     Form of Dealer Manager Agreement.
     3.1     Charter of the Registrant.
     3.2     Bylaws of the Registrant.
     4.1*    Form of Common Stock Certificate of Registrant.
     4.2     Form of Subscription Notification Certificate.
     5.1     Opinion of Freshman, Marantz, Orlanski, Cooper & Klein.
     5.2     Opinion of Ballard Spahr Andrews & Ingersoll.
     8.1*    Opinion of Latham & Watkins.
    10.1     Form of Management Agreement between the Registrant and REIT
             Advisors, Inc.
    10.2     Form of Submanagement Agreement among REIT Advisors, Inc.,
             Imperial Credit Mortgage Holdings, Inc. and ICI Funding
             Corporation.
    10.3     1997 Stock Option and Awards Plan.
    10.4*    Assignment of Lease among Imperial Commercial Capital Corporation,
             ICI Funding Corporation and the Registrant and Lease dated January
             23, 1997 between ICI Funding Corporation and The Irvine Company regarding Irvine facility.
    10.5     Form of Contribution Agreement between the Registrant, Imperial
             Mortgage Holdings, Inc., and Imperial Commercial Capital
             Corporation.
    10.6     Form of Non-Competition Agreement among the Registrant, Imperial
             Credit Mortgage Holdings, Inc., Imperial Commercial Capital
             Corporation and ICI Funding Corporation.
    10.7     Form of Right of First Refusal Agreement between the Registrant,
             REIT Advisors, Inc., Imperial Credit Mortgage Holdings, Inc.,
             Imperial Commercial Capital Corporation, and ICI Funding
             Corporation.
    10.8     Servicing Agreement between the Registrant and Imperial Commercial
             Capital Corporation.
    11       Statement Regarding Computation of Pro Forma Earnings Per Share.
    23.1     Consent of Freshman, Marantz, Orlanski, Cooper & Klein (contained in Exhibit 5.1).
    23.2     Consent of Ballard Spahr Andrews & Ingersoll (contained in Exhibit
             5.2).
    23.3*    Consent of Latham & Watkins (contained in Exhibit 8.1).
    23.4     Consent and Report on Schedule of KPMG Peat Marwick LLP regarding
             Registrant.
    23.5     Consent of KPMG Peat Marwick LLP regarding Imperial Commercial
             Capital Corporation.
    24.1+    Power of Attorney (Included on Signature Page).

--------

+  previously filed
*  To be filed by amendment.

ITEM 36. UNDERTAKINGS

  The undersigned Registrant hereby undertakes to provide to the Placement Agent at the closing specified in the Placement Agent certificates in such denominations and registered in such names as required by the Placement Agent to permit prompt delivery to each purchaser.

  Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes:

  (1) That for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 9th day of June, 1997.

                                      IMPERIAL CREDIT COMMERCIAL HOLDINGS,
                                       INC.

                                      By:
                                            /s/ Richard J. Johnson
                                         ______________________________________

                                                Richard J. Johnson

                                              Senior Vice President, Chief
                                            Financial Officer, Treasurer and
                                                     Secretary

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

                 *                   Chairman of the Board and        June 9, 1997
____________________________________  Chief Executive Officer
        Joseph R. Tomkinson           (Principal Executive
                                      Officer)

     /s/ Richard J. Johnson          Chief Financial Officer          June 9, 1997
____________________________________  (Principal Financial and
         Richard J. Johnson           Accounting Officer)

                 *                   Director                         June 9, 1997
____________________________________
          H. Wayne Snavely

                 *                   Director                         June 9, 1997
____________________________________
            James Walsh

                 *                   Director                         June 9, 1997
____________________________________
          Frank P. Filipps
                 *                   Director                         June 9, 1997
____________________________________
          Stephan R. Peers
                 *                   Director                         June 9, 1997
____________________________________
         Thomas J. Poletti
                 *                   Director                         June 9, 1997
____________________________________
          Timothy R. Busch

  /s/ Richard J. Johnson

By: ___________________________
      Richard J. Johnson
       Attorney-in-fact

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

                   SCHEDULE IV--MORTGAGE LOANS ON REAL ESTATE

                                         PERIOD FROM JANUARY 15, 1997
                                         (COMMENCEMENT OF OPERATIONS)
                                            THROUGH MARCH 31, 1997
                               -------------------------------------------------
                                                                    PRIN. AMT.
                                                          (NOTE 1)  SUBJECT TO
                                NUMBER  INTEREST MATURITY CARRYING  DELINQUENT
         DESCRIPTION           OF LOANS   RATE     DATE    AMOUNT  PRIN. OR INT.
         -----------           -------- -------- -------- -------- -------------
                                            (DOLLARS IN THOUSANDS)
Portfolio of first trust deed
 conventional mortgages on
 condominium conversions:
 Original loan amounts between
  $300,000-$400,000;
  properties located in
  Arizona; principal and
  interest payable at level
  amounts over life to
  maturity with no balloon
  payments due at maturity....    20      9.00%  10/1/26  $ 7,295      $--
 Original loan amounts under
  $100,000; properties located
  in Californina; principal
  and interest payable at
  level amounts over life to
  maturity with no balloon                                 10,240
  payments due at maturity....   152      8.63%   4/1/27  -------       --
                                                          $17,535
Allowance for Commercial                                       13
 Mortgage losses..............                            -------
  Total Commercial Mortgages                              $17,522
   held for investment, net...                            =======


   NOTE 1
   ------
   Balance at January 15, 1997 (commencement of operations)             $   --
    Addition during period:
     New mortgage loans..........................................        17,539
    Deductions during period:
     Collections of principal.................................... $ (4)
     Provision for Commercial Mortgage losses....................  (13)     (17)
                                                                  ----  -------
   Balance at March 31, 1997.....................................       $17,522
                                                                        =======

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                            DESCRIPTION                             PAGE
 -------                           -----------                             ----
   1.1   Form of Dealer Manager Agreement.
   3.1   Charter of the Registrant.
   3.2   Bylaws of the Registrant.
   4.1*  Form of Common Stock Certificate of Registrant.
   4.2   Form of Subscription Notification Certificate.
   5.1   Opinion of Freshman, Marantz, Orlanski, Cooper & Klein.
   5.2   Opinion of Ballard Spahr Andrews & Ingersoll.
   8.1*  Opinion of Latham & Watkins.
  10.1   Form of Management Agreement between the Registrant and REIT
         Advisors, Inc.
  10.2   Form of Submanagement Agreement between REIT Advisors, Inc.,
         Imperial Credit Mortgage Holdings, Inc. and ICI Funding
         Corporation.
  10.3   1997 Stock Option and Awards Plan.
  10.4*  Assignment of Lease among Imperial Commercial Capital
         Corporation, ICI Funding Corporation and the Registrant and
         Lease dated January 23, 1997 between ICI Funding Corporation and The Irvine Company regarding Irvine facility.
  10.5   Form of Contribution Agreement between the Registrant, Imperial
         Mortgage Holdings, Inc., and Imperial Commercial Capital
         Corporation.
  10.6   Form of Non-Competition Agreement between the Registrant,
         Imperial Credit Mortgage Holdings, Inc., Imperial Commercial
         Capital Corporation and ICI Funding Corporation.
  10.7   Form of Right of First Refusal Agreement between the
         Registrant, REIT Advisors, Inc., Imperial Credit Mortgage
         Holdings, Inc., Imperial Commercial Capital Corporation and ICI
         Funding Corporation.
  10.8   Servicing Agreement between the Registrant and Imperial
         Commercial Capital Corporation.
  11     Statement Regarding Computation of Pro Forma Earnings Per
         Share.
  23.1   Consent of Freshman, Marantz, Orlanski, Cooper & Klein
         (contained in Exhibit 5.1).
  23.2   Consent of Ballard Spahr Andrews & Ingersoll (contained in
         Exhibit 5.2).
  23.3*  Consent of Latham & Watkins (contained in Exhibit 8.1).
  23.4   Consent and Report on Schedule of KPMG Peat Marwick LLP
         regarding Registrant.
  23.5   Consent of KPMG Peat Marwick LLP regarding Imperial Commercial
         Capital Corporation.
  24.1+  Power of Attorney (Included on Signature Page).

--------

+  previously filed
*  To be filed by amendment.